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TABLE OF CONTENTS
AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GMH COMMUNITIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Shareholder:

              On behalf of our Board of Trustees, I cordially invite you to attend a special meeting of shareholders of GMH Communities Trust, or GMH, a Maryland real estate investment trust, to be held on June 10, 2008 at 11:00 a.m. local time. The special meeting will take place at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428.

              At the special meeting, we will ask you to consider and approve the merger of American Campus Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of American Campus Communities Operating Partnership LP, the operating partnership of American Campus Communities, Inc., or ACC, with and into GMH. Upon completion of the merger, holders of our common shares will have the right to receive, in exchange for each common share owned, (i) $3.36 in cash and (ii) 0.07642 of a common share of ACC, without interest and less any required withholding tax, as more fully described in the enclosed proxy statement/prospectus. On April 24, 2008, the last trading date prior to the printing of the proxy statement/prospectus that accompanies this letter, the closing price of ACC's common shares as reported on the New York Stock Exchange was $30.89 per share.

              In addition, holders of our common shares are expected to receive, upon completion of the sale of GMH's military housing division to Balfour Beatty, Inc., a U.S. subsidiary of Balfour Beatty plc, a net distribution of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus. The closing of the military housing sale is a condition to the obligations of GMH and ACC to consummate the merger.

              After careful consideration, our Board of Trustees unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared each to be advisable and in the best interests of GMH and its shareholders. Our Board of Trustees recommends that you vote "FOR" the approval of the merger.

              The affirmative vote of holders of at least two-thirds of our outstanding common shares that are entitled to vote at the special meeting is required to approve the merger. The proxy statement/prospectus accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement/prospectus, including the appendices.

              Your vote is very important, regardless of the number of common shares that you own. Whether or not you plan to attend the special meeting, we request that you cast your vote in accordance with the instructions set forth on the enclosed proxy card. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger.

              Please do not send your common share certificates at this time. If the merger is approved, we will send specific instructions regarding the exchange of your certificates.

              Thank you for your cooperation and continued support.

Very truly yours,

Gary M. Holloway, Sr. Chairman, President and Chief Executive Officer

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved, or passed upon the merits or fairness, of the merger, the merger agreement or the other transactions contemplated by the merger agreement, or passed upon the adequacy or accuracy of the enclosed proxy statement/prospectus. Any representation to the contrary is a criminal offense.

              This proxy statement/prospectus is dated April 25, 2008 and is first being mailed to our shareholders on or about April 29, 2008.

SOURCES OF ADDITIONAL INFORMATION

              This proxy statement/prospectus incorporates important business and financial information about ACC and GMH that is not included or delivered with this document. This information is available without charge to ACC and GMH shareholders upon written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

American Campus Communities, Inc. 805 Las Cimas Parkway, Suite 400 Austin, Texas 78746 Attention: Investor Relations Telephone: (512) 732-1000	GMH Communities Trust 10 Campus Boulevard Newtown Square, Pennsylvania 19073 Attention: Investor Relations Telephone: (610) 355-8000

              To obtain timely delivery of requested documents prior to the special meeting of GMH shareholders, you must request them no later than June 3, 2008, which is five business days prior to the date of the meeting.

              Also see "Where You Can Find More Information" on page 139 of this proxy statement/prospectus.

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

              GMH shareholders of record on the close of business on April 21, 2008, the record date for the GMH special meeting, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Georgeson Inc. toll-free at 1-888-867-7098.

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GMH COMMUNITIES TRUST
10 Campus Boulevard
Newtown Square, Pennsylvania 19073

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2008

Dear GMH Shareholder:

              You are cordially invited to attend a special meeting of the shareholders of GMH Communities Trust, a Maryland real estate investment trust, on June 10, 2008, beginning at 11:00 a.m. local time, at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428. The special meeting is being held for the purpose of acting on the following matters:

    1.
    To consider and vote on a proposal to approve the merger of American Campus Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of American Campus Communities Operating Partnership LP, the operating partnership of American Campus Communities, Inc., with and into GMH Communities Trust, pursuant to the Agreement and Plan of Merger, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., GMH Communities, LP, American Campus Communities, Inc., American Campus Communities Operating Partnership LP, American Campus Acquisition LLC and American Campus Acquisition Limited Partnership LP, referred to as the merger agreement; and

    2.
    To consider and vote on a proposal to approve any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

              The merger agreement, which explains the merger, is attached to this proxy statement/prospectus as Annex A. Only shareholders of record as of the close of business on April 21, 2008 will be entitled to notice of or to vote at the special meeting or any adjournment or postponement of that special meeting.

              We encourage you to read the attached proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Georgeson Inc., toll-free at 1-888-867-7098.

By Order of the Board of Trustees,

Joseph M. Macchione Executive Vice President, General Counsel and Secretary
Newtown Square, Pennsylvania April 25, 2008

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SUMMARY

              This summary, together with the "Questions and Answers About the Mergers," summarizes the material information in this proxy statement/prospectus. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read carefully this entire document and the documents to which we have referred you. This summary also highlights, to a limited extent, the sale of GMH's military housing division, which closing is a condition to the obligations of American Campus Communities, Inc. and GMH Communities Trust to consummate the mergers. See "Where You Can Find More Information." Page references have been included parenthetically to direct you to a more complete description of the topics in this document.

The Companies

American Campus Communities, Inc.

805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
(512) 732-1000

              American Campus Communities, Inc., or ACC, is a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT. Through its controlling interest in American Campus Communities Operating Partnership LP, or the ACC Operating Partnership, ACC is one of the largest owners, managers and developers of high quality student housing properties in the United States in terms of beds owned and under management with expertise in the acquisition, design, financing, development, construction management, leasing and management of student housing properties. As of December 31, 2007, its property portfolio contained 44 student housing properties with approximately 28,600 beds and approximately 9,500 apartment units, consisting of 38 owned off-campus properties that are in close proximity to colleges and universities, two American Campus Equity (ACE™) on-campus properties currently under development that will be owned and operated under long-term ground/facility leases with a related university system and four on-campus participating properties operated under ground/facility leases with the related university systems. These communities contain modern housing units, offer resort-style amenities and are supported by a resident assistant system and other student-oriented programming.

              ACC also provides construction management and development services primarily for student housing properties owned by colleges and universities, charitable foundations and others. As of December 31, 2007, ACC provided third-party management and leasing services for 19 properties (seven of which it served as the third-party developer and construction manager) that represented approximately 15,200 beds in approximately 6,000 units. Third-party management and leasing services are typically provided pursuant to multi-year management contracts that have initial terms that range from one to five years. As of December 31, 2007, ACC's total owned and managed portfolio included 63 properties with approximately 43,800 beds in approximately 15,500 units.

              Each of American Campus Acquisition LLC and American Campus Acquisition Limited Partnership LP is a newly-formed subsidiary of American Campus Communities, Inc. that was formed solely for the purpose of effecting the mergers. Neither American Campus Acquisition LLC nor American Campus Acquisition Limited Partnership LP has conducted, nor will it conduct, any business prior to the mergers. ACC, the ACC Operating Partnership, American Campus Acquisition LLC and American Campus Acquisition Limited Partnership LP are collectively referred to as the ACC Parties in this proxy statement/prospectus.

GMH Communities Trust

10 Campus Boulevard
Newtown Square, Pennsylvania 19073
(610) 355-8000

              GMH Communities Trust, or GMH, is a self-advised, self-managed, specialty housing company that focuses on providing housing to college and university students residing off-campus and to members of the U.S. military and their families. Through GMH Communities, LP, or the GMH Operating Partnership, GMH owns and operates its student housing properties and owns equity interests in joint ventures that own its military housing privatization projects. GMH generally provides the development, construction, renovation and management services for its military housing privatization projects and the property management services for student housing properties owned by others. In addition, through the GMH Operating Partnership, GMH provides consulting services with respect to the management of certain student housing properties owned by others, including colleges, universities and other private owners. GMH is one of the leading providers of housing, lifestyle and community solutions for students and members of the U.S. military and their families.

              As of December 31, 2007, GMH owned or had ownership interests in 72 student housing properties, containing a total of 13,232 units and 42,670 beds and seven undeveloped or partially developed parcels of land held for development as student housing properties. Of this portfolio, it held a 10% interest in joint ventures that own eight of these student housing properties, covering a total of 1,140 units and 4,160 beds and provided management services for all of these properties. In addition to properties held through joint ventures, as of March 15, 2008, GMH managed a total of 12 student housing properties owned by others, containing a total of 2,239 units and 7,156 beds, including 48 units and 262 beds currently under construction. As of December 31, 2007, the GMH Operating Partnership had an ownership interest in and, through various wholly-owned subsidiaries, operated 12 military housing privatization projects, comprising an aggregate of approximately 25,288 end-state housing units on 37 military bases.

              GMH Communities, Inc. is a newly-formed subsidiary of GMH Communities Trust that was formed solely for the purpose of effecting the mergers. GMH Communities, Inc. has not conducted, nor will it conduct, any business prior to the mergers. GMH, the GMH Operating Partnership and GMH Communities, Inc. are collectively referred to as the GMH Parties in this proxy statement/prospectus.

The Mergers (Page 68)

              The merger agreement provides for the merger of American Campus Acquisition LLC, or the REIT Merger Sub, with and into GMH. In this proxy statement/prospectus, we refer to this merger as the REIT merger. Next, GMH, as the surviving entity, will be merged with and into GMH Communities, Inc., or the Delaware Company. In this proxy statement/prospectus, we refer to this merger as the reincorporation merger. Finally, American Campus Acquisition Limited Partnership LP, or the Partnership Merger Sub, will be merged with and into the GMH Operating Partnership. In this proxy statement/prospectus, we refer to this merger as the partnership merger. We also collectively refer to the REIT merger, the reincorporation merger and the partnership merger as the mergers. Each common share of GMH not owned by ACC, GMH or any of their respective subsidiaries and each unit of limited partnership in the GMH Operating Partnership not owned by GMH, the GMH Operating Partnership or its general partner will be entitled to receive at the closing of the REIT merger and the partnership merger, respectively, 0.07642 of a share of ACC's common stock and $3.36 in cash, without interest, except, subject to certain conditions, in lieu of the receipt of ACC common stock, the holders of units in the GMH Operating Partnership may elect to receive 0.07642 of a common unit in the ACC Operating Partnership in the partnership merger.

              This proxy statement/prospectus does not constitute a solicitation of consents in respect of the partnership merger and does not constitute an offer to convert units of limited partnership in the GMH Operating Partnership that you may own for or into a common unit in the ACC Operating Partnership.

Military Housing Sale (Page 49)

              Concurrently with entering into the merger agreement, GMH and the GMH Operating Partnership entered into a securities purchase agreement with Balfour Beatty, Inc. (a U.S. subsidiary of Balfour Beatty plc), or Balfour Beatty, and, solely for the purpose of Article 8 of the securities purchase agreement, Balfour Beatty plc, for the sale of GMH's military housing division. Pursuant to the securities purchase agreement, Balfour Beatty will acquire GMH's military housing division by purchasing all of the issued and outstanding capital stock and limited liability company interests of the three GMH subsidiaries owned by GMH and the GMH Operating Partnership and through which the military housing business is conducted.

              The closing of the military housing sale is a condition precedent to the mergers and is currently expected to occur on or before May 12, 2008. The military housing sale does not require shareholder approval and accordingly, is expected to close prior to the special meeting. GMH's board of trustees has determined that, if the mergers are not completed for any reason, GMH expects to continue with the military housing sale.

              As consideration for the military housing sale, GMH will receive $350.0 million in cash, subject to adjustment pursuant to the terms of the securities purchase agreement. This amount may be increased or decreased to the extent the estimated working capital (including unrestricted cash and accounts receivable) of the military housing division as of the closing of the military housing sale, plus any project investments made during 2008 (other than investments in Fort Hamilton), exceeds or is below $14.5 million. Following the completion of the military housing sale, GMH intends to distribute to its shareholders and unitholders the proceeds from the sale plus excess cash, if any, above the minimum working capital generated by the military housing division, net of expenses from the sale. GMH anticipates making two separate distributions relating to the military housing sale—one shortly after the closing of the military housing sale (which will exclude such amounts to be held back as determined at the discretion of GMH's board of trustees) and one immediately prior to the completion of the REIT merger (which will include such held back amounts, plus interest earned which has not been previously distributed). We refer to these distributions in this proxy statement/prospectus as the military sale distributions. The military housing sale is currently anticipated to result in total distributions to GMH shareholders and unitholders of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus.

Home Office and Disposition Properties (Page 49)

              In connection with the mergers, GMH anticipates selling its home office immediately prior to the closing of the mergers, and will have the right, but not the obligation, to sell certain student housing properties, referred to in this proxy statement/prospectus as the disposition properties. A percentage of the amount received, if any, in connection with the sale of the home office and certain of the disposition properties is allowed to be paid under the merger agreement to GMH shareholders and unitholders as a special distribution preceding the closing of the mergers. Any amounts distributed as a special distribution will be in addition to the merger consideration.

              If the home office is not sold to a third party unaffiliated with GMH prior to the closing of the mergers, then Gary M. Holloway, Sr., GMH's chairman, chief executive officer and president, is contractually obligated to purchase the home office pursuant to the put option to sell agreement, dated as of February 11, 2008, referred to in this proxy statement/prospectus as the put agreement, by no later than one business day prior to the REIT merger effective time for the sum of $8.0 million.

GMH's board of trustees has established a committee of independent trustees, chaired by Denis J. Nayden, to sell the home office immediately prior to the closing of the mergers. This committee will decide whether or not to exercise GMH's rights under the put agreement. The home office committee has engaged Binswanger Corporation, a real estate broker, to market the home office.

The GMH Special Meeting

The Meeting Time and Place (Page 35)

              The special meeting will be held on June 10, 2008, at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, starting at 11:00 a.m., local time.

Shareholders Entitled to Vote (Page 35)

              Holders of record of GMH common shares at the close of business on the record date of April 21, 2008 are entitled to notice of, and to vote at, the special meeting. On the record date, there were 41,669,879 GMH common shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the special meeting. The approval of ACC stockholders is not required to consummate the mergers.

Share Ownership of Directors and Executive Officers (Page 35)

              As of the close of business on April 21, 2008, the trustees and executive officers of GMH held and were entitled to vote, in the aggregate, 640,442 GMH common shares, representing approximately 1.5% of the outstanding GMH common shares. GMH currently expects that the trustees and executive officers of GMH will vote all of their GMH common shares "FOR" the approval of the REIT merger and, if necessary, in favor of adjournment to solicit additional proxies.

Proposals to be Considered at the Meeting (Page 35)

              At the special meeting, GMH shareholders will be asked to consider and vote upon:

  •
  the proposal to approve the REIT merger; and

  •
  any adjournment or postponement of the special meeting.

              The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournment or postponement of the special meeting.

Vote Required (Page 35)

              The REIT merger requires the approval of the shareholders of GMH by the affirmative vote of at least two-thirds of the outstanding GMH common shares held of record as of the close of business on April 21, 2008. Abstentions will be counted for quorum purposes and will have the same effect as votes "AGAINST" approval of the REIT merger proposal since the REIT merger proposal requires the affirmative vote of two-thirds of outstanding GMH common shares.

Risk Factors (Page 27)

              In evaluating the REIT merger, you should carefully consider the "Risk Factors" beginning on page 27.

GMH's Recommendation to its Shareholders (Page 35)

              GMH's board of trustees voted unanimously to approve the merger agreement, the mergers and the transactions contemplated under the merger agreement. GMH's board of trustees believes that the REIT merger is in the best interests of GMH and its shareholders and recommends that GMH shareholders vote "FOR" the REIT merger.

Opinion of GMH's Financial Advisor (Page 56)

              In connection with the mergers, GMH's board of trustees received a written opinion, dated February 11, 2008, from GMH's financial advisor, Wachovia Capital Markets, LLC, referred to in this proxy statement/prospectus as Wachovia Securities, as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration, taken together with the payment of the military sale distributions, to be received by holders of GMH common shares and holders of GMH Operating Partnership units (other than GMH, the general partner of the GMH Operating Partnership and other subsidiaries of GMH). For purposes of its opinion, Wachovia Securities took into account, in the case of holders of GMH Operating Partnership units, only the merger consideration (taken together with the payment of the military sale distributions) that would be received by such holders if, prior to the consummation of the mergers, they converted their GMH Operating Partnership units into GMH common shares in accordance with the terms of the limited partnership agreement of the GMH Operating Partnership. The full text of Wachovia Securities' written opinion, dated February 11, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. This summary is qualified in its entirety by reference to the full text of the opinion. Wachovia Securities provided its opinion for the information and assistance of GMH's board of trustees in connection with its evaluation of the merger consideration, taken together with the payment of the military sale distributions, from a financial point of view. Wachovia Securities' opinion does not address any other aspect of the mergers or any related transaction, does not address the relative merits of the mergers or any related transaction and does not constitute a recommendation as to how any securityholder should vote or act in connection with the mergers (including, in the case of holders of GMH Operating Partnership units, as to whether such holder should elect to receive ACC Operating Partnership units, in lieu of ACC common stock, in the mergers) or any other matters.

Ownership of ACC Following the Mergers

              Based on the capitalization of GMH and ACC as of April 21, 2008, the record date for the special meeting, assuming all of the partnership units are converted into ACC common stock, holders of outstanding GMH common shares and partnership units in the GMH Operating Partnership will be entitled to receive as a result of the mergers a total of approximately 5,449,832 shares of ACC common stock, representing approximately 16.6% of the shares of ACC common stock outstanding following the mergers. Based on the capitalization of GMH and ACC as of the date of this proxy statement/prospectus, after the consummation of ACC's offering of 9.2 million shares of its common stock, which occurred on April 23, 2008, holders of outstanding GMH common shares and partnership units in the GMH Operating Partnership will hold approximately 13.0% of the shares of ACC common stock outstanding following the mergers.

Conditions to the Mergers (Page 84)

              The obligations of the parties to complete the mergers are subject to the following mutual conditions:

  •
  approval of the REIT merger by the required vote of GMH shareholders;

  •
  effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus is a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose;

  •
  authorization by the New York Stock Exchange, or the NYSE, of the listing of the ACC common stock to be issued in the mergers, subject to official notice of issuance;

  •
  receipt of all the material approvals, authorizations and consents of any governmental authority required to consummate the mergers (all of which must be in full force and effect), and expiration or termination of all waiting periods relating to the approvals, authorizations and consents;

  •
  absence of any injunction, order, decree or ruling issued by a governmental authority in the United States which is then in effect and would make consummation of the mergers illegal or prohibits the consummation of the mergers (provided, that the party claiming such factor has used commercially reasonable efforts to prevent the entry of such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered); and

  •
  consummation of the military housing sale in accordance with the securities purchase agreement; provided, however, if the securities purchase agreement has been terminated, GMH may sell the military housing subsidiaries to a substitute buyer reasonably satisfactory to ACC upon such terms and conditions substantially similar to those in the securities purchase agreement.

              The obligations of the ACC Parties to complete the mergers are further conditioned on:

  •
  the truth and correctness of the GMH Parties' representations and warranties (subject to the GMH material adverse effect standard in the merger agreement);

  •
  the performance in all material respects of GMH's covenants and agreements under the merger agreement at or prior to the REIT merger effective time;

  •
  there having occurred no change that would, individually or in the aggregate, constitute a GMH material adverse effect since February 11, 2008;

  •
  receipt by ACC of a certificate signed on GMH's behalf by an officer of GMH as to the satisfaction of the three conditions described in the three preceding bullet points;

  •
  receipt by ACC of a written opinion of Reed Smith LLP, to the effect that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, or the Code, for all taxable periods commencing with GMH's taxable year ended December 31, 2004 until the closing of the mergers;

  •
  receipt by GMH of consents from certain lenders in form and substance reasonably satisfactory to ACC; and

  •
  approval of the settlement agreement relating to the pending securities litigation by the United States District Court for the Eastern District of Pennsylvania, and satisfaction of all payments and other material obligations thereunder.

              The obligations of the GMH Parties to complete the mergers are further conditioned on:

  •
  the truth and correctness of the ACC Parties' representations and warranties (subject to the ACC material adverse effect standard in the merger agreement);

  •
  performance in all material respects of ACC's covenants and agreements under the merger agreement at or prior to the REIT merger effective time;

  •
  there having occurred no change that would, individually or in the aggregate, constitute an ACC material adverse effect since February 11, 2008;

  •
  receipt by GMH of a certificate signed on ACC's behalf by an officer of ACC as to the satisfaction of the three conditions described in the three preceding bullet points; and

  •
  receipt by GMH of a written opinion of Locke Lord Bissell & Liddell LLP, to the effect that ACC has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with ACC's taxable year ended December 31, 2004 through and including the closing date.

Termination (Page 86)

              The merger agreement may be terminated prior to the REIT merger effective time, whether before or after the required GMH shareholder approval for the REIT merger is obtained:

  •
  by mutual written consent of ACC and GMH;

  •
  by either GMH or ACC, if GMH shareholders fail to approve the REIT merger at a duly held meeting (including any adjournment or postponement of such meeting);

  •
  by either GMH or ACC, if the REIT merger effective time has not occurred by July 31, 2008 (provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the REIT merger effective time to occur on or before this date);

  •
  by either GMH or ACC, if any governmental authority issues a final and non-appealable injunction, order, decree or ruling or takes any other action which makes consummation of the mergers illegal or otherwise prohibits consummation of the mergers (provided that the terminating party has used commercially reasonable efforts to oppose and have vacated the injunction, order, decree, ruling or action);

  •
  by ACC, if any of the GMH Parties breaches or fails to perform any of its representations, warranties, or covenants contained in the merger agreement in either case such that the related conditions to the obligations of ACC to close the mergers would be incapable of being satisfied on July 31, 2008;

  •
  by GMH, if any of the ACC Parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in either case such that the related conditions to the obligations of GMH to close the mergers would be incapable of being satisfied by July 31, 2008;

  •
  by GMH, if any GMH Party enters into certain acquisition agreements in accordance with, and subject to the terms and conditions of, the non-solicitation covenant in the merger agreement (provided that for the termination of the merger agreement pursuant to this provision to be effective, GMH will simultaneously pay the termination fee and expenses of ACC as described below);

  •
  by ACC, if prior to receipt of the approval of GMH shareholders, (1) GMH's board of trustees or any committee of GMH's board of trustees (a) withdraws, qualifies, or modifies or proposes publicly to withdraw, qualify or modify, in each case, in a manner adverse to ACC, its approval or recommendation of the mergers or (b) approves or recommends, or proposes publicly to approve or recommend, an acquisition proposal, (2) GMH enters into an acquisition agreement, (3) a tender offer or exchange offer relating to GMH's common shares is commenced by a third party and GMH's board of trustees does not recommend that GMH shareholders reject such tender or exchange offer within 10 business days following commencement of such tender offer or exchange offer, (4) GMH breaches in any material respect its obligation to call or hold the special meeting, (5) GMH breaches in any material respect its obligations under the non-solicitation covenant, (6) GMH fails to include in this proxy statement/prospectus the recommendation of approval of the REIT merger by GMH's board of trustees, or (7) GMH or GMH's board of trustees (or any committee thereof) authorizes or publicly proposes any of the foregoing;

  •
  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time; or

  •
  by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time (provided that for the termination of the merger agreement pursuant to this provision to be effective, GMH will simultaneously pay the expenses of ACC as described below).

Termination Fees and Expenses (Page 87)

              GMH will pay to ACC a termination fee of $16.0 million plus the reasonable out-of-pocket costs and expenses incurred by ACC and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated:

  •
  by GMH, if GMH enters into an acquisition agreement in accordance with, and subject to the terms and conditions of, the non-solicitation covenant of the merger agreement;

  •
  by ACC, if prior to receipt of the approval of GMH shareholders, (1) GMH's board of trustees or any committee of GMH's board of trustees (a) withdraws, qualifies, or modifies or proposes publicly to withdraw, qualify or modify, in each case, in a manner adverse to ACC, its approval or recommendation of the mergers or (b) approves or recommends, or proposes publicly to approve or recommend, an acquisition proposal, (2) GMH enters into an acquisition agreement, (3) a tender offer or exchange offer relating to GMH's common shares is commenced by a third party and GMH's board of trustees does not recommend that GMH shareholders reject such tender or exchange offer within 10 business days following commencement of such tender offer or exchange offer, (4) GMH breaches in any material respect its obligation to call or hold the special meeting, (5) GMH breaches in any material respect its obligations under the non-solicitation covenant, (6) GMH fails to include in this proxy statement/prospectus the recommendation of approval of the REIT merger by GMH's board of trustees, or (7) GMH or GMH's board of trustees (or any committee thereof) authorizes or publicly proposes any of the foregoing; or

  •
  by either GMH or ACC, if prior to the special meeting, any qualifying acquisition proposal is publicly proposed or publicly disclosed and not withdrawn at or prior to the time of the special meeting and, concurrently with or within 12 months after the date of termination, GMH enters into a definitive agreement with respect to or consummates any qualifying acquisition proposal and the merger agreement is terminated (1) for failure to obtain GMH shareholder approval or (2) because the REIT merger effective time has not occurred before July 31, 2008 (provided that ACC did not breach its obligations with regards to SEC filings under the merger agreement).

              In addition, GMH will pay to ACC the reasonable out-of-pocket costs and expenses incurred by ACC and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated:

  •
  by either GMH or ACC, if GMH shareholders fail to approve the REIT merger at the special meeting (including any adjournment or postponement of such meeting);

  •
  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if any of the GMH Parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, in either case such that the related conditions to the obligations of the ACC Parties to close the mergers would be incapable of being satisfied by July 31, 2008;

  •
  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time; or

  •
  by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time.

              ACC will pay to GMH the reasonable out-of-pocket costs and expenses incurred by GMH and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if any of the ACC Parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in either case such that the related conditions to the obligations of GMH to close the mergers would be incapable of being satisfied by July 31, 2008. The parties are also entitled to specific performance with respect to the merger agreement in addition to any other remedy at law or equity (including injunctions).

Financing of the Mergers (Page 53)

              In connection with the mergers, ACC has entered into a commitment letter with KeyBank National Association, or KeyBank, for the arrangement of a senior secured term loan of $200.0 million for the ACC Operating Partnership, which may be expanded by up to an additional $100.0 million if one or more lenders agree to assume such increase. The commitment letter expires on July 31, 2008. ACC has also entered into a commitment letter with KeyBank to increase the existing senior unsecured revolving credit facility of the ACC Operating Partnership from $115.0 million to $160.0 million, with the ability, subject to the satisfaction of certain conditions, to expand this facility by up to an additional $65.0 million. The commitment letter for the facility and the closing facility are subject to customary conditions for this type of financing, including (1) the absence of a material adverse change in the business, assets, operations, conditions (financial or otherwise) or prospects of ACC or the ACC Operating Partnership, (2) the negotiation and execution of definitive loan documentation and (3) the absence of defaults under any of ACC's financial obligations.

              The merger agreement does not contain a financing condition. Under the terms of the merger agreement, ACC agreed that if any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the commitment letter or the commitment letter is terminated for any reason, ACC will use reasonable commercial efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the mergers and pay any related costs and expenses, and, if obtained, ACC is obligated to provide GMH with a copy of the new financing commitment. ACC acknowledged and agreed in the merger agreement that the receipt of the debt financing or any other replacement financing is not a condition to the obligations of ACC to consummate the mergers.

              Also in connection with the mergers, ACC and the ACC Operating Partnership have entered into a contribution agreement with Fidelity Real Estate Growth Fund III, L.P., or Fidelity, pursuant to which ACC and Fidelity will, immediately prior to the effective time of the REIT merger, form a joint venture and ACC will cause certain property-owning subsidiaries of GMH to contribute to the joint venture 15 student housing properties with an estimated value of approximately $325.9 million, including approximately $210.2 million in assumed debt. ACC will retain a 10% minority interest in the joint venture and will provide property management services for the properties contributed to the joint venture. ACC will use the anticipated $105.7 million proceeds from this transaction to finance a portion of the cash consideration and merger costs.

              ACC closed the public offering of 9.2 million shares of its common stock at a price of $28.75 per share, which includes 1.2 million shares issued as a result of the underwriters' exercise of their over-allotment option in full at the closing, on April 23, 2008. ACC received approximately $252.4 million in net proceeds from this offering after deducting the underwriting discount and fee and estimated expenses of the offering. ACC intends to use the net proceeds of this offering to fund a portion of the cash consideration payable in the mergers.

              If the term loan or the joint venture transaction do not close, ACC will need to finance a portion of the cash consideration and other merger costs by other means, which may result in ACC incurring increased interest costs on replacement financing. See "Risk Factors—Risk Factors Relating to the Mergers—If the term loan or the joint venture transaction do not close, ACC will need to replace the funding that will be used to finance a portion of the cash consideration and other merger costs."

              If all other closing conditions have been satisfied or waived but ACC fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as the GMH Parties are not in material breach of their obligations under the merger agreement, the GMH Parties would be entitled to terminate the merger agreement and receive from ACC the reasonable out-of-pocket costs and expenses incurred by GMH and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million. GMH is also entitled to specific performance with respect to the merger agreement in addition to any other remedy at law or equity (including injunctions). See "The Merger Agreement—Termination Fees and Expenses."

Interests of GMH's Trustees and Executive Officers in the Mergers (Page 65)

              Some of GMH's trustees and executive officers have interests in the mergers that are different from, or in addition to, yours, including the following:

  •
  restricted shares issued to trustees and executive officers pursuant to GMH's equity incentive plan that are not yet vested will become fully vested and any restrictions on such GMH restricted shares will terminate or lapse at the REIT merger effective time and will automatically be converted into the right to receive the merger consideration; and

  •
  each of GMH's executive officers have entered into employment agreements which, upon the completion of the mergers and the transactions contemplated by the merger agreement, will result in (i) accelerated vesting of any unvested equity awards, (ii) an entitlement to certain cash payments if GMH or a successor entity terminates the executive's employment without "cause" or the executive resigns for "good reason" and (iii) the payment of certain retention bonuses.

              Certain of GMH's executive officers will be entitled to reimbursement from GMH of certain excise taxes. Gary M. Holloway, Sr. is entitled to a gross-up payment estimated to be approximately $1,614,705. Additionally, if GMH's home office is not sold to a third party unaffiliated with GMH prior to the closing of the mergers, then Mr. Holloway is contractually obligated to purchase the home office pursuant to the put agreement by no later than one business day prior to the REIT merger effective time for the sum of $8.0 million.

              Subject to the approval of GMH's board of trustees, certain of GMH's executive officers and/or trustees will be paid a success fee in the aggregate amount of $2.0 million for closing the military housing sale, the mergers and the transactions contemplated by the merger agreement, the allocation of the aggregate amount to be determined by GMH's board of trustees (or a committee thereof).

              Also, GMH's trustees and executive officers are entitled to continued indemnification arrangements and directors' and officers' insurance coverage for a period of six years following the REIT merger effective time.

              GMH's board of trustees was aware of the foregoing interests of GMH's trustees and executive officers in the military housing sale, the mergers and the transactions contemplated by the merger agreement and considered them, among other matters, in reaching its decision to approve the mergers and the transactions contemplated by the merger agreement.

Accounting Treatment (Page 64)

              The mergers will be accounted for under the purchase method for accounting and financial reporting purposes.

Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions (Page 89)

              The receipt of the merger consideration in exchange for GMH common shares pursuant to the REIT merger will be a taxable transaction for U.S. federal income tax purposes. Generally, a GMH shareholder will recognize gain or loss for U.S. federal income tax purposes measured by the difference, if any, between (1) the amount of cash received and the fair market value, as of the effective date of the REIT merger, of the ACC common stock received and (2) the GMH shareholder's adjusted tax basis in the GMH common shares exchanged for the merger consideration.

              The receipt of the military sale distributions and the special distribution, if any (to the extent not designated as a capital gains dividend), will be taxable as ordinary income to the extent that GMH's earnings and profits for 2008 are allocable to the distributions; any such distribution in excess of earnings and profits will be treated as a return of capital and will reduce the tax basis of a GMH shareholder in its shares (but not below zero); and any such distribution in excess of tax basis is taxable as capital gain. Any part of the military sale distributions and special distribution designated as a capital gains dividend will be taxable as long-term capital gain or "unrecaptured Section 1250 gain" to the extent it does not exceed GMH's actual net capital gain for the year.

              GMH shareholders should read "Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions" beginning on page 90 for a more complete discussion of the U.S. federal income tax consequences to GMH shareholders of the REIT merger, the military sale distributions and the special distribution, if any. Tax matters can be complicated and the tax consequences of the REIT merger, military sale distributions and special distribution to a GMH shareholder will depend on such holder's particular circumstances.

              GMH shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the REIT merger, military sale distributions and special distribution, if any.

Regulatory Matters (Page 64)

              Neither ACC nor GMH is aware of any material U.S. federal or state regulatory approvals that must be obtained in connection with the mergers. However, the closing of the military housing sale (which is a condition precedent to the closing of the mergers) is subject to (a) obtaining necessary regulatory approvals, which include the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) receipt of notice that the military housing sale is not subject to the Exon-Florio amendments to The Defense Production Act of 1950. GMH and Balfour Beatty each filed a Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. The waiting period expired at 11:59 p.m. on March 31, 2008, without any request for additional information. A voluntary notice filing under the Exon-Florio amendments to the Defense Production Act of 1950 was submitted on March 11, 2008 to the Committee on Foreign Investment in the United States, or CIFIUS.

              On April 10, 2008, GMH received a letter that CIFIUS had reviewed the submissions provided to it regarding the military housing sale and determined that there were no unresolved national security concerns and that action under the Exon-Florio amendments to the Defense Protection Act of 1950 was concluded.

Appraisal or Dissenters' Rights (Page 37)

              Maryland law does not provide any appraisal rights or dissenters' rights for ACC or GMH shareholders in connection with the mergers.

The Rights of GMH Shareholders Will Change (Page 121)

              The rights of GMH shareholders are determined by Maryland law and by GMH's charter and bylaws. When the merger is completed, GMH shareholders will become stockholders of ACC. The rights of ACC stockholders are determined by Maryland law and ACC's charter and bylaws. As a result of these different organizational documents, GMH shareholders will have different rights as ACC stockholders than they currently have as GMH shareholders.

Selected Historical Financial Data of ACC

              ACC's historical financial data for the annual periods presented below has been derived from its audited financial statements previously filed with the SEC. This information is only a summary and you should read it together with ACC's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that ACC has filed with the SEC and incorporated by reference. See "Where You Can Find More Information."

              The following table sets forth selected financial and operating data on a consolidated historical basis for ACC and on a combined historical basis for its predecessor. Results for the year ended December 31, 2004 represent the combined historical data for its predecessor for the period from January 1, 2004 to August 16, 2004 as well as the consolidated results for ACC for the period from August 17, 2004 to December 31, 2004.

	As of and for the Year Ended December 31,
	2007	2006	2005	2004		2003
	(in thousands, except per share data)
Statements of Operations Information:
Revenues	$147,135	$118,953	$82,522	$56,230		$52,792
(Loss) income from continuing operations	(1,686)	1,662	1,751	(1,350)		(186)
Discontinued operations:
Income (loss) attributable to discontinued operations	—	2,287	2,028	50		(774)
Gain (loss) from disposition of real estate	—	18,648	5,883	(39)		16
Net (loss) income	(1,686)	22,597	9,662	(1,339)		(944)
Per Share and Distribution Data:
Earnings per diluted share:
(Loss) income from continuing operations	$(0.07)	$0.08	$0.12	$0.05	(1)
Discontinued operations	—	1.09	0.53	0.10	(1)
Net (loss) income	(0.07)	1.17	0.65	0.15	(1)
Cash distributions declared per share / unit	1.35	1.35	1.35	0.1651	(1)
Cash distributions declared	32,931	25,287	20,180	2,084	(1)
Balance Sheet Data:
Total assets	$1,076,296	$884,381	$550,862	$367,628		$330,566
Secured debt	533,430	432,294	291,646	201,014		267,518
Unsecured revolving credit facility	9,600	—	—	—		—
Capital lease obligations	2,798	2,348	1,679	598		410
Stockholders' and predecessor owners' equity(2)	444,377	369,474	223,227	138,229		27,658

(1)
Represents per share information and cash distributions declared during the period from August 17, 2004 (the IPO date) through December 31, 2004.

(2)
Information for the years ended December 31, 2007, 2006, 2005 and 2004 reflects stockholders' equity as a result of and subsequent to the IPO while the previous year reflects ACC's predecessor owners' equity.

Selected Historical Financial Data of GMH

              GMH's combined financial data for the annual periods presented below has been derived from its audited consolidated financial statements previously filed with the SEC. This information is only a summary and you should read it together with GMH's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that GMH has filed with the SEC and incorporated by reference. See "Where You Can Find More Information."

              The following table sets forth selected financial and operating data on a consolidated historical basis for GMH and on a combined historical basis for its predecessor. Results for the year ended December 31, 2004 represent the combined historical data for its predecessor for the period from January 1, 2004 to November 2, 2004 as well as the consolidated results for GMH for the period from November 2, 2004 to December 31, 2004.

	For the Year Ended December 31,
	GMH				Predecessor Entities
	2007	2006	2005	2004	2003
	(in thousands, except per share data)
Operating Data:
Revenue:
Rental revenue	$188,889	$169,166	$118,741	$23,778	$636
Expense reimbursements
Related party	86,860	64,230	57,930	33,309	3,273
Third party	8,942	7,668	5,361	7,237	7,318
Fee income
Related party	11,429	8,481	7,005	4,355	3,892
Third party	2,877	3,167	3,774	3,986	2,624
Other fee income-related party	32,790	21,635	18,321	8,460	842
Other income	735	546	368	913	230

Total revenue	332,522	274,893	211,500	82,038	18,815
Expenses:
Property operating expenses	90,684	78,878	51,423	20,258	9,218
Reimbursed expenses	95,802	71,898	63,291	40,546	10,591
Real estate taxes	17,773	16,050	10,921	1,736	83
Administrative expenses	17,410	17,682	12,254	6,006	1,405
Securities Litigation & Audit/Special Committee expense	1,844	7,821	—	—	—
Profits interest and employee initial public offering bonus expense	—	—	—	37,502	—
Depreciation and amortization	44,679	40,207	31,006	6,624	822
Interest	61,816	51,752	28,370	5,622	396

Total expenses	330,008	284,288	197,265	118,294	22,515
Gain on sale to joint venture and development land	24,341	—	—	—	—

Income (loss) before equity in earnings of unconsolidated entities, minority interest, and income taxes	26,855	(9,395)	14,235	(36,256)	(3,700)
Equity in earnings of unconsolidated entities	4,524	3,523	3,073	—	751

Income (loss) before minority interest and income taxes from continuing operations	31,379	(5,872)	17,308	(36,256)	(2,949)
Income taxes	7,616	4,733	5,580	312	—

Income (loss) before minority interest from continuing operations	23,763	(10,605)	11,728	(36,568)	(2,949)

Minority interest (income) loss attributable to continuing operations	(10,252)	4,625	(5,700)	256	—

Income (loss) from continuing operations	13,511	(5,980)	6,028	(36,824)	(2,949)

Discontinued Operations:
Income (loss) from discontinued operations before minority interest	2,125	1,762	60	(187)	—
Gains on sales of student housing properties	29,339	—	—	—	—
Minority interest (income) loss attributable to discontinued operations	(13,544)	(768)	(29)	9	—

Income (loss) from discontinued operations	17,920	994	31	(178)	—

Net income (loss)	$31,431	$(4,986)	$6,059	$(37,002)	$(2,949)

Earnings (loss) per common share—basic(1)
Continuing operations	$0.33	$(0.14)	$0.19	$0.01
Discontinued operations	0.43	0.02	0.00	0.00

	$0.76	$(0.12)	$0.19	$0.01

Earnings (loss) per common share—diluted
Continuing operations	$0.33	$(0.14)	$0.18	$0.01
Discontinued operations	0.43	0.02	0.00	0.00

	$0.76	$(0.12)	$0.18	$0.01

(1)
Basic and diluted earnings per share reflect GMH's operations for the period November 2, 2004 (the date of the closing of its initial public offering) to December 31, 2004. Net income for this period was $251,000.

	As of December 31,
	GMH				Predecessor Entities
	2007	2006	2005	2004(1)	2003
	(in thousands)
Balance Sheet Data:
Real estate investments, net	$1,324,064	$1,592,567	$1,181,216	$634,730	$—
Corporate office, net	8,560	8,425	7,613	11,384	6,963
Cash and cash equivalents	15,727	22,539	2,240	60,926	575
Total assets	1,488,846	1,713,990	1,277,951	773,061	16,146
Mortgage notes payable and line of credit	1,015,136	1,227,725	728,069	370,007	10,977
Total liabilities	1,085,344	1,298,718	792,452	395,242	12,552
Minority interest	136,422	157,972	188,633	182,118	—
Equity	267,080	257,300	296,866	195,701	3,594

Summary Unaudited Pro Forma Consolidated Financial Information

              In the table below, ACC presents summary unaudited pro forma consolidated balance sheet information for ACC and GMH for the year ended December 31, 2007, as if the mergers and the sale by GMH of approximately $96.0 million of assets related to its military housing division had occurred on December 31, 2007 and summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 2007 as if such transactions had occurred on January 1, 2007. The unaudited pro forma consolidated financial statements also give effect to properties acquired by ACC during 2007, ACC's October 2007 offering of 3.5 million shares of its common stock, the reclassification of 10 properties owned by GMH to Assets Held for Sale and the formation of a joint venture by ACC and Fidelity with respect to 15 properties owned by GMH, but do not give effect to the results of operations of ACC or GMH subsequent to December 31, 2007, including ACC's offering of 9.2 million shares of its common stock that closed on April 23, 2008. The mergers will be, and have been for purposes of the pro forma data, accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."

              The pro forma consolidated financial information should be read together with the respective historical consolidated financial statements and financial statement notes of ACC and GMH incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information." The unaudited pro forma statement of operations information is presented for comparative and illustrative purposes only and is not necessarily indicative of what the actual combined results of operations of ACC and GMH would have been for the periods presented, nor does this information purport to represent the results of future periods that the combined entity will experience after the mergers. See "American Campus Communities, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Financial Statements" beginning on page F-1.

ACC Pro Forma
(in thousands, except per share information)
Statement of Operations Information:
Revenues	$285,772
Loss from continuing operations	(20,912)
Per Share Information:
Loss from continuing operations per share—basic	$(0.65)
Loss from continuing operations per share—diluted	(0.63)
Balance Sheet Information:
Total assets	$2,242,877
Secured debt	1,457,489
Credit facility	43,666
Total stockholders' equity	597,853

              It is important to remember that this information is hypothetical and does not necessarily reflect the financial performance that would have actually resulted if the mergers had been completed on those dates. Furthermore, this information does not necessarily reflect future financial performance if the mergers actually occur.

              See "American Campus Communities, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Financial Statements" attached to this proxy statement/prospectus for a more detailed explanation of this analysis.

Comparative Per Share Data

              Set forth below are net income, book value and cash dividends per share data for ACC and GMH on a historical basis, for ACC and GMH on a pro forma basis and on a pro forma basis per GMH equivalent share.

              The pro forma data was derived by combining the historical consolidated financial information of ACC and GMH using the purchase method of accounting.

              You should read the information below together with the historical financial statements and related notes contained in the annual reports and other information that ACC and GMH have filed with the SEC and incorporated by reference. See "Where You Can Find More Information." The unaudited pro forma combined data below is for illustrative purposes only. The companies might have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the mergers.

	ACC Historical Data	GMH Historical Data	ACC Pro Forma Combined Data
	(Year ended December 31, 2007)
(Loss) income per share from continuing operations available to common stockholders—basic	$(0.07)	$0.33	$(0.65)
(Loss) income per share from continuing operations available to common stockholders—diluted	$(0.07)	$0.33	$(0.63)
Book value per share of common stock	$16.29	$6.42	$18.27
Cash dividends per share of common stock	$1.35	$0.66	$1.35

Comparative Per Share Market Price and Dividend Information

              At the close of business on April 21, 2008, the record date for the special meeting, there were approximately 14,000 holders of record of ACC common stock and approximately 32 holders of record of GMH common shares.

              ACC common stock is listed on the NYSE under the symbol "ACC." The following table sets forth the high and low sale prices per share of ACC common stock as reported by the NYSE, based on published financial sources for the quarterly periods indicated:

	ACC Common Stock
	High	Low	Dividend Per Share
2006:
First Quarter	$28.58	$24.24	$0.3375
Second Quarter	$26.20	$22.40	$0.3375
Third Quarter	$26.27	$23.80	$0.3375
Fourth Quarter	$30.23	$24.85	$0.3375
2007:
First Quarter	$32.52	$28.35	$0.3375
Second Quarter	$31.68	$27.12	$0.3375
Third Quarter	$29.56	$24.30	$0.3375
Fourth Quarter	$30.52	$23.18	$0.3375
2008:
First Quarter	$29.50	$24.84	N/A
Second Quarter (through April 24, 2008)	$30.92	$26.53	N/A

              GMH common shares are listed on the NYSE under the symbol "GCT." The following table sets forth the high and low sale prices per GMH common share as reported by the NYSE, based on published financial sources for the quarterly periods indicated:

	GMH Common Shares
	High	Low	Dividend Per Share
2006:
First Quarter	$17.10	$10.80	$0.2275
Second Quarter	$13.18	$10.75	$0.2275
Third Quarter	$13.73	$11.80	$0.2275
Fourth Quarter	$14.18	$10.04	$0.1650	(1)
2007:
First Quarter	$10.84	$9.14	$0.1650
Second Quarter	$10.99	$9.40	$0.1650
Third Quarter	$10.05	$7.51	$0.1650
Fourth Quarter	$7.99	$5.44	$0.1650	(2)
2008:
First Quarter	$9.10	$4.50	$0.1650	(3)
Second Quarter (through April 24, 2008)	$9.48	$8.73	N/A

    (1)
    Declared on December 18, 2006 and paid on February 1, 2007 to shareholders of record as of the close of business on December 29, 2007.

    (2)
    Declared on December 12, 2007 and paid on January 15, 2008 to shareholders of record as of the close of business on December 27, 2007.

    (3)
    Declared on March 20, 2008 and paid on April 15, 2008 to shareholders of record at the close of business on March 31, 2008.

              The following table sets forth the closing sale prices per GMH common shares as reported on the NYSE on February 11, 2008, the last trading day before ACC and GMH announced the proposed mergers, and on April 24, 2008, the most recent practicable trading day before the date on which this proxy statement/prospectus was mailed to GMH shareholders.

Date	GMH Price Per Common Share
February 11, 2008	$5.59
April 24, 2008	$9.47

              GMH is restricted by the terms of the merger agreement from paying regular dividends other than the regular cash distribution at a rate not in excess of $0.165 per GMH common share for the first quarter of 2008 and certain dividends required for GMH to maintain its REIT status, to eliminate U.S. federal income tax liability and as set forth below.

              The closing of the military housing sale is a condition precedent to the mergers and is currently expected to occur on or before May 12, 2008. The military housing sale does not require shareholder approval and accordingly, is expected to close prior to the special meeting. GMH's board of trustees has determined that, if the mergers are not completed for any reason, GMH expects to continue with the military housing sale. As consideration for the military housing sale, GMH will receive $350.0 million in cash, subject to adjustment pursuant to the terms of the securities purchase agreement. This amount may be increased or decreased to the extent the estimated working capital (including unrestricted cash and accounts receivable) of the military housing division as of the closing of the military housing sale, plus any project investments made during 2008 (other than investments in Fort Hamilton), exceeds or is below $14.5 million. Following the completion of the military housing sale, GMH intends to distribute to its shareholders and unitholders the proceeds from the sale plus excess cash, if any, above the minimum working capital generated by the military housing division, net of expenses from the sale. GMH anticipates making two separate distributions relating to the military housing sale—one shortly after the closing of the military housing sale (which will exclude such amounts to be held back as determined at the discretion of GMH's board of trustees) and one immediately prior to the completion of the REIT merger (which will include such held back amounts, plus interest earned which has not been previously distributed). The military housing sale is currently anticipated to result in total distributions to GMH's common shareholders and unitholders of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus. See "The Mergers and Related Transactions—Military Housing Sale."

              In connection with the mergers, GMH anticipates selling its home office immediately prior to the closing of the mergers, and will have the right, but not the obligation, to sell certain disposition properties. A percentage of the amount received, if any, in connection with the sale of the home office and certain of the disposition properties is allowed to be paid under the merger agreement as a special distribution to GMH shareholders and unitholders preceding the closing of the mergers. Any amounts distributed as a special distribution will be in addition to the merger consideration.

Comparative Market Data

              The following table presents trading information for ACC common stock and GMH common shares for February 11, 2008 and April 24, 2008. February 11, 2008 was the last full trading day prior to the public announcement of the proposed mergers. April 24, 2008 was the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement/prospectus. The GMH pro forma equivalent closing share price is equal to $3.36, without interest (the cash portion of the consideration for each GMH common share in the mergers) plus the closing price of a share of ACC common stock on each such date multiplied by 0.07642 (the exchange ratio for the issuance of ACC common stock in the mergers). These prices will fluctuate prior to the special meeting and the closing date of the mergers, and GMH shareholders are urged to obtain current market quotations prior to making any decision with respect to the REIT merger.

	ACC Common Stock Close	GMH Common Share Close		GMH Pro Forma Equivalent Close
February 11, 2008	$28.43	$5.59		$5.53
April 24, 2008	$30.89	$9.47	(1)	$5.72	(1)

(1)
Excludes any distributions that will be made to GMH shareholders related to the military housing sale.

QUESTIONS AND ANSWERS ABOUT THE MERGERS

              The following are some questions that you, as a shareholder of GMH, may have regarding the mergers and the other matters being considered at the special meeting and the answers to those questions. GMH and ACC urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the special meeting and the proposed mergers. Additional important information is contained in the annexes to, and the documents included and incorporated by reference in, this proxy statement/prospectus, including the merger agreement, a copy of which is attached as Annex A.

Q:
Why am I receiving these materials?

A:
ACC and GMH have agreed to the acquisition of GMH by ACC under the terms of a merger agreement that is described in this proxy statement/prospectus. For the mergers to occur, holders of two-thirds of the outstanding GMH common shares must approve the REIT merger. GMH will hold a special meeting of its shareholders to obtain the necessary shareholder approval. This proxy statement/prospectus contains important information about the mergers and the meeting of the shareholders of GMH. ACC and GMH are sending you these materials to help you decide whether to approve the REIT merger.

Q:
What will I receive in the mergers?

A:
If the mergers are completed, you will receive $3.36 in cash, without interest, and 0.07642 of a share of ACC common stock for each GMH common share you own. ACC common stock is listed on the NYSE under the symbol "ACC." The closing price per share of ACC common stock on February 11, 2008, the day before the mergers were publicly announced, was $28.43, which would imply a value of $5.53 for each GMH common share (excluding the value of the amounts payable to GMH shareholders from the military housing sale and the sale, if any, of certain of the disposition properties and the home office). Based on the closing price per share of ACC common stock on April 24, 2008, the most recent practicable trading day before the date on which this proxy statement/prospectus was mailed to GMH shareholders (which was $30.89 per share), you would receive cash and ACC common stock having an aggregate implied value of $5.72 for each GMH common share you own share (excluding the value of the amounts payable to GMH shareholders from the military housing sale and the sale, if any, of certain of the disposition properties and the home office). However, because the stock exchange ratio is fixed at 0.07642 of a share of ACC common stock for each GMH common share, the value of the stock portion of the merger consideration will fluctuate with the market price per share of ACC common stock prior to the closing of the mergers. Accordingly, the value of the merger consideration at the time the mergers are completed may be different from the value at the time the merger agreement was signed or the GMH special meeting is held. ACC and GMH urge you to obtain a current market quotation for ACC common stock before voting at the special meeting. See "Risk Factors—Risks Relating to the Mergers—GMH shareholders cannot be certain of the market value of the shares of ACC common stock that will be issued in the REIT merger."

  You will not receive any fractional shares of ACC common stock in the REIT merger. Instead, you will be paid cash (without interest) in lieu of the fractional share interest to which you would otherwise be entitled as described under "The Merger Agreement—The Merger Consideration and Effects of the Mergers—Fractional Shares." You will not be entitled to dividends, voting rights or any other rights in respect of any fractional share of ACC common stock.

Q:
What will I receive upon completion of the sale of GMH's military housing division?

A:
In addition to the merger consideration, holders of GMH common shares are expected to receive, upon completion of the sale of GMH's military housing division to Balfour Beatty, a net distribution of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus. See "The Mergers and Related Transactions—Military Housing Sale." The closing of the military housing sale is a condition to the obligations of GMH and ACC to consummate the mergers.

Q:
Will I continue to receive dividends?

A:
Yes. Under the terms of the merger agreement, GMH is permitted to continue to declare and pay its regular first quarter dividend of $0.165 per share. GMH declared the first quarter dividend on March 20, 2008, which was paid on April 15, 2008 to GMH shareholders of record at the close of business on March 31, 2008. After March 31, 2008, GMH may not pay its regular quarterly dividend and may declare and pay dividends only as required for GMH to maintain its REIT status, to eliminate U.S. federal income tax liability and as set forth below.

  As consideration for the military housing sale, GMH will receive $350.0 million in cash, subject to adjustment pursuant to the terms of the securities purchase agreement. This amount may be increased or decreased to the extent the estimated working capital (including unrestricted cash and accounts receivable) of the military housing division as of the closing of the military housing sale, plus any project investments made during 2008 (other than investments in Fort Hamilton), exceeds or is below $14.5 million. Following the completion of the military housing sale, GMH intends to distribute to its shareholders and unitholders the proceeds from the sale plus excess cash, if any, above the minimum working capital generated by the military housing division, net of expenses from the sale. GMH anticipates making two separate distributions relating to the military housing sale—one shortly after the closing of the military housing sale (which will exclude such amounts to be held back as determined at the discretion of GMH's board of trustees) and one immediately prior to the completion of the REIT merger (which will include such held back amounts, plus interest earned which has not been previously distributed). The military housing sale is currently anticipated to result in total distributions to GMH shareholders and unitholders of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus. See "The Mergers and Related Transactions—Military Housing Sale."

  In connection with the mergers, GMH anticipates selling its home office immediately prior to the closing of the mergers, and will have the right, but not the obligation, to sell certain disposition properties. A percentage of the amount received, if any, in connection with the sale of the home office and certain of the disposition properties is allowed to be paid under the merger agreement as a special distribution to GMH shareholders and unitholders preceding the closing of the mergers. Any amounts distributed as a special distribution will be in addition to the merger consideration.

Q:
Is the receipt of the merger consideration, military sale distributions or special distribution taxable?

A:
Yes. The receipt of the merger consideration in exchange for GMH common shares pursuant to the REIT merger will be a taxable transaction for U.S. federal income tax purposes. Generally, a GMH shareholder will recognize gain or loss for U.S. federal income tax purposes measured by the difference, if any, between (1) the amount of cash received and the fair market value, as of the effective date of the REIT merger, of the ACC common stock received and (2) the GMH shareholder's adjusted tax basis in the GMH common shares exchanged for the merger consideration.

  The receipt of the military sale distributions and the special distribution, if any (to the extent not designated as a capital gains dividend), will be taxable as ordinary income to the extent that GMH's earnings and profits for 2008 are allocable to the distributions; any such distribution in excess of earnings and profits will be treated as a return of capital and will reduce the tax basis of a GMH shareholder in its shares (but not below zero); and any such distribution in excess of tax basis is taxable as capital gain. Any part designated as a capital gains dividend will be taxable as long-term capital gain or "unrecaptured Section 1250 gain" to the extent it does not exceed GMH's actual net capital gain for the year.

  GMH shareholders should read "Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions" beginning on page 90 for a more complete discussion of the U.S. federal income tax consequences to GMH shareholders of the REIT merger, the military sale distributions and the special distribution, if any. Tax matters can be complicated and the tax consequences to GMH shareholders of the REIT merger, military sale distributions and special distribution to a GMH shareholder will depend on such holder's particular circumstances.

  GMH shareholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local, or non-U.S. income and other tax laws) of the REIT merger, military sale distributions and special distribution, if any.

Q:
What will happen to GMH as a result of the mergers?

A:
American Campus Acquisition LLC, a wholly-owned subsidiary of the ACC Operating Partnership, will be merged with and into GMH, which will be followed by the merger of GMH with and into GMH Communities, Inc. GMH Communities, Inc. will continue as the surviving entity of these mergers and will be a subsidiary of the ACC Operating Partnership. However, at the effective time of the REIT merger, GMH shareholders will cease to have direct ownership interests in GMH and will instead become holders of ACC common stock. After the REIT merger effective time, GMH will no longer be required to file periodic reports with the SEC. See "The Mergers and Related Transactions—Certain Effects of the Mergers" on page 49 for further information.

Q:
Will the shares of ACC common stock issued in the mergers be listed for trading on the NYSE?

A:
Yes. The shares of ACC common stock to be issued in the mergers will be listed, upon official notice of issuance, on the NYSE under the symbol "ACC."

Q:
Why are ACC and GMH proposing to enter into the mergers?

A:
In making its determination with respect to the mergers, GMH's board of trustees considered a number of factors. See "The Mergers and Related Transactions—GMH's Reasons for the Mergers" for a discussion of such factors. Similarly, ACC's board of directors also considered a number of factors in reaching its determination to approve the merger agreement. See "The Mergers and Related Transactions—ACC's Reasons for the Mergers" for a discussion of such factors.

Q:
How does GMH's board of trustees recommend that I vote?

A:
GMH's board of trustees unanimously recommends that GMH shareholders vote "FOR" the proposal to approve the REIT merger and "FOR" the proposal to approve any adjournment or postponement of the special meeting to solicit additional proxies. For a more complete description of the recommendation of GMH's board of trustees, see page 35.

Q:
Do any of the GMH's trustees and executive officers have any interest in the mergers that is different from mine?

A:
Some of GMH's trustees and executive officers have interests in the mergers that are different from, or in addition to, yours. Restricted shares issued to trustees and executive officers that are not yet vested will become fully vested and any restrictions on such GMH restricted shares will terminate or lapse at the REIT merger effective time and will automatically be converted into the right to receive the merger consideration. Pursuant to the terms of their employment agreements, GMH's executive officers will be entitled to certain cash payments and benefits following the closing of the REIT merger in certain circumstances. In addition, certain of GMH's executive officers and/or trustees may be paid a success fee in the aggregate amount of $2.0 million for closing the military housing sale, the mergers and the transactions contemplated by the merger agreement. Also, GMH's trustees and executive officers are entitled to continued indemnification arrangements and directors' and officers' insurance coverage for a period of six years following the REIT merger effective time. Please see "Interests of Trustees and Executive Officers of GMH in the Mergers" on page 65 for additional information about possible interests that GMH's trustees and executive officers may have in the mergers that are different from yours.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on June 10, 2008, at 11:00 a.m., local time.

Q:
What vote is required to approve the REIT merger?

A:
Holders of two-thirds of the outstanding GMH common shares must affirmatively vote to approve the REIT merger. Abstentions will be counted for quorum purposes and will have the same effect as votes "AGAINST" approval of the REIT merger proposal since the REIT merger proposal requires the affirmative vote of two-thirds of outstanding GMH common shares.

Q:
What vote of our common shareholders is required to approve an adjournment of the special meeting?

A:
Approval of any adjournment of the special meeting to solicit additional proxies requires the affirmative vote of at least a majority of votes cast on the matter in person or by proxy at the special meeting. For the purpose of this proposal, if you fail to attend the special meeting or vote by proxy, you will not be considered present in person or represented by proxy. However, the failure to vote your common shares will not have any effect on the outcome of this proposal. Abstentions and broker non-votes are considered present but are not considered votes cast. The special meeting may also be adjourned or postponed under other circumstances.

Q:
Who can vote and attend the special meeting?

A:
All common shareholders of GMH of record as of the close of business on April 21, 2008, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting or any adjournments or postponements thereof. Each share is entitled to one vote on each matter properly brought before the special meeting.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date for the special meeting, the close of business on April 21, 2008, is earlier than the date of the special meeting. If you held your GMH common shares on the record date but transfer them prior to the effective time of the REIT merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for GMH common shares. The right to receive such merger consideration will pass to the person who owns the shares you previously owned when the REIT merger becomes effective.

Q:
What do I need to do now?

A:
After you have read this proxy statement/prospectus carefully, please authorize your proxy promptly—by telephone, by Internet or by signing, dating and returning the enclosed proxy card in the prepaid envelope provided. You should authorize your proxy now, even if you expect to attend the special meeting and vote in person. Authorizing your proxy now will not prevent you from later canceling or revoking your proxy and changing your vote at any time before the vote at the special meeting and will ensure that your shares are voted if you later find you cannot attend the special meeting.

Q:
How will proxy holders vote my shares?

A:
If you authorize your proxy by telephone or by the Internet, or properly execute and return the proxy card enclosed with this proxy statement/prospectus prior to the special meeting, your shares will be voted as you authorize. If you execute your proxy card but no direction is otherwise made, your shares will be voted "FOR" approval of the REIT merger and "FOR" approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Q:
What should I do if I hold my shares in "street name," i.e., through a bank, broker or other custodian?

A:
Please follow the instructions provided by your bank, broker or other custodian, in order to direct such custodian to vote your shares on your behalf.

Q:
Can my broker vote my shares, which are held in "street name"?

A:
Your broker is not able to vote your shares that are held in "street name" for you without your instructions. If you do not provide your broker with instructions on how to vote your shares held in "street name," your broker will not be permitted to vote your shares on the proposals being presented at the special meeting. Because the approval of the REIT merger requires the affirmative vote of the holders of two-thirds of GMH's outstanding common shares, a failure to provide your broker instructions will have the same effect as a vote against the REIT merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:
What do I do if I want to change my vote?

A:
You may change your vote in three ways:

•
by delivering a written notice to the corporate secretary of GMH prior to the voting of the shares stating that you would like to revoke your proxy;

•
by signing and delivering a later-dated proxy card (or authorizing a later-dated proxy by telephone or by the Internet); or

  •
  by attending the special meeting and voting in person; however, your attendance alone will not revoke your proxy or change your vote.

  If you have instructed a broker how to vote your shares, you must follow the directions provided by your broker to change those instructions.

Q:
What rights do I have if I oppose the mergers?

A:
You can either abstain from voting or vote against the REIT merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, or by voting against the REIT merger in person at the special meeting. Pursuant to Maryland law, however, you are not entitled to dissenters' or appraisal rights with respect to the mergers.

Q:
Should I send my certificates representing my GMH common shares?

A:
No, do not submit your share certificates at this time. After ACC and GMH complete the mergers, ACC will send former holders of GMH common shares written instructions for exchanging their share certificates.

Q:
When do you expect to complete the mergers?

A:
ACC and GMH are working toward completing the mergers as quickly as possible. GMH must first obtain the approval of GMH shareholders at the special meeting and close the military housing sale. ACC and GMH expect to complete the mergers during the second quarter of 2008 assuming that the other conditions in the merger agreement are satisfied or waived. However, ACC and GMH cannot assure you as to when, or if, the mergers will occur.

Q:
If the mergers are completed, when can I expect to receive the merger consideration for my shares?

A:
As soon as practicable after the completion of the REIT merger, you will receive a letter of transmittal describing how you may exchange your shares for the merger consideration. At that time, you must send your completed letter of transmittal to the exchange agent (and, for GMH common shares represented by a certificate(s) only, your share certificate(s)) in order to receive the merger consideration. You should not send your share certificate(s) to ACC or GMH or anyone else until you receive the letter of transmittal.

Q:
What risks should I consider before I vote on the merger proposal?

A:
ACC and GMH encourage you to read carefully the detailed information about the mergers contained and incorporated by reference in this proxy statement/prospectus, including the section entitled "Risk Factors" beginning on page 27.

Q:
Where can I find more information about the companies?

A:
ACC and GMH each file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-732-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov. In addition, GMH's SEC filings are available at the Internet site GMH maintains at www.gmhcommunities.com, and ACC's SEC filings are available at the Internet site ACC maintains at www.studenthousing.com. Information contained on ACC's website, GMH's website or the website of any other person is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus. You can also request copies of these documents from ACC or GMH. See "Where You Can Find More Information" on page 139.

Q:
Who can help answer my questions?

A:
If you have more questions about the mergers or need assistance voting your shares, please contact Georgeson Inc. at 1-888-867-7098.

  If you would like additional copies of this proxy statement/prospectus, you should contact Georgeson Inc. at 1-888-867-7098.

RISK FACTORS

              In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following factors in evaluating the proposals to be voted on at the special meeting.

Risk Factors Relating to the Mergers

GMH shareholders cannot be certain of the market value of the shares of ACC common stock that will be issued in the REIT merger.

              Upon the completion of the REIT merger, each GMH common share outstanding immediately prior to the REIT merger will be converted into the right to receive 0.07642 of a share of ACC common stock and $3.36 in cash, without interest. Because the exchange ratio is fixed at 0.07642 of a share of ACC common stock for each GMH common share, the market value of the ACC common stock issued in the REIT merger will depend upon the market price of a share of ACC common stock upon completion of the REIT merger. The market value of ACC common stock will fluctuate prior to the completion of the REIT merger and therefore may be different at the time the REIT merger is consummated than it was at the time the merger agreement was signed and at the time of the special meeting. Stock price changes may result from a variety of factors that are beyond ACC's control, including general market and economic conditions and changes in business prospects. Accordingly, GMH shareholders cannot be certain of the market value of the ACC common stock that will be issued in the REIT merger or the market value of ACC common stock at any time after the mergers.

              If the REIT merger is consummated, such consummation will not occur until after the special meeting and the satisfaction or waiver of all of the conditions to the REIT merger. Therefore, at the time of the special meeting you will not know the precise dollar value of the merger consideration you will become entitled to receive at the effective time of the REIT merger. You are urged to obtain a current market quotation for ACC common stock.

The market price of ACC common stock and ACC's earnings per share may decline as a result of the mergers.

              The market price of ACC common stock may decline as a result of, among other things, the mergers if ACC does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the mergers on ACC's financial results is not consistent with the expectations of financial or industry analysts. In addition, the failure to achieve expected benefits and unanticipated costs relating to the mergers could reduce ACC's future financial performance.

There may be unexpected delays in the consummation of the mergers, which would delay GMH shareholders' receipt of the merger consideration and could impact ACC's ability to timely achieve cost savings associated with the mergers.

              The mergers are expected to close during the second quarter of 2008 assuming that all of the conditions in the merger agreement are satisfied or waived. The merger agreement provides that either ACC or GMH may terminate the merger agreement if the REIT merger effective time has not occurred by July 31, 2008 (provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the REIT merger effective time to occur on or before this date). Certain events may delay the consummation of the mergers. If these events were to occur, the receipt of cash and shares of ACC common stock by GMH shareholders would be delayed. Some of the events that could delay the consummation of the

REIT merger include difficulties in obtaining the approval of GMH shareholders, closing the military housing sale or satisfying the other closing conditions to which the mergers are subject.

The mergers and the military housing sale are each subject to a number of conditions which, if not satisfied or waived, would adversely impact ACC's and GMH's ability to complete the transactions.

              The mergers, which are expected to close during the second quarter of 2008, are subject to certain closing conditions, including among other things, (a) the military housing sale, (b) obtaining regulatory approvals, if any, (c) the effectiveness of a registration statement on Form S-4 of ACC of which this proxy statement/prospectus is a part, (d) the approval of the REIT merger by at least two-thirds of all the votes entitled to be cast on the matter by the holders of all of GMH's outstanding common shares, (e) obtaining certain lender consents, (f) completion of all payments and performance of all other material obligations under GMH's settlement agreement relating to its class action litigation, (g) accuracy of the other parties' representations and warranties and compliance with covenants, subject in each case to materiality standards, and (h) delivery of tax opinions. There can be no assurance that all of the various conditions will be satisfied or waived, if permitted, or the occurrence of any effect, event, development or change will not transpire. Therefore, there can be no assurance with respect to the timing of the closing of the mergers or whether the mergers will be completed at all.

              The military housing sale, which is a condition precedent to the closing of the mergers and which is expected to close on or before May 12, 2008, is subject to certain closing conditions, including, among other things, (a) obtaining approvals from GMH's government partners in its military housing privatization projects and certain lenders and other parties that are parties to the agreements and related documents covering these projects, (b) obtaining regulatory approvals, if any, (c) receipt of notice that the military housing sale is not subject to the Exon-Florio amendments to The Defense Production Act of 1950, (d) repayment of all amounts under GMH's note facility, including evidence of the release of all liens related to the note facility, (e) the distribution of all the capital stock of College Park Management TRS, Inc. to the GMH Operating Partnership, and (f) accuracy of the other parties' representations and warranties and compliance with covenants, and the absence of an effect, event, development or change that could give rise to a termination of the securities purchase agreement, subject in each case to materiality standards. There can be no assurance that all of the various conditions will be satisfied or waived, if permitted, or the occurrence of any effect, event, development or change will not transpire. Therefore, there can be no assurance with respect to the timing of the closing of the military housing sale or whether the military housing sale will be completed at all.

Failure to complete the military housing sale and/or the mergers could negatively impact GMH's operations and business and financial results.

              If either the military housing sale or the mergers are not completed, GMH's business and operations may be harmed to the extent that there is uncertainty surrounding the future direction of GMH and management's strategy. If the military housing sale is not completed, then GMH's ability to win additional awards of future military housing privatization projects could be negatively impacted were the Department of Defense to question GMH's ability to sustain its operations in the ordinary course going forward or become reluctant to enter into new relationships with a party that has been held for sale. In addition, in the event that the mergers are not completed, GMH's student housing residents, third-party management contract clients, vendors and others may similarly view GMH and its operations as unstable in the long-term and may attempt to terminate existing relationships or refuse to enter into new relationships with GMH. Moreover, in the event that the military housing sale is completed and the mergers are not, then GMH will have terminated its note facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, which GMH uses to fund continuing operations for its student housing business and general working capital. While management expects to retain an amount of the consideration received from the military housing sale necessary to provide sufficient working capital through the anticipated closing of the mergers or until a new credit facility can be established if the mergers are not completed, there can be no assurance that the retained cash proceeds will be sufficient to fund GMH's operations through the mergers, or going forward in the event the mergers are not completed. Also, if the military housing sale is completed and the mergers are not, then GMH's overall operations will be reduced to only its student housing division, which could significantly impact GMH's overall financial condition going forward.

              If the mergers and the military housing sale are not completed for any reason, GMH will be subject to several risks, including but not limited to the following:

  •
  the requirement that, under certain circumstances, including if GMH signs a definitive agreement with respect to a superior proposal from another potential buyer of GMH, GMH pay a termination fee of $8.0 million to Balfour Beatty and $16.0 million plus ACC expenses of up to $7.5 million to ACC;

  •
  the requirement that, under certain circumstances, including if GMH breaches the merger agreement, GMH pay the costs and expenses of ACC in connection with the mergers up to $7.5 million;

  •
  the incurrence of certain costs relating to the mergers and the military housing sale that are payable whether or not these transactions are completed;

  •
  the fact that activities relating to the mergers and the military housing sale and related uncertainties may lead to a loss of revenue that GMH may not be able to regain if these transactions do not occur;

  •
  the focus of GMH management being directed toward the mergers and the military housing sale and integration planning instead of on its core business and other opportunities that could have been beneficial to GMH; and

  •
  the loss of executive personnel and other employees integral to the continued operations of GMH whereby its continued management operations may be adversely impacted.

              If the military housing sale and/or the mergers are not completed, there can be no assurance to GMH shareholders that these risks will not materialize or materially adversely affect GMH's business, its financial condition, its operating results, and its cash flows, including its ability to service debt and to make distributions to its shareholders.

Provisions of the securities purchase agreement and the merger agreement may deter alternative business combinations and could negatively impact GMH's business and operations if the agreements are terminated in certain circumstances.

              Restrictions in the securities purchase agreement with Balfour Beatty generally prohibit GMH from soliciting any proposal to acquire GMH's military housing business, including a proposal that might be advantageous to its shareholders when compared to the terms and conditions of the military housing sale. In addition, there are restrictions in the merger agreement that generally prohibit GMH from soliciting any acquisition proposal or offer for a merger or business combination with any other party, including a proposal that might be advantageous to GMH shareholders when compared to the terms and conditions of the mergers. However, GMH does have the ability to terminate the merger agreement if it receives an acquisition proposal that its board of trustees determines in good faith constitutes a superior proposal, GMH is not in breach of the merger agreement non-solicitation provisions, and GMH provides ACC three business days to make any adjustments to the terms and conditions of the merger agreement. If the military housing sale is not completed, GMH may be unable to conclude another sale of its military housing division on as favorable terms, in a timely manner, or at all; and if the mergers are not completed, GMH may be unable to conclude another merger, sale or combination on as favorable terms, in a timely manner, or at all. If the securities purchase agreement or the merger agreement is terminated, GMH, in certain specified circumstances, may be required to pay a termination fee of up to $8.0 million to Balfour Beatty and $16.0 million plus ACC expenses of up to $7.5 million to ACC. In addition, under certain circumstances, GMH may be required to reimburse ACC for its expenses up to $7.5 million. These provisions may deter third parties from proposing or pursuing alternative business combinations that might result in greater value to GMH shareholders than the mergers and the military housing sale.

If the term loan or the joint venture transaction do not close, ACC will need to replace the funding that will be used to finance a portion of the cash consideration and other merger costs.

              ACC will need additional funding to consummate the mergers. ACC may obtain funding to consummate the mergers through borrowings under its existing credit facility and senior secured term loan and has received a commitment from KeyBank to fund up to $200.0 million of the merger costs and received approximately $252.4 million in net proceeds from its offering of 9.2 million shares of its common stock that closed on April 23, 2008.

              ACC has entered into a contribution agreement with Fidelity pursuant to which ACC and Fidelity will, immediately prior to the effective time of the REIT merger, form a joint venture and ACC will cause certain property-owning subsidiaries of GMH to contribute to the joint venture 15 student housing properties with an estimated value of approximately $325.9 million, including approximately $210.2 million in assumed debt. ACC will retain a 10% equity interest in the joint venture and will provide property management services for the properties contributed to the joint venture. ACC will use the anticipated $105.7 million of proceeds from this transaction to finance a portion of the cash consideration and other merger costs. The closing of the joint venture is subject to various conditions. There can be no assurance these conditions will be satisfied or waived, if permitted, or the occurrence of any effect, event, development or change will not transpire. Therefore, there can be no assurance with respect to the timing of the closing of the Fidelity transaction or whether this transaction will be completed at all. In addition, if any condition in favor of Fidelity with respect to three or fewer properties is not satisfied as of the closing date, Fidelity may terminate the contribution agreement with respect to such properties and the contribution value will be adjusted. If there are four or more properties with such an unsatisfied condition, Fidelity may terminate the contribution agreement with respect to all of the properties.

              There can be no assurance that ACC will receive such funding, that ACC will finance the mergers as described or will not subsequently enter into alternative financing arrangements, including debt or equity financing or the potential sales of assets to third parties, to fund all or a portion of the cash consideration and other merger costs. If the funding transactions are not consummated, ACC will need to finance a portion of the cash consideration and other merger costs by other means, which may result in ACC incurring increased interest costs on replacement financing. The interest rate on replacement financing will depend on prevailing market conditions at the time. If ACC is unable to obtain adequate funding for the cash consideration and other merger costs, ACC will be unable to consummate the mergers.

Uncertainty regarding the mergers and the military housing sale may cause GMH's clients, vendors, business partners and others to delay or defer decisions concerning their business with GMH, which may harm its results of operations in the future if the military housing sale and/or the mergers are not completed.

              Because the mergers and the military housing sale are subject to several closing conditions, including, with respect to the mergers, the approval of the REIT merger by the required vote of GMH shareholders, uncertainty exists regarding the completion of these transactions. With respect to GMH's military housing business, this uncertainty may cause GMH's government and other business partners, vendors/suppliers, and service parties associated with GMH's military housing projects to delay or defer decisions concerning their business with GMH, which could negatively affect its military housing operations. In addition, with respect to GMH's student housing business, the uncertainly of the mergers may cause its tenants, third-party management contract customers, vendors/suppliers and others to delay or defer decisions concerning their business with GMH, which could negatively affect GMH's student housing business and results of operations.

Certain of GMH's trustees and executive officers may have interests in the mergers that are different from, or in addition to, the interests of GMH shareholders generally.

              In considering the recommendation of GMH's board of trustees with respect to the REIT merger, GMH shareholders should be aware that certain of GMH's trustees and executive officers may have material financial interests in the mergers that are different from, or in addition to, the interests of GMH shareholders generally. See "Interests of Trustees and Executive Officers of GMH in the Mergers."

If ACC is unable to successfully integrate the operations of GMH, its business and earnings may be negatively affected.

              The mergers with GMH will involve the integration of companies that have previously operated independently. Successful integration of the operations of GMH will depend primarily on ACC's ability to consolidate operations, systems procedures, properties and personnel and to eliminate redundancies and costs. The mergers will also pose other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management's attention to the integration of the operations of ACC and GMH. ACC may not be able to integrate GMH's operations without encountering difficulties, including, but not limited to, the loss of key employees, the disruption of its respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings are projected to come from various areas that ACC's management has identified through the due diligence and integration planning process. If ACC has difficulties with any of these integrations, it might not achieve the economic benefits it expects to result from the mergers, and this may hurt its business and financial results. In addition, ACC may experience greater-than-expected costs or difficulties relating to the integration of the business of GMH and/or may not realize expected cost savings from the mergers within the expected time frame, if at all.

After the mergers are completed, GMH shareholders who receive ACC common stock in the REIT merger will have different rights that may be less advantageous than their current rights.

              After the closing of the REIT merger, GMH shareholders who receive ACC common stock in the REIT merger for their GMH common shares will have different rights than they currently have. You may conclude that your rights as a stockholder of ACC may be less advantageous than the rights you have as a shareholder of GMH. For a detailed discussion of your rights as a stockholder of ACC and the significant differences between your rights as a shareholder of GMH and your rights as a stockholder of ACC, see "Comparison of Rights of Stockholders of ACC and Shareholders of GMH."

A portion of the gain from the military housing sale may not be qualifying income for REIT purposes.

              Certain gains generated from the military housing sale may not be qualifying income for purposes of one or more of the REIT income test requirements. Furthermore, the Internal Revenue Service, or the IRS, could seek to challenge the allocation of the purchase price among the assets sold as part of the military housing sale, causing a larger portion of the gain to constitute additional nonqualifying income. While GMH expects that it will have sufficient qualifying income in 2008 to satisfy the requirements for taxation as a REIT, this may not be the case. Therefore, there is a risk that the military housing sale could cause GMH to fail to qualify as a REIT. This risk may be significantly higher in the event that the mergers are not completed.

              While Reed Smith LLP at the closing of the mergers will provide ACC an opinion, to the effect that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with GMH's taxable year ended December 31, 2004 until the closing of the mergers, opinions of counsel are not binding upon the IRS or any court and there can be no assurances that GMH has in fact met the requirements for taxation as a REIT. Furthermore, in providing its opinion, Reed Smith LLP is relying, as to certain factual matters, upon the statements and representations contained in the certificates provided to Reed Smith LLP by GMH.

Risk Factors Relating to ACC Following the Mergers

              ACC's business, operations and financial condition are subject to various risks. Some of these risks are described below; however, this section does not describe all risks applicable to ACC, its industry or its business, and it is intended only as a summary of certain material factors. Additional risks are described in ACC's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and are incorporated herein by reference. If any of the following risks actually occur, ACC's business could be materially and adversely affected.

The market price of ACC common stock after the mergers may be affected by factors different from those affecting the shares of GMH currently.

              The businesses of ACC and GMH are different and, accordingly, the results of operations of ACC and the market price of ACC's common stock may be affected by factors different from those currently affecting the results of operations and market prices of GMH's common shares. For a discussion of the businesses of ACC and GMH and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information."

ACC would incur adverse tax consequences if it or GMH failed to qualify as a REIT for U.S. federal income tax purposes.

              In order to qualify as a REIT, GMH must be owned by 100 or more persons. Following the REIT merger, if no further action is taken, GMH will fail this test. Accordingly, ACC anticipates that it will allow 100 or more persons to acquire preferred stock in GMH. However, if ACC is unable to find enough investors, or if the interests of the investors are disregarded by the IRS, GMH may fail to qualify as a REIT. If GMH has failed or fails to qualify as a REIT for any reason, including the 100 shareholder test discussed above, and the mergers are completed, ACC would succeed to or incur significant tax liabilities (including the significant tax liability that would result from the military housing sale and the sale of the disposition properties). Furthermore, if GMH has failed or fails to qualify as a REIT, ACC's ownership of GMH could result in ACC failing to qualify as a REIT.

              REITs are subject to a range of complex organizational and operational requirements. As REITs, ACC and GMH must each distribute with respect to each year at least 90% of its REIT taxable income to its stockholders. Other restrictions apply to a REIT's income and assets. For any taxable year that ACC or GMH fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders in computing taxable income and thus would become subject to U.S. federal income tax as if it were a regular taxable corporation. In such an event, it could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, ACC or GMH, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If ACC or GMH failed to qualify as a REIT, the market price of ACC's common stock may decline and ACC may need to reduce substantially the amount of distributions to its stockholders because of its increased tax liability.

              While Reed Smith LLP at the closing of the mergers will provide ACC an opinion to the effect that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with GMH's taxable year ended December 31, 2004 until the closing of the mergers, opinions of counsel are not binding upon the IRS or any court and there can be no assurances that GMH has in fact met the requirements for taxation as a REIT. Furthermore, in providing its opinion, Reed Smith LLP is relying, as to certain factual matters, upon the statements and representations contained in the certificates provided to Reed Smith LLP by GMH.

              Additionally, while Locke Lord Bissell & Liddell LLP has provided ACC (and at the closing of the mergers will provide GMH) an opinion that ACC has been organized and, for the taxable year ended December 31, 2004 through the taxable year ended December 31, 2007, ACC has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and ACC's current manner of organization and proposed method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code in the future, opinions of counsel are not binding upon the IRS or any court and there can be no assurances that ACC has in fact met the requirements for taxation as a REIT. Furthermore, in providing its opinion, Locke Lord Bissell & Liddell LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord Bissell & Liddell LLP by ACC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

              This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements about the benefits of the mergers, including future financial and operating results and performance; statements about ACC's and GMH's plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "should," "may" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of ACC's and GMH's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of ACC and GMH. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

              The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

  •
  those discussed and identified in public filings with the SEC made by ACC and GMH;

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  the failure to satisfy conditions to completion of the mergers, including the vote of GMH shareholders on the REIT merger at the special meeting;

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  the failure of the mergers and the military housing sale to close for any other reason;

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  ACC's ability to integrate the GMH business and to achieve expected synergies, operating efficiencies and other benefits within expected time-frames or at all, or within expected cost projections, and to preserve the goodwill of the acquired business;

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  risks that the proposed transactions disrupt current plans and operations;

  •
  the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement;

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  the amount of expenses and other liabilities incurred or accrued between the date of the signing of the merger agreement and date of the closing of the mergers; and

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  GMH and ACC each being able to maintain its qualification as a REIT.

              You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the mergers or other matters addressed in this proxy statement/prospectus and attributable to ACC or GMH or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, ACC and GMH undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

THE GMH SPECIAL MEETING

Date, Time and Place

              There will be a special meeting of the shareholders of GMH on June 10, 2008, at 11:00 a.m., local time, at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428.

Purpose

              At the special meeting, the holders of GMH common shares will be asked to consider and vote upon a proposal to approve the REIT merger described in this proxy statement/prospectus and to consider and vote upon any adjournment or postponement of the meeting.

Recommendation of GMH's Board of Trustees

              GMH's board of trustees voted unanimously to approve the merger agreement, the merger and the transactions contemplated under the merger agreement. GMH's board of trustees has declared the REIT merger and merger agreement advisable, fair to and in the best interests of GMH and its shareholders. Accordingly, GMH's board of trustees recommends that GMH shareholders vote "FOR" approval of the REIT merger and "FOR" the proposal to approve any adjournment or postponement of the special meeting to solicit additional proxies. See "The Mergers and Related Transactions—Background of the Mergers" and "Interests of Trustees and Executive Officers of GMH in the Mergers."

Voting by Trustees and Executive Officers

              As of the close of business on April 21, 2008, the record date of the special meeting, the trustees and executive officers of GMH held and were entitled to vote, in the aggregate, 640,442 GMH common shares, representing approximately 1.5% of the outstanding GMH common shares. GMH currently expects that the trustees and executive officers of GMH will vote all of their GMH common shares "FOR" approval of the REIT merger and, if necessary, in favor of adjournment to solicit additional proxies.

Record Date; Outstanding Shares and Voting Rights

              GMH's board of trustees has fixed the close of business on April 21, 2008, as the record date for the special meeting. Accordingly, only holders of record of issued and outstanding GMH common shares at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were 41,669,879 GMH common shares outstanding, held by approximately 32 holders of record. Each holder is entitled to one vote for each GMH common share held on the record date. Only common shareholders of record at the close of business on the record date may vote at the special meeting. Holders of units in the GMH Operating Partnership are not shareholders of GMH and therefore may not vote their shares at meetings of GMH's common shareholders.

Vote Required; Quorum

              Approval of the REIT merger proposal requires the affirmative vote of the holders of at least two-thirds of GMH's common shares outstanding as of the record date.

              Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if GMH has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the REIT merger at the special meeting of shareholders. The special meeting may be adjourned by the affirmative vote of at least a majority of the votes cast on the matter in person or by proxy at the special meeting, whether or not a quorum exists. The special meeting may also be adjourned for other reasons in accordance with GMH's charter and bylaws. Any adjournment may be made to a date not more than 120 days after the original record date without notice, other than by an announcement at the special meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

              At any time prior to convening the special meeting, GMH's board of trustees may postpone the special meeting for any reason without the approval of its shareholders. If postponed, as required by law, GMH will provide at least ten days' notice of the new meeting date. Although it is not currently expected, GMH's board of trustees may postpone the special meeting for the purpose of soliciting additional proxies if it has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the REIT merger. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

              The presence, in person or by properly executed proxy, of the holders of a majority of the GMH common shares entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. GMH common shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Abstentions will be counted for quorum purposes and will have the same effect as votes "AGAINST" approval of the REIT merger proposal since the REIT merger proposal requires the affirmative vote of two-thirds of outstanding GMH common shares. Under NYSE rules, brokers and nominees holding shares of record for customers are not entitled to vote on the REIT merger proposal unless they receive specific voting instructions from the beneficial owner of the shares. If a broker or nominee holding shares of record for a customer submits a properly executed proxy, but indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Broker non-votes will have the same effect as shares voted "AGAINST" approval of the REIT merger.

              If a quorum is not present, the shareholders entitled to vote at the special meeting, present in person or by proxy, may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than an announcement at the meeting. Any business may be transacted at an adjourned meeting, which might have been transacted at the special meeting as originally called.

Voting of Proxies

              All GMH common shares that are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on such proxies. GMH shareholders may choose to vote for or against or abstain from voting on the approval of the REIT merger. If a GMH shareholder returns a signed proxy card or initiates a proxy by telephone or by Internet, but does not indicate how the shares are to be voted (with the exception of broker non-votes), the underlying GMH common shares will be voted "FOR" the REIT merger. If a GMH shareholder does not return a signed proxy card or otherwise authorize a proxy by telephone or by Internet, that shareholder's shares will not be voted and will have the same effect as a vote against the approval of the REIT merger.

Proxy Authorization Electronically or by Telephone

              Shareholders of record and many shareholders who hold their shares through a broker or bank will have the option to authorize their proxies to vote their shares electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in GMH's share records in your name or in the name of a broker, bank or other nominee who holds your shares. If you hold your shares through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your shares to see which options are available.

              In addition to submitting the enclosed proxy by mail, GMH shareholders of record may authorize their proxies by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Georgeson Inc. at 1-888-867-7098.

Appraisal or Dissenters' Rights

              Under Section 3-202 of the Maryland General Corporation Law, GMH shareholders do not have the right to receive the appraised value of their shares in connection with the REIT merger because GMH common shares are listed on the NYSE. GMH shareholders can vote against the REIT merger by indicating a vote against the proposal on their proxy card and signing and mailing their proxy card (or delivering a proxy by telephone or Internet) in accordance with the instructions provided, or by voting against the REIT merger in person at the special meeting. If the requisite number of GMH shareholders vote in favor of the REIT merger, all GMH shareholders will be bound by the terms of the REIT merger under the merger agreement, and each of their GMH common shares, including the shares of those GMH shareholders that did not vote in favor of the REIT merger, will be converted into the right to receive 0.07642 of a share of ACC common stock and $3.36 in cash, without interest.

Revocation of Proxies

              A proxy card is enclosed. Any shareholder who executes and delivers the proxy card may revoke the authority granted under the proxy at any time before the shares are voted by:

  •
  delivering to the corporate secretary of GMH, at or before the vote is taken at the special meeting, a later-dated written notice stating that the shareholder would like to revoke its proxy and change its vote;

  •
  properly executing and delivering a new proxy card bearing a later date relating to the same shares (or authorize a later-dated proxy by telephone or Internet); or

  •
  attending the special meeting and voting in person, although attendance at the special meeting will not in and of itself constitute a revocation of a proxy or a change of the shareholder's vote.

              If the shareholder has instructed its broker to vote its shares and the shareholder wishes to revoke those instructions, the shareholder must follow its broker's revocation procedures.

              Any written notice of revocation or subsequent proxy should be sent to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Secretary, so as to be received prior to the special meeting, or hand delivered to the corporate secretary of GMH at or before the taking of the vote at the special meeting. Shareholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the special meeting.

Solicitation of Proxies; Expenses

              All expenses of GMH's solicitation of proxies, including the cost of mailing this proxy statement/prospectus to GMH shareholders, will be paid by GMH. In addition to solicitation by mail,

GMH shareholders, trustees, officers and employees may solicit proxies by telephone, e-mail, fax or other means of communication. Such shareholders, trustees, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and GMH will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials. GMH has retained Georgeson Inc., a proxy soliciting firm, to assist GMH in the solicitation of proxies. Georgeson Inc.'s solicitation fee is not to exceed $8,500, plus out-of-pocket expenses.

              GMH SHAREHOLDERS SHOULD NOT SEND IN THEIR SHARE CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE SEPARATE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE YOUR GMH SHARE CERTIFICATES FOR THE MERGER CONSIDERATION IF THE REIT MERGER IS COMPLETED.

THE MERGERS AND RELATED TRANSACTIONS

General

              This proxy statement/prospectus is being furnished to you in connection with the proposed merger of American Campus Acquisition LLC with and into GMH, which will be followed by the merger of GMH with and into GMH Communities, Inc. GMH Communities, Inc. will continue as the surviving entity of these mergers and will be a subsidiary of the ACC Operating Partnership. The merger agreement also provides for the merger of American Campus Acquisition Limited Partnership LP with and into the GMH Operating Partnership, with the GMH Operating Partnership continuing as the surviving entity of this merger. The mergers will be carried out as provided in the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus.

              This proxy statement/prospectus has been sent to you because you were a holder of GMH common shares on April 21, 2008, the record date set by GMH's board of trustees for a special meeting of GMH shareholders, to consider and vote upon a proposal to approve the REIT merger and to consider and vote upon any adjournment or postponement of the meeting. This proxy statement/prospectus also constitutes a prospectus of ACC, which is a part of the Registration Statement on Form S-4 filed by ACC with the SEC under the Securities Act in order to register the shares of ACC common stock to be issued to GMH shareholders and unitholders in the mergers and the shares of ACC common stock issuable to unitholders upon the exchange of units in the ACC Operating Partnership issued in the partnership merger.

Background of the Mergers

              From time to time, GMH's board of trustees, in consultation with its senior management, reviewed alternative plans for achieving GMH's business objectives and enhancing shareholder value, including, among others, potential strategic initiatives, joint ventures and business combinations, in light of changing real estate capital market conditions.

              On March 10, 2006, at GMH's board of trustees meeting, Gary M. Holloway, Sr., GMH's chairman and chief executive officer, informed the board of trustees that he was considering making an offer to purchase GMH and subsequently filed an amendment to his Schedule 13D to that effect with the SEC.

              In response to Mr. Holloway's indication of interest, GMH formed a special committee of independent trustees to consider and analyze strategic and financial alternatives to remaining independent, including without limitation, any offer that might be made by Mr. Holloway, and on March 13, 2006, publicly announced that GMH's board of trustees had formed the special committee for that purpose. The special committee engaged two financial advisors, referred to as Financial Advisor A and Financial Advisor B. With assistance from Financial Advisor A and Financial Advisor B, the special committee solicited indications of interest from third parties to acquire GMH or portions of GMH. In connection with this multiround process, referred to as the 2006 Process, these financial advisors distributed a confidential information memorandum and contacted more than fifty potential bidders, including, but not limited to, private firms active in the real estate sector, public real estate companies, as well as institutional investors and advisors, of which approximately forty entered into confidentiality and standstill agreements and received non-public confidential information concerning GMH. The potential bidders that had signed confidentiality and standstill agreements were granted access to such information regarding GMH through access to an electronic data room. Senior management, with assistance from Financial Advisor A and Financial Advisor B, held multiple discussions with potential bidders and responded to their questions concerning GMH, its business and its assets.

              On July 10, 2006, Mr. Holloway informed GMH's board of trustees that he no longer intended to make an offer to purchase GMH. Mr. Holloway also publicly announced his decision in an amendment on Schedule 13D filed with the SEC.

              Between July 2006 and December 2006, discussions and meetings continued with potential interested parties regarding a possible transaction involving GMH.

              In December 2006, the special committee announced that the 2006 Process had been terminated because, among other reasons, the special committee had not received any firm offers for GMH.

              Following this decision, GMH implemented a targeted operating initiative, which involved, among other things, the refinancing of certain assets, the sale of certain assets and joint venture transactions.

              On March 7, 2007, Mr. Holloway received an unsolicited, non-binding indication of interest from Company A, a real estate management and investment firm, to acquire all of the outstanding common shares of GMH for a purchase price of $10.50 per share in cash. Company A had previously received confidential information regarding GMH during the 2006 Process. The non-binding indication of interest indicated that Company A had allocated $7.00 per share for the acquisition of the student housing business and $3.50 per share for the acquisition of the military housing business. The letter stated that Company A would need, among other things, to complete its due diligence review and receive updated GMH financial statements for the months most recently preceding its indication of interest. Following a discussion of this non-binding indication of interest at a meeting of GMH's board of trustees held on March 12, 2007, senior management advised Company A that the non-binding indication of interest did not, in the board of trustees' view, provide adequate value to GMH's shareholders in light of GMH's experience with its previously announced operating initiatives and the current trading price of its common shares, which were trading during the period between January 1, 2007 and March 12, 2007 in the range of $9.14 to $10.84 per share. However, Mr. Joseph Macchione, executive vice president, general counsel and secretary of GMH, asked Company A to stay in contact with GMH over the next several months while GMH implemented its strategic operating initiatives.

              During the summer of 2007, at the direction of the board of trustees, senior management of GMH undertook a valuation review of the military housing business and, in connection therewith, provided non-public confidential information regarding the military housing business to several financial institutions, following the execution of confidentiality agreements by these parties.

              Following the valuation review, at a board of trustees meeting held on July 31, 2007, senior management informed GMH's board of trustees that the financial institutions had provided informal preliminary valuations ranging from approximately $250.0 million to $370.0 million for the military housing business. GMH's board of trustees directed senior management to continue discussions with these financial institutions with the expectation that the parties would provide a more definitive valuation of the military housing business.

              In mid-August, senior management reported to the board of trustees that further discussions with the financial institutions had resulted in valuations in the range of $225.0 million to $360.0 million for the military housing business. Senior management noted that the high range assumed the availability of subordinated debt to finance a potential transaction.

              In July 2007, Company B, a financial services company, orally communicated to senior management of GMH that it had an interest in a possible acquisition of only the assets of the student housing business at an approximate price of $5.00 per share. This oral non-binding indication of interest did not include the acquisition of GMH's third party management agreements or its student housing joint ventures (including certain land owned by the student housing business). In response, GMH provided confidential non-public information to Company B following the execution of a confidentiality agreement, and senior management engaged in multiple discussions with Company B and responded to questions regarding the student housing business.

              In late August 2007, senior management of GMH had several informal conversations with senior management of Balfour Beatty plc, a U.K.-based diversified company that focuses on engineering and construction, regarding the value of the military housing business. A U.S. subsidiary of Balfour Beatty plc, Balfour Beatty Construction, is a primary contractor for GMH's military housing business and, accordingly, was familiar with GMH's military housing business. These conversations were of a general nature and did not result in the receipt of a written offer for the military housing business from Balfour Beatty. Balfour Beatty had not participated in the 2006 Process.

              On September 28, 2007, Messrs. Holloway and Macchione received an unsolicited telephone call from Mr. William C. Bayless, Jr., the President and Chief Executive Officer of ACC. ACC had previously received certain confidential information regarding GMH during the 2006 Process. During this call, Mr. Bayless inquired in general terms whether GMH would be interested in either a potential business combination pursuant to which ACC would acquire the student housing business in exchange for either a combination of cash and stock of ACC or all cash. Mr. Macchione informed each member of GMH's board of trustees that GMH had been contacted by ACC and described the nature of the conversation with Mr. Bayless. There was a consensus from the board of trustees that an in-person, confidential meeting with senior management of ACC would be an appropriate next step.

              On October 9, 2007, Messrs. Holloway and Macchione met in person with Messrs. Bayless and Mr. Brian Nickel, ACC's current senior executive vice president and chief investment officer. The parties had preliminary discussions regarding the value of the student housing business and discussed in general terms GMH's assets and operations with regard to the student housing business. The parties determined that further discussions were warranted.

              In early October, Mr. Holloway received an unsolicited telephone call from the president of Company A. During this conversation, the president of Company A expressed Company A's continued interest in a potential acquisition of the student housing and military housing business. Later that week, Mr. Macchione discussed with the chief financial officer and managing director of Company A general terms regarding a potential transaction.

              Following these discussions with Company A and ACC, each of Company A and ACC received updated confidential information about GMH, including internal projections and other data prepared by GMH's management.

              At a meeting of GMH's board of trustees held on October 31, 2007, Mr. Holloway updated the board of trustees with regard to senior management's discussions with potential bidders, including Company A, Company B, ACC and Balfour Beatty, that had expressed preliminary interest in acquiring the student housing and/or the military housing divisions.

              During the early part of November 2007, senior management of GMH had communications with potential bidders, including Company A, Company B, ACC, and Balfour Beatty, regarding their interest in pursuing a potential transaction with GMH and the timing for submitting preliminary indications of interest in writing. In the course of these conversations, Company A indicated it would be interested in acquiring only certain student housing assets. Senior management responded that GMH was not seeking to sell only certain student housing assets but rather was currently seeking bids for the entire student housing division and/or the entire military housing division. Given the expected receipt of bids from other potential interested parties in the near term, senior management suggested that Company A submit an initial bid promptly and offered to meet in-person with representatives of Company A.

              On November 28, 2007, members of ACC senior management attended an in-person meeting in Philadelphia with members of GMH senior management. The parties discussed the possibility of a business combination with ACC and GMH, following a sale of the military housing business, and the possible structure of such a combination, along with trailing twelve month and pro forma financial data related to GMH and a potential business combination with ACC.

              On November 29, 2007, representatives of Company C delivered a letter to a member of GMH's board of trustees expressing an interest in acquiring all or part of the student housing business through a joint venture with Company C and a state pension fund. No indication of value was set forth in the letter.

              On November 30, 2007, representatives of Company D, an investment arm of a publicly-traded financial services company, delivered a letter to Messrs. Holloway and Robinson which included a non-binding indication of interest to acquire the military housing business of GMH. This letter indicated that, based on limited due diligence and certain assumptions, Company D was prepared to make a non-binding indication of interest of approximately $285.0 million for the net equity of the military housing business. The non-binding indication of interest was subject to, among other things, satisfactory completion of Company D's due diligence review and necessary internal approvals.

              On December 3, 2007, Mr. Macchione received an e-mail from the chief financial officer of Company A which indicated a preliminary valuation of the student housing business (excluding GMH's management business, joint ventures and land) that would result in the GMH shareholders receiving approximately $4.50 to $5.00 per share. Mr. Macchione indicated to Company A's representative that senior management believed Company A's valuation of GMH was inadequate and asked that Company A reevaluate its valuation. Company A's representative stated that any future proposals by Company A would be made directly to GMH's board of trustees.

              On December 5, 2007, GMH received a written non-binding indication of interest from Balfour Beatty regarding the acquisition of the military housing business. This indication of interest stated that Balfour Beatty's preliminary valuation for the military housing business was approximately $315.0 to $330.0 million, and that it was subject to completion of satisfactory due diligence and approval of its parent, Balfour Beatty plc, but was not subject to any financing contingency.

              On December 12, 2007, GMH received a written non-binding indication of interest from ACC regarding the acquisition of the student housing business. This indication of interest stated that ACC estimated that the per share valuation to GMH shareholders would be approximately $6.68 prior to transaction expenses. The non-binding indication of interest stated that ACC believed that it could utilize its UPREIT structure to design a transaction in a tax efficient manner to maximize the value to GMH shareholders and GMH unitholders. The non-binding indication of interest also stated that it was not contingent on the receipt of financing and that ACC had conducted significant business, financial and property due diligence and was prepared to complete all remaining components of its due diligence review expeditiously.

              On December 12, 2007, at a special telephonic meeting of GMH's board of trustees, the board of trustees reviewed with senior management the non-binding indications of interest received from potential bidders, including Company A, Company B, Company D, ACC and Balfour Beatty. It was noted that, unlike ACC and Balfour Beatty, Company A and Company B had not come forward with a written proposal letter. GMH's board of trustees also discussed the desirability of engaging a financial advisor to assist with a potential sale of the student and military housing business. Following this meeting, GMH engaged Wachovia Securities as its financial advisor and Goodwin Procter LLP and Reed Smith LLP as its outside corporate and real estate counsel, respectively, in connection with GMH's consideration of possible sale transactions involving the student housing business and the military housing business.

              On December 14, 2007, Mr. Peter Zinkin, the planning and development director of Balfour Beatty, communicated to Mr. Holloway via e-mail that Balfour Beatty would be willing to increase its initial non-binding indication of value of the military housing business to $337.5 million.

              On December 26, 2007, Goodwin Procter circulated a draft securities purchase agreement to Balfour Beatty's counsel, Allen & Overy LLP. Throughout the next several weeks, the parties' respective management teams, with the assistance of the parties' respective legal and financial advisors, negotiated the terms of the securities purchase agreement, including among others, representations and warranties, termination fees and triggers, closing conditions and the terms of a possible working capital adjustment.

              On January 8, 2008, Goodwin Procter provided a draft merger agreement to ACC's outside legal counsel, Locke Lord Bissell & Liddell LLP. Due to the fact that Company A and Company B had not submitted indications of interest in writing, Company A and Company B did not receive a draft of the merger agreement.

              On January 16, 2008, Company E, a publicly traded real estate company, submitted a written non-binding indication of interest to the management of GMH expressing interest in acquiring the military housing business for a valuation range of $340.0 to $360.0 million, subject to additional analysis and due diligence review. Company E had previously received certain confidential information during the 2006 Process.

              On January 17, 2008, in accordance with GMH's directives, representatives of Wachovia Securities communicated to Company E's financial advisor that GMH would grant Company E an additional period to submit a more definitive proposal reflecting a specified price rather than a valuation range and that GMH would provide additional financial information.

              On January 18, 2008, representatives of GMH and representatives of Goodwin Procter discussed with representatives of Company E the structure for the acquisition of the student housing business, following the sale of the military housing business. Also, GMH supplied Company E with certain additional financial information, including internal projections.

              On January 21, 2008, Locke Lord responded with a mark-up of the merger agreement. Throughout the next several weeks, the parties' respective management teams, with the assistance of the parties' respective legal and financial advisors, negotiated the terms of the mergers, including, among others, the proposed structure of the transactions, the form of the consideration to be received by GMH shareholders and GMH unitholders, which would ultimately consist of a mix of cash and shares of ACC common stock with a fixed exchange ratio (with GMH unitholders being afforded an election to receive ACC Operating Partnership common units in lieu of ACC common stock), termination fees and triggers and closing conditions, including, among others, the receipt of certain lender consents. The parties agreed that GMH would have the right but not the obligation to sell certain disposition properties and GMH's home office immediately prior to the closing of the mergers with the possibility of a special distribution to GMH shareholders upon the sale of certain of these disposition properties. (See "—Home Office and Disposition Properties").

              On January 22, 2008, representatives of Company E's financial advisor orally conveyed to GMH's financial advisor that Company E was interested in acquiring the military housing business for $350.0 million, subject to additional due diligence review, and indicated further that Company E would need an additional five business days to complete its due diligence review. Company E also indicated that it expected that GMH would not announce a transaction with another party during this diligence period.

              On January 28, 2008, GMH's board of trustees convened a special telephonic meeting for the purpose of discussing the current proposals of each of ACC, Balfour Beatty and Company E. Senior management gave an overview of the proposed structure of the transaction with ACC and the transaction with Balfour Beatty and noted that based on current transaction valuations, GMH would receive approximately $350.0 million in cash, such price to be increased or decreased depending on the estimated working capital of the military housing business as of the closing of this sale, as a result of the military housing sale to Balfour Beatty. Furthermore, GMH and ACC continued to negotiate the total value of the per share price to be received by GMH shareholders upon the closing of the mergers. In addition, representatives of Goodwin Procter and Reed Smith reviewed the current status of the negotiations with each of ACC and Balfour Beatty with respect to the merger agreement, securities purchase agreement and the ancillary agreements, including fiduciary-out provisions, termination fees and triggers, closing conditions, lender consents and the sale of the disposition properties and the home office. There was also a discussion of possibly consummating the military housing sale whether or not the mergers occurred. Although the sale of the disposition properties or the home office would not be a condition precedent to the closing of the mergers, representatives of Goodwin Procter explained that the GMH shareholders could possibly receive special distributions related to the disposition of certain of these assets. (See "—Home Office and Disposition Properties"). The board of trustees also discussed at length the preliminary indication of interest submitted by Company E. In light of the level of Company E's bid and the timing associated with Company E's additional due diligence request, the board of trustees determined not to pursue Company E's proposal at that time for, among other reasons, the risk that Balfour Beatty would terminate its advanced negotiations with GMH, although, if Company E were to submit an enhanced proposal at a higher price and with an accelerated timeline, the board of trustees would reconsider its decision.

              Subsequent to the meeting, Company E was informed of the decision of GMH's board of trustees. Shortly thereafter, Company E sent a letter to GMH stating that it was no longer interested in pursuing an acquisition of the military housing business.

              During the period from January 28 through February 8, 2008, the parties and their respective representatives continued to negotiate the terms of the merger agreement, securities purchase agreement and ancillary agreements. In addition, representatives of ACC negotiated the terms of a contribution agreement with regard to the sale of certain joint venture assets concurrently with the closing of the mergers (See "—Financing of the Mergers—Joint Venture").

              On February 8, 2008, GMH's board of trustees convened a special telephonic meeting for the purpose of updating the board of trustees on the current proposals of each of ACC and Balfour Beatty. Members of senior management and representatives of Goodwin Procter, Reed Smith and Wachovia Securities provided the board of trustees with an overview of the status of the negotiations with each of ACC and Balfour Beatty. It was noted that, with regard to the military housing sale, Balfour Beatty had increased its purchase price from $337.5 million to $350.0 million, reflecting the agreement reached by the parties on the estimated working capital required to be present at the closing, such price to be increased or decreased depending on the estimated working capital of the military housing business as of the closing of the military housing sale, and that, with regard to the mergers, ACC and GMH had reached agreement on the price of ACC common stock to be used in determining the merger consideration. It was further noted that GMH unitholders would have the right to receive the same merger consideration as the GMH shareholders but could, at the holder's option, elect to receive common units in the ACC Operating Partnership in lieu of shares of ACC common stock. Representatives of Goodwin Procter then reviewed with respect to each agreement, among other things, the current provisions regarding closing conditions, termination rights and break-up fees and termination expenses. After further discussion, the board of trustees authorized GMH's senior management, with assistance from GMH's legal and financial advisors, to continue to negotiate with ACC and Balfour Beatty.

              During the period from February 8 through February 11, 2008, the parties and their respective representatives continued to negotiate the merger agreement, the securities purchase agreement and ancillary agreements.

              In the morning of February 11, 2008, ACC's board of directors held a special meeting to consider the proposed merger agreement with GMH at which ACC's board of directors approved the merger agreement and the transactions contemplated by this agreement.

              In the afternoon of February 11, 2008, GMH's board of trustees held a special meeting to consider the proposed merger agreement and securities purchase agreement with ACC and Balfour Beatty, respectively. Members of the senior management team and representatives of GMH's legal and financial advisors also participated in the meeting. Prior to the meeting, the members of the board of trustees were provided with near-final drafts of the merger agreement and securities purchase agreement, a detailed summary of each of the agreements and various other materials. Representatives of Goodwin Procter reviewed with GMH's board of trustees the terms of the merger agreement and securities purchase agreement, including with regard to each agreement, closing conditions, termination rights and provisions regarding break-up fees and termination expenses. The disposition properties and sale of GMH's home office also was discussed and it was explained that the GMH shareholders could potentially receive an additional special distribution as a result of certain asset sales. In addition, the board of trustees formed a special committee, chaired by Denis Nayden, to oversee and implement the sale of GMH's home office and the enforcement of the put agreement. Also at this meeting, Wachovia Securities reviewed with GMH's board of trustees its financial analysis of the merger consideration (taken together with the payment of the distributions from the military housing sale) and rendered to the board of trustees an oral opinion, which opinion was confirmed by delivery of a written opinion, dated February 11, 2008, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations described in such opinion, the merger consideration, taken together with the payment of the distributions from the military housing sale, to be received by holders of GMH common shares and holders of GMH Operating Partnership units (other than GMH, the general partner of the GMH Operating Partnership and other subsidiaries of GMH) was fair, from a financial point of view, to such holders. For purposes of its opinion, Wachovia Securities took into account, in the case of holders of GMH Operating Partnership units, only the merger consideration (taken together with the payment of the distributions from the military housing sale) that would be received by such holders if, prior to the consummation of the mergers, they converted their GMH Operating Partnership units into GMH common shares in accordance with the terms of the limited partnership agreement of GMH Operating Partnership. After further discussion, the board of trustees approved the merger agreement and securities purchase agreement with ACC and Balfour Beatty and the transactions contemplated by these agreements.

              After the meetings of the board of trustees of GMH and the board of directors of ACC adjourned on February 11, 2008, the definitive documentation for the transactions was finalized and the merger agreement was executed late that evening. Contemporaneously with the execution and delivery of the merger agreement, GMH entered into the securities purchase agreement with Balfour Beatty.

              On the morning of February 12, 2008, press releases were issued announcing the transactions.

GMH's Reasons for the Mergers

              After careful consideration, GMH's board of trustees determined that the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of GMH and its shareholders, and have unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement. In evaluating the mergers and the other transactions contemplated by the merger agreement, GMH's board of trustees consulted with members of GMH's senior management as well as GMH's legal and financial advisors and, in reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, GMH's board of trustees considered a number of factors that GMH's board of trustees believed supported its decision, including the following:

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  the trustees' knowledge of the current environment in the real estate industry, both on an historical and on a prospective basis, including national and regional economic conditions, capital markets conditions, and the overall challenges of implementing GMH's operating plans in the absence of the proposed transactions;

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  GMH's future prospects, including market conditions, the future performance of its assets and the potential risks to successful execution of its business strategy;

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  the belief that the mergers and the transactions contemplated by the merger agreement, including the military housing sale, were more favorable to GMH shareholders than other strategic alternatives available to GMH after conducting comprehensive reviews of strategic alternatives during the several months;

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  the extensive solicitation effort that was undertaken from March 2006 through December 2006 to explore a possible sale of GMH to third parties (See, the 2006 Process as described in "—Background of the Mergers");

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  the scale, scope, strength and diversification of markets and expected synergies that could be achieved by combining the student housing division of GMH with ACC;

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  the absence of a bid from another party or group of parties that would be more desirable than that from ACC and Balfour Beatty, notwithstanding the fact that GMH actively solicited interests in a potential transaction involving GMH in the 2006 Process;

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  the fact that the financial and other terms and conditions of the merger agreement and the transactions contemplated thereby were the product of extensive arm's-length negotiations among the parties;

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  its belief that selling the student housing division and the military housing division to two different buyers would produce a greater value for GMH shareholders than selling all of GMH to one buyer;

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  its belief that the merger agreement and the transactions contemplated thereby were more favorable to shareholders than other strategic alternatives reasonably available to GMH and its shareholders due to the fact that as a result of the merger, GMH shareholders will immediately realize the value of their investment in GMH through their receipt of the per share/unit distribution of approximately $4.08 following the closing of the military housing sale, plus the per share/unit merger consideration of $3.36 in cash and 0.07642 of a share of ACC common stock from the REIT merger, while still maintaining the opportunity for GMH shareholders to participate in future earning or growth and benefit from any appreciation in value of ACC common shares/units;

  •
  the fact that the per share/unit price of approximately $9.61 (based on the ACC stock price of $28.43 per share on the last trading day before the mergers were announced) being paid for each GMH common share in the merger agreement and for the military housing sale represented a premium of 72% based on the closing price of GMH's common shares on February 11, 2008 (the last full trading day before the announcement of the mergers);

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  the opportunity for GMH shareholders to benefit from any increase in the trading price of ACC common stock between the announcement of the mergers and the completion of the mergers because a portion of the merger consideration consists of a fixed number of shares of ACC common stock;

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  the fact that GMH's unitholders have the option to receive units in the ACC Operating Partnership in lieu of shares of ACC common stock, enabling holders of GMH Operating Partnership units, upon their election, to obtain favorable tax treatment on a portion of their consideration;

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  the written opinion of Wachovia Securities, dated February 11, 2008, to GMH's board of trustees as to the fairness, from a financial point of view and as of the date of such opinion and based on and subject to the matters set forth in such opinion, of the merger consideration, taken together with the payment of the military sale distributions, to be received by holders of GMH common shares and holders of GMH Operating Partnership units (other than GMH, the general partner of the GMH Operating Partnership and other subsidiaries of GMH), as more fully described under the caption "—Opinion of GMH's Financial Advisor." For purposes of its opinion, Wachovia Securities took into account, in the case of holders of GMH Operating Partnership units, only the merger consideration (taken together with the payment of the military sale distributions) that would be received by such holders if, prior to the consummation of the mergers, they converted their GMH Operating Partnership units into GMH common shares in accordance with the terms of the limited partnership agreement of the GMH Operating Partnership;

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  the fact that, subject to compliance with the terms and conditions of the merger agreement, GMH is permitted to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal (as defined in the section entitled "The Merger Agreement—Non-Solicitation"), upon the payment to ACC of a $16.0 million termination fee and up to $7.5 million of expenses (see "The Merger Agreement—Termination" and "The Merger Agreement—Termination Fees and Expenses");

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  the fact that the completion of the mergers is subject to approval by GMH shareholders and the right of its board of trustees, under certain circumstances specified in the merger agreement, to change its recommendation that GMH shareholders vote in favor of the REIT merger, subject to ACC's right to terminate the merger agreement and receive the termination fee and expense amount;

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  the fact that GMH may terminate the securities purchase agreement if GMH exercises its fiduciary out under the merger agreement;

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  GMH's ability to take action to cause specific performance and require ACC to complete the mergers;

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  GMH's management team's recommendation in favor of the mergers and the military housing sale to GMH's board of trustees;

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  the receipt by ACC of an executed commitment letter from its source of debt financing for the mergers;

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  the fact that completion of the mergers and the military housing sale is not based upon the receipt of financing by ACC or Balfour Beatty, respectively;

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  the fact that ACC agreed to appoint Mr. Macchione to its board of directors so that the interests of GMH shareholders would continue to be represented following the mergers; and

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  GMH's right, but not the obligation, to sell certain disposition properties and its home office, which could result in the payment of the special distribution (as described in "The Merger Agreement—Home Office and Disposition Properties").

              GMH's board of trustees also considered a variety of risks and other potentially negative factors concerning the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the following:

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  the fact that the mergers and the military housing sale are each subject to a number of conditions which, if not satisfied or waived, would adversely impact GMH's ability to complete the transactions;

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  the risk that the failure to complete the military housing sale and/or the mergers could negatively impact GMH's operations and business and financial results;

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  the risk that provisions of the securities purchase agreement and the merger agreement may deter alternative business combinations and could negatively impact GMH's business and operations if the agreements are terminated in certain circumstances;

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  the risk that uncertainty regarding the mergers and the military housing sale may cause GMH's clients, vendors, business partners and others to delay or defer decisions concerning their business with GMH, which may harm its results of operations in the future if the military housing sale and/or the mergers are not completed;

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  the fact that the receipt of the merger consideration in exchange for GMH shares (including the share component of the merger consideration) pursuant to the REIT merger and the receipt by shareholders of the distribution from the military housing sale and the sale of the disposition properties will be taxable for U.S. federal income tax purposes;

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  the possibility that GMH shareholders could be adversely affected by a decrease in the trading price of ACC common stock between the announcement of execution of the merger agreement and the closing of the mergers because a portion of the merger consideration consists of a fixed number of shares of ACC common stock;

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  the restrictions on the conduct of GMH's business prior to the completion of the mergers, requiring GMH to conduct its business in all material respects only in the ordinary course, subject to specific limitations, which may delay or prevent GMH from undertaking business opportunities that may arise during the term of the merger agreement, whether or not the mergers are consummated;

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  the fact that GMH shareholders do not have the right under Maryland law to seek appraisal of their shares;

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  the limitations contained in the merger agreement on GMH's ability to declare and pay dividends (other than the military sale distributions and the special distribution);

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  the fact that the net proceeds received on the sales, if any, of the disposition properties and home office prior to closing may not exceed agreed target levels, and that GMH shareholders should not assume that the special distribution would be made; and

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  the fact that certain GMH trustees and executive officers may have material financial interests in the transaction that are different from, or in addition to, those of its shareholders (see "Interest of Trustees and Executive Officers of GMH in the Mergers").

              The foregoing discussion summarizes the material factors considered by GMH's board of trustees in its consideration of the mergers and the transactions contemplated by the merger agreement. After considering these factors, GMH's board of trustees concluded that the positive factors relating to the mergers and the transactions contemplated by the merger agreement outweighed the negative factors. In view of the wide variety of factors considered by GMH's board of trustees, the trustees did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of GMH's board of trustees may have assigned different weights to various factors. GMH's board of trustees considered all these factors as a whole and overall deemed the factors to be favorable to, and to support, its determination.

              In addition, the general partner of the GMH operating partnership, as the sole general partner of the GMH operating partnership, approved the merger agreement, the partnership merger and the other transactions contemplated by the merger agreement.

              For the reasons set forth above, GMH's board of trustees unanimously determined that the mergers, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of GMH and its shareholders, and unanimously approved and adopted the merger agreement. GMH's board of trustees unanimously recommends that GMH shareholders vote "FOR" the proposal to approve the REIT merger.

Military Housing Sale

              Concurrently with entering into the merger agreement, GMH and the GMH Operating Partnership entered into a securities purchase agreement with Balfour Beatty, Inc. (a U.S. subsidiary of Balfour Beatty plc), or Balfour Beatty, and, solely for the purpose of Article 8 of the securities purchase agreement, Balfour Beatty plc, for the sale of GMH's military housing division. Pursuant to the securities purchase agreement, Balfour Beatty will acquire GMH's military housing division by purchasing all of the issued and outstanding capital stock and limited liability company interests of three GMH subsidiaries owned by GMH and the GMH Operating Partnership and through which the military housing business is conducted: GMH Communities TRS, Inc., GMH Military Housing Investments, LLC and GMH AF Housing Construction LLC.

              The military housing sale is a condition precedent to the mergers and is currently expected to close on or before May 12, 2008. The securities purchase agreement provides that the parties will close no earlier than April 30, 2008. The military housing sale does not require shareholder approval and accordingly, is expected to close prior to the special meeting. GMH's board of trustees has determined that, if the mergers are not completed for some reason, GMH expects to continue with the military housing sale.

    Purchase Price for Military Housing Sale

              As consideration for the military housing sale, GMH will receive $350.0 million in cash, subject to adjustment pursuant to the terms of the securities purchase agreement. This amount may be increased or decreased to the extent the estimated working capital (including unrestricted cash and accounts receivable) of the military housing division as of the closing of the military housing sale, plus any project investments made during 2008 (other than investments in Fort Hamilton), exceeds or is below $14.5 million. Following the completion of the military housing sale, GMH intends to distribute to its shareholders and unitholders the proceeds from the sale plus excess cash, if any, above the minimum working capital generated by the military housing division, net of expenses from the sale. GMH anticipates making two separate distributions relating to the military housing sale—one shortly after the closing of the military housing sale (which will exclude such amounts to be held back as determined at the discretion of GMH's board of trustees) and one immediately prior to the completion of the REIT merger (including such held back amounts, plus interest earned which has not been previously distributed). The military housing sale is currently anticipated to result in total distributions to GMH's common shareholders and unitholders of approximately $4.08 per share/unit, subject to adjustment as described in this proxy statement/prospectus. See "The Mergers and Related Transactions—Military Housing Sale."

    Representations, Warranties and Covenants; Non-Solicitation

              GMH and Balfour Beatty have made customary representations, warranties and covenants in the securities purchase agreement, including, among others, GMH's covenant not to solicit alternative transactions with respect to the military housing division by a third party or, subject to certain limited exceptions, participate in discussions relating to an acquisition of the military housing division to a third party or furnish non-public information relating to an acquisition of the military housing division. In view of the merger transaction, however, this covenant is subject to a significant exception. If a proposal for the entire company (i.e., both the military housing division and the student housing division) is made that complies with the exception to the non-solicitation provisions of the merger agreement (see "The Merger Agreement—Non-Solicitation"), then GMH may participate in discussions concerning that alternative proposal and terminate the securities purchase agreement if it terminates the merger agreement to accept the alternative proposal. This exception to the prohibition on addressing alternative proposals for acquiring the military housing division is only applicable in the context of proposals for GMH's entire business and are not applicable to alternative proposals solely for the military housing division.

    Termination

              The securities purchase agreement contains certain customary termination rights for GMH and Balfour Beatty, as well as a right for GMH to terminate the securities purchase agreement if it has terminated the merger agreement in order to take a superior proposal, and it terminates the securities purchase agreement within ten business days of the merger agreement being terminated. If GMH terminates the securities purchase agreement for this reason, or if Balfour Beatty terminates the securities purchase agreement because of a material breach of representations, warranties or covenants by GMH, GMH will be required to pay a termination fee of $8.0 million to Balfour Beatty. Alternatively, if GMH terminates the securities purchase agreement on account of a material breach of representations, warranties or covenants by Balfour Beatty, Balfour Beatty must reimburse GMH's expenses, up to a maximum of $12.0 million, which amount may include the amount GMH will be obligated to reimburse ACC for its expenses pursuant to the merger agreement.

    Closing

              The military housing sale is subject to certain closing conditions, including, among other things, (a) obtaining approvals from GMH's government partners in its military housing privatization projects and certain lenders and other parties that are parties to the agreements and related documents covering these projects, (b) obtaining regulatory approvals, if any, (c) receipt of notice that the military housing sale is not subject to the Exon-Florio amendments to The Defense Production Act of 1950, (d) repayment of all amounts under GMH's note facility, including evidence of the release of all liens related to the note facility, (e) the distribution of all the capital stock of College Park Management TRS, Inc. to the GMH Operating Partnership, and (f) accuracy of the other parties' representations and warranties and compliance with covenants, and the absence of an effect, event, development or change that could give rise to a termination of the securities purchase agreement, subject in each case to materiality standards.

              On April 10, 2008, GMH received a letter that CFIUS had reviewed the submissions provided to it regarding the military housing sale and determined that there were no unresolved national security concerns and that action under the Exon-Florio amendments to the Defense Protection Act of 1950 was concluded. The consummation of the military housing sale is not subject to any financing condition.

Home Office and Disposition Properties

              In connection with the mergers, GMH anticipates selling its home office immediately prior to the closing of the mergers, and will have the right, but not the obligation, to sell certain disposition properties. A percentage of the amount received, if any, in connection with the sale of the home office and certain of the disposition properties is allowed to be paid under the merger agreement to GMH shareholders and unitholders as a special distribution preceding the closing of the mergers. Any amounts distributed as a special distribution will be in addition to the merger consideration.

              If the home office is not sold to a third party unaffiliated with GMH prior to the closing of the mergers, then Gary M. Holloway, Sr., GMH's chairman, chief executive officer and president, is contractually obligated to purchase the home office pursuant to the put agreement. GMH's board of trustees has established a committee of independent trustees, chaired by Denis J. Nayden, referred to as the home office committee, to sell the home office immediately prior to the closing of the mergers. This committee will decide whether or not to exercise GMH's rights under the put agreement. The home office committee has engaged Binswanger Corporation, a real estate broker, to market the home office. Binswanger Corporation is periodically reporting to the home office committee on the success of its marketing efforts.

              In addition, GMH has received interest in some of the disposition properties and certain of these disposition properties have either been placed under a contract for sale or are the subject of a letter of intent that may lead to a contract for sale. As of the date of this proxy statement/prospectus, in those cases in which a disposition property is subject to a contract for sale, the contract terms include due diligence review periods and conditions precedent to the purchasers' obligations to proceed with the sale. Accordingly, there can be no assurance that any of these disposition properties will be sold and, if they are sold, that the proceeds from the sale will be sufficient in amount to enable GMH to make a special distribution prior to the closing of the mergers. GMH will update its shareholders and unitholders through the use of press releases as and when it becomes more certain as to whether any one or more of the disposition properties or the home office are likely to be sold prior to the closing of the mergers.

Certain Effects of the Mergers

              At the REIT merger effective time, GMH shareholders will cease to have direct ownership interests in GMH and will instead become holders of ACC common stock. Therefore, current GMH shareholders will participate in future earnings or growth of GMH and benefit from any appreciation in the value of GMH only indirectly through their investment in ACC.

              GMH common shares are currently registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are listed on the NYSE under the symbol "GCT." As a result of the mergers, there will be no public market for GMH common shares. After the mergers, GMH common shares will cease to be listed on the NYSE. In addition, registration of the GMH common shares under the Exchange Act will be terminated. After the REIT merger effective time, GMH will also no longer be required to file periodic reports with the SEC.

              At the effective time of the reincorporation merger, the directors and officers of American Campus Acquisition LLC will be the directors and officers of the surviving entity. At the effective time of the reincorporation merger, the charter and bylaws of GMH Communities, Inc. in effect immediately prior to the effective time will be the charter and bylaws of the surviving entity.

              Immediately following the effective time of the partnership merger, ACC's board of directors will be increased by one member and ACC's board of directors will appoint Joseph M. Macchione, the executive vice president, general counsel and secretary of GMH, to ACC's board of directors. Mr. Macchione will serve until the next annual meeting of ACC stockholders and will be nominated for reelection to ACC's board of directors at the next subsequent annual meeting of ACC stockholders.

Effects on GMH if the Mergers are Not Completed

              If the REIT merger is not approved by GMH shareholders or if the mergers are not completed for any other reason, GMH shareholders will not receive any payment for their shares in connection with the REIT merger. GMH shareholders will, however, receive distributions of approximately $4.08 following the closing of the military housing sale less such amounts to be held back as determined at the discretion of GMH's board of trustees. In this event, GMH will remain an independent public company and its common shares will continue to be listed and traded on the NYSE.

              GMH expects to close the military housing sale on or before May 12, 2008, which is prior to the closing of the mergers. The military housing sale does not require shareholder approval and accordingly, is expected to close prior to the special meeting. GMH's board of trustees has determined that, if the mergers are not completed for some reason, GMH expects to continue with the military housing sale. If the mergers are not completed, GMH expects that management will operate the student housing business in a manner similar to that in which it is being operated today and that GMH shareholders will continue to be subject to the same risks and opportunities relating to the student housing business as they currently are, including, among other things, the nature of the student housing industry on which GMH's business depends, and general industry, economic and market conditions, as well as other risks associated with operating GMH without the military housing division that are discussed in the section entitled "Risk Factors—Risk Factors Relating to the Mergers." As noted in "Risk Factors—Risk Factors Relating to the Mergers—A portion of the gains from the military housing sale may not be qualifying income for REIT purposes," certain gains generated from the military housing sale may not be qualifying income for purposes of one or more of the REIT income test requirements. Furthermore, the IRS could seek to challenge the allocation of the purchase price among the assets sold as part of the military housing sale, causing a larger portion of the gain to constitute nonqualifying income. While GMH expects that it will have sufficient qualifying income in 2008 to satisfy the requirements for taxation as a REIT, this may not be the case. Therefore, there is a risk that the military housing sale could cause GMH to fail to qualify as a REIT. This risk may be significantly higher in the event that the mergers are not completed.

              If the mergers are not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of GMH common shares. See "Risk Factors—Risk Factors Relating to the Mergers—Failure to complete the military housing sale and/or the mergers could negatively impact GMH's operations and business and financial results." From time to time, GMH's board of trustees will evaluate and review the business operations, properties, dividend policy and capitalization of GMH, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not adopted by GMH shareholders or if the mergers are not consummated for any other reason, there can be no assurance that any other transaction acceptable to GMH will be offered, or that the business, prospects or results of operations of GMH will not be adversely impacted.

              Additionally, if the mergers are not consummated, the costs involved in connection with pursuing the mergers, the substantial management time and effort required to effectuate the mergers and the related disruption of GMH's operations (including the military housing sale and potential loss of key employees) would be borne by GMH.

              If the merger agreement is terminated under certain circumstances, GMH may be required to pay ACC a termination fee of $16.0 million plus the reasonable out-of-pocket costs and expenses incurred by ACC and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million. For a description of the circumstances triggering payment of the termination fee or reimbursement of ACC's costs and expenses, see "The Merger Agreement—Termination Fees and Expenses."

ACC's Reasons for the Mergers

              The factors that ACC's board of directors of directors considered in reaching its determination to approve the merger agreement were as follows:

  •
  the mergers present an opportunity to solidify ACC's position as the dominant student housing platform in the U.S.;

  •
  the assets being acquired from GMH are expected to provide ACC with a significant opportunity for net asset value appreciation with improved operational performance for these assets;

  •
  the acquired assets compare favorably with ACC's current investment criteria and portfolio;

  •
  the mergers will provide ACC with a presence in 39 new university markets presenting growth opportunities;

  •
  the mergers are expected to provide significant synergies;

  •
  the mergers will provide ACC with the ability to sell both GMH's assets and ACC's existing assets, enabling ACC to fund its owned development pipeline; and

  •
  the belief of ACC's board of directors that the overall terms of the merger agreement are in the best interests of ACC and its stockholders.

              ACC's board of directors of directors also considered certain potentially negative factors that could arise from the proposed mergers. The material potentially negative factors considered were as follows:

  •
  the potential difficulties that ACC might experience integrating the GMH businesses into ACC's existing businesses;

  •
  the risk and costs to ACC if the mergers do not close;

  •
  the risk that GMH shareholders might not approve the REIT merger; and

  •
  the risk that the anticipated benefits of the mergers might not be fully realized.

              The foregoing discussion addresses the material information and factors considered by ACC's board of directors in its consideration of the mergers. In view of the variety of factors and the amount of information considered, ACC's board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The determination of ACC's board of directors was made after consideration of all the factors as a whole. In addition, individual members of ACC's board of directors may have given different weights to different factors.

Financing of the Mergers

    Debt Financing

              In connection with the mergers, ACC has entered into a commitment letter with KeyBank for the arrangement of a senior secured term loan of $200.0 million for the ACC Operating Partnership, which may be expanded by up to an additional $100.0 million if one or more lenders agree to assume such increase. The loan will bear interest at a variable rate, at ACC's option, based upon a base rate or one-, two-, three-, or six-month LIBOR plus, in each case, a spread based upon its total leverage. There is no prepayment penalty on the term loan and the ACC Operating Partnership pays interest only on the loan until maturity, which is three years from the effective time of the REIT merger with a one-year extension option. The ACC Operating Partnership expects to repay the term loan from using the proceeds from future equity offerings, asset sales, additional borrowings and its working capital. The commitment letter is subject to customary conditions for this type of financing, including (1) the absence of a material adverse change in the financial condition, business, operations, assets or prospects of ACC or the ACC Operating Partnership, (2) the absence of a material adverse change in the market for syndicated loans of the same type as the term loan, (3) the absence of a material disruption of, or material adverse change in, financial, banking or capital market conditions which materially and adversely affect the market for syndication of a facility of the same type as the term loan, (4) the negotiation and execution of definitive loan documentation consistent with the commitment letter and any term sheet, and (5) the absence of defaults under any of ACC's financial obligations. The commitment letter expires on July 31, 2008.

              ACC has also entered into a commitment letter with KeyBank to increase the existing senior unsecured revolving credit facility of the ACC Operating Partnership from $115.0 million to $160.0 million, with the ability, subject to the satisfaction of certain conditions to expand this facility by up to an additional $65.0 million. Under this arrangement, a swingline of $15.0 million and letters of credit up to $15.0 million will also be available to the ACC Operating Partnership. The facility bears interest at a variable rate, at ACC's option, based upon a base rate or one-, two-, three-, or six-month LIBOR plus, in each case, a spread based upon its total leverage. The facility matures August 17, 2009 and ACC guarantees the ACC Operating Partnership's obligations under the facility. Availability under the revolving credit facility is limited to an "aggregate borrowing base amount" equal to the lesser of (i) 65% of the value of certain properties, calculated as set forth in the credit facility, and (ii) the adjusted net operating income from these properties divided by a formula amount. Additionally, ACC is required to pay an unused commitment fee ranging from 0.15% to 0.20% per annum, depending on the aggregate unused balance. As of December 31, 2007, the balance outstanding on the revolving credit facility totaled $9.6 million, bearing interest at a weighted average rate of 6.97%, with remaining availability under the facility (subject to the satisfaction of certain financial covenants) totaling approximately $103.8 million. The terms of the facility include certain restrictions and covenants, which limit, among other items, the incurrence of additional indebtedness, liens, and the disposition of assets. The facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require ACC to maintain certain minimum ratios of "EBITDA" (earnings before interest, taxes, depreciation and amortization) to fixed charges. ACC may not pay distributions that exceed 100% of funds from operations for any four consecutive quarters. The financial covenants also include consolidated net worth and leverage ratio tests. As of December 31, 2007, ACC was in compliance with all such covenants.

              The ACC Operating Partnership expects to repay the term loan from the proceeds from future equity offerings, asset sales, additional borrowings and its working capital. The commitment letter for the facility and the closing facility are subject to customary conditions for this type of financing, including (1) the absence of a material adverse change in the business, assets, operations, conditions (financial or otherwise) or prospects of ACC or the ACC Operating Partnership, (2) the negotiation and execution of definitive loan documentation (3) the absence of defaults under any of ACC's financial obligations.

              The merger agreement does not contain a financing condition. Under the terms of the merger agreement, ACC agreed that if any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the commitment letter or the commitment letter is terminated for any reason, ACC will use reasonable commercial efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the mergers and pay any related costs and expenses, and, if obtained, ACC is obligated to provide GMH with a copy of the new financing commitment. ACC acknowledged and agreed in the merger agreement that the receipt of the debt financing or any other replacement financing is not a condition to the obligations of ACC to consummate the mergers.

    Joint Venture

              In connection with the mergers, ACC and the ACC Operating Partnership have entered into a contribution agreement with Fidelity pursuant to which ACC and Fidelity will, immediately prior to the effective time of the REIT merger, form a joint venture and ACC will cause certain property-owning subsidiaries of GMH to contribute to the joint venture 15 student housing properties with an estimated value of approximately $325.9 million, including approximately $210.2 million in assumed debt. ACC will retain a 10% minority interest in the joint venture and will provide property management services for the properties contributed to the joint venture. ACC will use the anticipated $105.7 million proceeds from this transaction to finance a portion of the cash consideration and merger costs.

              The closing of the joint venture is subject to various conditions, including the following:

  •
  the performance by ACC, the ACC Operating Partnership and the property-owning subsidiaries of GMH in all material respects of their material obligations under the contribution agreement at or prior to closing;

  •
  the satisfaction or waiver of all conditions to the mergers described below under "The Merger Agreement—Conditions to the Mergers," delivery of all documents necessary to cause the mergers to close and become effective into escrow and the closing of the mergers immediately after the closing of the joint venture;

  •
  the representations and warranties of ACC contained in the contribution agreement and those of GMH contained in the merger agreement relating to the properties to be contributed to the joint venture being true and correct in all material respects;

  •
  the conveyance of good and marketable title to the properties to subsidiaries of the joint venture subject to specified exceptions and the title company having issued or being committed to issue title insurance for those properties;

  •
  the absence of certain material adverse effects on the properties;

  •
  the delivery of approval of the assumptions of the loans on the properties from the lenders thereunder;

  •
  the absence of gross negligence, willful misconduct, bad faith and similar acts by ACC with respect to the joint venture transaction;

  •
  the continuation of William C. Bayless, Jr. or a specified successor as the chief executive officer of ACC; and

  •
  the absence of an ACC bankruptcy.

              If any condition in favor of Fidelity with respect to three or fewer properties is not satisfied as of the closing date, Fidelity may terminate the contribution agreement with respect to such properties and the contribution value will be adjusted. If there are four or more properties with such an unsatisfied condition, Fidelity may terminate the contribution agreement with respect to all of the properties.

              In the merger agreement, GMH agreed to reasonably cooperate with ACC in order to consummate the joint venture transaction immediately prior to the effective time of the REIT merger so long as GMH receives a written letter from ACC prior to the consummation of such transaction, in form and substance reasonably satisfactory to ACC, confirming that all of the conditions to the obligations of ACC to consummate the mergers have been irrevocably satisfied or waived. ACC acknowledged in the merger agreement that the closing of the joint venture transactions is not a condition to the obligations of the ACC to consummate the mergers.

    Public Offering

              ACC closed the public offering of 9.2 million shares of its common stock at a price of $28.75 per share, which includes 1.2 million shares issued as a result of the underwriters' exercise of their over-allotment option in full at the closing, on April 23, 2008. ACC received approximately $252.4 million in net proceeds from this offering after deducting the underwriting discount and fee and estimated expenses of the offering. ACC intends to use the net proceeds of this offering to fund a portion of the cash consideration payable in the mergers.

    Failure to Obtain Financing

              If the term loan or the joint venture transaction do not close, ACC will need to finance the mergers by other means, which may result in ACC incurring increased interest costs on replacement financing. See "Risk Factors—Risk Factors Relating to the Mergers—If the term loan or the joint venture transaction do not close, ACC will need to replace the funding that will be used to finance a portion of the cash consideration and other merger costs."

              If all other closing conditions have been satisfied or waived but ACC fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as the GMH Parties are not in material breach of their obligations under the merger agreement, the GMH Parties would be entitled to terminate the merger agreement and receive from ACC the reasonable out-of-pocket costs and expenses incurred by GMH and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million. GMH is also entitled to specific performance with respect to the merger agreement in addition to any other remedy at law or equity (including injunctions). See "The Merger Agreement—Termination Fees and Expenses."

Opinion of GMH's Financial Advisor

              GMH retained Wachovia Securities to act as its financial advisor in connection with the mergers and the military housing sale. In connection with this engagement, GMH requested that Wachovia Securities evaluate the fairness, from a financial point of view, of the merger consideration, taken together with the payment of the military sale distributions, to be received by holders of GMH common shares and holders of GMH Operating Partnership units (other than GMH, the general partner of the GMH Operating Partnership and other subsidiaries of GMH). In selecting Wachovia Securities as GMH's financial advisor, GMH considered, among other things, Wachovia Securities' reputation and experience in similar transactions and its familiarity with GMH. Wachovia Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; valuations; and general corporate advisory services.

              On February 11, 2008, at a meeting of GMH's board of trustees held to evaluate the mergers and related transactions, Wachovia Securities delivered to GMH's board of trustees its oral opinion, which was confirmed in writing, to the effect that, as of February 11, 2008 and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, its experience as investment bankers and other factors it deemed relevant, the merger consideration, taken together with the payment of the military sale distributions, to be received by holders of GMH common shares and holders of GMH Operating Partnership units (other than GMH, the general partner of the GMH Operating Partnership and other subsidiaries of GMH) was fair, from a financial point of view, to such holders. For purposes of its opinion, Wachovia Securities took into account, in the case of holders of GMH Operating Partnership units, only the merger consideration (taken together with the payment of the military sale distributions) that would be received by such holders if, prior to the consummation of the mergers, they converted their GMH Operating Partnership units into GMH common shares in accordance with the terms of the limited partnership agreement of the GMH Operating Partnership. The full text of Wachovia Securities' written opinion to GMH's board of trustees, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. The following summary is qualified in its entirety by reference to the full text of the opinion. Wachovia Securities provided its opinion for the information and assistance of GMH's board of trustees in connection with its evaluation of the merger consideration, taken together with the payment of the military sale distributions, from a financial point of view. Wachovia Securities' opinion does not address any other aspect of the mergers or any related transaction, does not address the relative merits of the mergers or any related transaction and does not constitute a recommendation as to how any securityholder should vote or act in connection with the mergers (including, in the case of holders of GMH Operating Partnership units, as to whether such holder should elect to receive ACC Operating Partnership units, in lieu of ACC common stock, in the mergers) or any other matters.

              In arriving at its opinion, Wachovia Securities, among other things:

  •
  reviewed the merger agreement and the securities purchase agreement, including the financial terms of those agreements;

  •
  reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K for GMH and ACC for the last three years ended December 31, 2006;

  •
  reviewed certain interim reports to shareholders and Quarterly Reports on Form 10-Q for GMH and ACC;

  •
  reviewed certain business, financial and other information regarding GMH and ACC that was publicly available;

  •
  reviewed certain business, financial and other information regarding GMH that was furnished to Wachovia Securities by GMH's management, including financial forecasts prepared by GMH's management, and discussed with GMH's management the operations and prospects of GMH, including the historical financial performance and trends in the results of operations of GMH;

  •
  reviewed certain business, financial and other information regarding ACC that was furnished to Wachovia Securities by ACC's management, including financial forecasts prepared by ACC's management, and discussed with the managements of GMH and ACC the operations and prospects of ACC, including the historical financial performance and trends in the results of operations of ACC;

  •
  reviewed reported prices and trading activity for GMH common shares and ACC common stock;

  •
  compared certain financial data for GMH and ACC with similar data regarding certain other publicly traded companies that Wachovia Securities deemed relevant;

  •
  compared the proposed financial terms of the merger agreement and the securities purchase agreement with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed relevant;

  •
  analyzed the net asset values of GMH and ACC based upon financial forecasts and other estimates relating to GMH and ACC prepared by the managements of GMH and ACC and capitalization rates and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

  •
  analyzed the estimated present value of the future cash dividends of GMH and ACC based upon financial forecasts and other estimates relating to GMH and ACC prepared by the managements of GMH and ACC and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

  •
  reviewed the potential pro forma impact of the mergers on ACC's forecasted financial statements based upon financial forecasts and other estimates relating to GMH and ACC, including estimated synergies resulting from the mergers, prepared by the managements of GMH and ACC and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

  •
  participated in discussions and negotiations among representatives of GMH, ACC, Balfour Beatty and their respective advisors;

  •
  discussed with GMH's senior executives certain strategic alternatives previously considered by a special committee of GMH's board of trustees with respect to GMH, including the results of the process undertaken by GMH in 2006 with respect to the possible sale of all or a portion of GMH and preliminary discussions held by or on behalf of GMH with third parties in connection with that process; and

  •
  considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria, that Wachovia Securities deemed relevant.

              In connection with its review, Wachovia Securities relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and Wachovia Securities did not make, and did not assume any responsibility for, any independent verification of such information. Wachovia Securities relied upon assurances of the managements of GMH and ACC that they were not aware of any facts or circumstances that would make such information about GMH or ACC inaccurate or misleading. With respect to the financial forecasts and other estimates relating to GMH and ACC, Wachovia Securities was advised and, at GMH's direction, assumed that they were reasonably prepared and reflected the best current estimates, judgments and assumptions of the managements of GMH and ACC, as the case may be, as to the future financial performance of GMH and ACC. Wachovia Securities assumed no responsibility for, and expressed no view as to, such forecasts or estimates or the judgments or assumptions upon which they were based. In arriving at its opinion, Wachovia Securities neither made nor was it provided with any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of GMH or ACC, including the disposition properties and the home office, which are referred to in this section, collectively, as the disposition assets. Wachovia Securities is not a real estate appraiser and expressed no opinion as to the value of any individual property of GMH or ACC, or the price at which any such property might be transferable, at any time.

              In rendering its opinion, Wachovia Securities assumed that the mergers and related transactions, including the military housing sale and the military sale distributions, would be consummated in accordance with the terms described in the merger agreement and the securities purchase agreement and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents or approvals, no restrictions would be imposed or other actions would be taken that would have an adverse effect on GMH, ACC or the mergers or any related transaction. Wachovia Securities was advised by the managements of GMH and ACC that each of GMH and ACC were operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since its formation as a REIT and assumed that the mergers and related transactions would not adversely affect the status or operations of GMH or ACC as a REIT. Wachovia Securities' opinion was necessarily based on economic, market, financial and other conditions and the information made available to Wachovia Securities as of the date of its opinion. Although subsequent developments may affect its opinion, Wachovia Securities does not have any obligation to update, revise or reaffirm its opinion.

              Wachovia Securities' opinion only addressed the fairness, from a financial point of view, of the merger consideration to the extent expressly specified in the opinion and did not address any other terms or aspects of mergers or any related transaction, including, without limitation:

  •
  the form or structure of the mergers or any tax or accounting aspects of the mergers;

  •
  the form or structure of the merger consideration, the relative fairness of the merger consideration between the holders of GMH common shares and the holders of GMH Operating Partnership units or any aspect or implication of the ability of holders of the

    GMH Operating Partnership units to elect to receive ACC Operating Partnership units, in lieu of ACC common stock, in the mergers;

  •
  any aspect or implication of the military housing sale, the sale of any disposition assets or the military sale distributions (other than, in the case of the military sale distributions, to the extent expressly taken into account for purposes of Wachovia Securities' opinion), including the fairness of the consideration to be received by GMH and the GMH Operating Partnership in the military housing sale or the sale of any disposition assets or the allocation between the holders of GMH common shares and the holders of GMH Operating Partnership units of the military sale distributions or the distribution of proceeds of the sale of any disposition assets; or

  •
  any arrangements to sell to any holders of GMH common shares and/or GMH Operating Partnership units any of the disposition assets (including the put agreement between GMH Operating Partnership and Gary M. Holloway, Sr.) or any other agreements, arrangements or understandings entered into in connection with the mergers, the military housing sale, the sale of any disposition assets or otherwise.

              In addition, Wachovia Securities' opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the mergers, or any class of such persons, relative to the merger consideration (taken together with the payment of the military sale distributions). Wachovia Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties with respect to a possible acquisition of all or a portion of GMH. Wachovia Securities also was not requested to, and it did not, participate in the negotiation or structuring of the sale of any disposition assets, including the transactions contemplated by the put agreement. Wachovia Securities' opinion did not address the relative merits of the mergers or any related transaction compared with other business strategies or transactions available or that were or might be considered by GMH's management or board of trustees regarding GMH, nor did its opinion address the merits of the underlying decision by GMH to enter into the merger agreement or the securities purchase agreement. Wachovia Securities did not consider, and Wachovia Securities expressed no opinion with respect to, the price at which GMH common shares might trade following the announcement of the mergers or the prices at which ACC common stock would trade at any time. Except as described above, GMH imposed no other instructions or limitations on Wachovia Securities with respect to the investigations made or the procedures followed by it in rendering its opinion. The issuance of Wachovia Securities' opinion was approved by an authorized committee of Wachovia Securities.

              The summary set forth below does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material analyses performed by Wachovia Securities in connection with Wachovia Securities' opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Wachovia Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Accordingly, the analyses reflected in the tables and described below must be considered as a whole, and considering any portion of the analyses, without considering all analyses, could create a misleading or incomplete view of the processes underlying Wachovia Securities' analyses and opinion. For purposes of the "GMH Financial Analyses" summarized below, the "implied per share total consideration value" refers to the $9.61 implied per share value based on the sum of the following:

  •
  the per share cash portion of the merger consideration of $3.36;

  •
  the per share value of the stock portion of the merger consideration based on the merger exchange ratio of 0.07642 and the closing price of ACC common stock on February 11, 2008; and

  •
  the military sale distributions, as estimated by GMH's management, of $4.08 per share.

    GMH Financial Analyses

              Net Asset Value Analysis.    Wachovia Securities performed a net asset valuation of GMH based on internal estimates and other data of GMH's management. The estimated value of GMH's student housing portfolio was calculated as follows:

  •
  in the case of assets anticipated to be retained by ACC, a selected range of economic capitalization rates of 6.25% to 6.75% was applied to GMH's estimated calendar year 2008 net operating income, referred to as NOI, attributable to those assets;

  •
  in the case of assets to be acquired by ACC's joint venture with Fidelity, the acquisition value ascribed to such assets by the joint venture parties, which reflected an implied economic capitalization rate of 6.53%, was utilized; and

  •
  in the case of disposition properties, the amount of mortgage debt associated with such disposition properties, less a range of estimated reserves for potential write-downs recognized upon disposition, was utilized.

              The estimated value of GMH's military housing portfolio was calculated by applying a range of discount rates of 10.0% to 12.0% to the 50-year projected future cash flows that GMH's military housing portfolio could generate, which, in the case of cash flows attributed to future unidentified projects, were probability-adjusted downward by 25.0% based on the assessments of GMH's management. The estimated value of GMH's operating assets was calculated by applying a selected range of multiples of 4.0x to 6.0x to GMH's calendar year 2008 estimated management income and by applying a selected range of multiples of 2.0x to 4.0x to GMH's calendar year 2008 estimated development revenue. Other asset and liability values were calculated based on the book values of such assets and liabilities as reflected on GMH's balance sheet as of December 31, 2007 prepared by GMH's management, adjusted, in the case of liabilities, for the estimated mark-to-market value of GMH's outstanding debt. This analysis indicated the following implied per share equity reference range for GMH, as compared to the implied per share total consideration value:

Implied Per Share Equity Reference Range for GMH	Implied Per Share Total Consideration Value
$7.79 - $10.06	$9.61

              Dividend Discount Analysis.    Wachovia Securities calculated the estimated present value of GMH's future cash dividends during calendar year 2008 through calendar year 2010 based on internal estimates of GMH's management. Wachovia Securities calculated a range of terminal values for GMH by applying a range of funds from operations, referred to as FFO, terminal value multiples of 8.0x to 12.0x to GMH's estimated calendar year 2010 FFO. The cash dividends and terminal values were then discounted to present value using a range of discount rates of 10.0% to 11.0%. This analysis indicated the following implied per share equity reference range for GMH, as compared to the implied per share total consideration value:

Implied Per Share Equity Reference Range for GMH	Implied Per Share Total Consideration Value
$5.93 - $8.25	$9.61

              Selected Public Company Analysis.    Using publicly available information, including research analysts' estimates and public filings, Wachovia Securities reviewed financial and stock market information for the following 14 selected publicly held REITs in the student housing and multifamily housing sectors:

Student Housing REITs		Multifamily Housing REITs
•	ACC	•	Apartment Investment and Management Company
•	Education Realty Trust, Inc.	•	Associated Estates Realty Corporation
		•	AvalonBay Communities, Inc.
		•	BRE Properties, Inc.
		•	Camden Property Trust
		•	Colonial Properties Trust
		•	Essex Property Trust, Inc.
		•	Home Properties, Inc.
		•	Investors Real Estate Trust
		•	Mid-America Apartment Communities, Inc.
		•	Post Properties, Inc.
		•	UDR, Inc.

              Wachovia Securities reviewed, among other things, closing stock prices of the selected companies on February 11, 2008 as a multiple of calendar year 2008 estimated FFO per share. Wachovia Securities then applied a selected range of calendar year 2008 FFO per share multiples derived from the selected companies to corresponding financial data of GMH. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of GMH were based on internal estimates of GMH's management. This analysis indicated the following implied per share equity reference range for GMH, as compared to the implied per share total consideration value:

Implied Per Share Equity Reference Range for GMH	Implied Per Share Total Consideration Value
$7.32 - $9.31	$9.61

              Selected Transactions Analysis.    Using publicly available information, including public filings and equity research, Wachovia Securities reviewed the following nine selected transactions involving publicly held real estate companies announced since October 4, 2004:

Announcement Date		Acquiror		Target
•	10/23/2007	•	BPG Properties, Ltd.	•	Boston Capital Real Estate Investment Trust, Inc.
•	6/25/2007	•	Sentinel Real Estate Corp.	•	America First Apartment Investors, Inc.
•	5/29/2007	•	Tishman Speyer Real Estate Venture VII, L.P./Lehman Brothers Holdings Inc.	•	Archstone-Smith Trust
•	8/31/2006	•	Babcock & Brown Ltd.	•	BNP Residential Properties, Inc.
•	12/19/2005	•	Morgan Stanley Real Estate/ONEX Corporation	•	The Town and Country Trust
•	10/24/2005	•	Prime Property Fund, LLC	•	AMLI Residential Properties Trust
•	6/7/2005	•	ING Groep NV	•	Gables Residential Trust
•	10/25/2004	•	Colonial Properties Trust	•	Cornerstone Realty Income Trust, Inc.
•	10/4/2004	•	Camden Property Trust	•	Summit Properties Inc.

              Wachovia Securities reviewed the purchase prices paid for the target company's equity as a multiple of latest 12 months' FFO. Wachovia Securities then applied a selected range of latest

12 months' FFO multiples derived from the selected transactions to GMH's calendar year 2007 estimated FFO. Financial data for the selected transactions were based on public filings and publicly available financial information at the time of announcement of the relevant transaction. Financial data for GMH were based on internal estimates of GMH's management. This analysis indicated the following implied per share equity reference range for GMH, as compared to the implied per share total consideration value:

Implied Per Share Equity Reference Range for GMH	Implied Per Share Total Consideration Value
$7.36 - $11.37	$9.61

    ACC Financial Analyses

              Selected Public Company Analysis.    Using publicly available information, including research analysts' estimates and public filings, Wachovia Securities compared selected financial and stock market data of ACC with selected financial and stock market information for GMH and the selected companies referred to above under "—GMH Analyses—Selected Public Company Analysis." Wachovia Securities reviewed, among other things, closing stock prices of GMH and the selected companies on February 11, 2008 as a multiple of calendar years 2007, 2008 and 2009 estimated FFO per share. Wachovia Securities then compared these multiples with corresponding multiples implied for ACC based on the closing price of ACC common stock on February 11, 2008. Financial data of ACC, GMH and the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. This analysis indicated the following implied low, median, mean and high multiples for GMH and the selected companies, as compared to the multiples implied for ACC:

Implied Multiples for Selected Companies
Closing Stock Price on 2/11/08 as Multiple of:					Implied Multiples for ACC
	Low	Median	Mean	High
Calendar year 2007 FFO	9.4x	12.9x	14.2x	21.0x	27.6x
Calendar year 2008 FFO	8.5x	12.5x	13.5x	21.6x	18.2x
Calendar year 2009 FFO	7.8x	12.0x	12.7x	20.6x	17.2x

              Dividend Discount Analysis.    Wachovia Securities calculated the estimated present value of ACC's future cash dividends during calendar year 2008 through calendar year 2010 based on internal estimates of ACC's management and publicly available research analysts' growth rate assumptions discussed with ACC's management. Wachovia Securities calculated a range of terminal values for ACC by applying a range of FFO terminal value multiples of 17.2x to 19.2x to ACC's calendar year 2010 estimated FFO, excluding FFO attributable to ACC's on-campus participating properties, referred to as modified FFO. The cash dividends and terminal values were then discounted to present value using a range of discount rates of 9.25% to 9.75%. This analysis indicated the following implied per share equity reference range for ACC, as compared to the closing price of ACC common stock on February 11, 2008:

Implied Per Share Equity Reference Range for ACC	Closing Price of ACC Common Stock on 2/11/08
$28.10 - $31.36	$28.43

              Net Asset Value Analysis.    Wachovia Securities performed a net asset valuation of ACC based on internal estimates and other data of ACC's management. The estimated value of ACC's off-campus properties portfolio was calculated by applying a selected range of economic capitalization rates of 5.75% to 6.25% to ACC's estimated calendar year 2008 NOI attributable to those assets. The estimated value of ACC's development portfolio was calculated by applying a selected range of economic capitalization rates of 6.75% to 7.25% to ACC's estimated stabilized NOI attributable to those assets.

In addition, a multiple of 7.0x was applied to ACC's estimated calendar year 2008 revenue attributable to ACC's on-campus participating properties and to ACC's estimated calendar year 2008 third-party development and management income. Other asset and liability values (excluding debt associated with ACC's on-campus participating properties) were calculated based on the book values of such assets and liabilities as reflected on ACC's estimated balance sheet as of June 30, 2008, adjusted, in the case of liabilities, for the estimated mark-to-market value of ACC's outstanding debt. This analysis indicated the following implied per share equity reference range for ACC, as compared to the closing price of ACC common stock on February 11, 2008:

Implied Per Share Equity Reference Range for ACC	Closing Price of ACC Common Stock on 2/11/08
$28.00 - $32.47	$28.43

    Pro Forma Accretion/Dilution Analysis.

              Wachovia Securities reviewed the potential pro forma financial effect of the mergers on ACC's estimated calendar year 2008 modified FFO per share after giving effect to estimated synergies resulting from the mergers based on discussions with GMH's management. Estimated financial data of ACC were based on internal estimates of ACC's management and estimated financial data of GMH were based on internal estimates of GMH's management. This analysis indicated that the mergers could be accretive to ACC's estimated calendar year 2008 modified FFO per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    Miscellaneous

              In performing its analyses, Wachovia Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond GMH's and ACC's control. No company, transaction or business used in the analyses described above is identical or directly comparable to GMH, ACC, the mergers or the military housing sale. Accordingly, a complete analysis of the results of the foregoing cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial characteristics of the selected companies, transactions or businesses and other factors that could affect the value of the selected companies, transactions or businesses. Any estimates underlying Wachovia Securities' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

              The analyses performed were prepared solely as a part of Wachovia Securities' analysis of the fairness, from a financial point of view, of the merger consideration, taken together with the payment of the military sale distributions. These analyses were conducted in connection with the delivery by Wachovia Securities of its opinion dated February 11, 2008 to GMH's board of trustees. The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or the prices at which any securities have traded or may trade at any time in the future. The type and amount of consideration payable in the mergers and the military housing sale were determined through negotiations between GMH and ACC and between GMH and Balfour Beatty, respectively. Wachovia Securities did not recommend any specific consideration to GMH's board of trustees or that any given consideration constituted the only appropriate consideration for the mergers or the military housing sale. The decision to enter into the merger agreement and the securities purchase agreement was solely that of GMH's board of trustees. As described above, Wachovia Securities' opinion and analyses were only one of many factors taken into consideration by GMH's board of trustees in evaluating the merger and the military housing transaction. Wachovia Securities' analyses summarized above should not be viewed as determinative of the views of GMH's board of trustees or management with respect to the mergers or the merger consideration or the military housing sale or the military sale distributions.

              Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. Wachovia Securities has been engaged to act as financial advisor to GMH in connection with the mergers and the military housing sale and will receive for such services a customary fee, a portion of which was payable upon delivery of its opinion and a significant portion of which will be payable upon the consummation of the mergers and the military housing sale. In addition, GMH has agreed to reimburse certain of Wachovia Securities' expenses and indemnify it against certain liabilities that may arise out of its engagement.

              Wachovia Securities and its affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which Wachovia Securities and such affiliates receive customary fees. In connection with unrelated matters, Wachovia Securities or its affiliates in the past have provided investment banking and other financial services to the GMH Operating Partnership and certain of its affiliates, for which Wachovia Securities and its affiliates have received fees, including having acting in the past as administrative agent for, and lender under, certain credit facilities of the GMH Operating Partnership and certain of its affiliates. Wachovia Securities also may provide similar or other such services to, and maintain relationships with, GMH, ACC, Balfour Beatty and their respective affiliates in the future. In the ordinary course of its business, Wachovia Securities may actively trade or hold the securities of GMH, ACC and Balfour Beatty for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Accounting Treatment for the Mergers

              The mergers will be accounted for under the purchase method of accounting, with ACC treated as the acquirer. Under this method of accounting, GMH's assets and liabilities will be recorded by ACC at their respective fair values as of the closing date of the mergers and added to those of ACC. Financial statements of ACC issued after the mergers will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of GMH prior to the mergers. The results of operations of GMH will be included in the results of operations of ACC beginning on the effective date of the REIT merger.

Regulatory Matters

              Neither ACC nor GMH is aware of any material U.S. federal or state regulatory approvals that must be obtained in connection with the mergers. However, the closing of the military housing sale (which is a condition precedent to the closing of the mergers) is subject to (a) obtaining necessary regulatory approvals, which includes the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) receipt of notice that the military housing transaction is not subject to the Exon-Florio amendments to The Defense Production Act of 1950. GMH and Balfour Beatty each filed a Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. The waiting period expired at 11:59 p.m. on March 31, 2008, without any request for additional information. A voluntary notice under the Exon-Florio amendments to the Defense Production Act of 1950 was submitted on March 11, 2008 to CIFIUS. On April 10, 2008, GMH received a letter that CFIUS had reviewed the submissions provided to it regarding the military housing sale and determined that there were no unresolved national security concerns and that action under the Exon-Florio amendments to the Defense Protection Act of 1950 was concluded.

Delisting and Deregistration of GMH Common Shares; Listing of ACC Common Stock Issued in Connection with the Mergers

              GMH common shares are currently listed on the NYSE under the symbol "GCT." Upon completion of the REIT merger, GMH common shares will be delisted from the NYSE and deregistered under the Exchange Act. It is a condition to the consummation of the mergers that the shares of ACC common stock to be issued in connection with the mergers be approved for listing on the NYSE, subject to official notice of issuance. Following the mergers, ACC expects that the shares of ACC common stock will continue to trade on the NYSE under the symbol "ACC."

INTERESTS OF TRUSTEES AND EXECUTIVE OFFICERS OF
GMH IN THE MERGERS

              In considering the recommendation of GMH's board of trustees that you vote to approve the REIT merger, you should be aware that some of GMH's executive officers and trustees have interests in the mergers and have arrangements that may be considered to be different from, or in addition to, those of GMH shareholders. GMH's board of trustees was aware of these interests and considered them, among other matters, in reaching its decision to approve the mergers and the transactions contemplated by the merger agreement and to recommend that you vote in favor of the REIT merger.

Equity Compensation Awards

              All restricted GMH common shares issued to GMH's executive officers and trustees pursuant to GMH's equity incentive plan that are not yet vested will become fully vested and any restrictions on such restricted GMH restricted shares will terminate or lapse at the REIT merger effective time and will automatically be converted into the right to receive the merger consideration. This treatment of restricted shares issued to GMH's executive officers and trustees is consistent with the treatment of restricted shares issued to all employees.

Employment Agreements

              GMH has entered into employment agreements with each of Messrs. Holloway, Robinson, O'Grady, DeRiggi and Macchione. Pursuant to the employment agreements, the completion of the mergers and the transactions contemplated by the merger agreement will result in (i) accelerated vesting of any of the executives' unvested equity awards, (ii) the executive becoming entitled to certain cash payments if GMH or a successor entity terminates the executive's employment without "cause" or the executive resigns for "good reason" (as such terms are defined in the employment agreements) and (iii) the payment of certain retention bonuses. In addition, each of Messrs. Holloway and Robinson is entitled to reimbursement from GMH for taxes imposed under Section 4999 of the Code. Mr. Holloway is entitled to a gross-up payment estimated to be approximately $1,642,902. Mr. Robinson is expected to waive various severance payments in connection with the receipt of an offer of employment with the military housing subsidiaries.

              The following table sets forth the total amount of cash payments that is expected to be paid to Messrs. Holloway, DeRiggi, Macchione and O'Grady pursuant to the employment agreements in connection with the closing of the mergers, assuming a closing date of May 31, 2008:

Executive	Total Amount of Payments
Gary M. Holloway, Sr.	$5,742,416
John DeRiggi	$1,796,907
Joseph M. Macchione	$1,593,777
J. Patrick O'Grady	$1,774,606

              Mr. O'Grady is also a participant in an account balance-type deferred compensation plan funded through corporate-owned life insurance. As of March 31, 2008, Mr. O'Grady's balance in this plan was approximately $79,000. It is anticipated that this plan will be terminated upon closing of the mergers and Mr. O'Grady's balance at that time will be distributed to him.

Success Fees

              Subject to the approval of GMH's board of trustees, a total of $2.0 million will be paid to certain executive officers and/or trustees as a success fee for closing the military housing sale, the mergers and the transactions contemplated by the merger agreement. GMH's compensation committee has allocated $350,000 to Mr. Robinson in connection with the military housing sale. The allocation of the remaining aggregate amount will be determined by GMH's board of trustees (or a committee thereof).

Put Agreement

              Prior to the closing of the mergers, GMH anticipates selling its home office. If the home office is not sold to a third party unaffiliated with GMH prior to the closing of the mergers, then Mr. Holloway is contractually obligated to purchase the home office pursuant to the put agreement by no later than one business day prior to the REIT merger effective time for the sum of $8.0 million. GMH's board of trustees has established a committee of independent directors, chaired by Denis J. Nayden, to sell the home office immediately prior to the closing of the mergers. This committee will decide whether or not to exercise GMH's rights under the put agreement. The home office committee has engaged Binswanger Corporation, a real estate broker, to market the home office.

Indemnification

              The merger agreement provides that from and after the REIT merger effective time, the ACC Parties will, jointly and severally, (i) indemnify and hold harmless each current and former director, officer, trustee, manager, employee, agent or fiduciary of GMH and acting in its capacity as such or any of its subsidiaries or as a fiduciary under or with respect to any employee benefit plan (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by law, against any Claims and any losses, Claims damages, liabilities, costs, Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to (x) receipt of documentation by ACC reasonably evidencing the need for such advancement, and (y) ACC's receipt of an undertaking by or on behalf of such Indemnified Party, to repay such Expenses if it is ultimately determined under applicable laws that such Indemnified Party is not entitled to be indemnified); provided, that the ACC Parties will have no obligation under the merger agreement to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination will have become final and non-appealable, that indemnification by the Indemnifying Parties is prohibited by applicable law.

              The merger agreement also provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT merger effective time existing in favor of the current or former directors and officers of GMH or any of its subsidiaries as provided in the GMH charter and bylaws (or, as applicable, the other organizational documents of any of GMH's subsidiaries), will be assumed by the surviving entity in the mergers at the REIT merger effective time, will survive the mergers and will continue in full force and effect in accordance with their terms for a period of six years from the REIT merger effective time.

              For the purposes of this section, "Claim" means any threatened, asserted, pending or completed action, whether instituted by any party hereto, any governmental authority or any other person, that any Indemnified Party in good faith believes might lead to the institution of any action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director, officer, trustee, employee, agent, or fiduciary of GMH, any of its subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of

ERISA) maintained by any of the foregoing at or prior to the REIT merger effective time; and (y) the term "Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to the merger agreement, including any action relating to a claim for indemnification or advancement brought by an Indemnified Party.

              Under the merger agreement, GMH is required to purchase a directors' and officers' liability insurance policy providing coverage for the current and former trustees and officers of GMH and each GMH subsidiary with a claims period of six years from the REIT merger effective time with respect to directors' and officers' liability insurance for claims arising from facts or events that occurred on or prior to the REIT merger effective time. The policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the trustees and officers as the existing policy or policies of GMH and its subsidiaries; provided that, in no event will GMH be required to expend more than an amount agreed upon by the parties. In the event that GMH would be required to expend more than such amount, GMH must obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to that amount.

Appointment to ACC's Board of Directors

              The merger agreement provides that, immediately following the effective time of the partnership merger, ACC's board of directors will be increased by one member and ACC's board of directors will appoint Joseph M. Macchione, the executive vice president, general counsel and secretary of GMH, to ACC's board of directors. Mr. Macchione will serve until the next annual meeting of ACC stockholders and will be nominated for reelection to ACC's board of directors at the next subsequent annual meeting of ACC stockholders.

THE MERGER AGREEMENT

              The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference in this proxy statement/prospectus.

              This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the merger agreement in its entirety. The merger agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

              As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement/prospectus, references to GMH's "student housing subsidiaries" do not include GMH's military housing subsidiaries and references to GMH's "subsidiaries" include both its student housing subsidiaries and its military housing subsidiaries.

The Mergers

              The merger agreement provides for the merger of REIT Merger Sub with and into GMH. GMH will continue as the surviving entity in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, or the Maryland REIT Law, and the Delaware Limited Liability Company Act, or the DLLCA. In this proxy statement/prospectus, we refer to this merger as the REIT merger.

              Next, GMH, as the surviving entity, will be merged with and into the Delaware Company. The Delaware Company will continue as the surviving entity in accordance with the Maryland REIT Law and the Delaware General Corporation Law, or DGCL. In this proxy statement/prospectus, we refer to this merger as the reincorporation merger.

              Finally, the Partnership Merger Sub will be merged with and into the GMH Operating Partnership. The GMH Operating Partnership will continue as the surviving partnership in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended, or DRULPA. In this proxy statement/prospectus, we refer to this merger as the partnership merger.

              The REIT merger will become effective upon the later of (A) the date of acceptance for record of articles of merger with the State Department of Assessments and Taxation of Maryland, or SDAT, or (B) the date of filing of a Certificate of Merger with the Delaware Secretary of State, or DSOS, or at a later time as the parties agree as specified in such filings in accordance with applicable law. In this proxy statement/prospectus, we refer to this effective time as the REIT merger effective time.

              The reincorporation merger will become effective upon the later of (A) the date of acceptance for record of the reincorporation articles of merger with the SDAT or (B) the date of filing of the reincorporation certificate of merger with the DSOS, or at a later time as the parties agree as specified in such filings in accordance with applicable law. In this proxy statement/prospectus, we refer to this effective time as the reincorporation merger effective time.

              The partnership merger will become effective upon such time as a certificate of merger has been filed with the DSOS, or at a later time as the parties agree as specified in such filing, in accordance with DRULPA. The partnership merger will occur on the closing date immediately following the reincorporation merger effective time.

              The closing of the mergers will take place as promptly as practicable, but in no event later than the second business day after all of the closing conditions set forth in the merger agreement are satisfied or waived.

The Merger Consideration and Effects of the Mergers

    The REIT Merger Consideration and Effects of the REIT Merger

              At the REIT merger effective time, each issued and outstanding GMH common share (other than GMH common shares held by GMH, ACC or any of their respective subsidiaries) will automatically be converted into, and cancelled in exchange for, the right to receive (1) 0.07642 of a share of ACC common stock, referred to as the share consideration, plus (2) a cash payment to be paid by ACC equal to the sum of $3.36 per GMH common share without interest, referred to as the cash consideration. In this proxy statement/prospectus, we sometimes refer to the cash consideration, together with the share consideration, as the merger consideration.

              If prior to the REIT merger effective time, either GMH or ACC should reclassify its common shares, or effect a recapitalization, split-up, combination, exchange of shares or readjustment, then the share consideration and the cash consideration will be ratably adjusted.

    The Reincorporation Merger Consideration and Effects of the Reincorporation Merger

              At the reincorporation merger effective time, each surviving company share issued and outstanding immediately prior to the reincorporation merger effective time will convert into one share of common stock of the Delaware Company. The shares of the Delaware Company issued and outstanding prior to the reincorporation merger effective time will be cancelled and retired and no payment will be made with respect thereto.

    The Partnership Merger Consideration and Effects of the Partnership Merger

              At the partnership merger effective time, each limited partnership unit of the GMH Operating Partnership, referred to as an LP Unit, issued and outstanding immediately prior to the partnership merger effective time (other than LP Units held by GMH), will automatically convert into, and will be cancelled in exchange for, the right to receive (1) the share consideration plus (2) a cash payment to be paid by the ACC Operating Partnership equal to the cash consideration, referred to as the Operating Partnership cash consideration; provided, however, that that in lieu of the receipt of ACC common stock, if but only if (x) the holder of such LP Unit has validly made and not revoked an election to receive per each LP Unit 0.07642 of a common unit in the ACC Operating Partnership, referred to as the Common Unit Consideration, in respect thereof, (y) the issuance of such common units would be exempt from registration under the Securities Act and applicable state securities laws and (z) the holder of such LP Unit has agreed for one year from the closing of the mergers, without the prior written consent of ACC, to not seek redemption of such common units, then each of such holder's LP Units will be converted into the right to receive the cash consideration and the Common Unit Consideration. We refer to the ACC cash consideration and share consideration and/or Common Unit Consideration as the "Partnership Merger Consideration." The common units will be redeemable in accordance with the operating partnership agreement of the ACC Operating Partnership, subject to the foregoing clause (z).

              The general partner interests of the GMH Operating Partnership will remain outstanding as general partner interests in the surviving partnership. The general partner interest of Partnership Merger Sub and each LP Unit held by the surviving entity, the general partner or any of surviving entity's subsidiaries immediately prior to the partnership merger effective time will be cancelled. The limited partnership interest of Partnership Merger Sub will remain outstanding as a limited partnership interest in the surviving partnership.

    Treatment of Restricted Shares

              Immediately prior to the REIT merger effective time, each outstanding GMH restricted common share will become fully vested and free of any forfeiture restrictions and will be considered outstanding GMH common shares as of the REIT merger effective time for all purposes of the merger agreement, including receipt of the share consideration.

    Fractional Shares

              No fractional shares of ACC common stock will be issued upon the surrender for exchange of GMH common shares or LP Units. For each fractional share that would otherwise be issued, ACC will pay cash, without interest, in an amount determined by multiplying (x) the fractional share interest to which a holder would otherwise be entitled (rounded to the nearest thousandth when expressed in decimal form) by (y) the average closing price of a share of ACC common stock on the NYSE on the 10 trading days immediately preceding the second (2nd) day prior to the REIT merger effective time (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest one-tenth of a thousand.

    Organizational Documents

              The declaration of trust of GMH, as in effect immediately prior to the REIT merger effective time, will be the declaration of trust of the surviving company until thereafter amended as provided by law.

              The certificate of incorporation and bylaws of the Delaware Company, as in effect immediately prior to the reincorporation merger effective time, will be the charter and bylaws of the surviving entity until thereafter amended as provided by law.

              The certificate of limited partnership and the limited partnership agreement of Partnership Merger Sub, as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership and the limited partnership agreement of the surviving partnership until thereafter amended as provided by law.

    Trustees and Officers

              The parties designated by REIT Merger Sub immediately prior to the REIT merger effective time will be the trustees of the surviving company and the officers of REIT Merger Sub immediately prior to the REIT merger effective time, if any, will be the officers of the surviving company, in each case to hold office until their successors are elected and qualified.

              The trustees of the surviving company immediately prior to the reincorporation merger effective time will be the directors of the surviving entity and the officers of GMH immediately prior to the reincorporation merger effective time, if any, will be the officers of the surviving entity, in each case to hold office until their successors are elected and qualified.

              The general partner of the GMH Operating Partnership will remain the general partner of the surviving partnership following the partnership merger effective time.

    No Further Ownership Rights

              At the REIT merger effective time, holders of GMH common shares will cease to be GMH shareholders and will have no rights with respect to GMH common shares other than the right to receive the share consideration. The share consideration paid to GMH shareholders in accordance with the exchange and payment procedures in the merger agreement will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to GMH common shares.

    Exchange Procedures

              Prior to the REIT merger effective time, ACC will deliver to an exchange agent certificates representing the shares of ACC's common stock sufficient to pay the share consideration and cash in an amount sufficient to pay the aggregate cash consideration (including the estimated amount of cash to be paid in lieu of fractional shares of ACC common stock) and the aggregate Operating Partnership cash consideration, referred to as the Payment Fund.

              Promptly after the REIT merger effective time, but in no event later than four business days after the REIT merger effective time, as applicable, the exchange agent will send a letter of transmittal to each holder of GMH common shares that will include detailed instructions on how such holder may exchange such holder's GMH common shares or common units of the GMH Operating Partnership, as applicable, for the applicable merger consideration. The exchange agent will pay GMH shareholders who submit their duly completed letters of transmittal, their share certificates and any other transmittal materials requested by the exchange agent or the surviving entity, (1) the share consideration they are entitled to receive, in particular, a certificate or certificates representing that number of whole shares of common stock of ACC that such holder is entitled to receive pursuant to the merger agreement, plus (2) an amount in cash equal to the ACC cash consideration that such holder is entitled to receive (net of any applicable withholding tax) plus (3) any cash such holder is entitled to receive in lieu of fractional shares of ACC, in each case without interest.

              Any portion of the Payment Fund delivered to the exchange agent by ACC that remains unclaimed by the holders of GMH common shares and holders of LP Units for one year after the REIT merger effective time (as well as proceeds from any investment thereof) will be delivered by the exchange agent to ACC.

Representations and Warranties of the GMH Parties

              The GMH Parties have made certain representations and warranties to the ACC Parties, subject in certain cases to exceptions disclosed in certain portions of GMH's Form 10-K for the year ended December 31, 2006 filed on March 16, 2007 or in any other report filed with the SEC thereafter and prior to the date of the merger agreement. None of these representations and warranties will survive the closing of the mergers. These representations and warranties include, but are not limited to, the following:

  •
  the due formation or organization, valid existence and good standing (where applicable) and authority of GMH and its subsidiaries;

  •
  the absence of direct or indirect ownership by GMH or its subsidiaries of any interest or investment in any other person;

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  the capital structure of GMH and the GMH Operating Partnership;

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  the authority of each of the GMH Parties to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of the GMH Parties;

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  the necessary consents, approvals, authorizations, notifications and filings required under certain loan documents required to consummate the mergers and the transactions contemplated by the merger agreement;

  •
  the absence of conflicts, violations, defaults, or rights of termination as a result of the transactions contemplated by the merger agreement under the organizational documents of GMH or the organizational documents of any of GMH's subsidiaries, or the terms of any loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument or obligation to which any of the GMH Parties is a party, or violation of any law or order as a result of the transactions contemplated by the merger agreement;

  •
  the absence or receipt of required consents, approvals, orders, authorizations of, registrations, declarations, filings with, notices to or permits from any governmental authority to complete the transactions contemplated by the merger agreement;

  •
  GMH's compliance with the rules and regulations of the SEC and its reporting requirements;

  •
  the implementation and maintenance of adequate disclosure controls and procedures as required by the Exchange Act and the absence of any material weaknesses in design or operation of internal control over financial reporting;

  •
  the availability of GMH's SEC filings since January 1, 2005 and the financial statements contained therein;

  •
  the absence of certain changes or events since September 30, 2007;

  •
  the absence of undisclosed material liabilities;

  •
  compliance with applicable laws by GMH, the GMH Operating Partnership and its student housing subsidiaries and the possession of permits;

  •
  the absence of certain litigation;

  •
  tax matters, including REIT qualification matters;

  •
  compliance with pension and employee benefit plan regulations and other pension and benefits matters;

  •
  labor and employment matters affecting GMH, the GMH Operating Partnership and the student housing subsidiaries;

  •
  intellectual property owned or licensed by GMH, the GMH Operating Partnership and the student housing subsidiaries;

  •
  environmental matters affecting GMH, the GMH Operating Partnership and the student housing subsidiaries;

  •
  real property owned by GMH, the GMH Operating Partnership and the student housing subsidiaries;

  •
  insurance policies of GMH, the GMH Operating Partnership and the student housing subsidiaries, title insurance policies, property restructuring, ground leases, condemnation or rezoning and management agreements;

  •
  receipt by GMH's board of trustees of the opinion of GMH's financial advisor;

  •
  the vote of GMH shareholders and the consent of the general partner as general partner of the GMH Operating Partnership required to approve the REIT merger and the partnership merger, respectively, the merger agreement and the other transactions contemplated by the merger agreement;

  •
  the absence of any undisclosed broker's and finder's fees or commissions;

  •
  material contracts of GMH, the GMH Operating Partnership and the student housing subsidiaries, the enforceability of those contracts, and the absence of any breach or violation of, or default under, any such material contracts;

  •
  the inapplicability of state anti-takeover statutes;

  •
  the accuracy of information provided by or on behalf of GMH or any of its subsidiaries for use in this proxy statement/prospectus;

  •
  the absence of a shareholders' rights agreement or similar plan or agreement which limits or impairs the ability to purchase equity or debt securities of GMH or any of its subsidiaries;

  •
  the absence of any undisclosed transactions with affiliates of GMH or any of its subsidiaries;

  •
  the absence of loans by GMH or any of its subsidiaries to any of their respective employees, officers, trustees or directors;

  •
  the inapplicability of the Investment Company Act of 1940, as amended; and

  •
  the disclosure of all agreements, arrangements or understandings made by GMH or its subsidiaries related to the contribution agreement between ACC and Fidelity regarding the joint venture.

              For purposes of the merger agreement, "GMH material adverse effect" means any state of facts, event, circumstance, development, change or effect that is materially adverse to the business, assets, properties, financial condition or results of operations of GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries, taken as a whole. Certain of GMH's representations in the merger agreement are qualified by the failure of such representations to be true to the extent that such failure would not result in, or be reasonably likely to have, a GMH material adverse effect. A GMH material adverse effect will not have occurred, however, as a result of:

  •
  any change in general economic or business conditions, except to the extent and only to the extent that such change has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change in financial or securities market conditions generally, including changes in interest or exchange rates, except to the extent and only to the extent that such change has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change generally affecting the business or industry in which GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) operate, except and only to the extent that such change has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change in legal, political or regulatory conditions generally or in any geographic region in which any of the student housing subsidiaries operates that, in each such case, generally impacts the student housing industry, except and only to the extent that such change has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  the negotiation, announcement of, the execution or the performance of the merger agreement, the securities purchase agreement or the contribution agreement between ACC and Fidelity;

  •
  any change arising from the compliance with the terms of, or the taking of any action permitted by, the merger agreement;

  •
  changes in law or GAAP, in each case applicable to the student housing industry, except and only to the extent that such event has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change; or

  •
  act of God, casualty, fire, flood, hurricane, earthquake, other severe weather, natural disaster, terrorism or act of war (whether declared or undeclared), except and only to the extent that such event has a disproportionate impact on GMH and the GMH Operating Partnership (in each case, other than the military housing subsidiaries) and the student housing subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change, or would prevent the GMH and/or its subsidiaries from consummating the transactions contemplated by the merger agreement or performing their respective obligations thereunder.

Representations and Warranties of the ACC Parties

              The ACC Parties have made certain representations and warranties to the GMH Parties subject in certain cases to exceptions disclosed in certain portions of ACC's Form 10-K for the year ended December 31, 2006 filed on March 16, 2007 or in any other SEC report filed thereafter and prior to the date of the merger agreement. None of these representations and warranties will survive the closing of the mergers. These representations and warranties include, but are not limited to, the following:

  •
  the due formation or organization, valid existence and good standing (where applicable) and authority of ACC, the ACC Operating Partnership and its subsidiaries;

  •
  the absence of direct or indirect ownership by ACC or its subsidiaries of any interest or investment in any other person;

  •
  the capital structure of ACC and the ACC Operating Partnership;

  •
  the authority of each of the ACC Parties to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of the ACC Parties;

  •
  the absence of conflicts, violations, defaults, or rights of termination as a result of the transactions contemplated by the merger agreement under the organizational documents of ACC or the organizational documents of any of ACC's subsidiaries, or the terms of any loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument or obligation to which any of the GMH Parties is a party, or violation of any law or order as a result of the transactions contemplated by the merger agreement;

  •
  the absence or receipt of required consents, approvals, orders, authorizations of, registrations, declarations, filings with, notices to or permits from any governmental authority to complete the transactions contemplated by the merger agreement;

  •
  ACC's compliance with the rules and regulations of the SEC and its reporting requirements;

  •
  the implementation and maintenance of adequate disclosure controls and procedures as required by the Exchange Act and the absence of any material weaknesses in design or operation of internal control over financial reporting;

  •
  the availability of ACC's SEC filings since January 1, 2005 and the financial statements contained therein;

  •
  the absence of certain changes or events since September 30, 2007;

  •
  the absence of undisclosed material liabilities;

  •
  compliance with applicable laws by ACC, the ACC Operating Partnership and its subsidiaries and the possession of permits;

  •
  the absence of certain litigation;

  •
  tax matters, including REIT qualification matters;

  •
  compliance with pension and employee benefit plan regulations and other pension and benefits matters;

  •
  the consent of the general partner as general partner of the ACC Operating Partnership is required to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement;

  •
  the absence of any undisclosed broker's and finder's fees or commissions;

  •
  material contracts of ACC, the ACC Operating Partnership and any of their subsidiaries, the enforceability of those contracts, and the absence of any breach or violation of, or default under, any such material contracts;

  •
  the compliance with the organizational documents of ACC or the organizational documents of any of ACC's subsidiaries regarding the payment of the share consideration;

  •
  the accuracy of information provided by or on behalf of GMH or any of its subsidiaries for use in this proxy statement/prospectus;

  •
  the validity of the commitment letter from KeyBank;

  •
  the inapplicability of the Investment Company Act of 1940, as amended; and

  •
  the disclosure of all agreements, arrangements or understanding made by ACC or its subsidiaries related to the contribution agreement between ACC and Fidelity regarding the joint venture.

              For purposes of the merger agreement, "ACC material adverse effect" means any state of facts, event, circumstances, development, change or effect that is materially adverse to the business, assets, properties, financial condition or results of operations of ACC and its subsidiaries, taken as a whole. Certain of the representations made by the ACC Parties in the merger agreement are qualified by the failure of such representations to be true to the extent that such failure would not result in, or be reasonably likely to have an ACC material adverse effect. An ACC material adverse effect will not have occurred, however, as a result of:

  •
  any change in general economic or business conditions, except to the extent and only to the extent that such change has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change in financial or securities market conditions generally, including changes in interest or exchange rates, except to the extent and only to the extent that such change has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change generally affecting the business or industry in which ACC and its subsidiaries operate, except to the extent and only to the extent that such change has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  any change in legal, political or regulatory conditions generally or in any geographic region in which ACC or its subsidiaries operate that, in each such case, generally impacts the student housing industry, except to the extent and only to the extent that such change has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change;

  •
  the negotiation, announcement of the execution or the performance of the merger agreement, the securities purchase agreement or the contribution agreement between ACC and Fidelity;

  •
  any change arising from the compliance with the terms of, or the taking of any action permitted by, the merger agreement;

  •
  changes in law or GAAP, in each case applicable to the student housing industry, except to the extent and only to the extent that such change has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change; or

  •
  act of God, casualty, fire, flood, hurricane, earthquake, other severe weather, natural disaster, terrorism or act of war (whether declared or undeclared), except and only to the extent that such event has a disproportionate impact on ACC and its subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such change, or would prevent ACC and its subsidiaries from consummating the transactions contemplated by the merger agreement or performing their respective obligations thereunder.

Covenants Related to Conduct of Business of GMH

              During the period from February 11, 2008 to the earlier of the partnership merger effective time or the termination of the merger agreement in accordance with its terms, subject to certain exceptions, GMH will, and will cause each of the GMH Operating Partnership and each of the student housing subsidiaries to, (1) carry on their respective businesses in the usual, regular and ordinary course consistent with past practice, (2) to the extent consistent with the foregoing clause (1), use its reasonable best efforts to preserve intact their respective current business organizations, ongoing businesses and relationships with customers, suppliers, lenders and others having business dealings with it and to keep available the services of their present officers and employees, (3) maintain the status of GMH as a REIT and the status of the GMH Operating Partnership as a partnership (and not an association or publicly traded partnership) within the meaning of the Code, (4) use commercially reasonable efforts to comply with all applicable laws wherever their respective businesses are conducted, including the timely filing of reports, forms and other documents with the SEC, and (5) not knowingly take any other action that would reasonably be anticipated to prevent or delay the consummation of the mergers or the transactions contemplated by the merger agreement. Without limiting the generality of the foregoing, subject to certain exceptions and certain events included in the disclosure schedules to the merger agreement, the GMH Parties have agreed not to (except to the extent that ACC otherwise consents in writing, which consent will not be unreasonably withheld or delayed):

  •
  declare, set aside for payment or pay any dividends on, or make any other distributions (whether in cash, shares or property) in respect of any of GMH's equity securities or the partnership interests, shares, stock or other equity interests in any of GMH's subsidiaries, other than (1) regular cash distributions at a rate not in excess of $0.165 per GMH common share, declared and paid quarterly in accordance with historic practice by GMH, subject to certain exceptions; provided that GMH shall not declare, set aside or pay its regular cash distribution in respect of any fiscal quarter after the first fiscal quarter of 2008, (2) corresponding distributions payable to each holder of partnership units of the GMH Operating Partnership, (3) the distribution of all of the capital stock of College Park Management TRS, Inc. to GMH Operating Partnership, (4) a distribution to the holders of partnership units of the GMH Operating Partnership of the entire amount of the net proceeds resulting from the military housing sale, the sale of the home office and disposition assets, if any, and a corresponding distribution to the holders of the holders of GMH common shares; (5) dividends or distributions, declared, set aside or paid by any wholly-owned GMH subsidiary to GMH or any of its subsidiaries that is, directly or indirectly, wholly-owned by GMH; and (6) any dividends or distributions to the extent made to maintain GMH's REIT status as a REIT or to eliminate any U.S. federal income tax liability;

  •
  split, combine or reclassify any shares, stock, partnership interests or other equity interest or issue or authorize the issuance of any securities in substitution for such shares, stock, partnership interests or other equity interests;

  •
  purchase, redeem (except for the redemption of LP Units for GMH common shares in accordance with the partnership agreement of the GMH Operating Partnership) or otherwise acquire (subject to certain exceptions set forth in the merger agreement) any GMH common shares, stock, other equity interests or securities of GMH or the partnership interests, stock, other equity interests or securities of any of GMH subsidiary or any options, warrants or rights to acquire, or security convertible into, GMH common shares, stock, other equity interest or securities of GMH or the partnership interest, stock or other equity interests in any GMH subsidiary;

  •
  other than issuances in respect of the redemption of LP Units for GMH common shares in accordance with the partnership agreement of the GMH Operating Partnership, authorize for issuance, issue, deliver, sell, grant or agree to issue, deliver, sell or grant, any GMH common shares, shares of stock, units, interests, any other voting or redeemable or convertible securities (including partnership interests), options, warrants or stock-based performance units of GMH or its subsidiaries, or pledge or otherwise encumber shares of capital stock or securities in GMH or any of its subsidiaries;

  •
  amend any term of any outstanding security of the GMH or its subsidiaries, the GMH organizational documents, or any other organizational documents, limited partnership agreements, limited liability company agreements or similar documents, of the GMH Operating Partnership or any student housing subsidiary;

  •
  (A) merge or consolidate with any person, except as provided in the merger agreement, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in or assets of, any person or any division or business thereof;

  •
  make, undertake or enter into commitments obligating GMH, the GMH Operating Partnership or any student housing subsidiary to make, any capital expenditures in excess of 105% of the total amounts set forth as capital expenditures or development costs in the GMH 2007 capital budget, referred to as the Budget, except capital expenditures in the ordinary course of business and consistent with past practice necessary to repair and/or prevent damage to any of the properties of GMH or any of its subsidiaries as is necessary in the event of an emergency situation, in which event GMH will provide written notice thereof to ACC within two business days thereafter;

  •
  incur any indebtedness, except for purposes of (A) funding expenditures pursuant to the Budget, (B) funding other transactions permitted by the merger agreement, (C) working capital in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted pursuant to the merger agreement, (D) making payments to holders of any indebtedness existing as of the date of the merger agreement and (E) paying any transaction expenses incurred in connection with the transactions contemplated by the merger agreement;

  •
  mortgage, pledge, create or suffer any lien, or otherwise encumber any assets or securities of GMH, the GMH Operating Partnership or any student housing subsidiary;

  •
  prepay, refinance or amend any existing indebtedness;

  •
  sell, lease (other than leases as landlord in the ordinary course of business) or otherwise dispose of any of the GMH properties, including by the disposition or issuance of equity securities in an entity that owns a GMH property, except the transactions contemplated by the merger agreement;

  •
  sell, lease, or otherwise dispose of any of its personal property or assets, except dispositions of obsolete personal property or in connection with sales of any GMH properties as permitted by the merger agreement;

  •
  make any loans, capital contributions or investments in any other person, other than in the ordinary course of business consistent with past practice;

  •
  make or rescind any election relating to taxes (in each case, except to the extent (1) any such election is required by law, (2) any such election expressly provided for in the merger agreement, (3) an election for or on behalf of the GMH Operating Partnership or any of its subsidiaries under Section 754 of the Code, (4) any other election regarding taxes made in the ordinary course of GMH's business that could not reasonably be expected to have a material adverse effect on GMH and any subsidiary of GMH or any ACC Party upon or following the REIT merger effective time or

    (5) necessary to preserve GMH's status as a REIT or the partnership status of the GMH Operating Partnership or the status of any other subsidiary of GMH which files tax returns as a partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, provided that in such events, GMH will promptly notify ACC of such election and will not fail to make such election in a timely manner);

  •
  (1) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (2) change any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP, (3) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, other than settlements or compromises (a) relating to an increase in the payment of real property taxes or sales taxes in an amount not to exceed $1.0 million, individually or in the aggregate, or (b) that do not result in a tax liability of GMH, the GMH Operating Partnership or any student housing subsidiary that materially exceeds the amount reserved, in accordance with GAAP, with respect to such claim, action, or other proceeding, or (c) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable law or GAAP (in which case, GMH will promptly inform ACC of such changes);

  •
  except as required by applicable law or any GMH employee benefit plan in effect as of the date of the merger agreement, amend, modify, alter or terminate any such plan (other than immaterial amendments, modifications, alterations or terminations that have no economic effect) or adopt any new plan that would be a GMH employee benefit plan if it had been in existence on the date of the merger agreement (other than the renewal or continuation of any existing GMH employee benefit plan that is expiring in accordance with its terms on terms that are substantially similar to such existing GMH employee benefit plan);

  •
  except as set forth in the disclosure schedules to the merger agreement, increase the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former trustee, director, officer, employee or consultant;

  •
  except as set forth in the disclosure schedules to the merger agreement, grant or pay any severance, change of control or termination pay or termination benefits to, or increase in any manner the severance, change of control or termination pay or termination benefits of, any current or former trustee, director, officer, employee or consultant of GMH or any of its subsidiaries, except the retention bonuses in the amounts set forth in the disclosure schedules to the merger agreement or grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or termination benefits or enter into or otherwise amend or alter any employment, loan, retention, consulting, indemnification, termination, change of control, severance, incentive plan, equity award or similar agreement or arrangement with any employee;

  •
  except as set forth in the disclosure schedules to the merger agreement, establish, pay, agree to grant or increase any stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement or hire new employees, except for replacement hires below the level of vice president, or enter into any new employment agreement with any permitted new hire, or grant any severance, change of control or termination pay or termination benefits to any permitted new hire other than severance and retention arrangements in an aggregate amount not to exceed $100,000;

  •
  waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any shareholder derivative or class action claims, other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid, in settlement or compromise, does not exceed $500,000, which settlement or compromise provides for a complete release of GMH and each of its applicable subsidiaries for all claims and which do not provide for any admission of liability by GMH or any of its subsidiaries or impose any obligation or restriction on the ACC Parties, the surviving entity, the surviving partnership or any of their subsidiaries after the REIT merger effective time;

  •
  waive compliance in any material respect with, amend or terminate the terms of or breaches under, or assign any rights or claims under, any material contract;

  •
  except with ACC's prior written consent, which will not be unreasonably withheld or delayed, enter into any material contract, terminate, or modify or amend in any material respect, any material contract to which GMH or any of the student housing subsidiaries is a party;

  •
  modify, amend or change any existing tax protection agreement in a manner that would adversely affect GMH, the GMH Operating Partnership, any student housing subsidiary, the surviving entity, surviving partnership, ACC or any subsidiary of ACC, or enter into any new tax protection agreement;

  •
  deliver a response to any buy/sell or other similar notices in respect of the joint venture assets of the student housing subsidiaries;

  •
  except as provided in the merger agreement, authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of GMH or any of its student housing subsidiaries (other than the transactions contemplated by the merger agreement);

  •
  fail to pay all premiums due and payable for material insurance policies and/or fail to keep material insurance policies in full force and effect;

  •
  fail to perform its obligations under any agreement relating to any outstanding indebtedness of GMH, the GMH Operating Partnership or any student housing subsidiary such that any such failure would result in an event of default under any such agreement (in each case after giving effect to any applicable waivers); or

  •
  agree in writing to take any action inconsistent with any of the foregoing.

Covenants Related to Conduct of Business of ACC

              During the period from February 11, 2008 to the earlier of the partnership merger effective time or the termination of the merger agreement in accordance with its terms, subject to certain exceptions or to the extent that GMH otherwise consents in writing, ACC and the ACC Operating Partnership will use their commercially reasonable efforts to, and will cause each of ACC's subsidiaries to use its commercially reasonable efforts to, (1) carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and (2) to the extent consistent with the foregoing clause (1), use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, preserve their relationships with customers, suppliers and others having business dealings with them and maintain the status of ACC as a REIT within the meaning of the Code.

              During the period from February 11, 2008 to the earlier of the partnership merger effective time or the termination of the merger agreement in accordance with its terms, subject to certain exceptions or to the extent that GMH otherwise consents in writing which consent will not be unreasonably withheld or delayed, ACC and the ACC Operating Partnership will not and will cause the other ACC subsidiaries not to: (1) engage in any transaction (other than the transactions contemplated by the merger agreement) that would (a) require the approval of the ACC shareholders, (b) require ACC to include the information relating to such transaction in the pro forma financial statements that are required to be contained in this proxy statement/prospectus, or (c) require ACC to amend or restate such pro forma financial statements in any material manner; (2) engage in any material securities offering, or acquisition of the business, assets or capital stock of any entity by ACC or any of its subsidiaries, in any event that would reasonably be likely to cause a material delay in the consummation of the mergers or the transactions contemplated by the merger agreement; or (3) knowingly take any other action that would reasonably be likely to prevent or delay the consummation of the mergers or the transactions contemplated by the merger agreement.

Other Covenants

              The parties to the merger agreement have agreed to various other covenants in the merger agreement. Some of these covenants are mutual, while others have been made either only by GMH or ACC and their subsidiaries that are party to the merger agreement.

Non-Solicitation

              Upon execution of the merger agreement, GMH, the GMH Operating Partnership and GMH's subsidiaries agreed to cease immediately and cause to be terminated any and all existing activities, discussions, solicitations or negotiations previously conducted with any parties with respect to an Acquisition Proposal by or on behalf of GMH, the GMH Operating Partnership or any of their representatives. GMH is required to use its reasonable commercial efforts to cause (including by written request) each person with whom it has executed a confidentiality agreement within the 12 months prior to February 11, 2008 in connection with its consideration of any Acquisition Proposal to return or destroy all confidential or other non-public information heretofore furnished to such person by or on behalf of GMH, the GMH Operating Partnership or any of their representatives.

              From February 11, 2008 until the earlier of the REIT merger effective time or the termination of the merger agreement, the GMH Parties will not, and will not authorize or permit any of their subsidiaries, or any of its or their officers, trustees, directors, partners, affiliates or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries, referred to collectively as the Representatives, directly or indirectly, to (1) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries, proposals or offers or any other efforts or attempts that constitute or that reasonably may be expected to lead to, any Acquisition Proposal or (2) initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to an Acquisition Proposal) regarding, or that reasonably may be expected to lead to, an Acquisition Proposal or (3) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar binding agreement relating to an Acquisition Proposal or requiring GMH to terminate the merger agreement, referred to as an Acquisition Agreement, except as permitted by the merger agreement.

              For purposes of the merger agreement, "Acquisition Proposal" means any proposal or offer for, whether in one transaction or a series of related transactions, any (1) merger, consolidation or similar transaction involving GMH, the GMH Operating Partnership or any of the student housing subsidiaries, (2) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of GMH or its subsidiaries representing 20% or more of the fair market value of the assets of GMH and its subsidiaries (other than the military housing subsidiaries), taken as a whole, (3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of GMH, (4) tender offer or exchange offer in which any person or "group" (as such term is defined under the Exchange Act) will acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding GMH common shares, (5) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to GMH or any of its subsidiaries or (6) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" will not include the contemplated transactions or any proposal for a transaction involving solely the military housing subsidiaries or the assets thereof.

              Notwithstanding these restrictions, at any time prior to the receipt of the GMH shareholder approval, if GMH receives a bona fide written Acquisition Proposal from a third party (which was not solicited, initiated, knowingly encouraged or knowingly facilitated in violation of the merger agreement after February 11, 2008), GMH (1) may furnish, or cause to be furnished, non-public information with respect to GMH and the subsidiaries of GMH to the person who made such Acquisition Proposal and to its financing sources and persons or entities working in concert with it, referred to collectively as a third party, and (2) may participate in discussions and negotiations regarding such Acquisition Proposal, if, in either case above, (a) prior to taking such action, GMH enters into a confidentiality agreement with the person who made such Acquisition Proposal with confidentiality provisions no less favorable to such third party than the GMH confidentiality agreement is to ACC, (b) GMH's board of trustees determines in good faith, after consultation with its outside legal counsel and independent financial advisors, that such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal and (c) concurrently with furnishing or causing to be furnished non-public information with respect to GMH and the subsidiaries of GMH to a third party, GMH furnishes or causes to be furnished such information to ACC to the extent not previously provided. The GMH Parties will not, and will cause each of the GMH's subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the GMH Parties from providing such information to ACC.

              The GMH Parties are required to provide prompt (within 24 hours following receipt thereof) oral and written notice to ACC of (1) the receipt of any Acquisition Proposal, or any material modification or amendment to any Acquisition Proposal, by any GMH Party, any GMH subsidiary or any of their representatives, (2) a summary of the material terms and conditions of such Acquisition Proposal, and (3) the identity of such person or entity making any such Acquisition Proposal. The GMH Parties must also keep ACC reasonably informed on a current basis, to the extent reasonably practicable, but in any event as promptly as practicable, of the status and material details (including any change to the material terms and conditions) of any such Acquisition Proposal. The GMH Parties will not, and will cause each of the GMH's subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the GMH Parties from providing such information to ACC.

              "Superior Proposal" means an Acquisition Proposal (on its most recently amended and modified terms, if amended and modified, and except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "20%" will be replaced by "50%") made by a third party that GMH's board of trustees determines (after taking into account any amendments to the merger agreement entered into or which ACC irrevocably covenants to enter into) in its good faith judgment after taking into account all material legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof and the likelihood and timing of consummation (as compared to the mergers) is, if consummated, superior from a financial point of view to the GMH shareholders than the mergers.

              GMH will not take any action to exempt any person (other than ACC or any of its affiliates and other than in connection with an Acquisition Agreement following a subsequent determination) from the restrictions on "control share acquisitions" contained in the Maryland Control Share Acquisition Act, as amended (or any similar provisions of the Maryland REIT Law) or otherwise cause such restrictions not to apply.

Debt Financing

              The ACC Parties have represented that they have no reason to believe that any of the conditions relating to the funding of the full amount of the debt financing under the terms of the commitment letter from KeyBank will not be satisfied on or prior to the closing of the mergers.

              If the financing commitment or the commitment letter expires, is terminated or otherwise becomes unavailable prior to the closing, for any reason including a failure of a financing source to provide financing to ACC on the terms set forth in the commitment letter, ACC must (1) immediately notify GMH of such expiration, termination or other unavailability and the reasons therefor and (2) use commercially reasonable efforts to obtain alternative financing as contemplated by the commitment letter from alternative sources in an amount sufficient to consummate the mergers and the transactions contemplated by the merger agreement and to pay any related costs and expenses. If applicable, ACC will provide GMH with a copy of a new financing commitment.

              The receipt of the debt financing or any other replacement financing is not a condition to the obligations of the ACC Parties to consummate the mergers.

Home Office and Disposition Properties

              In connection with the mergers, GMH anticipates selling its home office immediately prior to the closing of the mergers, and will have the right, but not the obligation, to sell certain disposition properties. A percentage of the amount received, if any, in connection with the sale of the home office and certain of the disposition properties is allowed to be paid under the merger agreement to GMH shareholders and unitholders as a special distribution preceding the closing of the mergers. Any amounts distributed as a special distribution will be in addition to the merger consideration.

              If the home office is not sold to a third party unaffiliated with GMH prior to the closing of the mergers, then Gary M. Holloway, Sr., GMH's chairman, chief executive officer and president, is contractually obligated to purchase the home office pursuant to the put agreement. GMH's board of trustees has established a committee of independent trustees, chaired by Denis J. Nayden, referred to as the home office committee, to sell the home office immediately prior to the closing of the mergers. This committee will decide whether or not to exercise GMH's rights under the put agreement. The home office committee has engaged Binswanger Corporation, a real estate broker, to market the home office. Binswanger Corporation is periodically reporting to the home office committee on the success of its marketing efforts.

              In addition, GMH has received interest in some of the disposition properties and certain of these disposition properties have either been placed under a contract for sale or are the subject of a letter of intent that may lead to a contract for sale. As of the date of this proxy statement/prospectus, in those cases in which a disposition property is subject to a contract for sale, the contract terms include due diligence review periods and conditions precedent to the purchasers' obligations to proceed with the sale. Accordingly, there can be no assurance that any of these disposition properties will be sold and, if they are sold, that the proceeds from the sale will be sufficient in amount to enable GMH to make a special distribution prior to the closing of the mergers. GMH will update its shareholders and unitholders through the use of press releases as and when it becomes more certain as to whether any one or more of the disposition assets are likely to be sold prior to the closing of the mergers.

              It is not a condition to the completion of the mergers that the home office or any of the disposition properties be sold prior to the REIT merger effective time.

Military Housing Sale

              GMH and the GMH Operating Partnership are required to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the military housing sale on substantially the terms and conditions described in the securities purchase agreement, including using commercially reasonable efforts to: (1) satisfy on a timely basis all terms, covenants and conditions set forth in the securities purchase agreement, (2) enforce its rights under the securities purchase agreement, and (3) consummate the military housing sale prior to the REIT merger effective time.

              GMH will not amend or alter, or agree to amend or alter, or permit to be amended or altered, the securities purchase agreement in any manner that (1) materially and adversely affects the rights and obligations of the ACC Parties under the merger agreement, (2) subjects any of the ACC Parties to any post-closing liability relating to the military housing subsidiaries to a greater extent than the securities purchase agreement, or (3) would reasonably be likely to cause a delay of the closing of the mergers beyond July 31, 2008 without the prior written consent of ACC.

              The consummation of the military housing sale is a condition to the obligations of the GMH Parties and ACC Parties to consummate the mergers.

Fidelity Agreement

              GMH and the GMH Operating Partnership each agree to reasonably cooperate with ACC in order to consummate the transactions contemplated by the agreement between Fidelity and ACC immediately prior to the REIT merger effective time; provided that GMH receives a written letter from the ACC Parties prior to the consummation of such transactions, in form and substance reasonably satisfactory to GMH, confirming that all of the conditions to the obligations of the ACC Parties to consummate the mergers have been irrevocably satisfied or waived.

              For the avoidance of doubt, the closing of the transactions contemplated by the agreement with Fidelity is not a condition to the obligations of the ACC Parties to consummate the mergers.

Conditions to the Mergers

              The parties' obligations to complete the mergers are subject to the conditions specified in the merger agreement. Some of the conditions are mutual, meaning that if the condition is not satisfied, none of the parties would be obligated to close the mergers. In addition, the merger agreement includes additional conditions in favor of either the GMH Parties or the ACC Parties, meaning that if the condition is not satisfied, that party could waive it to the extent legally permissible and the other party would remain obligated to close the mergers.

              The obligations of the parties to complete the mergers are subject to the following mutual conditions:

  •
  approval of the REIT merger by the required vote of GMH shareholders;

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  effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus is a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose;

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  authorization by the NYSE of the listing of the ACC common stock to be issued in the mergers, subject to official notice of issuance;

  •
  receipt of all the material approvals, authorizations and consents of any governmental authority required to consummate the mergers (all of which must be in full force and effect), and expiration or termination of all waiting periods relating to the approvals, authorizations and consents;

  •
  absence of any injunction, order, decree or ruling issued by a governmental authority in the United States which is then in effect and would make consummation of the mergers illegal or prohibits the consummation of the mergers (provided, that the party claiming such factor has used commercially reasonable efforts to prevent the entry of such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered); and

  •
  consummation of the military housing sale in accordance with the securities purchase agreement; provided, however, if the securities purchase agreement has been terminated, GMH may sell the military housing subsidiaries to a substitute buyer reasonably satisfactory to ACC upon such terms and conditions substantially similar to those in the securities purchase agreement.

              The obligations of the ACC Parties to complete the mergers are further conditioned on:

  •
  the truth and correctness of the GMH Parties' representations and warranties (subject to the GMH material adverse effect standard in the merger agreement);

  •
  the performance in all material respects of GMH's covenants and agreements under the merger agreement at or prior to the REIT merger effective time;

  •
  there having occurred no change that would, individually or in the aggregate, constitute a GMH material adverse effect since February 11, 2008;

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  receipt by ACC of a certificate signed on GMH's behalf by an officer of GMH as to the satisfaction of the three conditions described in the three preceding bullet points;

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  receipt by ACC of a written opinion of Reed Smith LLP, to the effect that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with GMH's taxable year ended December 31, 2004 until the closing of the mergers;

  •
  receipt by GMH of consents from certain lenders in form and substance reasonably satisfactory to ACC; and

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  approval of the settlement agreement relating to the pending securities litigation by the United States District Court for the Eastern District of Pennsylvania, and satisfaction of all payments and other material obligations thereunder.

              The obligations of the GMH Parties to complete the mergers are further conditioned on:

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  the truth and correctness of the ACC Parties' representations and warranties (subject to the ACC material adverse effect standard in the merger agreement);

  •
  performance in all material respects of ACC's covenants and agreements under the merger agreement at or prior to the REIT merger effective time;

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  there having occurred no change that would, individually or in the aggregate, constitute an ACC material adverse effect since February 11, 2008;

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  receipt by GMH of a certificate signed on ACC's behalf by an officer of ACC as to the satisfaction of the three conditions described in the three preceding bullet points; and

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  receipt by GMH of a written opinion of Locke Lord Bissell & Liddell LLP, to the effect that ACC has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with ACC's taxable year ended December 31, 2004 through and including the closing date.

Termination

              The GMH merger agreement may be terminated prior to the REIT merger effective time, whether before or after the required GMH shareholder approval for the REIT merger is obtained:

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  by mutual written consent of ACC and GMH;

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  by either GMH or ACC, if GMH shareholders fail to approve the REIT merger at a duly held meeting (including any adjournment or postponement of such meeting);

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  by either GMH or ACC, if the REIT merger effective time has not occurred by July 31, 2008 (provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the REIT merger effective time to occur on or before this date);

  •
  by either GMH or ACC, if any governmental authority issues a final and non-appealable injunction, order, decree or ruling or takes any other action which makes consummation of the mergers illegal or otherwise prohibits the consummation of the mergers (provided that the terminating party has used commercially reasonable efforts to oppose and have vacated the injunction, order, decree, ruling or action);

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  by ACC, if any of the GMH Parties breaches or fails to perform any of its representations, warranties, or covenants contained in the merger agreement in either case such that the related conditions to the obligations of ACC to close the mergers would be incapable of being satisfied by July 31, 2008;

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  by GMH, if any of the ACC Parties breaches or fails to perform any of its representation, warranties or covenants contained in the merger agreement in either case such that the related conditions to the obligations of GMH to close the mergers would be incapable of being satisfied by July 31, 2008;

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  by GMH, if any GMH Party enters into an Acquisition Agreement in accordance with, and subject to the terms and conditions of, the non-solicitation covenant of the merger agreement described above (provided that for the termination of the merger agreement pursuant to this provision to be effective, GMH will simultaneously pay the termination fee and expenses of ACC as described below);

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  by ACC, if prior to receipt of the approval of GMH shareholders, (1) GMH's board of trustees or any committee of GMH's board of trustees (a) withdraws, qualifies, or modifies or proposes publicly to withdraw, qualify or modify, in each case, in a manner adverse to ACC, its approval or recommendation of the mergers or (b) approves or recommends, or proposes publicly to approve or recommend, an Acquisition Proposal, (2) GMH enters into an Acquisition Agreement, (3) a tender offer or exchange offer relating to GMH's common shares is commenced by a third party and GMH's board of trustees does not recommend that GMH shareholders reject such tender or exchange offer within 10 business days following commencement of such tender offer or exchange offer, (4) GMH breaches in any material respect its obligation to call or hold the special meeting, (5) GMH breaches in any material respect its obligations under the no solicitation covenant, (6) GMH fails to include in this proxy statement/prospectus the recommendation of approval of the REIT merger by GMH's board of trustees, or (7) GMH or GMH's board of trustees (or any committee thereof) authorizes or publicly proposes any of the foregoing;

  •
  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time; or

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  by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time (provided that for the termination of the merger agreement pursuant to this provision to be effective, GMH will simultaneously pay the expenses of ACC as described below).

              A terminating party is required to provide written notice of termination to the other parties to the merger agreement, specifying with particularity the basis for such termination. If more than one reason to terminate the merger agreement is available, a terminating party may rely on any or all available reasons for any such termination.

Termination Fees and Expenses

              Upon termination of the merger agreement for any of the foregoing, and subject to the payment of any termination fees and expenses, the merger agreement will become void and of no further force or effect and the mergers will be abandoned without any further action on the part of any party to the merger agreement, subject to certain exceptions.

              The GMH Parties have agreed that GMH will pay to ACC a termination fee of $16.0 million plus the reasonable out-of-pocket costs and expenses incurred by ACC and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated:

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  by GMH, if any GMH Party enters into an Acquisition Agreement in accordance with, and subject to the terms and conditions, of the no solicitation covenant of the merger agreement;

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  by ACC, if prior to receipt of the approval of GMH shareholders, (1) GMH's board of trustees or any committee of GMH's board of trustees (a) withdraws, qualifies, or modifies or proposes publicly to withdraw, qualify or modify, in each case, in a manner adverse to ACC, its approval or recommendation of the mergers or (b) approves or recommends, or proposes publicly to approve or recommend, an Acquisition Proposal, (2) GMH enters into an Acquisition Agreement, (3) a tender offer or exchange offer relating to GMH's common shares is commenced by a third party and GMH's board of trustees does not recommend that GMH shareholders reject such tender or exchange offer within 10 business days following commencement of such tender offer or exchange offer, (4) GMH breaches in any material respect its obligation to call or hold the special meeting, (5) GMH breaches in any material respect its obligations under the non-solicitation covenant, (6) GMH fails to include in this proxy statement/prospectus, the recommendation of approval of the REIT merger by GMH's board of trustees, or (7) GMH or GMH's board of trustees (or any committee thereof) authorizes or publicly proposes any of the foregoing; or

  •
  by either GMH or ACC, if prior to the special meeting, any qualifying Acquisition Proposal is publicly proposed or publicly disclosed and not withdrawn at or prior to the time of GMH shareholders' meeting and, concurrently with or within 12 months after the date of termination, any GMH Party enters into a definitive agreement with respect to or consummates any qualifying Acquisition Proposal and the merger agreement is terminated (1) for failure to obtain GMH shareholder approval or (2) because the REIT merger effective time did not occur before July 31, 2008 (provided that ACC did not breach its obligations with regards to SEC filings under the merger agreement).

              In addition, GMH will pay ACC the reasonable out-of-pocket costs and expenses incurred by ACC and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated:

  •
  by either GMH or ACC, if GMH shareholders fail to approve the REIT merger at the special meeting (including any adjournment or postponement of such meeting);

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  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if any of the GMH Parties breaches or fails to perform any of its representations, warranties, or covenants contained in the merger agreement, in either case such that the related conditions to the obligations of the ACC Parties to close the mergers would be incapable of being satisfied by July 31, 2008;

  •
  by ACC, if none of the ACC Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time; or

  •
  by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if the military housing sale is not closed prior to the REIT merger effective time.

              ACC will pay GMH the reasonable out-of-pocket costs and expenses incurred by GMH and its subsidiaries in connection with the merger agreement up to an aggregate maximum amount of $7.5 million if the merger agreement is terminated by GMH, if none of the GMH Parties is in material breach of its obligations under the merger agreement, if any of the ACC Parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in either case such that the related conditions to the obligations of GMH to close the mergers would be incapable of being satisfied by July 31, 2008.

Remedies

              The parties are entitled to specific performance with respect to the merger agreement in addition to any other remedy at law or equity (including injunctions).

Amendment of the Merger Agreement

              The parties may amend the merger agreement in writing at any time prior to the REIT merger effective time, provided that after the GMH shareholder approval, no amendment to the merger agreement can be made that would require the approval of GMH shareholders without first obtaining such shareholder approval.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion summarizes certain material U.S. federal income tax consequences of the REIT merger, military sale distributions and special distribution to holders of GMH common shares and certain material U.S. federal income tax considerations generally applicable to holders of ACC common stock. The summary is based on the Code, existing and proposed Treasury regulations issued under the Code, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, or IRS, relating to the U.S. federal income tax consequences of the foregoing, and the statements in this proxy statement/prospectus are not binding on the IRS or any court. As a result, GMH and ACC cannot assure you that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences set forth below.

              This summary assumes that GMH common shares and ACC common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules. In addition, this summary does not address the tax treatment of special classes of holders of GMH common shares, including, for example:

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  banks and other financial institutions;

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  insurance companies;

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  regulated investment companies and real estate investment trusts;

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  tax-exempt entities or persons holding GMH common shares or ACC common stock in a tax-deferred or tax advantaged account (except to the limited extent discussed in "Material U.S. Federal Income Tax Considerations Applicable to Holders of ACC Common Stock—Taxation of Tax-Exempt Holders");

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  mutual funds;

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  subchapter S corporations;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  persons holding GMH common shares or ACC common stock as part of a hedging or conversion transaction or as part of a "straddle" or a constructive sale;

  •
  U.S. expatriates;

  •
  persons subject to the alternative minimum tax;

  •
  holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code; and

  •
  non-U.S. holders, as defined below, that hold their shares in connection with the conduct of a trade or business in the U.S. or that are individuals that are present in the U.S. for 183 days or more during the taxable year.

              For purposes of this discussion, the term "U.S. holder" means a beneficial owner of GMH common shares that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the U.S.;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a "United States person"; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

              A holder of GMH common shares (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder is referred to herein as a "non-U.S. holder."

              This summary assumes the following expected tax treatment of the mergers: the REIT merger will be treated as a taxable sale by the shareholders of GMH of all of the GMH common shares to the ACC Operating Partnership in exchange for the merger consideration; the reincorporation merger is expected to be treated as an "F reorganization" within the meaning of Section 368 of the Code; and the partnership merger will be treated as a taxable sale of the interests of the GMH Operating Partnership by GMH unitholders, not including the general partner of the GMH Operating Partnership, to the extent of interests exchanged for cash or ACC common stock, and a tax-deferred contribution pursuant to Section 721 of the Code to the extent of interests exchanged for interests in the ACC Operating Partnership.

              THIS SUMMARY IS FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE REIT MERGER, THE MILITARY SALE DISTRIBUTIONS, THE SPECIAL DISTRIBUTION OR THE PURCHASE, OWNERSHIP AND DISPOSITION OF ACC SECURITIES. PLEASE CONSULT WITH YOUR TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. INCOME AND OTHER TAX LAWS) OF THE REIT MERGER, THE MILITARY SALE DISTRIBUTIONS, THE SPECIAL DISTRIBUTION AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF ACC SECURITIES. YOU SHOULD ALSO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions

              Goodwin Procter LLP, counsel to GMH, has reviewed this summary and has delivered an opinion to GMH to the effect that the discussion herein accurately sets forth the material U.S. federal income tax consequences to GMH shareholders of the REIT merger, the military sale distributions and the special distribution, in each case subject to the limitations and qualifications set forth in this summary and in Goodwin Procter LLP's opinion (See Exhibit 8.2 of the registration statement).

              The following discussion assumes that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with GMH's taxable year ended December 31, 2004 until the closing of the mergers and that GMH (and its successors) will continue to qualify as a REIT for the remainder of the taxable year that includes the REIT merger and distributions. While Reed Smith LLP at the closing of the mergers will provide ACC an opinion to the effect that GMH has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with

GMH's taxable year ended December 31, 2004 until the closing of the mergers, opinions of counsel are not binding upon the Internal Revenue Service or any court and there can be no assurances that GMH has in fact met the requirements for taxation as a REIT. Furthermore, in providing its opinion, Reed Smith LLP is relying, as to certain factual matters, upon the statements and representations contained in the certificates provided to Reed Smith LLP by GMH.

    Consequences of the REIT Merger and Distributions to U.S. Holders

              REIT Merger—General.    A U.S. holder's receipt of cash and ACC common stock in exchange for GMH common shares pursuant to the REIT merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference, if any, between (1) the amount of cash received and the fair market value as of the effective date of the REIT merger of the ACC common stock received and (2) the holder's adjusted tax basis in the GMH common shares exchanged for the merger consideration pursuant to the REIT merger, after taking into account any reductions in basis attributable to the military sale distributions or the special distribution, as discussed below. Generally, such capital gain or loss will constitute long-term capital gain or loss if a U.S. holder has held the GMH common shares for more than one year as of the effective time of the REIT merger. The deductibility of capital losses may be subject to limitations. If a U.S. holder holds blocks of GMH common shares which were acquired at different times or prices, a U.S. holder must separately calculate their gain or loss and holding period for each block of shares.

              REIT Merger—Special Rule for U.S. Holders Who Have Held Shares For Less than Six Months.    A U.S. holder who has held GMH common shares for less than six months at the effective time of the REIT merger, taking into account certain holding period rules, and who recognizes a loss on the exchange of GMH common shares in the REIT merger, generally will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from GMH, or such holder's share of any designated retained capital gains, with respect to those shares.

              Military Sale Distributions and Special Distribution.    GMH shareholders will receive cash distributions representing the military sale distributions and special distribution. ACC is required pursuant to the merger agreement to designate pre-closing dividends as capital gain dividends to the maximum extent permitted by law. To the extent not designated as capital gains dividends, the military sale distributions and special distribution will be taxable as ordinary income to the extent of GMH's earnings and profits for 2008 that are allocable to the distributions, which may include earnings attributable to periods after the mergers. Any distribution in excess of earnings and profits will be treated as a return of capital and will reduce the tax basis of a U.S. holder in its shares of GMH (but not below zero) and any distribution in excess of a U.S. holder's tax basis is taxable to the U.S. holder as capital gain. Any part of such distributions designated as a capital gains dividend by GMH will be taxable as long-term capital gain or "unrecaptured Section 1250 gain" to the extent it does not exceed GMH's actual net capital gain for the year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gains currently applicable to non-corporate taxpayers is 15%. However, to the extent that any capital gains represent depreciation on depreciable real property, such gain will be designated as "unrecaptured Section 1250 gain" and will be taxable at a maximum rate of 25% for non-corporate taxpayers.

    Consequences of the REIT Merger and Distributions to Non-U.S. Holders

              The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. GMH urges non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the disposition and ownership of GMH common shares, including any reporting requirements.

              REIT Merger.    A non-U.S. holder's gain or loss from the REIT merger will be determined in the same manner as that of a U.S. holder. A non-U.S. holder of GMH common shares should not be subject to U.S. federal income taxation on any gain recognized from the REIT merger, unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder, (2) the holder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (3) the holder's GMH common shares constitute a "U.S. real property interest," (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA").

              If the non-U.S. holder's GMH common shares constitute a USRPI under FIRPTA, such holder will be subject to U.S. federal income tax on the gain recognized in the REIT merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder's GMH common shares generally will constitute a USRPI if (1) GMH is not a "domestically controlled qualified investment entity" on the effective date of the REIT merger and (2) the selling non-U.S. holder owned (after application of certain constructive ownership rules) more than 5% of GMH's common shares at any time during the five years preceding the effective time of the REIT merger or such shares are not "regularly traded" (as defined by applicable Treasury regulations) on an established securities market in the U.S.

              Assuming GMH qualifies as a REIT, GMH would be a "domestically controlled qualified investment entity" on the effective date of the REIT merger if non-U.S. holders held less than 50% of the value of GMH's outstanding equity interests at all times during the lesser of (1) the 5-year period ending with the effective date of the REIT merger and (2) the period during which GMH has been in existence. No assurances can be given that the actual ownership of GMH's outstanding equity interests has been or will be sufficient for GMH to qualify as a "domestically controlled qualified investment entity" at the effective time of the REIT merger or that GMH common shares will be "regularly traded" on an established securities market in the U.S.

              Military Sale Distributions and Special Distribution.    GMH shareholders will receive cash representing the military sale distributions and special distribution. ACC is required pursuant to the Merger Agreement to designate pre-closing dividends as capital gain dividends to the maximum extent permitted by law. To the extent not designated as capital gains dividends or attributable to gain from sales or exchanges by GMH of USPRIs, such distributions will be taxable as ordinary income to the extent of GMH's earnings and profit for 2008 that are allocable to the distributions, which may include earnings attributable to periods after the mergers. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax.

              Any distribution in excess of earnings and profits will be treated as a return of capital and will reduce the tax basis of a non-U.S. holder in its shares of GMH (but not below zero) and any distribution in excess of a non-U.S. holder's tax basis is taxable to the non-U.S. holder as capital gain in the same manner as gain recognized in the REIT merger, as described above.

              For any year in which GMH qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by GMH of USRPIs generally will be taxed to a non-U.S. holder under the provisions of FIRPTA. Under this statute, these dividends generally are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. trade or business of the non-U.S. holder. A non-U.S. holder whose gain is effectively connected with the conduct of trade or business in the U.S. will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain. GMH is required by applicable Treasury regulations to withhold 35% for non-U.S. holders of any distribution that could be designated as a capital gains dividend. This amount is creditable against a non-U.S. holder's FIRPTA tax liability. However, a distribution that is attributable to gain from a sale of a

USRPI will not be treated as effectively connected income with respect to a non-U.S. holder that owns 5% or less of GMH's common shares at any time during the one year period ending on the date of distribution, provided GMH's common shares are "regularly traded" on an established securities market in the U.S. No assurances can be given that GMH common shares will be "regularly traded" (as defined by applicable Treasury regulations) on an established securities market in the U.S. To the extent a non-U.S. holder receives a distribution that would be subject to FIRPTA but for this exception, such non-U.S. holder shall be treated as receiving an ordinary dividend instead, which generally will be subject to 30% withholding tax as described above.

    Income Tax Treaties

              If a non-U.S. holder is eligible for benefits under an income tax treaty with the U.S., the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above. Non-U.S. holders should be aware that there are significant limitations on the applicability of many U.S. tax treaties to dividends from REITs, as well as limitations on the eligibility of non-U.S. holders to claim treaty benefits in general. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

    Reportable Transactions

              If a U.S. holder, or in certain cases a non-U.S. holder, participates in a "reportable transaction" generally they are required to attach a disclosure schedule to their U.S. federal income tax return disclosing such person's participation in the transaction. Subject to various exceptions, a reportable transaction can include, among other transactions, a transaction that results in a loss exceeding certain thresholds. Failure to comply with these and other reporting requirements could result in the imposition of significant penalties. U.S. holders and non-U.S. holders are urged to consult their tax advisors regarding the potential applicability of any disclosure requirements to them.

    Information Reporting and Backup Withholding

              Information reporting and backup withholding may apply to payments made in connection with the REIT merger. Backup withholding will not apply, however, to a holder who (a) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or successor form, (b) in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

    State, Local and Foreign Taxes

              GMH and/or its shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of GMH and its shareholders may not conform to the U.S. federal income tax treatment discussed above. Shareholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the REIT merger, military sales distributions and special distribution.

Material U.S. Federal Income Tax Considerations Applicable to Holders of ACC Common Stock

    Taxation of ACC

              ACC has elected to be taxed as a REIT under Sections 856 through 860 of Code, commencing with the taxable year ended December 31, 2004.

              Locke Lord Bissell & Liddell LLP has provided ACC (and at the closing of the mergers will provide GMH) an opinion that ACC has been organized and, for the taxable year ended December 31, 2004 through the taxable year ended December 31, 2007, ACC has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and ACC's current manner of organization and proposed method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code in the future. You should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Locke Lord Bissell & Liddell LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord Bissell & Liddell LLP by ACC.

              ACC's qualification as a REIT will depend upon its continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while ACC intends to continue to qualify to be taxed as a REIT, the actual results of its operations for any particular year might not satisfy these requirements. Furthermore, ACC has assumed that GMH has qualified and will continue to qualify as a REIT for U.S. federal income tax purposes and that ACC will be able to continue to qualify as a REIT following the mergers. However, if GMH has failed or fails to qualify as a REIT and the mergers are completed, ACC would succeed to or incur significant tax liabilities (including the significant tax liability that would result from the military housing sale, the contribution of assets to the Fidelity joint venture and the sale of the disposition properties and home office). Locke Lord Bissell & Liddell LLP will not monitor ACC's compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of its operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of the failure to qualify as a REIT. See "—Failure to Qualify as a REIT" below.

              The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

              As a REIT, ACC generally is not subject to federal income tax on the taxable income that it distributes to its stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a "C corporation" (as defined below) or (ii) the corporate dividends received deduction. Further, ACC will be subject to federal tax in the following circumstances:

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  First, it will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

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  Second, under certain circumstances, it may have to pay the alternative minimum tax on items of tax preference.

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  Third, if it has (a) net income from the sale or other disposition of "foreclosure property," as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

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  Fourth, if it has net income from "prohibited transactions," as defined in the Code, it will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. ACC does not intend to engage in prohibited transactions. ACC cannot assure you, however, that it will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

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  Fifth, if it should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification," but it has nonetheless maintained its qualification as a REIT because it has satisfied other requirements necessary to maintain REIT qualification, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of its gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of its gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect its profitability.

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  Sixth, beginning in the 2005 taxable year, if it fails, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continues to qualify as a REIT because it qualifies under certain relief provisions, it will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test.

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  Seventh, if it fails to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), it nevertheless may avoid termination of its REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and it pays a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

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  Eighth, if it should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, it would have to pay a 4% excise tax on the excess of that required dividend over the amounts actually distributed.

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  Ninth, if it acquires any appreciated asset from a C corporation in certain transactions in which it must adopt the basis of the asset or any other property in the hands of the C corporation as its basis of the asset in its hands, and it recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which it acquired that asset, then it will have to pay tax on the built-in gain at the highest regular corporate rate. In general, a "C corporation" means a corporation that has to pay full corporate-level tax.

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  Tenth, if it receives non-arm's-length income from one of its taxable REIT subsidiaries (as defined under "—Requirements for Qualification"), it will be subject to a 100% tax on the amount of its non-arm's-length income.

    Requirements for Qualification

              To qualify as a REIT, ACC must elect to be treated as a REIT, and it must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

              The Code defines a REIT as a corporation, trust or association:

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  that is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

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  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

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  the beneficial ownership of which is held by 100 or more persons;

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  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

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  which meets certain other tests, described below, regarding the nature of its income and assets.

              The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

              ACC expects that it will satisfy the conditions described in the first through fifth and the seventh bullet points of the preceding paragraph and believes that it will also satisfy the condition described in the sixth bullet point of the preceding paragraph. In addition, its charter provides for restrictions regarding the ownership and transfer of its capital stock. These restrictions are intended to assist ACC in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described in this proxy statement/prospectus under the heading "Description of ACC Capital Stock—Restrictions on Transfer."

              For purposes of determining share ownership under the sixth bullet point, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding ACC's shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

              A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its ACC REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that ACC owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as ACC's assets, liabilities, and items of income, deduction, and credit.

              An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

              If, as in the case of ACC, a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, ACC's proportionate share of the assets, liabilities and items of income of the ACC Operating Partnership, which is ACC's principal asset, will be treated as ACC's assets, liabilities and items of income for purposes of applying the requirements described in this section. In addition, actions taken by the ACC Operating Partnership or any other entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which ACC owns an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships such as the ACC Operating Partnership, can affect ACC's ability to satisfy the REIT income and assets tests and the determination of whether it has net income from prohibited transactions. Accordingly, for purposes of this discussion, when ACC discusses its actions, income or assets it intends that to include the actions, income or assets of the ACC Operating Partnership or any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership for U.S. federal income tax purposes in which ACC maintains an interest through multiple tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships.

    Taxable REIT Subsidiaries

              A taxable REIT subsidiary, or a "TRS" is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT. ACC has made a TRS election for ACC Services, Inc., its taxable REIT subsidiary.

              A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of ACC's taxable REIT subsidiaries will also be subject to tax, either (i) to itself if it does not pay the dividends received to ACC stockholders as dividends, or (ii) to its stockholders if it does pay out the dividends received to its stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and a REIT or the REIT's tenants that are not conducted on an arm's-length basis. ACC may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for ACC to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which ACC has invested either directly or indirectly may not represent more than 20% of the total value of its assets. ACC expects that the aggregate value of all of its interests in taxable REIT subsidiaries will represent less than 20% of the total value of its assets, and will, to the extent necessary, limit the activities of the Services Company or take other actions necessary to satisfy the 20% value limit. ACC cannot, however, assure that it will always satisfy the 20% value limit or that the IRS will agree with the value we assign to the Services Company and any other TRS in which we own an interest.

              A TRS is not permitted to directly or indirectly operate or manage a "lodging facility." A "lodging facility" is defined as a "hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis." ACC believes that the Services Company will not be considered to operate or manage a lodging facility. Although the Services Company is expected to lease certain of ACC's student housing properties on a short term basis during the summer months and occasionally during other times of the year, ACC believes that such limited short term leasing will not cause the Services Company to be considered to directly or indirectly operate or manage a lodging facility. ACC's belief in this regard is based in part on Treasury Regulations interpreting similar language applicable to other provisions of the Code. Treasury Regulations or other guidance specifically adopted for purposes of the TRS provisions might take a different approach, and, even absent such guidance, the IRS might take a contrary view. In such an event, ACC might be forced to change its method of operating the Services Company, which could adversely affect ACC, or could cause the Services Company to fail to qualify as a TRS, in which event ACC would likely fail to qualify as a REIT.

              ACC may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize its REIT status if we engaged in the activities directly. In particular, ACC would likely engage in activities through a TRS for providing services that are non-customary and services to unrelated parties (such as its third party development and management services) that might produce income that does not qualify under the gross income tests described below. ACC might also hold certain properties in the Services Company, such as its interest in certain of the leasehold properties if it determines that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.

    Gross Income Tests

              ACC must satisfy two gross income tests annually to maintain its qualification as a REIT.

              First, at least 75% of its gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property, or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of shares of beneficial interest or a public offering of debt with a maturity date of at least five years that it receives during the one year period beginning on the date on which it received such new capital.

              Second, in general, at least 95% of ACC's gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

              Gross income from ACC's sale of property that it holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to ACC.

              Rents from Real Property.    Rent that ACC receives from its real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages: (a) are fixed at the time the leases are entered into, (b) are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and (c) conform with normal business practice.

  More generally, the rent will not qualify as "rents from real property" if, considering the relevant lease and all of the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. ACC intends to set and accept rents which are fixed dollar amounts, and not to any extent by reference to any person's income or profits, in compliance with the rules above.

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  Second, ACC must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant, other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of ACC's shares is owned, directly or indirectly, by or for any person, it is considered as owning the stock owned, directly or indirectly, by or for such person.

  ACC does not own any stock or any assets or net profits of any lessee directly, except that it may lease office or other space to its TRS or another taxable REIT subsidiary. ACC believes that each of the leases will conform with normal business practice, contain arm's-length terms and that the rent payable under those leases will be treated as rents from real property for purposes of the 75% and 95% gross income tests. However, there can be no assurance that the IRS will not successfully assert a contrary position or that a change in circumstances will not cause a portion of the rent payable under the leases to fail to qualify as "rents from real property." If such failures were in sufficient amounts, ACC might not be able to satisfy either of the 75% or 95% gross income tests and could lose its REIT status. In addition, if the IRS successfully reapportions or reallocates items of income, deduction, and credit among and between ACC and its TRS under the leases or any intercompany transaction because it determines that doing so is necessary to prevent the evasion of taxes or to clearly reflect income, ACC could be subject to a 100% excise tax on those amounts. As described above, ACC may own one or more taxable REIT subsidiaries. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that ACC receives from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. If ACC receives rent from a TRS, it will seek to comply with this exception. Whether rents paid by the TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a controlled TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which ACC owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

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  Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease.

  The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each of ACC's leases, it believes that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, ACC believes that any income attributable to personal property will not jeopardize its ability to qualify as a REIT.

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  Fourth, ACC cannot furnish or render noncustomary services to the tenants of its properties, or manage or operate its properties, other than through an independent contractor who is adequately compensated and from whom ACC does not derive or receive any income. However, it need not provide services through an "independent contractor," but instead may provide services directly to its tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, ACC may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of its income from the related property. Finally, ACC may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to its tenants without tainting its rents from the related properties.

              ACC does not intend to perform any services other than customary ones for its lessees, other than services provided through independent contractors or taxable REIT subsidiaries. If a portion of the rent it receives from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of its gross income during the year, ACC could lose its REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as "rents from real property": (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) ACC furnishes noncustomary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a TRS and its income from the services exceeds 1% of its income from the related property.

              Tenants may be required to pay, besides base rent, reimbursements for certain amounts ACC is obligated to pay to third parties (such as utility and telephone companies), penalties for nonpayment or late payment of rent, lease application or administrative fees. These and other similar payments should qualify as "rents from real property."

              Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property.

              Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. There is a safe harbor from such treatment, but such safe harbor only applies to properties that the REIT has held for at least four years, among other requirements. Prior to the REIT merger, GMH will engage in certain sales of property and transactions expected to be treated as sales of property for federal income tax purposes, including the military housing sale, the contribution of properties to the joint venture with Fidelity, and the sale of the disposition properties and home office. Furthermore, ACC may sell some of its properties. To the extent possible, GMH and ACC will attempt to comply with the terms of the safe harbor provisions. However, not all of the properties are expected to qualify for the safe harbor. In the absence of the safe harbor, whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. Considering all facts and circumstances, ACC believes that none of these properties is held primarily for sale to customers and that a sale of any of these properties will not be in the ordinary course of business. However, the IRS may successfully take a contrary position and characterize some or all of these sales and deemed sales of property as prohibited transactions.

              Foreclosure Property.    ACC will be subject to tax at the maximum corporate rate on certain income from foreclosure property. ACC does not own any foreclosure properties and does not expect to own any foreclosure properties in the future. This would only change in the future if it were to make loans to third parties secured by real property.

              Hedging Transactions.    From time to time, ACC may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income from certain hedging transactions, clearly identified as such, is not included in ACC's gross income for purposes of the 95% gross income test. Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. ACC intends to structure any hedging or similar transactions so as not to jeopardize its status as a REIT.

    Failure to Satisfy Gross Income Tests

              If ACC fails to satisfy one or both of the gross income tests for any taxable year, it nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  its failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

  •
  it files a description of each item of its gross income in accordance with applicable Treasury Regulations.

              ACC cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in "—Taxation of ACC," even if the relief provisions apply, ACC would incur a 100% tax on the gross income attributable to the greater of the amounts by which ACC fails the 75% and 95% gross income tests, multiplied by a fraction intended to reflect its profitability.

Asset Tests

              To maintain its qualification as a REIT, ACC also must satisfy the following asset tests at the end of each quarter of each taxable year:

  •
  First, at least 75% of the value of its total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) interests in real property, including leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs, and (f) investments in stock or debt instruments during the one year period following its receipt of new capital that it raises through equity offerings or offerings of debt with at least a five-year term;

  •
  Second, of its investments not included in the 75% asset class, the value of its interest in any one issuer's securities may not exceed 5% of the value of its total assets;

  •
  Third, it may not own more than 10% of the voting power or value of any one issuer's outstanding securities;

  •
  Fourth, no more than 20% of the value of its total assets may consist of the securities of one or more taxable REIT subsidiaries; and

  •
  Fifth, no more than 25% of the value of its total assets may consist of the securities of taxable REIT subsidiaries and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

              For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" generally does not include debt securities issued by a partnership to the extent of ACC's interest as a partner of the partnership or if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, "straight debt" and certain other instruments are not treated as "securities" for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

              ACC will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. If it fails to satisfy the asset tests at the end of a calendar quarter, it will not lose its REIT status if:

  •
  it satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

              If it did not satisfy the condition described in the second item, above, it still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

              If ACC fails to satisfy one or more of the asset tests for any quarter of a taxable year, it nevertheless may qualify as a REIT for such year if it qualifies for relief under certain provisions of the Code. These relief provisions generally will be available for failures of the 5% asset test and the 10%

asset tests if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of its total assets or $10.0 million, and the failure is corrected within six months following the quarter in which it was discovered, or (ii) the failure is due to ownership of assets that exceed the amount in (i) above, the failure is due to reasonable cause and not due to willful neglect, ACC files a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within six months following the quarter in which it was discovered, and it pays a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or it otherwise returns to compliance with the asset test. ACC may not qualify for the relief provisions in all circumstances.

    Distribution Requirements

              Each taxable year, ACC must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gains, to its stockholders in an aggregate amount not less than: the sum of (a) 90% of its "REIT taxable income," computed without regard to the dividends-paid deduction or its net capital gain or loss, and (b) 90% of its after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

              ACC must pay such dividends in the taxable year to which they relate, or in the following taxable year if it declares the dividend before it timely files its federal income tax return for the year and pays the dividend on or before the first regular dividend payment date after such declaration.

              To the extent that ACC does not distribute all of its net capital gains or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if it fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year, and (c) any undistributed taxable income from prior periods, it would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

              ACC may elect to retain and pay income tax on the net long-term capital gains it receives in a taxable year. See "—Taxation of Taxable U.S. Holders." If ACC so elects, it will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. ACC intends to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.

              It is possible that, from time to time, ACC may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, ACC may not deduct recognized capital losses from its "REIT taxable income." Further, it is possible that, from time to time, it may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds ACC's allocable share of cash attributable to that sale. As a result of the foregoing, ACC may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, ACC may need to borrow funds or issue additional common or preferred shares or pay dividends in the form of taxable stock dividends.

              Under certain circumstances, ACC may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to ACC stockholders in a later year. It may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although it may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest based upon the amount of any deduction it takes for deficiency dividends.

    Recordkeeping Requirements

              ACC must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, it must request on an annual basis information from ACC stockholders designed to disclose the actual ownership of the outstanding common stock. ACC has complied and intends to continue to comply with these requirements.

    Accounting Period

              In order to elect to be taxed as a REIT, ACC must use a calendar year accounting period. ACC uses the calendar year as its accounting period for federal income tax purposes for each and every year it intends to operate as a REIT.

    Failure to Qualify as a REIT

              If ACC failed to qualify as a REIT in any taxable year and no relief provision applied, it would have the following consequences. ACC would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on ACC's taxable income, determined without reduction for amounts distributed to stockholders. ACC would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of its current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless ACC qualified for relief under specific statutory provisions, it would not be permitted to elect taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. ACC might not be entitled to the statutory relief described in this paragraph in all circumstances.

    Relief From Certain Failures of the REIT Qualification Provisions

              If ACC fails to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), it nevertheless may avoid termination of its REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and it pays a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. ACC may not qualify for this relief provision in all circumstances.

    Taxation of Taxable U.S. Holders

              For purposes of this discussion, the term "U.S. holder" means a beneficial owner of securities that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the U.S.;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

              As long as ACC qualifies as a REIT, distributions made by it out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. holders as ordinary income. Individuals receiving "qualified dividends" from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from ACC, a REIT, will generally not be eligible for the recent lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to ACC from a corporation in which it owns shares (but only if such dividends would be eligible for the recent lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from its TRS, (b) is equal to ACC's REIT taxable income (taking into account the dividends paid deduction available to it) less any taxes paid by ACC on these items during its previous taxable year, or (c) are attributable to built-in gains realized and recognized by ACC from the disposition of properties acquired by it in certain non-recognition transactions, less any taxes paid by ACC on these items during its previous taxable year. The lower rates will apply only to the extent ACC designates a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends-received deduction in the case of taxable U.S. holders that are corporations. Dividends made by ACC that it properly designates as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed ACC's actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holder has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

              The 15% reduced maximum tax rate on "qualified dividends" and certain long-term capital gains, as described above, was provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 and generally is effective for taxable years ending on or after May 6, 2003 through December 31, 2008. On May 17, 2006, President Bush signed the Tax Relief Extension Reconciliation Act of 2005, which extended this reduction until December 31, 2010. Without future legislative changes, the maximum long-term capital gains and dividend rate discussed above will increase in 2011. This recent legislation could cause stock in non-REIT corporations to be a more attractive investment to individual investors than stock in REITs and could have an adverse effect on the market price of ACC's equity securities.

              To the extent that ACC pays dividends, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in ACC stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder's adjusted basis in its common stock will be taxable as capital gains, provided that the stock has been held as a capital asset.

              Dividends authorized by ACC in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by it and received by the stockholder on December 31 of that year, provided that ACC actually pays the dividend in January of the following calendar year. Stockholders may not include in their own income tax returns any of ACC's net operating losses or capital losses.

              ACC may elect to retain, rather than distribute, all or a portion of its net long-term capital gains and pay the tax on such gains. If ACC makes such an election, it will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which ACC will mail out to you with its annual report or at any time within 60 days after December 31 of any year. When it makes such an election, taxable U.S. holders holding common stock at the close of ACC's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of ACC's taxable year falls, the amount that it designates in a written notice mailed to its stockholders. It may not designate amounts in excess of its undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by ACC in respect of the undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

              Dividends made by ACC and gain arising from a taxable U.S. holder's sale or exchange of ACC's stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain.

              When a taxable U.S. holder sells or otherwise disposes of ACC's securities, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gains applicable to individuals is 15% for sales and exchanges of assets held for more than one year and occurring after May 6, 2003 through December 31, 2010. The maximum tax rate on long-term capital gains from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). ACC generally may designate whether a distribution it designates as capital gain dividends (and any retained capital gain that it is deemed to distribute) is taxable to non-corporate holders at a 15% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of ACC's securities that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from ACC which were required to be treated as long-term capital gains.

    Information Reporting Requirements and Backup Withholding

              ACC will report to holders of its debt securities and stock and to the Internal Revenue Service the amount of interest or dividends it pays during each calendar year and the amount of tax it withholds, if any. A holder may be subject to backup withholding at a rate of 28% with respect to interest or dividends unless the holder:

  •
  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

              A holder who does not provide ACC with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder's income tax liability. In addition, ACC may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to ACC. For a discussion of the backup withholding rules as applied to non-U.S. holders, see "—Taxation of Non-U.S. Holders."

    Taxation of Tax-Exempt Holders

              Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph, does not hold its stock as "debt financed property" within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as "debt financed property" within the meaning of the Code or has used the stock in a trade or business.

              Income from an investment in ACC's securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

              Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which:

  •
  is described in Section 401(a) of the Code;

  •
  is tax-exempt under Section 501(a) of the Code; and

  •
  holds more than 10% (by value) of the equity interests in the REIT.

              Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

  •
  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

              The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. ACC does not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

              The rules described above in "—Taxation of Taxable U.S. Holders" concerning the inclusion of ACC's designated undistributed net capital gains in the income of its stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

    Taxation of Non-U.S. Holders

              The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. ACC urges non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

              Ordinary Dividends.    Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by ACC of U.S. real property interests, as discussed below, and other than dividends designated by ACC as capital gain dividends, will be treated as ordinary income to the extent that they are made out of ACC's current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in ACC's stock is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. ACC expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8BEN) is filed with ACC or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8ECI or a successor form with ACC or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder's conduct of a U.S. trade or business.

              Dividends to a non-U.S. holder that are designated by ACC at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by it of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

              Return of Capital.    Distributions in excess of ACC's current and accumulated earnings and profits, which are not treated as attributable to the gain from its disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder's stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder's common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of ACC's current accumulated earnings and profits.

              Capital Gain Dividends.    For any year in which ACC qualifies as a REIT, dividends that are attributable to gain from sales or exchanges by ACC of U.S. real property interests will be taxed to a

non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from its sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) do not apply with respect to a non-U.S. holder that does not own more than 5% of its common stock at any time during the taxable year, provided ACC's common stock is "regularly traded" on an established securities market in the U.S. ACC is required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that ACC could designate as a capital gains dividend. However, if ACC designates as a capital gain dividend a distribution made before the day it actually effects the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, ACC must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

              Sale of Common Stock.    Gain recognized by a non-U.S. holder upon a sale or exchange of ACC's common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if ACC is a "domestically controlled REIT," defined generally as a REIT, less than 50% in value of whose stock is and is held directly or indirectly by foreign persons at all times during a specified testing period. ACC believes that it will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of ACC's common stock; however, because its stock is publicly traded, no assurance can be given that the ACC will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

              If ACC were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder's sale of common stock only if the selling non-U.S. holders owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

    Backup Withholding and Information Reporting

              If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments;

  •
  the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax; and

  •
  the payer or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payer or broker: (a) a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or (b) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) you otherwise establish an exemption.

              Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the U.S.;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

  •
  the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

              In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a U.S. person;

  •
  a controlled foreign corporation for U.S. tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year: (a) one or more of its partners are "U.S. persons," as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

    Tax Aspects of Investments in the ACC Operating Partnership

              The following discussion summarizes certain federal income tax considerations applicable to ACC's direct or indirect investment in the ACC Operating Partnership and any subsidiary partnerships or limited liability companies ACC forms or acquires, each individually referred to as a Partnership and, collectively, as Partnerships. The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

    Classification as Partnerships

              ACC is entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or partners will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury Regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly traded" partnership.

              Under the check-the-box regulations, an unincorporated business entity with at least two owners or partners may elect to be classified either as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes.

              ACC intends that each partnership it owns an interest in will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

              A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly-traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership's gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, known as the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership, and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.

              ACC expects that each partnership it owns an interest in will qualify for the private placement exclusion, one of the other safe harbors from treatment as a publicly traded partnership, and/or will satisfy the 90% passive income exception.

    Income Taxation of the Partnerships and Their Partners

              ACC owns 94.5% of the interests in the ACC Operating Partnership and certain subsidiary partnerships. ACC's ownership percentage is expected to decrease in connection with the partnership merger. Entities that it owns 100% of the interests in (directly or through other disregarded entities) will be treated as disregarded entities. In addition it may hold interests in partnerships or limited liability companies that are not disregarded entities (a "Partnership" or collectively, the "Partnerships").

              Partners, Not the Partnerships, Subject to Tax.    A Partnership is not a taxable entity for federal income tax purposes. ACC will therefore take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within ACC's taxable year, even if it receives no distribution from the Partnership for that year or a distribution less than its share of taxable income. Similarly, even if ACC receives a distribution, it may not be taxable if the distribution does not exceed its adjusted tax basis in its interest in the Partnership.

              Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the Partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

              Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Conversely, ACC's share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on its ability to satisfy the gross income tests for REIT status. See "—Requirements for Qualification." ACC does not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of its, or the Partnership's, trade or business.

    Tax Consequences of an Exchange of Units

              The exchange of units for common stock or cash will be a fully-taxable transaction to the unit holder. The unit holder will generally recognize gain in an amount equal to the value of the common stock and the amount of cash received, plus the amount of liabilities of the ACC Operating Partnership allocable to the units being exchanged, less its tax basis in the units. The gain may exceed the value of the common stock and the amount of cash received. However, if ACC elects to pay cash for the units exchanged and it uses cash received from the ACC Operating Partnership for such purpose, it is possible that such payment will be treated for federal income tax purposes as an exchange by the ACC Operating Partnership of the units exchanged. In this case, the unitholder would recognize gain to the extent that the cash received, plus the amount of any of the ACC Operating Partnership's liabilities allocable to the units being exchanged, exceeds the adjusted tax basis in all of the holder's units prior to such payment.

              The recognition of any loss resulting from an exchange of units is subject to a number of limitations set forth in the Code. The character of any gain or loss arising from an exchange as capital or ordinary will depend on the character of the units in the hands of the unitholder as well as the nature of the assets of the ACC Operating Partnership at the time of the exchange.

              THIS SUMMARY DOES NOT ADDRESS ANY OF THE TAX CONSEQUENCES TO HOLDERS OF UNITS IN THE GMH OPERATING PARTNERSHIP WHO RECEIVE UNITS IN THE ACC OPERATING PARTNERSHIP IN EXCHANGE FOR THEIR UNITS IN THE GMH OPERATING PARTNERSHIP, INCLUDING WITHOUT LIMITATION THE CONSEQUENCES OF THE INITIAL ACQUISITION OF UNITS IN THE ACC OPERATING PARTNERSHIP AND THE CONSEQUENCES OF AN ONGOING INVESTMENT IN SUCH UNITS. HOLDERS OF UNITS IN THE GMH OPERATING PARTNERSHIP ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO SUCH HOLDERS IN

CONNECTION WITH THE ACQUISITION OF AND INVESTMENT IN UNITS IN THE ACC OPERATING PARTNERSHIP.

    State and Local Taxes

              ACC and/or its stockholders may be subject to taxation by various states and localities, including those in which ACC or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in ACC securities.

ACC's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

              The following is a discussion of certain of ACC's investment, financing and other policies. These policies have been adopted by its board of directors and, in general, may be amended or revised from time to time by ACC's board of directors without a vote of its stockholders.

Investment Policies

    Investment in Real Estate or Interests in Real Estate

              ACC conducts all of its investment activities through the ACC Operating Partnership and its affiliates. Its investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in its value. It has not established a specific policy regarding the relative priority of these investment objectives.

              ACC intends to pursue its investment objectives primarily through the ownership by the ACC Operating Partnership of the properties and other acquired properties and assets. It currently intends to invest primarily in developments of student housing and acquisitions of existing improved properties or properties in need of redevelopment and acquisitions of land which it believes has development potential for student housing. Future investment or development activities will not be limited to any geographic area, product type or to a specified percentage of its assets. While it may diversify in terms of property locations, size and market, it does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. It intends to engage in such future investment or development activities in a manner that is consistent with the maintenance of its status as a REIT for federal income tax purposes. In addition, it may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties it presently owns or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

              It may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit ACC to own interests in larger assets without unduly restricting its diversification and, therefore, provide it with flexibility in structuring its portfolio. It will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet its investment policies.

              Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness, which may be in acquired properties incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to its common stock. It may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with its investment policies. Subject to the limitations imposed by such other REITs on the ownership of their stock and to the requirement that it satisfies the asset tests to qualify as a REIT under the Code, there are no limitations on the amount or percentage of its total assets that may be invested in any one issuer. However, it does not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, it does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it intends to divest securities before any registration would be required.

    Investments in Real Estate Mortgages

              While ACC's current portfolio consists of, and its business objectives emphasize, equity investments in real estate, it may, at the discretion of ACC's board of directors, invest in mortgages and other types of real estate interests consistent with its qualification as a REIT. It does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if it concludes that it may benefit from the gross revenues or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable ACC to recoup its full investment.

    Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

              Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, ACC may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

Dispositions

              ACC may dispose of any property if, based upon management's periodic review of its portfolio, ACC's board of directors determines that such action would be in the best interest of stockholders. For example, it may seek to enter into tax-efficient joint ventures in its stabilized properties with third-party investors to raise low-cost equity capital that it can reinvest in properties with higher growth potential.

Financing Policies

              ACC presently intends to maintain a ratio of its consolidated total indebtedness-to-total market capitalization of 50% or less (excluding indebtedness encumbering its on-campus participating properties or properties that it subsequently develops or acquires that have similar ownership structures). For purposes of this calculation, its indebtedness does not include the indebtedness encumbering its on-campus participating properties or properties that it subsequently develops or acquires that have similar ownership structures. Total market capitalization is defined as the sum of the market value of the outstanding common stock and preferred stock (which may decrease, thereby increasing debt to total capitalization ratio), including shares of restricted stock or restricted stock units that may be issued to employees and directors under its 2004 incentive award plan, plus the aggregate value of the ACC Operating Partnership units not owned by ACC, plus the book value of its total consolidated indebtedness (excluding indebtedness encumbering its on-campus participating properties or properties that it subsequently develops or acquires that have similar ownership structures). Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in the price of its common stock; however, ACC believes that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate. As of December 31, 2007, the ratio of debt-to-total market capitalization was approximately 36.6%. ACC's charter and bylaws do not limit the amount or percentage of indebtedness that it may incur. ACC's board of directors may from time to time modify the debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its common stock, growth and acquisition opportunities and other factors. Accordingly, ACC may increase or decrease its ratio of debt-to-total market capitalization beyond the limits described above. If these policies were changed, it could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect its financial condition and results of operations and its ability to pay distributions to its stockholders.

Conflict of Interest Policies

              ACC has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, ACC's board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts.

              However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

              Pursuant to Maryland law, a contract or other transaction between ACC and a director or between ACC and any other corporation or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof will not render the transaction void or voidable if:

  •
  the material facts relating to the common directorship or interest and as to the transaction are disclosed to ACC's board of directors or a committee of the board, and the board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the material facts relating to the common directorship or interest and as to the transaction are disclosed to stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote; or

  •
  the transaction or contract is fair and reasonable to ACC at the time it is authorized, ratified or approved.

              Furthermore, under Maryland law (where the ACC Operating Partnership is formed), ACC, as the sole member of the general partner, has a fiduciary duty to the ACC Operating Partnership and, consequently, such transactions also are subject to the duties of care and loyalty. ACC has adopted a policy that requires that all contracts and transactions between ACC, the ACC Operating Partnership or any of its subsidiaries, on the one hand, and any of its directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors. Where appropriate in the judgment of the disinterested directors, ACC's board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders, although ACC's board of directors will have no obligation to do so.

Business Opportunities

              Pursuant to Maryland law, each director is obligated to offer to ACC any business opportunity (with certain limited exceptions) that comes to him or her and that ACC reasonably could be expected to have an interest in pursuing.

Policies with Respect to Other Activities

              ACC has authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its common stock or other securities in the open market or otherwise, and it may engage in such activities in the future. ACC's board of directors has no present intention of causing ACC to repurchase any common stock. It may issue preferred stock from time to time, in one or more series, as authorized by ACC's board of directors without the need for stockholder approval. It has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the ACC Operating Partnership and does not intend to do so. At all times, it intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury Regulations, ACC's board of directors determines that it is no longer in its best interest to qualify as a REIT. ACC has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. It intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

GMH's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

              The following is a discussion of GMH's investment policies and its policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of GMH's board of trustees, without a vote of its shareholders. Any change to any of these policies by the board, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, GMH's board of trustees believes that it is advisable to do so and in its and its shareholders' best interest. There can be no assurance that the investment objectives will be attained.

Investment Approval Policy

              GMH has no set limitation regarding (i) the number of student housing properties or military housing projects in which it may invest, (ii) the amount or percentage of its assets that it may invest in any specific property or project that falls within its overall business strategy or (iii) the concentration of its investments in any geographic area in the U.S. or abroad. Prior to the first quarter of 2006, GMH's board of trustees adopted an investment approval policy pursuant to which the board must approve any acquisition with a total purchase price of $25.0 million or greater, and must approve any acquisition, regardless of purchase price, during a quarter in which other acquisitions completed during such quarter have exceeded an aggregate purchase price of $100.0 million. In April 2006, GMH's board of trustees amended this policy to require that all future student housing property acquisitions (including entering into joint ventures for the purpose of acquiring or developing properties), regardless of the applicable purchase price, be presented to the board for approval. In addition, GMH's board of trustees must approve the material terms of all student housing refinancings and dispositions. With regard to military housing, board approval is required prior to the execution of a final agreement on an award of a military housing privatization project, where such project requires an equity investment or equity commitment by GMH in excess of $25.0 million. GMH's policy is to acquire assets primarily for income.

Leverage Ratio Target

              GMH has no restriction in its declaration of trust or bylaws regarding the amount of indebtedness it may incur. Under its current note facility with Merrill Lynch, however, it must maintain a fixed charge coverage ratio of at least 1.15 to 1.00. GMH is also, during the term of its note facility, required to maintain (i) a consolidated tangible net worth, as defined by in the trust indenture relating to the note facility, of at least $375.0 million, (ii) quarterly minimum Adjusted Management EBITDA, as defined in the trust indenture, of $3.5 million, and (iii) its federal tax status as a REIT. In addition, under the terms of the trust indenture, GMH must obtain prior written consent for certain transactions, including, but not limited to, (1) a merger or sale of all or substantially all of its assets, (2) certain amendments to transactions documents relating to GMH's military housing privatization projects to the extent such amendment would result in material adverse change (as defined in the trust indenture) or adversely affect the collateral; (3) the sale of any equity interest in the GMH Operating Partnership, other than in connection with the issuance of common shares under the equity incentive plan for GMH or similar equity compensation arrangements, and in connection with acquisitions of student housing properties; (4) entering into transactions with affiliates relating to or affecting the collateral; and (5) incurring additional indebtedness, other than indebtedness relating to (a) future property acquisitions or refinancings or equity commitments with respect to the student housing business, (b) financings or refinancings relating to the above-referenced military housing projects that are non-recourse to GMH and subject only to customary "bad acts" guarantees, (c) equity commitments related to the above-referenced military housing projects that will not become payable prior to the payment in full of obligations under outstanding notes, (d) financings for future military housing projects to the extent such debt is investment grade (at least rated Baa by Moody's Investors Service or

BBB by Standard & Poor's) and is non-recourse to GMH, and (e) obligations to contribute equity to military housing projects that do not exceed $15.0 million on an individual basis. GMH's debt level changes as it acquires properties or projects and refinances existing properties. The amount of total indebtedness GMH decides to incur during any particular period depends on how it structures and finances its property acquisitions and the current market cost of debt. GMH's targeted leverage ratio is in the range of 45% to 60%. Its debt level changes as it acquires properties or projects and refinances existing properties. The amount of total indebtedness GMH decides to incur during any particular period depends on how it structures and finances its property acquisitions and the current market cost of debt. The formula GMH uses to calculate its leverage ratio is as follows:

Total debt Total market capitalization

              As of December 31, 2007, GMH's leverage ratio was approximately 72%. GMH's leverage ratio has been impacted by a combination of additional borrowings and a significant decline in the price of its common shares. Neither its declaration of trust nor its bylaws requires GMH to maintain a specific leverage ratio and it may determine to exceed the maximum range of its target ratio depending on the circumstances. If it determines to exceed the maximum range of its target ratio, it may do so without shareholder approval. It is possible that its leverage ratio may exceed or fall below the target range for its leverage ratio from time to time.

Investments in Securities or Entities

              GMH makes joint venture investments in entities that own military housing privatization projects as a part of its military housing business. It also may consider entering into joint ventures to acquire or develop student housing properties. It has no current intention of acquiring loans secured by properties. However, it may invest from time to time a substantial portion of its excess cash directly in fixed- and adjustable-rate mortgage-backed securities, and it may leverage these investments. There are no limitations on the amount of leverage it is permitted to incur to invest in mortgage-backed securities. It may invest in the securities of other issuers in connection with acquisitions of indirect interests in properties or projects, typically general or limited partnership or limited liability company interests in special-purpose entities owning properties or projects. It may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with its investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of its total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that it must satisfy to qualify as a REIT. However, it does not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, it does not intend that its investments in securities will require GMH to register as an "investment company" under the Investment Company Act of 1940, as amended, and it intends to divest securities before any registration would be required. It does not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Lending Policies

              GMH's board of trustees has adopted a policy that prohibits GMH from making loans to its executive officers, key employees or trustees. Other than this policy, it does not have a policy limiting its ability to make loans to other persons. It may consider offering purchase money financing in connection with the sale of properties or projects where the provision of that financing would increase the value to be received by it for the property or project sold. It may make loans to joint ventures in which it may participate. However, it does not intend to engage in significant lending activities.

Equity Capital Policies

              GMH's board of trustees has the power, without further shareholder approval, to issue additional authorized common shares and preferred shares or otherwise raise capital, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property or other assets. Existing shareholders will have no preemptive right to additional shares issued in any offering, and any offering may cause a dilution of investment. GMH may in the future issue common shares or units of limited partnership interest in its operating partnership in connection with acquisitions.

              GMH's board of trustees may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. Additionally, preferred shares could have dividend, voting, liquidation and other rights and preferences that are senior to those of the common shares.

              GMH may, under certain circumstances, upon approval by GMH's board of trustees but without obtaining shareholder approval, repurchase common shares from its shareholders. GMH's board of trustees has no present intention of causing GMH to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

              In the future, GMH may institute a dividend reinvestment plan, which would allow its shareholders to acquire additional common shares by automatically reinvesting their cash dividends. Common shares would be acquired pursuant to the dividend reinvestment plan at a price equal to the then prevailing market price or a slight discount thereto, without payment of brokerage commissions or service charges. Shareholders who do not participate in the plan will continue to receive cash dividends as declared.

Review, Approval or Ratification of Transactions with Related Persons

              From time to time, GMH may acquire, manage or develop properties in which its trustees or executive officers have an interest. GMH may recruit other persons with experience in the student or military housing industries to join its board or management team who have financial interests in housing properties it intends to acquire, develop or manage. In transactions of this nature, there will be conflicts between GMH's interests and the interests of the trustee or executive officer involved, and GMH does not intend to engage in these transactions without the approval of a majority of its independent disinterested trustees. GMH's declaration of trust provides that in defining or interpreting the powers and duties of the trustees, reference may be made by the trustees to the powers and duties of directors of a corporation under Maryland law. Maryland law provides that a contract or other transaction between a corporation and any of that corporation's directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

  •
  the fact of the common directorship or interest is known or disclosed to the board of directors or a committee of the board of directors, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is known or disclosed to shareholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

  •
  the contract or transaction is fair and reasonable to the corporation.

              Under GMH's conflicts of interest policy as contained in its Code of Business Conduct and Ethics, a conflict of interest exists when a person's private interest is not aligned or appears to be not aligned, or interferes or appears to interfere, in any way with GMH's interest. For example, the conflicts of interest policy prohibits its officers, employees and trustees from entering into agreements, transactions or business relationships, or otherwise taking actions, that involve conflicts of interest, other than such agreements, transactions or business relationships or other actions that are (i) otherwise contemplated in the prospectus relating to GMH's initial public offering, or (ii) approved in advance by GMH's audit committee. Except as otherwise permitted as described in the foregoing sentence, GMH is prohibited from, among other things, engaging in the following activities:

  •
  acquiring any assets or other property from, or selling any assets or other property to, any of its trustees, officers or employees, any of their immediate family members or any entity in which any of its trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

  •
  making any loan to, or borrowing from, any of its trustees, officers or employees, any of their immediate family members or any entity in which any of its trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

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  engaging in any other transaction with any of its trustees, officers or employees, any of their immediate family members or any entity in which any of its trustees, officers or employees or their immediate family members has an interest of 5% or more; or

  •
  permitting any of its trustees or officers to make recommendations regarding or to approve compensation decisions that will personally benefit such trustees or officers or their immediate family members whom it employs, other than customary compensation for service on GMH's board of trustees and its committees.

              In accordance with this policy, all related-party transactions as would be required to be reported under Item 404(a) of Regulation S-K as promulgated by the SEC, must be approved in advance by the audit committee, or are otherwise deemed to be violations of the Code of Business Conduct and Ethics. In evaluating related-party transactions for approval, the audit committee has considered the business purpose of the transaction, whether the terms of the transactions are consistent with those that could be obtained in arms-length negotiations with unaffiliated third parties, the dollar value of the individual transaction and the aggregate dollar value of all related party transactions with the related party.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF ACC
AND SHAREHOLDERS OF GMH

              Both ACC and GMH are formed in Maryland. Upon consummation of the REIT merger, GMH shareholders will become stockholders of ACC. The rights of GMH shareholders are governed currently by the Maryland General Corporation Law and by GMH's charter and bylaws. Because GMH shareholders will become stockholders of ACC as a result of the REIT merger, their rights will continue to be governed by the Maryland General Corporation Law but will be governed by ACC's charter and bylaws.

              The following is a summary of the material differences between the rights of GMH shareholders and the rights of ACC stockholders. This summary does not purport to be a complete description of the differences between the rights of GMH shareholders and ACC stockholders and is qualified in its entirety by reference to the governing corporate instruments of ACC and GMH. To obtain a copy of the charters and bylaws of ACC and GMH, see "Where You Can Find More Information."

Capitalization

              ACC.    The total number of authorized shares of ACC stock is 1,000,000,000, which consists of 800,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, $0.01 par value per share.

              GMH.    The total number of authorized GMH shares is 600,000,000, which consists of 500,000,000 common shares of beneficial interest, par value $0.001 per share, and 100,000,000 preferred shares of beneficial interest, par value $0.001 per share.

Composition of Boards

              ACC.    The bylaws provide that, except for any directors elected by holders of a class or series of shares other than common stock, the number of directors will be fixed by a majority of the entire board of directors, but may not be fewer than the minimum number permitted under Maryland law or more than fifteen. In establishing the number of directors, the board of directors may not alter the term of office of any director in office at that time. Pursuant to the charter, directors are elected by stockholders to serve until their successors are duly elected and qualify. Holders of shares of common stock have no right to cumulative voting in the election of directors. The bylaws provide that at each annual meeting of stockholders, a plurality of votes cast will be able to elect the directors.

              GMH.    The bylaws provide that, except for any trustees elected by holders of a class or series of shares other than common shares, the number of trustees will be fixed by a majority of the entire board of trustees, but may not be fewer than the minimum number permitted under Maryland law or more than fifteen. In establishing the number of trustees, GMH's board of trustees may not alter the term of office of any director in office at that time. Pursuant to the charter, trustees elected by shareholders serve until their successors are duly elected and qualified. Holders of common shares have no right to cumulative voting in the election of trustees. The bylaws provide that at each annual meeting of shareholders, a plurality of votes cast will be able to elect the trustees.

              Pursuant to his employment agreement, Gary M. Holloway, Sr. has the right, so long as he is the chief executive officer of GMH, to nominate a certain number of members to GMH's board of trustees based on the following percentages of outstanding common shares owned by Mr. Holloway and his affiliates on a fully-diluted basis assuming conversion of all outstanding units of limited partnership in the GMH Operating Partnership other than units held by GMH:

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  three trustees, including himself, to the extent he owns at least 20%;

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  two trustees, including himself, to the extent he owns at least 10% but less than 20%; and

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  himself to the extent he owns less than 10%.

              In addition, all nominations must be submitted to and approved by the members of the nominating and corporate governance committee of GMH's board of trustees, and satisfy the standards established by that committee for membership on the board. As of December 31, 2007, Gary M. Holloway, Sr. beneficially owned approximately 24% of the outstanding units of limited partnership interest in the GMH Operating Partnership. If the maximum number of units redeemable for common shares by Mr. Holloway had been redeemed at that date, Mr. Holloway would have beneficially owned 20% of GMH outstanding common shares.

Vacancies on and Removal from the Boards

              ACC.    Any vacancy may be filled by a majority of the remaining directors even if the remaining directors do not constitute a quorum, except (i) if the vacancy results from an increase in the number of directors constituting the board, in which case the vacancy will be filled by a majority of the entire board, (ii) if the vacancy results from a removal of a director, in which case the vacancy may also be filled by stockholders and (iii) as may be otherwise provided for in the terms of any class or series of preferred stock.

              The charter provides that, except for any directors elected by holders of a class or series of shares other than common stock, a director may be removed by the stockholders only with the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors and only for "cause." In the charter, "cause" means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to ACC through bad faith or active and deliberate dishonesty.

              GMH.    Any vacancy may be filled by a majority of the remaining trustees even if the remaining trustees do not constitute a quorum, except as may be provided by the board in setting the terms of any class or series of shares.

              The charter provides that a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees.

Charter and Bylaw Amendments

              ACC.    The charter, including its provisions on removal of directors, may be amended by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter. The bylaws may be amended only by a majority of directors. The stockholders have no right to amend or propose an amendment to the bylaws.

              GMH.    The provisions of the charter relating to the number and classification of trustees, removal of trustees, merger, consolidation or sale of property, or amendment of the charter may be amended by the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast on the matter. The other provisions of the charter may be amended by the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter. The bylaws may be amended by a majority of the trustees, unless such authority is expressly delegated to the shareholders.

Transactions Outside the Ordinary Course of Business

              Under Maryland law, a Maryland entity may not merge with or into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of its business unless the transaction or transactions are approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, a Maryland entity may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter.

              ACC.    The charter provides for approval of these matters by at least a majority of the votes entitled to be cast except if:

  •
  the merger will merge one of ACC's 90% or more owned subsidiaries into ACC without amending the charter (other than in limited respects and without altering the contract rights of the stock of the subsidiary (in which case only the approval of ACC's board of directors and the board of directors of the subsidiary is necessary));

  •
  ACC is the successor corporation in a share exchange (in which case only the approval of ACC's board of directors is necessary); or

  •
  ACC is the survivor in the merger and the merger does not change the terms of any class or series of its outstanding stock, or otherwise amend the charter, and the number of shares of stock of each class or series outstanding immediately before the merger does not increase by more than 20% of the number of shares of each such class or series of stock that was outstanding immediately prior to effectiveness of the merger (in which case, only the approval of ACC's board of directors is necessary).

              GMH.    The charter provides for approval of these matters by at least two-thirds of the votes entitled to be cast.

Advance Notice of Director Nominations and New Business

              ACC.    The bylaws provide for advance notice by a stockholder or stockholders wishing to have certain matters considered and voted upon at a meeting of stockholders.

              With respect to an annual meeting of stockholders, nominations of persons for election to ACC's board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to the notice of the meeting;

  •
  by or at the direction of ACC's board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws.

              These procedures generally require the stockholder to deliver notice to the corporate secretary of ACC not less than 90 days or later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting. If the date of the annual meeting is advanced by more than 30 days from the date of the preceding year's meeting or if ACC did not hold an annual meeting the preceding year, notice must be delivered not earlier than the 120th day prior to the date of mailing of the notice for that annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the annual meeting or the 10th day following the day on which disclosure of the date of mailing for the meeting is made.

              With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to ACC's board of directors may be made only:

  •
  pursuant to the notice of the meeting;

  •
  by or at the direction of ACC's board of directors; or

  •
  provided that ACC's board of directors has determined that directors will be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

              Notice must be delivered not earlier than the 120th day prior to the date of the special meeting and not later than the close of business on the later of the 90th day prior to the date of the special meeting or the 10th day following the day on which disclosure of the date of the special meeting is made.

              The postponement or adjournment of an annual or special meeting to a later date or time will not commence any new time periods for the giving of the notice described above. The bylaws contain detailed requirements for the contents of stockholder notices of director nominations and new business proposals.

              GMH.    The bylaws contain provisions similar to those described above.

Limits on Ownership and Transfer of Shares

              ACC.    ACC's charter has provisions that restrict the ownership of its stock. See "Description of ACC Capital Stock—Restrictions on Ownership."

              GMH.    The charter provides that no person, other than Gary M. Holloway Sr., certain persons related to Gary M. Holloway Sr., Steven Roth, certain persons related to Steven Roth, Vornado Realty L.P., certain persons related to Vornado Realty L.P., certain transferees or assignees of Vornado Realty L.P. or related persons and affiliates of such transferees or assignees may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.1% in value of the outstanding shares of beneficial interest, referred to as the aggregate share ownership limit. In addition, the charter prohibits any person, other than Gary Holloway, certain persons related to Gary Holloway, Steven Roth, certain persons related to Steven Roth, Vornado Realty L.P., certain persons related to Vornado Realty L.P., certain transferees or assignees of Vornado Realty L.P. or related persons and affiliates of such transferees or assignees from acquiring or holding, directly or under applicable ownership attribution rules, common shares in excess of 7.1%, in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding common shares, referred to as the common share ownership limit. Gary M. Holloway, Sr. and certain related persons and entities are subject to ownership limitations that provide that they may not own, on an aggregate basis, or be deemed to own by virtue of the attribution provisions of the Code, more than 20% in value of the outstanding shares or more than 20%, by value or number of shares, whichever is more restrictive, of the outstanding common shares; provided that 9.9% will be substituted for 20% automatically immediately prior to any event which would cause Gary M. Holloway, Sr. or certain related persons and entities to own, or be treated as owning under the applicable attribution rules, a greater than 9.9% interest in any direct or indirect tenant of GMH's property or any property owned directly or indirectly by the GMH Operating Partnership and such tenant ownership would cause it to fail to satisfy a REIT gross income test. Steven Roth and certain related persons and entities are subject to ownership limitations that provide that they may not own on an aggregate basis, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% in value of the outstanding shares or more than 8.5%, by value or number of shares, whichever is more restrictive, of the outstanding common shares. Vornado Realty L.P., certain related persons, certain transferees and assignees of Vornado Realty L.P. or related persons and certain affiliates of such assignees and transferees are not be subject to the ownership limitations with respect to the shares except to the extent that (i) their direct, indirect or constructive ownership of shares would cause it to be treated as "closely held" within the meaning of Section 856(h) of the Code or (ii) any person treated for relevant federal income tax purposes as owning shares owned by such entity owns, directly, indirectly or under applicable constructive ownership rules, shares in excess of the ownership limitation applicable to such person.

              The charter further prohibits any person from (a) beneficially or constructively owning shares that would result in GMH being "closely held" under Section 856(h) of the Code or, except in the case of Steven Roth, certain entities related to him, Vornado Realty L.P., certain persons related to Vornado Realty L.P., certain transferees and assignees of Vornado Realty L.P. or related persons and certain affiliates of such assignees and transferees, otherwise cause it to fail to qualify as a REIT or (b) transferring shares if such transfer would result in shares being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares that resulted in a transfer of shares to the charitable trust, is required to give 15 days' prior written notice to GMH and provide it with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on transferability and ownership will not apply if GMH's board of trustees determines that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT.

              The charter provides that a person will not be subject to the aggregate share ownership limit or the common share ownership limit if such person has provided GMH's board of trustees with such representations and evidence, and has entered into such agreements and undertakings, as are satisfactory to GMH's board of trustees, in its reasonable discretion, to establish that (i) such person is entitled to the "look-through" treatment with respect to the REIT requirement that not more than 50% of the value of shares may be owned, directly, indirectly or under applicable attribution rules, by five or fewer individuals (as defined to include certain entities), (ii) such person's direct, indirect or constructive ownership of interests in GMH direct or indirect tenants will not adversely affect its ability to qualify as a REIT, (iii) such person's direct, indirect or constructive ownership of shares will not adversely affect its ability to qualify as a REIT and (iv) such person has agreed that shares directly, indirectly or constructively owned by such person in excess of 7.1% of the common shares (as determined by reference to number or value, whichever is more restrictive) or 7.1% of the outstanding shares (as determined by reference to value) will automatically be transferred to a charitable trust as necessary to prevent ownership in excess of those levels from adversely affecting GMH ability to qualify as a REIT. The exemption described in the preceding sentence will automatically cease to apply in the event that such person is or becomes ineligible for the "look-through" treatment described in the preceding sentence and will not prevent the application of the provisions in the declaration of trust relating to ownership of shares in excess of the ownership limitations to shares owned by the person granted an exemption where another person treated under applicable attribution rules as owning shares owned by the person granted an exemption owns, directly, indirectly or under the applicable attribution rules, shares in excess of the ownership limitation applicable to such other person. GMH's board of trustees may grant other exemptions from the ownership limitations in certain circumstances.

              Any transfer which, if effective, would result in the shares being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any transfer of shares or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the other transfer or ownership limitations described above, referred to as a prohibited owner, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations, rounded to the nearest whole share, will be automatically transferred to a trust, referred to as the charitable trust, for the exclusive benefit of one or more charitable beneficiaries, referred to as the charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the Business Day, as defined in the declaration of trust, prior to the date of such violative transfer. Shares of beneficial interest transferred to the charitable trust will be issued and outstanding shares of beneficial interest. The prohibited owner will not benefit economically from ownership of any shares of beneficial interest held in the charitable trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust, referred to as the charitable trustee, will have all voting rights and rights to dividends or other distributions with respect to shares, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to GMH's discovery that shares have been transferred to the charitable trustee will be paid by the recipient of such dividend or distribution to the charitable trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the charitable trustee. Any dividend or distribution so paid to the charitable trustee will be held in trust for the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares held in the charitable trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee's sole discretion, (i) to rescind as void any vote cast by a prohibited owner prior to the discovery that such shares have been transferred to GMH and (ii) to recast such vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary. However, if GMH has already taken irreversible trust action, then the charitable trustee will not have the authority to rescind and recast such vote.

              Within 20 days of receiving notice from GMH that shares have been transferred to the charitable trust, the charitable trustee will sell the shares held in the charitable trust to a person, designated by the charitable trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the charitable trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charter, the market price of such shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the charitable trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to the discovery that shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then (i) such shares will be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the charitable trustee upon demand.

              In addition, shares held in the charitable trust will be deemed to have been offered for sale to GMH, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust or, in the case of a devise or gift, the market price at the time of such devise or gift and (ii) the market price on the date GMH, or its designee, accepts such offer. GMH will have the right to accept such offer until the charitable trustee sells the shares held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares sold will terminate and the charitable trustee will distribute the net proceeds of the sale to the prohibited owner.

Stockholder Meetings

              Under the Maryland General Corporation Law, a special meeting of stockholders may be called by the President, the board of directors or any other person specified in the entity's charter or bylaws and, unless the charter or bylaws of the entity provide for a lower or higher (not to exceed a majority) threshold, a special meeting of stockholders must be called by the secretary upon the request of stockholders holding 25% of all the votes entitled to be cast at the meeting.

              ACC.    The bylaws provide that an annual meeting of stockholders is to be held at each year on a date and time set by ACC's board of directors. A special meeting of stockholders may be called by the chairman of ACC's board of directors or chief executive officer and will be called, subject to the advance notice provisions described above upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting.

              GMH.    Under the bylaws, annual meetings of shareholders generally are to be held in June of each year at a date and time as determined by GMH's board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, the chairman of GMH's board of trustees, president or chief executive officer, and must be called upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Business Combination Act

              Maryland law establishes special requirements for "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland entity and any person who beneficially owns 10% or more of the voting power of the entity's shares or an affiliate of the entity who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation, an interested stockholder, or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such entity and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the entity and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the entity other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the entity's common stockholders receive a minimum price (as defined in Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. In addition, a person is not considered an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.

              ACC.    ACC has opted out of the business combination provisions through a resolution adopted by ACC's board of directors.

              GMH.    GMH has opted out of the business combination provisions through a resolution adopted by GMH's board of trustees.

Control Share Acquisition Act

              Maryland law provides that "control shares" of a Maryland entity acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a entity in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the entity in the election of directors: (i) a person who makes or proposes to make a control share acquisition; (ii) an officer of the entity; or (iii) an employee of the entity who is also a director of the entity. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

              A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the entity may itself present the question at any stockholders' meeting.

              If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the entity may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

              The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the entity is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the entity.

              ACC.    ACC has opted out of the control share provisions through a provision in its bylaws. There can be no assurance that ACC's board of directors will not amend or eliminate this provision of its bylaws in the future.

              GMH.    GMH has opted out of the control share provisions through a provision in its bylaws. There can be no assurance that GMH's board of trustees will not amend or eliminate this provision of the bylaws in the future.

DESCRIPTION OF ACC CAPITAL STOCK

General

    Authorized Shares

              ACC's charter provides that it may issue up to 800,000,000 shares of its common stock, $0.01 par value per share, and 200,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this proxy statement/prospectus, 36,561,222 shares of common stock and no shares of preferred stock are issued and outstanding.

    Authority of the Board of Directors Relating to Authorized Shares

              ACC's charter authorizes its board of directors to amend the charter to increase or decrease the total number of authorized shares, or the number of shares of any class or series of capital stock that it has authority to issue, without stockholder approval. ACC's board of directors also has the authority, under the charter and without stockholder approval, to classify any unissued shares of common or preferred stock into one or more classes or series of stock and to reclassify any previously classified but unissued shares of any series of common or preferred stock. If, however, there are any laws or stock exchange rules that require ACC to obtain stockholder approval in order for it to take these actions, ACC will contact its stockholders to solicit that approval.

              ACC believes that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and then issue the classified or reclassified shares provides it with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that may arise in the future. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which its securities may be listed or traded. Although ACC's board of directors has no present intention of doing so, it could issue a class or series of stock that could delay, defer or prevent a transaction or a change of control that would involve a premium price for holders of common stock or otherwise be favorable to them.

    Terms and Conditions of Authorized Shares

              Prior to issuance of shares of each class or series, ACC's board of directors is required by Maryland law and the charter to set, subject to the provisions of the charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of exchange for each class or series. As a result, ACC's board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that would involve a premium price for holders of the common stock or otherwise be favorable to them.

    Stockholder Liability

              Applicable Maryland law provides that ACC stockholders will not be personally liable for its acts and obligations and that its funds and property will be the only recourse for its acts and obligations.

Common Stock

              All shares of ACC common stock are duly-authorized, fully-paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding restrictions on transfer of stock, holders of shares of common stock are entitled to receive distributions on such stock if, as and when authorized by ACC's board of directors out of assets legally available for the payment of distributions, and declared by ACC, and to share ratably in its assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities.

              Subject to the provisions of its charter regarding restrictions on transfer of stock, as described in more detail below under "—Restrictions on Transfer," each outstanding share of ACC common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors. Under Maryland law, the holders of a plurality of the votes cast at a meeting at which directors are to be elected is sufficient to elect a director unless a corporation's charter or bylaws provide otherwise. ACC's bylaws provide for such plurality voting in the election of directors.

              Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive or other rights to subscribe for any of ACC's securities. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of common stock will have equal dividend, liquidation and other rights.

Preferred Stock

              Under ACC's charter, ACC's board of directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Prior to issuance of shares of each series, ACC's board of directors is required by Maryland law and the charter to set, subject to the provisions of the charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. As of the date of this proxy statement/prospectus, no shares of preferred stock are outstanding and ACC has no present plans to issue any preferred stock.

Restrictions on Transfer

              In order for ACC to qualify as a REIT under the Code, its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

              ACC's charter contains restrictions on the ownership and transfer of its stock that are intended to assist it in complying with these requirements and continuing to qualify as a REIT. The relevant sections of the charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of common stock or more than 9.8% by value of all of the outstanding shares, including both common and preferred stock. This restriction is referred to as the "ownership limit." A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of ACC stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of ACC's stock.

              The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of stock (or the acquisition of an interest in an entity that owns, actually or constructively, ACC's stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of ACC's outstanding stock and thereby subject the stock to the applicable ownership limit.

              ACC's board of directors must waive the ownership limit with respect to a particular person if it:

  •
  determines that such ownership will not cause any individual's beneficial ownership of shares of ACC's stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize its status as a REIT; and

  •
  determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ACC (or a tenant of any entity whose operations are attributed in whole or in part to it) that would cause ACC to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause ACC to fail to qualify as a REIT under the Code.

              As a condition of a waiver, ACC's board of directors may require the applicant to submit such information as ACC's board of directors may reasonably need to make the determinations regarding ACC's REIT status and additionally may require an opinion of counsel or IRS ruling satisfactory to ACC's board of directors, and/or representations or undertakings from the applicant with respect to preserving its REIT status.

              In connection with the waiver of the ownership limit or at any other time, ACC's board of directors may increase the ownership limitation for some persons and decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in ACC's stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of its stock equals or falls below the decreased ownership limit, but any further acquisition of its stock in excess of such percentage ownership of its common stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of ACC's outstanding stock.

              The charter provisions further prohibit:

  •
  any person from beneficially or constructively owning shares of ACC's stock that would result in it being "closely held" under Section 856(h) of the Code or otherwise cause it to fail to qualify as a REIT; and

  •
  any person from transferring shares of ACC's stock if such transfer would result in shares of its stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

              Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of ACC's stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to ACC and provide it with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing provisions on transferability and ownership will not apply if ACC's board of directors determines that it is no longer in ACC's best interests to attempt to qualify, or to continue to qualify, as a REIT.

              Pursuant to the charter, if any purported transfer of ACC's stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by ACC's board of directors, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by ACC. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to the discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by ACC's board of directors, then the charter provides that the transfer of the excess shares will be void.

              Shares of ACC's stock transferred to the trustee are deemed offered for sale to ACC, or its designee, at a price per share equal to the lesser of (i) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of its stock at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of ACC's stock to the trust); and (ii) the market price on the date ACC, or its designee, accepts such offer. ACC has the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to ACC, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

              If ACC does not buy the shares, the trustee must, within 20 days of receiving notice from ACC of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by ACC's board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (i) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date); and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

              The trustee will be designated by ACC and will be unaffiliated with ACC and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by ACC with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

              Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a purported record transferee prior to ACC's discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

              However, if ACC has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

              Any beneficial owner or constructive owner of shares of ACC's stock and any person or entity (including the stockholder of record) who is holding shares of its stock for a beneficial owner must, on request, provide ACC with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of ACC's stock and any person or entity (including the stockholder of record) who is holding shares of such stock for a beneficial owner or constructive owner will, on request, be required to disclose to ACC in writing such information as it may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of ACC's stock on its status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by ACC's board of directors.

              All certificates representing shares of ACC's stock bear a legend referring to the restrictions described above.

              This ownership limit could delay, defer or prevent a transaction or a change of control of ACC that might involve a premium price for its stock or otherwise be in the best interest of its stockholders.

Transfer Agent and Registrar

              The transfer agent and registrar for ACC's common stock is BNY Mellon Shareowner Services.

SELLING STOCKHOLDERS

Exchange of Units

              Pursuant to the merger agreement, each unit in the GMH Operating Partnership will be entitled to receive at the closing of the REIT merger 0.07642 of a share of ACC common stock and $3.36 in cash, without interest, except, subject to certain conditions, in lieu of the receipt of ACC common stock, the holders of units in the GMH Operating Partnership may elect to receive 0.07642 of a common unit in the ACC Operating Partnership. The units issued in the partnership merger will not be exchangeable for ACC common stock until one year from the closing date of the mergers without the prior written consent of ACC.

              The rights of unitholders to exchange their units for common stock were granted in the Amended and Restated Agreement of Limited Partnership of the ACC Operating Partnership, dated as of August 17, 2004, as amended. The following summary of the exchange rights of unitholders is not complete. You should read, in their entirety, the partnership agreement and the amendments that are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part. To obtain a copy of these documents, see "Where You Can Find More Information."

              Unitholders have the right to require ACC to acquire all or a portion of their units in exchange for, at ACC's election, cash or common stock by delivering a notice of exchange substantially in the form of Exhibit B to the partnership agreement. The general partner will promptly give the tendering holder written notice of its election, and the tendering holder may elect to withdraw its exchange request at any time prior to the acceptance of the cash or shares by such tendering holder. Without the consent of the general partner, no unitholder effecting an exchange of all or a portion of its units is entitled to tender less than 1,000 units for exchange at any one time, unless such lesser amount is all of the units then owned by the exchanging holder. The consent of the general partner is also required to effect an exchange during the period after a record date with respect to a distribution to unitholders and before the record date for a distribution to stockholders.

              Upon exchange, the exchanging holder will receive either an equal number of shares of common stock or, at ACC's election, an amount of cash equal to the fair market value of such number of shares. The number of shares will be adjusted:

  •
  if ACC, under certain circumstances, acquires material assets, other than on behalf of the ACC Operating Partnership; or

  •
  for stock dividends, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets ACC does not receive pursuant to a pro rata distribution by the ACC Operating Partnership.

              If ACC elects to deliver cash in lieu of all or any portion of the shares, the exchanging holder will receive shares valued at the average of the daily closing prices for the five consecutive trading days immediately preceding the date of receipt of a notice of exchange.

              On the tenth day after ACC's receipt of the notice of exchange, it will deliver to the exchanging holder the number of shares of common stock to be exchanged or, at ACC's election, cash, each in an amount determined as described above. The common stock to be delivered will be duly authorized, validly issued, fully paid and nonassessable, and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the charter, bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such shares entered into by the exchanging holder. Notwithstanding any delay in such delivery, except as described in the next paragraph, the exchanging holder will be deemed the owner of such shares for all purposes, including rights to vote or consent, and receive dividends, as of the date of the notice of exchange.

              Notwithstanding any other provision of the partnership agreement, a unitholder will not be entitled to effect an exchange for cash or an exchange for common stock to the extent the ownership or right to acquire common stock pursuant to such exchange by such holder on the date of the notice of the exchange could cause such holder or any other person to violate the restrictions on ownership and transfer of common stock set forth in the charter and will have no rights under the partnership agreement to acquire common stock that would otherwise be prohibited under ACC's charter. To the extent any attempted exchange or exchange would be in violation of the provisions described in this paragraph, it will be null and void and such holder will not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the common stock otherwise issuable upon such exchange.

              Each unitholder will continue to own all units subject to redemption or exchange, and be treated as a limited partner with respect to such units for all purposes of the partnership agreement, until such units are transferred and paid for or exchanged. Until so exchanged, the exchanging holder will have no rights as a stockholder with respect to such holder's units.

              In the partnership agreement, each unitholder agreed with ACC that all tendered units will be delivered to ACC free and clear of all liens, claims and encumbrances and should any such lien, claim and/or encumbrance exist or arise with respect to such tendered units, it will be under no obligation to acquire the same. Each unitholder also agreed that, in the event any state or local property transfer tax is payable as a result of the transfer of its tendered units, such holder will assume and pay such transfer tax.

Selling Stockholders

              The shares of ACC's common stock issuable upon conversion of ACC common units that may be received in the partnership merger in lieu of ACC common stock are being registered to permit secondary public trading of the common stock by holders. Subject to the restrictions described in this proxy statement/prospectus, the selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer the underlying shares for resale from time to time. The underlying shares, as to their resale, under this proxy statement/prospectus include shares issuable upon conversion of the ACC common units, including any additional shares issuable to prevent dilution as a result of stock splits, stock dividends or similar events. In addition, subject to the restrictions described in this proxy statement/prospectus, the selling stockholders may sell, transfer or otherwise dispose of a portion of the underlying shares in transactions exempt from the registration requirements of the Securities Act. See "—Plan Of Distribution."

              The following table sets forth the number of shares of common stock and units held by the selling stockholders as of March 31, 2008 and the maximum number of underlying shares that may be sold by the selling stockholders, or by any of their pledgees, donees, transferees or other successors in interest. Each unit may be exchanged for one share of common stock, subject to adjustment. In lieu of issuing common stock upon the exchange of the units, ACC may, at its option, issue cash in an amount equal to the fair market value of an equivalent number of shares of its common stock. The table is prepared based on information from the selling stockholders. Based on such information, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. Since the selling stockholders may sell all, some or none of their underlying shares, no estimate can be made of the aggregate number of underlying shares that are to be offered by the selling stockholders under this proxy statement/prospectus or that will be owned by each selling stockholder upon completion of the transactions to which this proxy statement/prospectus relates.

Selling Stockholder	Underlying GMH Units Held	Number of ACC Units Held	Maximum Number of Underlying Shares to be Sold
Gary M. Holloway, Sr.	15,673,038	1,197,734	1,197,734
College Park Management, Inc.	1,250,000	95,525	95,525
GMH Associates, Inc.	53,291	4,072	4,072
LVWD, Ltd.	12,500	955	955
FW Military Housing LLC	2,583,334	197,418	197,418
Vornado Realty L.P.	6,666,667	509,467	509,467
Vornado CCA Gainesville, L.L.C.	671,190	51,292	51,292
Denise Hubley	84,170	6,432	6,432
James W. Kirby	29,167	2,229	2,229
Austin Repetto	29,167	2,229	2,229
Joseph Macchione	62,500	4,776	4,776
Ken Aspis	26,467	2,023	2,023
Candee Evelhoch	20,833	1,592	1,592
Don Blair	20,833	1,592	1,592
Christopher Williams	43,334	3,312	3,312
Richard C. Taylor	62,500	4,776	4,776
Bruce F. Robinson	1,010,306	77,208	77,208
John DeRiggi	251,250	19,201	19,201
Miles Orth	41,667	3,184	3,184
Joseph M. Coyle Enterprises, Inc.	422,769	32,308	32,308
Gary M Holloway, Jr.	125,000	9,553	9,553
Frank Tropea, III	418,750	32,001	32,001
Robert DiGiuseppe	85,602	6,542	6,542

Total	29,644,335	2,265,420	2,265,420

Plan of Distribution

              The selling stockholders and any of their pledgees, donees, transferees and successors-in-interest may, from time to time, sell any or all of their underlying shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may use any one or more of the following methods when selling underlying shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

              The selling stockholders may also sell underlying shares under Rule 144 under the Securities Act, if available, rather than under this proxy statement/prospectus. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent to the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

              The selling stockholders may from time to time pledge or grant a security interest in some or all of the units or common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as a selling stockholder under this prospectus.

              The selling stockholders may also transfer the underlying shares in other circumstances, in which case the pledgees, donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

              The selling stockholders and any broker-dealers or agents that are involved in selling the underlying shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed ACC that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the underlying shares.

              ACC will pay all fees and expenses incurred by it incident to the registration of the underlying shares.

SHAREHOLDER PROPOSALS

              Due to the contemplated completion of the mergers, GMH does not intend to hold a 2008 annual meeting of shareholders. If however, the mergers are not completed and the GMH 2008 annual meeting is held, shareholder proposals intended to be presented at the meeting must have been received by GMH no later than January 8, 2008 in order to be included in the proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, such proposals must have complied with the requirements as to form and substance established by the SEC for such proposals. However, if the date of the 2008 annual meeting changes by more than 30 days from the date of the 2007 annual meeting of shareholders, the deadline for shareholder proposals to be included in the proxy statement is a reasonable time before GMH begins to print and mail its proxy materials. GMH intends to inform its shareholders as promptly as practicable in the event it does so change the date of the 2008 annual meeting. A shareholder who wishes to make a proposal at the GMH 2008 annual meeting without submitting the proposal in the proxy statement and form of proxy relating to the meeting, must comply with the notice and other requirements set forth in GMH's current bylaws. Pursuant to GMH's bylaws, that notice must have been submitted in writing and delivered to the corporate secretary of GMH at the principal executive office of GMH between December 9, 2007 and 5:00 p.m., local time, on January 8, 2008.

LEGAL MATTERS

              The material U.S. federal income tax consequences to GMH shareholders of the REIT merger, military sale distributions and special distribution as described in "Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions" have been passed on by Goodwin Procter LLP. The material U.S. federal income tax matters described in "Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations Applicable to Holders of ACC Common Stock" have been passed on by Locke Lord Bissell & Liddell LLP, Dallas, Texas.

EXPERTS

              The consolidated financial statements of American Campus Communities, Inc. and its subsidiaries appearing in American Campus Communities,  Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007 and ACC management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

              The consolidated financial statements and schedules of GMH Communities Trust for the fiscal years ended December 31, 2006 and 2007 appearing in GMH Communities Trust's Annual Report (Form 10-K/A) for the year ended December 31, 2007, and GMH management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included therein, have been audited by Reznick Group, P.C., independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

              The consolidated financial statements and schedules of GMH Communities Trust for the fiscal year ended December 31, 2005 appearing in GMH Communities Trust's Annual Report (Form 10-K) for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              ACC and GMH each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information ACC and GMH file at the SEC's Public Reference Room, 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ACC's and GMH's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "www.sec.gov." You may inspect information that ACC and GMH file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

              ACC filed a registration statement on Form S-4 to register with the SEC any ACC common stock to be issued to GMH shareholders and unitholders in the mergers as well as the underlying shares. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of ACC in addition to being a proxy statement of GMH for the special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

              The SEC allows ACC and GMH to "incorporate by reference" information into this proxy statement/prospectus, which means that ACC and GMH can disclose important information to you by referring you to another document filed separately with the SEC. This proxy statement/prospectus incorporates by reference the documents set forth below that ACC and GMH have previously filed with the SEC. These documents contain important information about ACC and GMH and their finances.

ACC SEC Filings (File No. 001-32265)	Period
Annual Report on Form 10-K	Year ended December 31, 2007
Current Reports on Form 8-K	Dated February 12, 2008, February 14, 2008, February 27, 2008, March 11, 2008 and April 21, 2008
Registration Statement on Form 8-A	Dated August 4, 2004, setting forth the description of ACC common stock, including any amendments or reports filed for the purpose of updating such description

GMH SEC Filings (File No. 001-32290)	Period
Annual Report on Form 10-K	Year ended December 31, 2007, as amended by Amendment No. 1 to Form 10-K/A filed on Form 10-K/A on March 28, 2008
Current Reports on Form 8-K	Dated February 12, 2008, February 14, 2008, February 29, 2008, February 25, 2008 and March 25, 2008
Registration Statement on Form 8-A	Dated September 2, 2004, setting forth the description of GMH common shares, including any amendments or reports filed for the purpose of updating such description

              The information incorporated by reference is deemed to be part of this proxy statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this proxy statement/prospectus.

              ACC has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to ACC, and GMH has supplied all such information relating to GMH.

              If you are a shareholder, ACC or GMH may have sent you some of the documents incorporated by reference, but you can obtain any of them through ACC or GMH or the SEC. Documents incorporated by reference are available from ACC and GMH without charge, excluding all exhibits unless ACC and GMH have specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

American Campus Communities, Inc. 805 Las Cimas Parkway, Suite 400 Austin, Texas 78746 Attention: Investor Relations Telephone: (512) 732-1000	GMH Communities Trust 10 Campus Boulevard Newtown Square, Pennsylvania 19073 Attention: Investor Relations Telephone: (610) 355-8000

              If you would like to request documents from ACC or GMH, please do so by June 3, 2008 to receive them before the special meeting.

              You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the proposals. GMH has not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated April 24, 2008. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than April 24, 2008, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of ACC common stock in the merger will create any implication to the contrary.

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

              American Campus Communities, Inc. ("ACC") has entered into an Agreement and Plan of Merger, dated as of February 11, 2008 (the "Merger Agreement"), with GMH Communities Trust, a Maryland real estate investment trust ("GMH"), GMH Communities, Inc., a Delaware corporation and a wholly owned subsidiary of GMH, GMH Communities, LP, a Delaware limited partnership (the "GMH Operating Partnership"), American Campus Communities Operating Partnership LP, a Maryland limited partnership (the "ACC Operating Partnership"), American Campus Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the ACC Operating Partnership, and American Campus Acquisition Limited Partnership LP, a Delaware limited partnership and a wholly-owned subsidiary of the ACC Operating Partnership.

              Each common share of GMH and each unit in the GMH Operating Partnership will be entitled to receive at the closing of the mergers contemplated by the Merger Agreement (the "Mergers") (i) 0.07642 of a share of ACC's common stock and (ii) $3.36 in cash, except, subject to certain conditions, in lieu of the receipt of ACC common stock, the holders of units in the GMH Operating Partnership may elect to receive 0.07642 of a unit in the ACC Operating Partnership.

              The historical consolidated financial statements of ACC and GMH are contained in the companies' respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission and incorporated by reference into this proxy statement/prospectus. The unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both companies, including the respective notes thereto, which are incorporated by reference in this proxy statement/prospectus.

              The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2007 has been prepared to reflect the effect of the Mergers and the previous sale by GMH of approximately $96 million of assets related to its military housing division, as if such transactions had occurred on December 31, 2007. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 has been prepared to reflect the effect of the Mergers and the previous sale by GMH of approximately $96 million of assets related to its military housing division, as if such transactions had occurred on January 1, 2007.

              The unaudited pro forma consolidated financial statements also give effect to properties acquired by ACC during 2007, ACC's October 2007 offering of 3.5 million shares of its common stock, the reclassification of 10 properties owned by GMH from continuing operations to discontinued operations and the formation of a joint venture by ACC and Fidelity Real Estate Growth Fund III, L.P. ("Fidelity") with respect to 15 properties owned by GMH, but do not give effect to the results of operations of ACC or GMH subsequent to December 31, 2007, including ACC's offering of 9.2 million shares of its common stock that closed on April 23, 2008.

              In the opinion of management, the pro forma consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transactions. The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain information that is currently available to ACC's management.

              The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

              The Mergers have a total value of approximately $1.4 billion, including GMH's outstanding debt totaling approximately $962 million and approximately $452 million in equity value. ACC has received financing commitments totaling $200 million, which it intends to use to fund a portion of the total cash consideration to be paid in the Mergers.

              The purchase price is determined as follows (in thousands, except per share data):

Outstanding GMH common shares (including the assumed conversion of partnership units prior to the Mergers)	71,314.2

Cash consideration ($3.36 per share)	$239,615.8
Common share consideration ($2.17 per share)(1)	154,938.7
Estimated merger costs (see below)	57,400.0

Total consideration paid	451,954.5
Assumption of GMH mortgages	961,531.0

Total purchase price	$1,413,485.5

Total merger costs are estimated as follows:
Legal, accounting, financial advisory and other fees and costs	$30,400.0
Debt assumption fees, insurance, financing and other costs	13,000.0
Employee and executive termination, severance and other related costs	14,000.0

Total merger costs(2)	$57,400.0

(1)
Based on $28.43 closing price per share of ACC stock on February 11, 2008 and exchange ratio of 0.07642 of a share of ACC common stock for each GMH common share and unit.

(2)
Includes ACC and GMH merger costs.

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2007

(UNAUDITED)
(in thousands, except per share amounts)

	ACC Historical	GMH Historical	Sale of GMH Military Housing(A)	Purchase of GMH		ACC Pro Forma Adjustments		ACC Pro Forma
Assets:
Investments in real estate:
Wholly owned properties, net	$947,062	$1,324,064	$—	$(265,397	)(B)	$(233,844	)(J)	$1,771,885
Wholly owned properties-held for sale	—	—	—	—		233,844	(J)	233,844
On-campus participating properties, net	72,905	—	—	—		—		72,905

Investments in real estate, net	1,019,967	1,324,064	—	(265,397)		—		2,078,634
Cash and cash equivalents	12,073	15,727	—	37,458	(C)	—		65,258
Restricted cash	13,855	20,816	(20)	—		—		34,651
Student contracts receivable, net	3,657	1,437	—	—		—		5,094
Related party receivables	—	23,288	(22,130)	—		—		1,158
Investments in unconsolidated joint ventures:
Military housing projects	—	70,264	(70,264)	—		—		—
Student housing properties	—	1,284	—	7,156	(D)	—		8,440
Other assets	26,744	31,966	(3,406)	(5,662	)(E)	—		49,642

Total assets	$1,076,296	$1,488,846	$(95,820)	$(226,445)		$—		$2,242,877

Liabilities and Stockholders' Equity
Liabilities:
Secured debt	$533,430	$961,531	$—	$(37,472	)(F)	$—		$1,457,489
Credit facility	9,600	53,605	(53,605)	34,066	(G)	—		43,666
Accounts payable and accrued expenses	14,360	40,711	(16,234)	—		—		38,837
Other liabilities	43,278	29,497	(457)	—		—		72,318

Total liabilities	600,668	1,085,344	(70,296)	(3,406)		—		1,612,310
Minority interests	31,251	136,422	—	(136,422	)(H)	1,463	(K)	32,714
Stockholders' equity:
Common shares, $.01 par value, 800,000,000 shares authorized, 27,275,491 shares issued and outstanding at December 31, 2007	273	42	—	13	(I)	—		328
Additional paid in capital	494,160	331,155	—	(176,271	)(I)	(1,463	)(K)	647,581
Accumulated earnings and distributions	(48,181)	(64,117)	(25,524)	89,641	(I)	—		(48,181)
Accumulated other comprehensive loss	(1,875)	—	—	—		—		(1,875)

Total stockholders' equity	444,377	267,080	(25,524)	(86,617)		(1,463)		597,853

Total liabilities and stockholders' equity	$1,076,296	$1,488,846	$(95,820)	$(226,445)		$—		$2,242,877

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(UNAUDITED)
(in thousands, except per share amounts)

	ACC Historical	GMH Historical	ACC 2007 Acquisitions (L)	Sale of GMH Military Housing (M)	ACC Merger Adjustments (N)	ACC Pro Forma Adjustments		ACC Pro Forma
Revenues:
Owned off-campus properties	$116,286	$188,889	$2,238	$—	$(70,929)	$—		$236,484
Expense reimbursements:
Related party	—	86,860	—	(85,122)	—	—		1,738
Third party	—	8,942	—	—	—	—		8,942
On-campus participating properties	20,966	—	—	—	—	—		20,966
Third party development services	5,346	—	—	—	—	—		5,346
Third party development services-on-campus participating properties	144	—	—	—	—	—		144
Third party management services	2,821	2,877	—	—	—	—		5,698
Related party management fees	—	11,429	—	(10,751)	—	1,747	(O)	2,425
Other related party income	—	32,790	—	(30,333)	—	—		2,457
Resident services	1,572	—	—	—	—	—		1,572

Total revenues	147,135	331,787	2,238	(126,206)	(70,929)	1,747		285,772
Operating expenses:
Owned off-campus properties	55,155	94,434	1,342	—	(42,295)	—		108,636
On-campus participating properties	9,379	—	—	—	—	—		9,379
Military housing	—	9,447	—	(9,447)	—	—		—
Third party development and management services	5,708	6,600	—	—	—	—		12,308
Reimbursed expenses	—	93,681	—	(85,122)	—	—		8,559
General and administrative	17,660	19,351	—	—	(1,104)	(1,844	)(P)	34,063
Depreciation and amortization	30,444	44,679	—	(611)	(17,089)	(743	)(Q)	56,680
Ground/facility leases	1,622	—	—	—	—	—		1,622

Total operating expenses	119,968	268,192	1,342	(95,180)	(60,488)	(2,587)		231,247
Operating income	27,167	63,595	896	(31,026)	(10,441)	4,334		54,525
Nonoperating income and (expenses):
Interest income	1,477	735	—	(52)	(78)	—		2,082
Interest expense	(27,871)	(58,730)	(578)	5,258	20,565	(12,596	)(R)	(73,952)
Amortization of deferred financing costs	(1,340)	(3,086)	(14)	—	592	1,263	(S)	(2,585)
Gain on sale to joint venture and development land	—	24,341	—	—	—	(24,341	)(T)	—
(Loss) income from unconsolidated joint ventures	(108)	4,524	—	(4,864)	128	—		(320)

Total nonoperating income (expenses)	(27,842)	(32,216)	(592)	342	21,207	(35,674)		(74,775)
(Loss) income from continuing operations before taxes and minority interests	(675)	31,379	304	(30,684)	10,766	(31,340)		(20,250)
Income tax provision	(756)	(7,616)	—	7,318	—	—		(1,054)
Minority interests	(255)	(10,252)	—	—	—	10,899	(U)	392

(Loss) income from continuing operations	$(1,686)	$13,511	$304	$(23,366)	$10,766	$(20,441)		$(20,912)

Basic earnings per share:
Loss from continuing operations per share	$(0.07)							$(0.65)

Diluted earnings per share:(V)
Loss from continuing operations per share	$(0.07)							$(0.63)

Weighted-average common shares outstanding:
Basic	24,186,213							32,340,155	(W)

Diluted	26,099,140							34,253,082	(W)

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and property information)

(A)
Represents the historical book value of GMH's military housing division to be sold to Balfour Beatty prior to the closing of the Mergers. Also includes the assumed pay-off of GMH's line of credit, which had an outstanding balance of approximately $53,600 as of December 31, 2007, with proceeds from the military housing sale with the remaining net proceeds distributed to GMH shareholders prior to and upon the closing of the Mergers.

(B)
Reflects the sale of GMH's military housing division, the contribution of 15 wholly owned properties into a joint venture with Fidelity and the purchase of the remaining operations of GMH by ACC. This amount consists of the following:

Total merger consideration paid by ACC		$451,954
Adjusted net book value of assets less liabilities acquired by ACC
GMH book value of wholly owned properties, net	$1,324,064
Book value of owned properties contributed to Fidelity joint venture	(281,802)
Fidelity joint venture cash contribution	105,700
ACC's 10% equity interest in Fidelity joint venture	7,156
Historical GMH book value of all other assets	164,782
Book value of military assets sold by GMH	(95,820)
Net book value of GMH's deferred financing costs not assumed by ACC	(4,338)
Net book value of GMH's corporate office building and land not purchased by ACC	(6,862)
Estimated value assigned by ACC to in-place leases	245
GMH book value of secured debt	(961,531)
Book value of secured debt assumed by Fidelity joint venture	210,239
Historical GMH book value of all other liabilities	(123,813)
Book value of military liabilities sold by GMH	16,691
GMH credit facility paid off by GMH with proceeds from military housing sale	53,605
Book value of GMH's debt associated with corporate office building and land not purchased by ACC	5,700
Mark to market adjustment on book value of secured debt assumed by ACC	21,533

Adjusted net book value of assets less liabilities acquired by ACC		435,549

Purchase price in excess of net assets acquired by ACC allocated to wholly owned properties			$16,405
Book value of owned properties contributed to Fidelity joint venture			(281,802)

			$(265,397)

(C)
Consists of cash proceeds of $200,000 under the committed term loan facility entered into by ACC to fund the Mergers; $105,700 in cash anticipated to be received by ACC as a result of its contribution of 15 wholly owned properties to the previously mentioned joint venture with

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and property information)

  Fidelity in which ACC will have a 10% equity interest; and borrowings under ACC's credit facility of approximately $34,100. These proceeds will be utilized by ACC to fund the $239,600 cash consideration for the acquisition of the GMH student housing business; the payment by ACC of $57,400 in estimated merger related costs; and the payment by ACC of $5,300 in estimated financing costs primarily related to the committed term loan facility which will be amortized over approximately 2.75 years.

(D)
Represents ACC's 10% equity in the newly formed Fidelity joint venture, as follows:

Book value of owned properties contributed to joint venture	$281,802
Less: book value of secured debt assumed by the joint venture	(210,239)

Net assets contributed to the joint venture	$71,563
ACC's equity interest percentage	10%
ACC's investment in newly formed Fidelity joint venture	$7,156
(E)
Represents the following:

Net book value of GMH's corporate office building and land not purchased by ACC	$(6,862)
Net book value of GMH's deferred financing costs not assumed by ACC	(4,338)
Estimated financing costs to be deferred primarily related to the ACC committed term loan facility	5,293
Estimated value assigned by ACC to in-place leases	245

$(5,662)

(F)
Represents the following:

Book value of secured debt contributed to Fidelity joint venture	$(210,239)
Mark to market adjustment on book value of secured debt assumed by ACC	(21,533)
Book value of GMH's debt associated with corporate office building and land not purchased by ACC	(5,700)
Committed term loan facility entered into by ACC to fund the acquisition	200,000

$(37,472)

(G)
Represents assumed borrowings under ACC's revolving credit facility in connection with the Mergers.

(H)
Represents the elimination of GMH's historical minority interest related to minority shareholders.

(I)
Represents the elimination of GMH's historical shareholders' equity, elimination of GMH's military housing equity and the issuance of shares of ACC common stock in connection with the Mergers. ACC will issue approximately $154,939 of common stock in connection with the Mergers.

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and property information)

    The calculation for the issuance of ACC's common stock is as follows:

Outstanding GMH shares	71,314.2
Fixed conversion ratio	0.07642

Number of ACC shares of common stock to be issued	5,449.8
ACC stock price on date of merger announcement	$28.43

Value of ACC common stock to be issued	$154,938.7

(J)
Represents the reclassification at book value of 10 wholly owned properties as held for sale in the anticipation these properties will be disposed by GMH before the Mergers, or held for sale by ACC after the Mergers. For purposes of the consolidated pro forma financial statements, the assumption was that book value approximates fair value. This assumption does not necessarily reflect the current value of these properties or the future value of these properties at the time of sale and may, accordingly, be adjusted. Holding other variables constant, a $1,000 decrease in the aggregate value of these properties would cause an approximately $35 increase in depreciation and amortization expense.

(K)
Represents an increase to ACC's minority interest primarily due to a significant increase in the net assets of the ACC Operating Partnership as a result of the Mergers.

(L)
ACC acquired the Village on Sixth and the Edwards Portfolio in January and February 2007, respectively. The amounts in this column represent adjustments to reflect these properties' results of operations as if they were acquired as of January 1, 2007.

(M)
Represents the sale of GMH's military housing division and includes the elimination of $5,257.5 of interest expense incurred in 2007 on GMH's line of credit. ACC will not assume GMH's line of credit upon closing of the Mergers and has eliminated the debt and related interest expense.

(N)
Represents the removal of historical results of operations for the 10 disposition properties which are assumed to be classified as held for sale as of January 1, 2007, the 15 wholly owned properties that are assumed to be contributed to the new Fidelity joint venture as of January 1, 2007, and operations associated with GMH's corporate office building, which is assumed to have been sold before the Mergers.

(O)
Represents a 4% management fee ACC expects to earn on the 15 properties contributed to the new Fidelity joint venture.

(P)
Represents the removal of $1,844 of securities litigation and audit committee expense incurred by GMH in 2007 as we consider these charges nonrecurring.

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and property information)

(Q)
Represents the following adjustments to depreciation and amortization:

Elimination of GMH historical in-place lease amortization	$(1,415)
Add in-place lease amortization assuming the GMH real estate assets had been acquired on January 1, 2007	245
Add depreciation expense based on purchase price allocated to building and furniture, fixtures, and equipment, assuming 40 year and seven year useful lives, respectively.	427

$(743)

(R)
The following adjustments represent an increase to interest expense due to new debt commitments entered into by ACC to partially finance the Mergers at current interest rates.

Assumed borrowing under $200 million committed term loan facility	$200,000
Average interest rate (LIBOR plus spread)	4.76%

Interest expense	$9,510
Assumed increase in balance of revolving credit facility	$34,066
Average interest rate (LIBOR plus spread)	4.19%

Interest expense	$1,427

Total interest expense adjustment related to new debt commitments	$10,937

In addition to the increase calculated above, ACC anticipates an increase to interest expense of approximately $1,659 as a result of the above market rate mortgages assumed in connection with the Mergers.

If market rates of interest on the variable debt changed by 1/8 of 1%, then the increase or decrease on the variable debt would be approximately $300 for the year ended December 31, 2007.

(S)
Represents the following adjustments to amortization of deferred finance costs:

Elimination of GMH's historical amortization of deferred finance costs	$(2,494)
New estimated financing costs incurred by ACC in connection with the $200 million secured term loan; amortized over a three year term to maturity	767
New estimated financing costs incurred by ACC in connection with the anticipated increase in unsecured revolving credit facility from $115 million to $160 million; amortized over a 1.6 year term to maturity	113

$(1,614)

As an offset to the net reduction calculated above, we anticipate additional deferred financing costs of $2,808 incurred in connection with the assumption of GMH's mortgages and the amortization of such costs over a weighted average term to maturity of approximately 8 years.

(T)
Represents the following items: (i) removal of a gain on sale of $21,709 recognized by GMH in connection with the transfer of its 100% interest in six student housing properties to a joint venture in 2007, (ii) removal of a gain of $1,132 recognized by GMH in 2007 related to the

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and property information)

  sale of two properties to another joint venture, and (iii) the elimination of a $1,500 gain recognized by GMH on the sale of land to ACC in December 2007. ACC has eliminated these gains based on the assumption these transactions had occurred prior to the Mergers and are nonrecurring.

(U)
Represents the elimination of GMH's minority interest of $10,252 and an adjustment to ACC's minority interest of $647 due to a significant increase in loss from continuing operations before minority interests, offset by a lower weighted average minority interest resulting from additional common stock ACC anticipates issuing in connection with the Mergers and the assumption that the October 2007 equity offering had occurred on January 1, 2007.

(V)
Diluted earnings per share reflect the assumed conversion of common units and preferred units of limited partnership interest in the ACC Operating Partnership. Accordingly, the calculation includes the add back of preferred unit distributions as well as the pro rata share of the ACC Operating Partnership's loss from continuing operations allocated to common units.

(W)
Represents the number of shares assumed to be issued on January 1, 2007 in connection with the Mergers of 5,449,832, as well as the addition of 3,500,000 shares assumed to be issued on January 1, 2007 in connection with the October 2007 equity offering, offset by the removal of the weighted average shares impact of the October 2007 equity offering (795,890).

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

GMH COMMUNITIES TRUST,

GMH COMMUNITIES, INC.,

GMH COMMUNITIES, LP,

AMERICAN CAMPUS COMMUNITIES, INC.,

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP,

AMERICAN CAMPUS ACQUISITION LLC

AND

AMERICAN CAMPUS ACQUISITION LIMITED PARTNERSHIP LP

Dated as of February 11, 2008

AGREEMENT AND PLAN OF MERGER

              THIS AGREEMENT AND PLAN OF MERGER, dated as of February 11, 2008 (this "Agreement"), is made and entered into by and among GMH Communities Trust, a Maryland real estate investment trust (the "Company"), GMH Communities, Inc., a wholly-owned subsidiary of the Company and a Delaware corporation (the "Delaware Company"), GMH Communities, LP, a Delaware limited partnership (the "Company Operating Partnership" and, together with the Company and the Delaware Company, the "Company Parties"), American Campus Communities, Inc., a Maryland corporation ("Parent"), American Campus Communities Operating Partnership LP, a Maryland limited partnership (the "Parent Operating Partnership"), American Campus Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent Operating Partnership ("REIT Merger Sub"), and American Campus Acquisition Limited Partnership LP, a Delaware limited partnership ("Partnership Merger Sub", and together with Parent, the Parent Operating Partnership and REIT Merger Sub, the "Parent Parties").

              WHEREAS, the parties wish to effect a business combination through a merger of REIT Merger Sub with and into the Company (the "REIT Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA");

              WHEREAS, the parties also wish to effect a merger of the Company with and into the Delaware Company (the "Reincorporation Merger") on the terms and conditions set forth in this Agreement and in accordance with Title 8 of the Maryland REIT Law and Section 253 of the Delaware General Corporation Law (the "DGCL");

              WHEREAS, the parties further wish to effect a merger of Partnership Merger Sub with and into the Company Operating Partnership (the "Partnership Merger" and, together with the REIT Merger and the Reincorporation Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended ("DRULPA");

              WHEREAS, the Board of Trustees of the Company (the "Company Board") has approved this Agreement, the REIT Merger, the Reincorporation Merger and the other Contemplated Transactions and declared that the REIT Merger, the Reincorporation Merger and the other Contemplated Transactions are advisable on the terms and subject to the conditions set forth herein;

              WHEREAS, the Board of Directors of the Delaware Company has approved this Agreement, the Reincorporation Merger, the Partnership Merger and the other Contemplated Transactions and declared that the Reincorporation Merger, the Partnership Merger and the other Contemplated Transactions are advisable on the terms and subject to the conditions set forth herein;

              WHEREAS, GMH GP Trust, a Delaware trust (the "General Partner"), as the sole general partner of the Company Operating Partnership, has approved this Agreement, the Partnership Merger and the other Contemplated Transactions and deemed it advisable for the Company Operating Partnership and its limited partners to enter into this Agreement and to consummate the Partnership Merger on the terms and conditions set forth herein;

              WHEREAS, the Board of Directors of Parent (the "Parent Board"), on behalf of Parent for itself and as the sole member of the sole general partner of the Parent Operating Partnership and as the sole member of REIT Merger Sub, as the sole general partner of the Partnership Merger Sub, has approved this Agreement and the Mergers and the other Contemplated Transactions to which the Parent Parties are a party and declared that this Agreement and the Mergers are advisable on the terms and subject to the conditions set forth herein;

              WHEREAS, on the date hereof, the Company, the Company Operating Partnership and Balfour Beatty, Inc., a U.S. subsidiary of Balfour Beatty plc ("Balfour Beatty"), entered into that certain Securities Purchase Agreement, a copy of which is attached hereto as Exhibit A (the "Securities Purchase Agreement") whereby the Company has agreed to sell all of its membership interests in GMH AF Housing Construction LLC and the Company Operating Partnership has agreed to sell all of its membership interests in GMH Housing Investments, LLC, a Delaware limited liability company ("Military Housing Investments"), and all of its common stock in GMH Communities TRS, Inc, a Delaware corporation (the "Company TRS"), to Balfour Beatty (collectively, the "Interest Sale");

              WHEREAS, prior to the consummation of the Interest Sale, the Company TRS shall distribute all of the capital stock of College Park Management TRS, Inc., a Delaware corporation ("CPM TRS"), to the Company Operating Partnership (the "CPM TRS Distribution");

              WHEREAS, the parties intend that for federal, and applicable state, income tax purposes the REIT Merger will be treated as a taxable sale by the shareholders of the Company of all of the Company Common Shares to the Parent Operating Partnership in exchange for the consideration provided for in Article III to be provided to the shareholders of the Company (the "REIT Merger Consideration");

              WHEREAS, the parties intend that for federal, and applicable state, income tax purposes the Partnership Merger will be treated as a taxable sale of interests in the Company Operating Partnership to the extent of interests exchanged for cash or Parent Common Shares, and a tax-deferred contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent of interests exchanged for interests in the Parent Operating Partnership; and

              WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to such transactions.

              NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

              Section 1.01    Definitions.

                             (a)         For purposes of this Agreement:

              "Acquisition Proposal" means any proposal or offer for, whether in one transaction or a series of related transactions, any (i) merger, consolidation or similar transaction involving the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or its Subsidiaries representing 20% or more of the fair market value of the assets of the Company and its Subsidiaries (other than the Military Housing Subsidiaries), taken as a whole, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of the Company, (iv) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding Company Common Shares, (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or any of its Subsidiaries or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions;

provided, however, that the term "Acquisition Proposal" shall not include the Contemplated Transactions or any proposal for a transaction involving solely the Military Housing Subsidiaries or the assets thereof.

              "Action" means any claim, action, suit, proceeding, arbitration, mediation, inquiry or other investigation.

              "Affiliate" or "affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

              "Asset Sales" means the dispositions of the Disposition Assets in accordance with Section 7.15 and Exhibit G.

              "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required to, or authorized to, close in The City of New York.

              "Certificate" means any certificate representing Company Common Shares.

              "Company Common Shares" means common shares of beneficial interest, par value $0.001 per share, of the Company.

              "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement, which disclosure schedule is arranged in paragraphs corresponding to the sections contained in this Agreement; provided, however, that, except as otherwise set forth herein, the disclosure of any fact or item in any section of such disclosure schedule shall be deemed to be disclosed with respect to any other section under which such disclosure is relevant as and to the extent it is reasonably clear on the face of the Company Disclosure Schedule that such items applies to such other section. Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company made herein.

              "Company Material Adverse Effect" means any state of facts, event, circumstance, development, change or effect (each, a "Change") that (i) is materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries, taken as a whole, excluding any such Change occurring after the date hereof and resulting from (A) any Change in general economic or business conditions, except to the extent and only to the extent that such Change has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (B) any Change in financial or securities market conditions generally, including Changes in interest or exchange rates, except to the extent and only to the extent that such Change has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (C) any Change generally affecting the business or industry in which the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) operate, except and only to the extent that such Change has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (D) any Change in legal, political or regulatory conditions generally or in any geographic region in which any of the Student Housings Subsidiaries operates that, in each such case, generally impacts the student housing industry, except and only to the extent that such Change has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (E) the negotiation, announcement of the execution or the performance of this Agreement, the Securities Purchase Agreement or the Fidelity Contribution Agreement, (F) any Change arising from the compliance with the terms of, or the taking of any action permitted by, this Agreement, (G) Changes in Law or GAAP, in each case applicable to the student housing industry, except and only to the extent that such event has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, or (H) acts of God, casualty, fire, flood, hurricane, earthquake, other severe weather, natural disaster, terrorism, act of war (whether declared or undeclared), except and only to the extent that such event has a disproportionate impact on the Company and the Company Operating Partnership (in each case, other than the Military Housing Subsidiaries) and the Student Housing Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, or (ii) would prevent the Company and/or its Subsidiaries from consummating the Contemplated Transactions or performing their respective obligations hereunder.

              "Company Operating Partnership Agreement" means that certain Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership, dated as of November 2, 2004, and as amended to date, by and among the General Partner and the limited partners set forth on the signature pages thereto.

              "Contemplated Transactions" means, collectively, the Mergers, the Asset Sales, the Interest Sale, the CPM TRS Distribution and all other transactions contemplated hereby.

              "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

              "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

              "Fidelity Contribution Agreement" means the Contribution Agreement, dated as of the date hereof, a copy of which is attached hereto as Exhibit F.

              "Fidelity Joint Venture" means ACC/GF III Student Housing Associates III, LLC, a Delaware limited liability company.

              "Governmental Authority" means any United States, foreign, territorial, state, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

              "Intellectual Property" means United States and international (i) patents, patent applications and invention registrations of any type, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

              "Knowledge of the Company" means the actual knowledge of those individuals listed on Exhibit B.

              "Knowledge of Parent" means the actual knowledge of those individuals listed on Exhibit C.

              "Law" means any United States, foreign, territorial, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

              "Liens" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind (other than licenses of Intellectual Property or similar agreements relating to Intellectual Property which are not intended to secure an obligation) in respect to such asset.

              "Military Housing Subsidiaries" means, collectively, the Company TRS, Military Housing Investments, GMH AF Housing Construction, LLC and any Person owned directly or indirectly in whole or in part thereby (other than CPM TRS).

              "Military Housing TRS" means GMH Military Housing LLC.

              "Parent Common Shares" means shares of common stock, par value $0.01 per share, of Parent.

              "Parent Disclosure Schedule" means the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement, which disclosure schedule is arranged in paragraphs corresponding to the sections contained in this Agreement; provided, however, that, except as otherwise set forth herein, the disclosure of any fact or item in any section of such disclosure schedule shall be deemed to be disclosed with respect to any other section under with such disclosure is relevant as and to the extent it is reasonably clear on the face of the Parent Disclosure Schedule that such items applies to such other section. Nothing in the Parent Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Parent Parties made herein

              "Parent Material Adverse Effect" means any Change (i) is materially adverse to the business, assets, properties, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, excluding any such Change occurring after the date hereof and resulting from (A) any Change in general economic or business conditions, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (B) any Change in financial or securities market conditions generally, including Changes in interest or exchange rates, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (C) any Change generally affecting the business or industry in which Parent and its Subsidiaries operate, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (D) any Change in legal, political or regulatory conditions generally or in any geographic region in which Parent or its Subsidiaries operate that, in each such case, generally impacts the student housing industry, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, (E) the negotiation, announcement of the execution or the performance of this Agreement, the Securities Purchase Agreement or the Fidelity Contribution Agreement, (F) any Change arising from the compliance with the terms of, or the taking of any action permitted by, this Agreement, (G) Changes in Law or GAAP, in each case applicable to the student housing industry, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, or (H) acts of God, casualty, fire, flood, hurricane, earthquake, other severe weather, natural disaster, terrorism, act of war (whether declared or undeclared) and the like, except to the extent and only to the extent that such Change has a disproportionate impact on Parent and its Subsidiaries, (taken as a whole) relative to other persons or participants in the student housing industry that operate in the geographic regions affected by such Change, or (ii) would prevent Parent and its Subsidiaries from consummating the Contemplated Transactions or performing their respective obligations hereunder.

              "Parent Plan" means any of the following maintained by Parent or its Subsidiaries: (i) "employee welfare plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the ERISA); (ii) retirement or deferred compensation plan, incentive compensation plan, stock plan, profit sharing, unemployment compensation plan, vacation pay, severance pay, post employment, supplemental employment or unemployment benefit plan or arrangement, bonus or benefit arrangement, insurance (including any self insurance) or hospitalization program or any other fringe or other benefit or compensation plans, programs or arrangements for any current or former employee, trustee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, or any other "employee benefit plan" (as defined in Section 3(3) of ERISA); or (iii) employment, severance, termination, consultancy or other similar agreement.

              "Parent Operating Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of the Parent Operating Partnership, dated as of August 17, 2004, by and among the American Campus Communities Holdings LLC and the limited partners set forth on the signature pages thereto, as amended.

              "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government, or political subdivision, agency or instrumentality of a government.

              "Prime Rate" means the rate of interest per annum announced from time to time by Citibank, N.A. (or any successor bank) at its principal office in New York City as its prime or base rate.

              "Qualifying Acquisition Proposal" means an Acquisition Proposal, substituting for purposes of this definition 50% for the 20% threshold set forth in the definition of Acquisition Proposal.

              "Settlement Agreement" means that certain Settlement Agreement and Mutual Release, dated as of December 30, 2007, by and between Twin City Fire Insurance Co., and the insurers named therein.

              "Student Housing Subsidiaries" means, collectively, all Subsidiaries of the Company other than the Military Housing Subsidiaries.

              "Subsidiary" of the Company, Parent or any other Person means a corporation, limited liability company, partnership, joint venture or other organization which: (a) such Person is a subsidiary of such Person is a general partner or managing member of such organization, (b) is consolidated with such Person for GAAP reporting purposes; (c) the voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person's subsidiaries; or (d) at least 10% of the equity, securities or other interests is directly or indirectly owned or controlled by such Person or by one or more of such Person's subsidiaries.

              "Superior Proposal" means an Acquisition Proposal (on its most recently amended and modified terms, if amended and modified, and except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "20%" shall be replaced by "50%") made by a Third Party that the Company Board determines (after taking into account any amendments to this

Agreement entered into or which Parent irrevocably covenants to enter into) in its good faith judgment after taking into account all material legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof and the likelihood and timing of consummation (as compared to the Mergers) is, if consummated, superior from a financial point of view to the Company Shareholders than the Mergers.

              "Tax Protection Agreement" means any agreement to which the Company or any of its Subsidiaries is a party and pursuant to which: (a) any liability to holders of LP Units or GP Units may arise relating to Taxes, whether or not as a result of the consummation of the Contemplated Transactions; (b) in connection with the deferral of income Taxes of a holder of LP Units or GP Units, the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries has agreed to (i) maintain a minimum level of debt or continue a particular debt, or (ii) retain or not dispose of assets for a period of time that has not since expired; or (c) limited partners of the Company Operating Partnership have guaranteed or otherwise assumed debt of the Company Operating Partnership.

              "Taxes" means any and all taxes, charges, fees, levies and other assessments, including income, capital gains, gross receipts, excise, property, sales (including, without limitation, hotel room sales and food and beverage sales), withholding, social security, occupation, use, service, license, payroll, employment, unemployment, disability, registration, value-added, tourism, franchise, transfer, recording, margin, gross margin, alternate or add-on minimum, or other tax of any kind whatsoever, including estimated taxes, imposed by any Governmental Authority or other taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

                             (b)         The following terms have the meaning set forth in the sections set forth below:

Defined Terms	Location of Definition
Acquisition Agreement	Section 7.04(d)
Adverse Recommendation Change	Section 7.04(d)
Agreement	Preamble
Applicable Documents	Section 4.08
Balfour Beatty	Recitals
Budget	Section 6.01(b)(v)
CERCLA	Section 4.15
Claim	Section 7.06(a)
Closing	Section 2.04
Closing Date	Section 2.04
Code	Recitals
Commitment Letter	Section 5.20
Common Unit Consideration	Section 3.03(a)
Company	Preamble
Company Affiliates	Section 7.19
Company Board	Recitals
Company Board Recommendation	Section 7.02
Company Bylaws	Section 4.01(a)
Company Charter	Section 4.01(a)
Company Common Share Merger Consideration	Section 3.01(c)
Company Confidentiality Agreement	Section 7.03(b)
Company Designee	Section 2.06(a)

Company Employee Benefit Plans	Section 4.12(a)
Company Expenses	Section 9.03(b)
Company Joint Venture Interests	Section 4.02(c)
Company Leases	Section 4.16(c)
Company Operating Partnership	Preamble
Company Option Plan	Section 3.01(e)
Company Parties	Preamble
Company Preferred Shares	Section 4.03(a)
Company Properties	Section 4.16(a)
Company Property	Section 4.16(a)
Company Restricted Shares	Section 3.01(e)
Company SEC Documents	Section 4.05(a)
Company Shareholder Approval	Section 7.02
Company Shareholder Meeting	Section 7.02
Company Termination Fee	Section 9.03(b)
Continuing Employees	Section 7.05(b)
Company Title Insurance Policy	Section 4.16(d)
Company TRS	Recitals
Counterproposal	Section 7.04(d)
CPM TRS	Recitals
CPM TRS Distribution	Recitals
D&O Cap	Section 7.06(d)
Debt Financing	Section 5.20
Delaware Company	Preamble
Delaware Merger Certificate	Section 2.03(a)
DGCL	Recitals
Disposition Assets	Section 7.15(a)
Distribution Amount	Section 6.01(b)(i)
DLLCA	Recitals
DOJ	Section 7.07(b)
Drop Dead Date	Section 9.01(b)
DRULPA	Recitals
DSOS	Section 2.03(a)
Election Form	Section 3.03(b)
Encumbrances	Section 4.16(a)
Environmental Laws	Section 4.15
Environmental Permits	Section 4.15(a)
ERISA	Section 4.12(a)
Exchange Act	Section 4.04(d)
Exchange Agent	Section 3.04(a)
Expenses	Section 7.06(a)
FTC	Section 7.07(b)
GAAP	Section 4.05(a)
General Partner	Recitals
Governmental Order	Section 9.01(b)
GP Units	Section 4.03(b)
Ground Lease	Section 4.16(c)
Ground Leases	Section 4.16(c)
Hazardous Materials	Section 4.15
HSR Act	Section 4.04(d)

Indebtedness	Section 4.07
Indemnified Parties	Section 7.06(a)
Indemnifying Parties	Section 7.06(a)
Intellectual Property Rights	Section 4.14
Interest Sale	Recitals
IRS	Section 4.11(b)
Loan Consents	Section 4.04(b)
Loan Documents	Section 4.04(b)
LP Units	Section 4.03(b)
Maryland Articles of Merger	Section 2.03(a)
Maryland REIT Law	Recitals
Material Contracts	Section 4.21(d)
Mergers	Recitals
Military Housing Investments	Recitals
NYSE	Section 3.05
Operating Partnership Cash Consideration	Section 3.03(a)
Other Filings	Section 4.04(d)
Parent	Preamble
Parent Applicable Documents	Section 5.08
Parent Board	Recitals
Parent Bylaws	Section 5.01(a)
Parent Cash Consideration	Section 3.01(c)
Parent Charter	Section 5.01(a)
Parent Confidentiality Agreement	Section 7.03(b)
Parent Expenses	Section 9.03(b)
Parent Joint Venture Interests	Section 5.02(b)
Parent Material Contracts	Section 5.17(d)
Parent Operating Partnership	Preamble
Parent Option Plan	Section 5.03(a)(ii)
Parent Parties	Preamble
Parent Preferred Shares	Section 5.03(a)(i)
Parent SEC Documents	Section 5.05(a)
Partnership Merger	Recitals
Partnership Merger Certificate	Section 2.03(c)
Partnership Merger Consideration	Section 3.03(a)
Partnership Merger Effective Time	Section 2.03(c)
Partnership Merger Sub	Preamble
Permits	Section 4.09
Permitted Liens	Section 4.16(d)
Post-Signing Returns	Section 7.11(b)
Pro Formas	Section 6.02(b)
Property Restrictions	Section 4.16(b)
Proxy Statement	Section 4.04(d)
Qualifying Income	Section 9.03(g)
Registration Statement	Section 4.04(d)
Reincorporation Articles of Merger	Section 2.03(b)
Reincorporation Merger	Recitals
Reincorporation Merger Effective Time	Section 2.03(b)
Reincorporation Merger Certificate	Section 2.03(b)
REIT	Section 4.11(b)

REIT Merger	Recitals
REIT Merger Consideration	Recitals
REIT Merger Effective Time	Section 2.03(a)
REIT Merger Sub	Preamble
Release	Section 4.15
Representatives	Section 7.04(a)
SDAT	Section 2.03(a)
SEC	Section 4.04(d)
Securities Act	Section 4.03(a)(ix)
Securities Purchase Agreement	Recitals
Share Consideration	Section 3.01(c)
SOX	Section 4.05(a)
Subsequent Determination	Section 7.04(d)
Surviving Company	Section 2.01(a)
Surviving Company Shares	Section 3.01(a)
Surviving Entity	Section 2.01(b)
Surviving Partnership	Section 2.01(c)
Surviving Partnership Agreement	Section 2.02(c)
Tax Returns	Section 4.11(a)
Third Party	Section 7.04(b)
Transfer Taxes	Section 7.08
Transfer Tax Returns	Section 7.08
Wachovia Securities	Section 4.18

              Section 1.02    Interpretation and Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                             (a)          when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

                             (b)         the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                             (c)           whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                             (d)         the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                             (e)          references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of a statute, include any rules and regulations promulgated under the statute) and references to any section of any statute, rule or regulation include any successor to the section;

                             (f)           all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                             (g)         the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                             (h)          references to a person are also to its successors and permitted assigns; and

                             (i)           the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II
THE MERGERS

              Section 2.01    Mergers.

                             (a)          Subject to the terms and conditions of this Agreement, and in accordance with Title 8 of the Maryland REIT Law and Section 18-209 of the DLLCA, at the REIT Merger Effective Time, REIT Merger Sub and the Company shall consummate the REIT Merger pursuant to which (i) REIT Merger Sub shall be merged with and into the Company and the separate existence of REIT Merger Sub shall thereupon cease and (ii) the Company shall be the surviving entity in the REIT Merger (the "Surviving Company"). The REIT Merger shall have the effects specified in Section 8-501.1(o) of the Maryland REIT Law and Section 18-209(g) of the DLLCA.

                             (b)          Subject to the terms and conditions of this Agreement, and in accordance with Title 8 of the Maryland REIT Law and Section 253 of the DGCL, at the Reincorporation Merger Effective Time, the Company and the Delaware Company shall consummate the Reincorporation Merger pursuant to which (i) the Company shall be merged with and into the Delaware Company and the separate existence of the Company shall thereupon cease and (ii) the Delaware Company shall be the surviving entity in the Reincorporation Merger (the "Surviving Entity"). The Reincorporation Merger shall have the effects specified in Section 8-501.1(o) of the Maryland REIT Law and Section 259 of the DGCL.

                             (c)           Subject to the terms and conditions of this Agreement, and in accordance with Section 17-211 of the DRULPA, at the Partnership Merger Effective Time, Partnership Merger Sub and the Company Operating Partnership shall consummate the Partnership Merger pursuant to which (i) the Partnership Merger Sub shall be merged with and into the Company Operating Partnership and the separate existence of the Partnership Merger Sub shall thereupon cease and (ii) the Company Operating Partnership shall be the surviving partnership in the Partnership Merger (the "Surviving Partnership"). The Partnership Merger shall have the effects specified in Section 17-211(h) of the DRULPA.

              Section 2.02    Governing Documents.

                             (a)         The declaration of trust of the Company, as in effect immediately prior to the REIT Merger Effective Time, shall be the declaration of trust of the Surviving Company until thereafter amended as provided by Law.

                             (b)         The certificate of incorporation of the Delaware Company, as in effect immediately prior to the Reincorporation Merger Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended as provided by Law, and the bylaws of the Delaware Company, as in effect immediately prior to the Reincorporation Merger Effective Time, shall be the bylaws of the Surviving Entity.

                             (c)           The certificate of limited partnership of Partnership Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided by Law. The limited partnership agreement of Partnership Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended in accordance with the provisions thereof and as provided by Law (the "Surviving Partnership Agreement").

              Section 2.03    Effective Times.

                             (a)         At the Closing, REIT Merger Sub and the Company shall duly execute and file the Articles of Merger (the "Maryland Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the Maryland REIT Law and shall duly execute and file with the Secretary of State of Delaware (the "DSOS") a certificate of merger (the "Delaware Merger Certificate") in accordance with the DLLCA and shall make all other filings or recordings required under the Maryland REIT Law or the DLLCA to effect the REIT Merger. The REIT Merger shall become effective upon the later of (A) such time as the Maryland Articles of Merger have been accepted for record by the SDAT and (B) such time as the Delaware Merger Certificate has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in the Delaware Merger Certificate in accordance with the DLLCA and the Maryland Articles of Merger in accordance with the Maryland REIT Law as the effective time of the REIT Merger (the "REIT Merger Effective Time").

                             (b)         At the Closing, the Company and the Delaware Company shall duly execute and file articles of merger (the "Reincorporation Articles of Merger") with the SDAT in accordance with the Maryland REIT Law and shall duly execute and file with the DSOS a certificate of merger (the "Reincorporation Merger Certificate") in accordance with the DGCL and shall make all other filings or recordings required under the Maryland REIT Law or the DGCL to effect the Reincorporation Merger. The Reincorporation Merger shall become effective upon the later of (A) such time as the Reincorporation Articles of Merger have been accepted for record by the SDAT and (B) such time as the Reincorporation Merger Certificate has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in the Reincorporation Merger Certificate in accordance with the DGCL and the Reincorporation Articles of Merger in accordance with the Maryland REIT Law as the effective time of the Reincorporation Merger (the "Reincorporation Merger Effective Time").

                             (c)           At the Closing, immediately after the REIT Merger Effective Time, the Partnership shall file with the DSOS a certificate of merger (the "Partnership Merger Certificate"), executed in accordance with the applicable provisions of the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the Partnership Merger. The Partnership Merger shall become effective promptly after the REIT Merger Effective Time upon such time as the Partnership Merger Certificate has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DRULPA as the effective time of the Partnership Merger (the "Partnership Merger Effective Time").

              Section 2.04    Closing.     The closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied at the Closing, which shall be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as may be mutually agreed to by the parties hereto.

              Section 2.05    Trustees and Officers of the Surviving Company; Directors and Officers of the Surviving Entity; General Partner.

                             (a)          Those parties designated by the REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the trustees of the Surviving Company and the officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time, if any, shall be the officers of the Surviving Company, in each case to hold office until their successors are elected and qualified.

                             (b)         The trustees of the Surviving Company immediately prior to the Reincorporation Merger Effective Time shall be the directors of the Surviving Entity and the officers of the Surviving Company immediately prior to the Reincorporation Merger Effective Time, if any, shall be the officers of the Surviving Entity, in each case to hold office until their successors are elected and qualified.

                             (c)           The General Partner shall remain the general partner of the Surviving Partnership following the Partnership Merger Effective Time.

              Section 2.06    Parent Board Representation.

                             (a)          Immediately following the Partnership Merger Effective Time, the Parent Board shall be increased by one member and the Parent Board shall appoint Joseph M. Macchione to the Parent Board (the "Company Designee"), who shall serve until the next annual meeting of Parent's stockholders in accordance with the organizational documents of Parent and who shall be nominated for reelection to the Parent Board at the next subsequent annual meeting of Parent's stockholders.

                             (b)         The Company and Parent agree that in the event that the Company Designee is unable or otherwise fails to serve, for any reason, as a director of Parent at the Partnership Merger Effective Time, the Company shall have the right to designate another individual to serve as a director of Parent at the Partnership Merger Effective Time in place of such Company Designee (or if a vacancy shall be deemed to have occurred in respect thereof, the Company shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such individual shall be reasonably satisfactory to Parent. Parent shall cause such designee of the Company to be elected to the Parent Board at the Partnership Merger Effective Time in place of such Company Designee.

ARTICLE III
EFFECTS OF THE MERGERS

              Section 3.01    Effects of REIT Merger on Shares and Membership Interests.     As of the REIT Merger Effective Time, by virtue of the REIT Merger and without any action on the part of holders of any shares of beneficial interest of the Company or any holder of membership interests of REIT Merger Sub:

                             (a)         The entire membership interest of REIT Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall convert into one hundred issued and outstanding shares of common beneficial interest of the Surviving Company (the "Surviving Company Shares").

                             (b)          Each Company Common Share that is owned by the Company, Parent or any of their respective Subsidiaries shall, immediately prior to the REIT Merger Effective Time, automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

                             (c)           Each Company Common Share issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall automatically be converted into, and canceled in exchange for, the right to receive (i) 0.07642 (as it may be adjusted pursuant to Section 3.01(d)) of a Parent Common Share (the "Share Consideration"), plus (ii) an amount in cash to be paid by Parent equal to $3.36, without interest (together with any cash in lieu of fractional shares as described in Section 3.04 and as such amount may be adjusted pursuant to Section 3.01(d), the "Parent Cash Consideration," and together with the Share Consideration, the "Company Common Share Merger Consideration").

                             (d)          Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the REIT Effective Time, the outstanding Parent Common Shares or Company Common Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the Share Consideration and the Parent Cash Consideration shall be adjusted accordingly, without duplication, to provide the holders of Company Common Shares the same economic effect as contemplated by this Agreement prior to such event.

                             (e)         By virtue of the REIT Merger and without any action on the part of Parent, the Parent Operating Partnership, REIT Merger Sub, the Company or the holders of restricted Company Common Shares (the "Company Restricted Shares") granted under the Company's 2004 Equity Incentive Plan, as amended (the "Company Option Plan"), all Company Restricted Shares automatically shall become fully vested and free of any forfeiture restriction immediately prior to the REIT Merger Effective Time, and shall be considered Company Common Shares outstanding as of the REIT Merger Effective Time for all purposes of this Agreement, including receipt of the Company Common Share Merger Consideration.

              Section 3.02    Effect of Reincorporation Merger on Shares.     As of the Reincorporation Merger Effective Time, by virtue of the Reincorporation Merger and without any action on the part of holders of any shares of beneficial interest of the Company or any holder of shares of common stock of the Delaware Company:

                             (a)          Each Surviving Company Share issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall automatically be converted into one share of common stock of the Delaware Company.

                             (b)         The shares of common stock of the Delaware Company issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

              Section 3.03    Effect of Partnership Merger on Partnership Interests.     As of the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interests of the Company Operating Partnership or of Partnership Merger Sub:

                             (a)          Each LP Unit issued and outstanding immediately prior to the Operating Partnership Merger Effective Time (other than LP Units held by the Company, the General Partner or any of the Company's Subsidiaries), subject to the terms and conditions set forth herein, shall be automatically converted into, and shall be cancelled in exchange for, the right to receive (i) the Share Consideration (as it may be adjusted pursuant to Section 3.01(d)) plus (ii) an amount in cash to be paid by the Parent Operating Partnership equal to the Parent Cash Consideration (the "Operating Partnership Cash Consideration", provided, however, that in lieu of the Share Consideration, if but only if (x) the holder of such LP Unit has validly made and not revoked an election pursuant to Section 3.03(b) to receive per each LP Unit 0.07642 Common Units in the Parent Operating Partnership (the "Common Unit Consideration"), in respect thereof, (y) the issuance of such Common Units would be exempt from registration under the Securities Act and applicable state securities laws and (z) the holder of such LP Unit has agreed for one (1) year from the Closing Date, without the prior written consent of Parent, to not seek the redemption of such Common Units, then each of such holder's LP Units shall be converted into the right to receive the Parent Cash Consideration and the Common Unit Consideration (such Parent Cash Consideration and Share Consideration and/or Common Unit Consideration, the "Partnership Merger Consideration"). Such Common Units shall be redeemable in accordance with the Parent Operating Partnership Agreement, subject to the provisions of the foregoing clause (z).

                             (b)          Each holder of LP Units shall be afforded an opportunity to make an unconditional election, prior to the Closing Date, to elect, with respect to all, or any portion thereof, of such holder's LP Units, to receive in lieu of the Share Consideration, the Common Unit Consideration as follows:

                  (i)  Partnership Merger Sub shall prepare and deliver to the Company Operating Partnership, as promptly as practicable following the date of this Agreement and, in any event, not later than five (5) Business Days after the date on which the Proxy

        Statement is mailed to the Company shareholders, a form of election (the "Election Form"), which shall be reasonably acceptable to the General Partner. The Election Form shall set forth the procedures, reasonably acceptable to the General Partner, for holders of LP Units to make an election to receive the Common Unit Consideration in lieu of the Share Consideration.

                 (ii)  The Company agrees to reasonably cooperate with Partnership Merger Sub in preparing any disclosure statement or other disclosure information to accompany the Election Form, including information applicable to an offering of securities exempt from registration under the Securities Act.

                             (c)           Each LP Unit held by the Surviving Entity, General Partner or any of the Surviving Entity's Subsidiaries immediately prior to the Partnership Merger Effective Time shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto and no payment shall be made with respect thereto.

                             (d)         The general partner interests of the Company Operating Partnership shall remain outstanding as general partner interests in the Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the Surviving Partnership Agreement.

                             (e)          Each limited partnership interest in Partnership Merger Sub shall remain outstanding as a limited partner interest in the Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the Surviving Partnership Agreement.

                             (f)           The general partner interests of Partnership Merger Sub shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto and no payment shall be made with respect thereto.

              Section 3.04    Exchange Procedures.

                             (a)          Prior to the REIT Merger Effective Time, for the benefit of the holders of Certificates and LP Units, Parent shall deliver to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent") (i) certificates representing Parent Common Shares sufficient to deliver the aggregate Share Consideration and (ii) an amount in cash sufficient to pay the aggregate Parent Cash Consideration (including the estimated amount of cash to be paid in lieu of fractional Parent Common Shares) and the aggregate Operating Partnership Cash Consideration (collectively, such cash being referred to as the "Payment Fund"). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto. The Payment Fund shall be invested (if at all) by the Exchange Agent, as directed by Parent, provided, however, that such investments shall only be in obligations of or guaranteed by the United States.

                             (b)          Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to receive (i) a certificate or certificates representing the number of whole Parent Common Shares into which the aggregate number of Company Common Shares previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to Section 3.01(c)(i), plus (ii) the amount of cash into which the aggregate number of Company Common Shares previously represented by such Certificate or Certificates surrendered shall have been converted into pursuant to Section 3.01(c)(ii), plus (iii) an amount of cash to be paid in lieu of fractional Parent Common Shares pursuant to Section 3.05, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate that prior to the REIT Merger Effective Time represented Company Common Shares and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, only be deemed to evidence the right to receive the Company Common Share Merger Consideration. After the REIT Merger Effective Time, there shall be no further transfer on the records of the Company of Certificates representing Company Common Shares and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Company Common Share Merger Consideration. No dividends on Parent Common Shares that have been declared will be remitted to any Person entitled to receive Parent Common Shares under this Agreement until such Person surrenders the Certificate or Certificates representing Company Common Shares, at which time such dividends shall be remitted to such Person, without interest.

                             (c)           Promptly after the REIT Merger Effective Time (but in any event within four (4) Business Days after the REIT Merger Effective Time), appropriate transmittal materials in a form satisfactory to Parent and the Company (including a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such certificate to the Exchange Agent) shall be mailed to each holder of record of Company Common Shares. Parent shall not be obligated to deliver cash and/or a certificate or certificates representing Parent Common Shares to which a holder of Company Common Shares would otherwise be entitled as a result of the REIT Merger until such holder surrenders the Certificate or Certificates representing the Company Common Shares for exchange as provided in this Section 3.04(c), or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent or the Exchange Agent. If any certificates evidencing Parent Common Shares are to be issued in a name other than that in which the Certificate evidencing Company Common Shares surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificate surrendered, or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                             (d)         Any portion of the Payment Fund delivered to the Exchange Agent by Parent pursuant to Section 3.04(a) that remains unclaimed by the holders of the Company Common Shares and holders of LP Units for one year after the REIT Merger Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of the Company or unit holders of the Company Operating Partnership who have not theretofore complied with this Article III shall thereafter look only to Parent for the payment of the Parent Cash Consideration and the Partnership Cash Consideration, as applicable. Neither the Exchange Agent nor any party to this Agreement shall be liable to any Person in respect of the Parent Cash Consideration or the Operating Partnership Cash Consideration, as applicable, if the Payment Fund has been paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the Company Common Share Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto.

                             (e)          Parent and/or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or LP Units such amounts, if any, as are required to be deducted or withheld under any provision of U.S. federal tax Law, or any provision of state, local or foreign tax Law, with respect to the making of such payment. Amounts so withheld shall be treated for all purposes of this

Agreement as having been paid to the holders of shares of Company Common Stock or LP Units in respect of which such deduction or withholding was made.

                             (f)           Appropriate adjustments shall be made to the procedures set forth in this Section 3.04 to permit the payment of the Company Common Share Merger Consideration, the Partnership Merger Consideration and other amounts payable under this Section 3.04 in the case of any uncertificated Company Common Shares or LP Units as if such shares or units were represented by certificates.

              Section 3.05    No Fractional Shares.     Notwithstanding any other provision of this Agreement, neither certificates nor scrip for a fractional Parent Common Shares shall be issued in the REIT Merger. Each holder of Company Common Shares who otherwise would have been entitled to a fraction of a Parent Common Share shall receive in lieu thereof cash (without interest) in an amount determined by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (rounded to the nearest thousandth when expressed in decimal form) by (y) the average closing price of a Parent Common Share on the New York Stock Exchange (the "NYSE") on the ten (10) trading days immediately preceding the second (2nd) day prior to the REIT Merger Effective Time (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest one-tenth of a thousand. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

              Section 3.06    Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Mergers or the Contemplated Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

              Except as disclosed in the Company Disclosure Schedule or as and to the extent set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006 filed March 16, 2007 or in any other SEC Report filed after March 16, 2007 and publicly available prior to the date of this Agreement (other than in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company, the Delaware Company and the Company Operating Partnership jointly and severally represent and warrant to the Parent Parties as follows:

              Section 4.01    Organization, Standing and Trust Power of the Company.

                             (a)         The Company is a real estate investment trust duly formed, validly existing and in good standing under the Laws of the State of Maryland and has all of the requisite power, authority and necessary government approvals or licenses to own, lease and operate its properties, and to carry on its business as now being conducted, except where failure to have such approvals or licenses would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company has heretofore made available to Parent complete and correct copies of the Company's Articles of Amendment and Restatement of Declaration of Trust (the "Company Charter"), and Bylaws, as amended through the date hereof (the "Company Bylaws"). The Company Charter and the Company Bylaws are each in full force and effect.

                             (b)         The minute books of the Company and each of its Subsidiaries for which minute books are maintained for the period since January 1, 2005 have been made available to Parent, accurately reflect in all material respects all action of the shareholders, directors or trustees and any committees of the Company Board and each of the Subsidiaries of the Company and all actions of the partners and members of each of such Subsidiaries taken during such period, except that the Company and each of its Subsidiaries shall not be obligated to make available those portions of any minutes of meetings of the Company Board or such committees with respect to consideration of strategic alternatives

              Section 4.02    Company Subsidiaries; Interests in Other Persons.

                             (a)          Each Subsidiary of the Company, including the Company Operating Partnership, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all of the requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Section 4.02(a) of the Company Disclosure Schedule sets forth all Subsidiaries of the Company and their respective jurisdictions of formation and the Company's direct and indirect ownership or other equity interests therein. The Company has no Subsidiaries other than as set forth in Section 4.02(a) of the Company Disclosure Schedule. All outstanding equity interests in each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and (except for general partnership interests) non-assessable, and are not subject to any preemptive rights and are owned by the Company (except for the LP Units identified in Section 4.02(a) of the Company Disclosure Schedule as being owned by a Person other than the Company) and all are so owned free and clear of Liens (except any Liens related to indebtedness of the Company that will be paid off at Closing), options, rights of first refusal or first offer, call rights, limitations on the Company's or any of its Subsidiaries' voting rights, charges or other encumbrances of any type or nature whatsoever. There are no outstanding options, warrants or other rights to acquire ownership interests from any Subsidiary of the Company. The Company has heretofore made available to Parent complete and correct copies of the charter, bylaws or other organizational documents and partnership, limited liability company and joint venture agreement of each Subsidiary of the Company, each as amended to the date hereof and each as in full force and effect.

                             (b)          Except for the stock of, or other equity interests in, the Subsidiaries of the Company disclosed in Section 4.02(a) of the Company Disclosure Schedule, and the joint venture and other interests disclosed in Section 4.02(b) of the Company Disclosure Schedule (the "Company Joint Venture Interests"), neither the Company nor any of its Subsidiaries owns any stock or other ownership or equity or debt interest in any Person. Neither the Company nor any of its Subsidiaries has violated any provision of any organizational documents, partnership, limited liability company or joint venture agreement governing or otherwise relating to its rights in any Company Joint Venture Interest that, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect.

              Section 4.03    Capital Structure.

                  (a)    Shares.

                  (i)  The authorized shares of beneficial interest of the Company consist of an aggregate of 500,000,000 Company Common Shares and 100,000,000 preferred shares of beneficial interest, $0.001 par value per share ("Company Preferred Shares").

                 (ii)  As of the date of this Agreement, 41,669,879 Company Common Shares are issued and outstanding (including an aggregate of 146,643 Company Restricted Shares granted under the Company Option Plan, all of which are listed in Section 4.03(a) of the Company Disclosure Schedule), no shares of Company Preferred Shares are issued and outstanding and no other series of shares of beneficial interest of the Company are issued and outstanding.

                (iii)  As of the date of this Agreement, 1,853,357 Company Common Shares were reserved and available for issuance pursuant to the Company Option Plan.

                (iv)  As of the date of this Agreement, 29,644,335 Company Common Shares were reserved and available for issuance upon the conversion of LP Units.

                 (v)  Section 4.03(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested Company Restricted Shares and any other incentive, performance or other share awards, including the name of the Person to whom such awards have been granted for each such award.

                (vi)  The Company has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter (whether together with such shareholders or as a separate class).

               (vii)  Except as set forth in the Company Charter and the Company Bylaws, there are no agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Common Shares or which restrict the transfer of any Company Common Shares (other than Company Restricted Shares), nor, to the Knowledge of the Company, are there any third party agreements or understandings with respect to the voting of any Company Common Shares or which restrict the transfer of any Company Common Shares.

              (viii)  Except as set forth in the Company Operating Partnership Agreement and, Section 4.03(a) of the Company Disclosure Schedule there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem, exchange, convert or otherwise acquire any Company Common Shares, partnership interests or any other securities of the Company or any of its Subsidiaries.

                (ix)  Except as set forth in the Company Operating Partnership Agreement and in Section 4.03(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act of 1933, as amended (the "Securities Act").

                 (x)  Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, there are no Subsidiaries (other than the Company Operating Partnership) of the Company in which any officer or trustee of the Company or any officer or director of any Subsidiary of the Company owns any capital stock or other securities.

                (xi)  Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, there are issued and outstanding or reserved for issuance: (1) no shares or other equity securities of the Company; (2) no restricted Company Common Shares or performance stock awards relating to the equity interests of the Company; (3) no securities of the Company or any of its Subsidiaries or securities or assets of any other entity convertible into or exchangeable for stock or other equity securities of the Company or any of its Subsidiaries; and (4) no subscriptions, options, warrants, conversion rights, stock appreciation rights, stock units, calls, rights of first refusal, preemptive rights, commitments or agreements to which the Company or any of its Subsidiaries is a party or by which it is bound in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Company or of any of its, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, preemptive right, commitment or agreement. All outstanding shares of the Company are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

                  (b)    Partnership Units.

                  (i)  As of the date of this Agreement, (1) 581,169 units of general partner interest in the Company Operating Partnership (the "GP Units") and (2) 71,314,214 units of limited partner interest in the Company Operating Partnership (the "LP Units") are validly issued and outstanding. All such partnership interests are duly authorized, validly issued and are not subject to preemptive rights and any capital contributions required to be made by the holders thereof have been made.

                 (ii)  The General Partner is a wholly-owned Subsidiary of the Company and the sole general partner of the Company Operating Partnership and holds 100% of the outstanding GP Units in the Company Operating Partnership. Section 4.03(b)(ii) of the Company Disclosure Schedule sets forth the name and most recent address of, and the number and class of GP Units and LP Units held by each partner in the Company Operating Partnership as of the date of this Agreement. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company Operating Partnership to issue, transfer or sell any partnership interests of the Partnership. Except as set forth in the Company Operating Partnership Agreement and Section 4.03(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or the Company Operating Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership. The partnership interests of the Company Operating Partnership owned directly or indirectly by the Company, and to the Knowledge of the Company, the LP Units held by limited partners other than the Company, are subject only to the restrictions on transfer set forth in the Company Operating Partnership Agreement and those imposed by applicable securities laws.

                (iii)  Each LP Unit held by a limited partner of the Company Operating Partnership, other than LP Units held by the Company, may, under the circumstances and subject to the conditions set forth in the Company Operating Partnership Agreement, be converted to Company Common Shares on a one-for-one basis. As of the date of this Agreement, to the Knowledge of the Company, no notice has been received by the Company or the Company Operating Partnership of the exercise of any of the rights set forth in this paragraph (iii), which remain outstanding on the date hereof.

              Section 4.04    Authority; No Violations; Consents and Approval.

                             (a)         The Company Board has, by unanimous vote, approved and declared advisable the REIT Merger and the Contemplated Transactions and has directed that the REIT Merger be submitted for consideration at the Company Shareholder Meeting. The Company has all requisite trust power and authority to enter into this Agreement and to consummate the Contemplated Transactions to which it is a party, subject, solely with respect to the consummation of the REIT Merger, to receipt of the Company Shareholder Approval (as hereinafter defined) and the acceptance for record of the Maryland Articles of Merger by the SDAT. The General Partner, on behalf of the Company Operating Partnership, has all requisite trust power and authority to enter into this Agreement and the Company Operating Partnership has all requisite partnership power and authority to consummate the Contemplated Transactions to which it is a party. The Delaware Company has all requisite corporate power and authority to enter into this Agreement and all requisite power and authority to consummate the Mergers to which it is a party. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate, trust or other organizational action on the part of the Company and the General Partner, on behalf of the Company Operating Partnership, and the Company's other Subsidiaries (including the Delaware Company), subject, solely with respect to the consummation of the REIT Merger, to receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company, the General Partner, on behalf of the Company Operating Partnership, and the Delaware Company, and subject, solely with respect to the consummation of the REIT Merger, to receipt of the Company Shareholder Approval and assuming due execution and delivery by each of Parent, the Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub, constitutes the legal, valid and binding obligation of the Company, the Company Operating Partnership and the Delaware Company, enforceable against the Company, the Company Operating Partnership and the Delaware Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                             (b)          Section 4.04(b) of the Company Disclosure Schedule contains an accurate and complete listing of all consents, approvals, authorizations, notifications and filings (collectively, the "Loan Consents") required under any loan or credit agreement, any note, or any bond, mortgage, indenture, or other similar debt instrument or obligation (the "Loan Documents") to which the Company or any of its Subsidiaries is a party, or to which their respective properties or assets are bound to consummate the Contemplated Transactions without resulting in payment of a fee or other amount under, a conflict with, or violation of, or default (with or without notice or lapse of time, or both) under, or a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, triggering of any payment or creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, require the consent or approval of any third party or otherwise result in a default to the Company or any of its Subsidiaries under, any such Loan Document.

                             (c)           Except for the Loan Consents or as set forth in Section 4.04(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, the Company Operating Partnership and the Delaware Company does not, and subject to receipt of the Company Shareholder Approval, the consummation of the Contemplated Transactions and compliance with the provisions hereof and of the other documentation related to the Contemplated Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase under, result in the triggering of any payment or creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, require the consent or approval of any third party or otherwise result in a default to the Company or any of its Subsidiaries under, any provision of (A) the Company Charter or the Company Bylaws or any provision of the comparable charter or organizational documents of any of the Subsidiaries of the Company, (B) loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which their respective properties or assets are bound, or (C) assuming the consents, approvals, authorizations or permits and filings or notifications identified in Section 4.04(c) of the Company Disclosure Schedule are duly and timely obtained or made and the Company Shareholder Approval has been obtained, any Law or order binding upon the Company or any of its Subsidiaries, or any of their respective properties or assets, other than, in the case of clause (C), any such conflicts, losses, violations, defaults, rights or Liens that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (d)          Except as set forth in Section 4.04(d) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Authority, is required by or on behalf of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company Parties or the consummation by the Company or its Subsidiaries of the Contemplated Transactions, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement in definitive form (the "Proxy Statement") relating to the Company Shareholder Meeting held in connection with the REIT Merger and of a registration statement on Form S-4 (the "Registration Statement"), which the Proxy Statement will be included as a proxy statement/prospectus, and declaration of effectiveness of the Registration Statement, and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Contemplated Transactions (the "Other Filings"); (B) the filing of the Maryland Articles of Merger with, and the acceptance for record of the Maryland Articles of Merger by, the SDAT and the filing of the Delaware Merger Certificate with the DSOS; (C) the filing of the Partnership Merger Certificate with the DSOS; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws in connection with the issuance of Parent Common Shares pursuant to this Agreement and approval of listing of such Parent Common Shares on the NYSE; (E) compliance with the rules and regulations of the NYSE; and (F) the filing, if necessary, of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), except where the failure to obtain any such consents, approvals, orders, authorizations, declarations, filings, notices or permits would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

              Section 4.05    SEC Documents.

                             (a)         The Company has made available to Parent (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by the Company with the SEC since January 1, 2005 and prior to or on the Closing Date (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was, or will be if filed after the date hereof, required to file with the SEC since January 1, 2005 through the Closing Date pursuant to the federal securities laws and the SEC rules and regulations thereunder. Except as set forth on Schedule 4.05(a) of the Company Disclosure Schedule, as of their respective dates, the Company SEC Documents complied, or will comply if filed after the date hereof, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, in each case as in effect at such time, and none of the Company SEC Documents contained, or will contain if filed after the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of the Company (including the notes thereto) included or incorporated by reference in the Company SEC Documents complied, or will comply if filed after the date hereof, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were, or will be if filed after the date hereof, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly, or will fairly if filed after the date hereof, present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material in amount or effect), in each case as in effect at such time, the assets, liabilities and the consolidated financial position of the Company and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries taken as a whole, for the periods presented therein. No Subsidiary of the Company (including the Company Operating Partnership) is subject to the periodic reporting requirements of the Exchange Act.

                             (b)         The consolidated statements of operations for the Company for the year ended December 31, 2007 and the balance sheet of the Company as of December 31, 2007 set forth in Section 4.05(b) of the Company Disclosure Schedule fairly presented, in each case as in effect at such time, the assets, liabilities and the consolidated financial position of the Company and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations of the Company and its Subsidiaries taken as a whole, for the periods presented therein.

                             (c)           The management of the Company has (i) implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Subsidiaries of the Company, are known to the management of the Company, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's or any of its Subsidiaries' internal controls over financial reporting.

                             (d)          Except as set forth in Section 4.05(d) of the Company Disclosure Schedule, the Company has not identified any material weaknesses in the design or operation of the Company's internal control over financial reporting. To the Knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX when next due.

              Section 4.06    Absence of Certain Changes or Events.     Except as set forth in Section 4.06 of the Company Disclosure Schedule, since September 30, 2007, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and none of the Company or its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of Section 6.01. Since September 30, 2007, there has not been a Company Material Adverse Effect.

              Section 4.07    No Undisclosed Material Liabilities.     Except as set forth in Section 4.07 of the Company Disclosure Schedule, there are no liabilities of the Company or any of its Subsidiaries of any type whatsoever, whether or not accrued and whether or not contingent or absolute, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed in or reserved against or provided for on the face of the balance sheet (or disclosed in the notes thereto) in the most recent consolidated financial statements of the Company included in the Company SEC Documents filed prior to the date hereof, (ii) liabilities incurred in the ordinary course of business consistent with past practice subsequent to September 30, 2007 as would not, individually or in the aggregate, have a Company Material Adverse Effect and (iii) liabilities incurred on behalf of the Company or any of its Subsidiaries in connection with this Agreement and the Contemplated Transactions. Section 4.07 of the Company Disclosure Schedule sets forth a complete list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company, the Company Operating Partnership or any Student Housing Subsidiary is outstanding and the respective principal amounts outstanding thereunder as of December 31, 2007. After the REIT Merger Effective Time, none of the Parent Parties, the Surviving Entity or the Surviving Partnership shall have liabilities of any type whatsoever, whether or not accrued and whether or not contingent or absolute, relating to the business or operations of, or properties owned by, any of the Military Housing Subsidiaries, other than as set forth in the Securities Purchase Agreement. For purposes of this Agreement, "indebtedness" means, with respect to any Person, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments and (iii) all guarantees in respect of indebtedness of any other Person.

              Section 4.08    No Default.

                             (a)          Except as set forth in Section 4.08(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is or has been in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of (i) any term, condition or provision of the Company Charter or the Company Bylaws or the comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) any term, condition or provision of any loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound (the "Applicable Documents"), or (iii) any Law or order applicable to or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), for defaults or violations which, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, including any defaults or violations that have been waived or otherwise cured in accordance with the terms of the Applicable Documents.

                             (b)          Neither the Company nor any of its Subsidiaries has received written notification of any default or violation of those provisions of the documents set forth on Section 4.08(b) of the Company Disclosure Schedule.

              Section 4.09    Compliance with Applicable Laws.     The Company, the Company Operating Partnership and the Student Housing Subsidiaries hold all permits, licenses and approvals of all Governmental Authorities necessary or required by any applicable Law or order for the lawful conduct of their respective businesses as they are currently being conducted (the "Permits"), except where the failure so to hold would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company, the Company Operating Partnership and the Student Housing Subsidiaries are in compliance with the terms of the Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has been operated at all times in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries is bound or affected, except for such failures as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except as set forth in Section 4.09 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notification of violation of, and to the Knowledge of the Company, no claim exists alleging the violation of, any applicable Law of any Governmental Authority, except for violations and notices that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Authority with respect to the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries is pending or, to the Knowledge of the Company, is threatened, other than those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

              Section 4.10    Litigation.     Except as set forth in Section 4.10 of the Company Disclosure Schedule, (a) there is no claim, investigation, litigation, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective property or assets and (b) none of the Company, the Company Operating Partnership or any Student Housing Subsidiary is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of the Contemplated Transactions, (ii) otherwise prevent or materially delay performance by the Company Parties of any of their obligations under this Agreement or (iii) reasonably be likely to have a Company Material Adverse Effect.

              Section 4.11    Taxes.

                             (a)          Each of the Company and its Subsidiaries has timely filed or has had timely filed on its behalf all Tax Returns required to be filed by it or on its behalf (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so or otherwise permitted by Law in each jurisdiction in which it is required to do so, based on its assets and/or operations). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid (or the Company has paid on behalf of such Subsidiary), within the time and in the manner prescribed by Law, all Taxes that are due and payable. The Company has incurred no liability for any Taxes under Sections 857, 860(c) or 4981 of the Code, including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code and the excise tax on redetermined rents, redetermined deductions, and excess interest under Section 857(b)(7) of the Code; and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business, other than transfer or similar Taxes arising on account of the CPM TRS Distribution or Interest Sale. No deficiencies for Taxes have been asserted or assessed in writing by a Governmental Authority against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending. No claim is pending or proposed by any Governmental Authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction, nor to the Knowledge of the Company are there any facts that could reasonably be expected to give rise to such a claim. As used herein, the term "Tax Returns" means all reports, returns, declarations, statements, estimates, information returns or other information (including any attachment, amendment or schedule thereto) required to be supplied to a Governmental Authority in respect of any Tax.

                             (b)         The Company (A) for each taxable period beginning with its date of formation through its most recent taxable year ended on or before the date hereof, has been subject to taxation as a real estate investment trust within the meaning of the Code (a "REIT") and has satisfied the requirements of Sections 856 through 860 of the Code to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from the end of its most recent taxable year ended before the date hereof through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service (the "IRS") to its status as a REIT, and no such challenge is pending, or to the Company's Knowledge, threatened and (D) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT. Each Subsidiary of the Company which files Tax Returns as a partnership or is a disregarded entity for U.S. federal income tax purposes has since its formation or acquisition by the Company been classified for U.S. federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. Each Subsidiary of the Company which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. No Subsidiary of the Company is classified as or files Tax Returns as a REIT under Sections 856 through 860 of the Code.

                             (c)           All Taxes which the Company or any of its Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities. There are no Liens for Taxes upon the assets of the Company or its Subsidiaries except for statutory Liens for Taxes not yet due.

                             (d)          Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, (A) there are no audits by or contests with any taxing authority currently being conducted with regard to Taxes or Tax Returns of the Company or any of its Subsidiaries; (B) there are no audits pending with or proposed in writing by any taxing authority with respect to any Taxes or Tax Returns; (C) neither the Company nor any of its Subsidiaries is a party to any litigation or administrative proceeding relating to any Taxes; and (D) neither the Company nor any of its Subsidiaries has requested, received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any Taxes.

                             (e)          Except as set forth on Section 4.11(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries are a party to any Tax allocation or sharing agreement or any Tax Protection Agreement.

                             (f)           Neither the Company nor any of its Subsidiaries have any material liability for the Taxes of any Person other than (A) the Military Housing TRS under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (B) as a transferee or successor.

                             (g)         As of December 31, 2007, the tax basis of the Company TRS in the capital stock of CPM TRS shall be no less than $700,000.

                             (h)         As of the date of the closing of the Interest Sale, the Company Operating Partnership shall have held all outstanding shares of capital stock of the Company TRS for investment for more than one (1) year.

                             (i)           Immediately prior to the REIT Merger Effective Time, the Company shall own 50% or more of the total interest in the Company Operating Partnership's capital and profits.

                             (j)           The Company Operating Partnership and each other Subsidiary of the Company Operating Partnership taxed as a partnership for federal income tax purposes either (i) is eligible to make a basis adjustment election described in Section 754 of the Code for the taxable year of the Partnership Merger and the Company is permitted to cause such election pursuant to the organizational documents of such partnership without the consent or approval of any other Person, or (ii) has such an election in effect for such taxable year, which shall not be revoked.

                             (k)         No property held directly or indirectly by College Park Investments, LLC or Military Housing Investments is currently held or has ever been held by the Company, College Park Investments, LLC, Military Housing Investments, or any other Person in which the Company, College Park Investments, LLC or Military Housing Investments owns an interest, as property described in Section 1221(a) of the Code.

                             (l)           The federal income tax classification for the Company and each Subsidiary of the Company as of the date hereof is set forth in Section 4.11(l) of the Company Disclosure Schedule.

                             (m)        The distribution of proceeds from the Interest Sale will not result in a preferential dividend to holders of Company Common Shares.

              Section 4.12    Pension and Benefit Plans; ERISA.

                             (a)          Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate of the Company is a party to, sponsors, participates in, contributes to or has any material liability or contingent liability with respect to the following (collectively, the "Company Employee Benefit Plans"):

                  (i)  any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                 (ii)  any retirement or deferred compensation plan, including any "non-qualified deferred compensation plan" (as defined in Sections 409A(d)(1) and 2 of the Code), incentive compensation plan, stock plan, profit-sharing, unemployment compensation plan, vacation pay, severance pay, post-employment, supplemental employment or unemployment benefit plan or arrangement, bonus or benefit arrangement, insurance (including any self-insurance) or hospitalization program or any other fringe or other benefit or compensation plans, programs or arrangements for any current or former employee, trustee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, or any other "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                (iii)  any employment, severance, termination, consultancy or other similar agreement.

                             (b)          Section 4.12 of the Company Disclosure Schedule sets forth a list of each of the Company Employee Benefit Plans that is maintained or contributed to by the Company or any ERISA Affiliate. A true and correct copy of each of the Company Employee Benefit Plans has been provided to Parent. In the case of any Company Employee Benefit Plan which is not in written form, an accurate description of such Company Employee Benefit Plan has been made available to Parent. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination or opinion letter with respect to each Company Employee Benefit Plan, to the extent applicable, has been provided to Parent, and there have been no changes in the financial condition of the respective plans from that stated in those annual reports and actuarial reports except for any such changes that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (c)           Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of Contemplated Transactions will (either alone or in conjunction with any other event) (x) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, trustee, director or other service provider of the Company or any of its Subsidiaries or (y) result in any payment which would not be deductible under Section 280G of the Code. Section 4.12 of the Company Disclosure Schedule lists the amounts required to be paid or payable to or with respect to any employee or other service provider of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) that are, in the Company's good faith judgment, or could be an "excess parachute payment" within the meaning of Section 280G of the Code. Except as described in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to pay or otherwise reimburse any person for any tax imposed under Section 4999 of the Code.

                             (d)         As to all Company Employee Benefit Plans, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect:

                  (i)  All Company Employee Benefit Plans comply and have been administered in form and in operation with all applicable requirements of Law and its terms and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                 (ii)  Each Company Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code (i) complies in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code and has received a favorable determination or opinion letter.

                (iii)  Each "non-qualified deferred compensation plan" (as defined in Sections 409A(d)(1) and (2) of the Code) is in compliance with the requirements of Section 409A of the Code, both as to form and operation.

                (iv)  There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Benefit Plan.

                 (v)  There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened involving any Company Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                (vi)  Except as described in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains or contributes or has any liability or contingent liability with respect to any employee benefit plan subject to Title IV of ERISA.

               (vii)  Neither the Company nor any ERISA Affiliate has any liability or contingent liability for providing, under any Company Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

              (viii)  Neither the Company nor any ERISA Affiliate contributes to, or has any liability or contingent liability with respect to a "multiemployer plan" (as defined in Section 3(37) of ERISA).

              Section 4.13    Labor and Employment Matters.

                             (a)          Except as set forth in Section 4.13 of the Company Disclosure Schedule, none of the Company, the Company Operating Partnership or any Student Housing Subsidiary is a party to any collective bargaining agreement or other labor union agreement applicable to employees of the Company, the Company Operating Partnership or any Student Housing Subsidiary, nor to the Knowledge of the Company, are there any formal activities or proceedings of any labor union to organize any such employees. Except as set forth in Section 4.13 of the Company Disclosure Schedule, there are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company, the Company Operating Partnership or any Student Housing Subsidiary before the National Labor Relations Board or any other Governmental Authority or any strikes, slowdowns, work stoppages or lockouts pending or, to the Knowledge of the Company, threatened by or with respect to any employees of the Company or any of its Subsidiaries.

                             (b)         The Company and its Subsidiaries are in compliance with all applicable Laws regarding employment, employment discrimination and wages and hours, except for those violations which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except as set forth in Section 4.13 of the Company Disclosure Schedule, there are no proceedings pending or, to the Knowledge of the Company, threatened against the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries in any forum by or on behalf of any present or former employee of the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries in connection with the employment relationship which would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

              Section 4.14    Intangible Property.     Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or as set forth in Section 4.14 of the Company Disclosure Schedule, the Company, the Company Operating Partnership or a Student Housing Subsidiary owns, or is licensed or otherwise has the right to use, the patents, trademarks, trade names and copyrights (collectively, "Intellectual Property Rights") used in the student housing business as currently conducted by such Persons. There is no claim, investigation, litigation, action or proceeding pending or, to the Knowledge of the Company, threatened that the Company the Company Operating Partnership or a Student Housing Subsidiary is infringing the rights of any Person with regard to any Intellectual Property Right. To the Knowledge of the Company, no Person is infringing the rights of the Company the Company Operating Partnership or a Student Housing Subsidiary with respect to any Intellectual Property Right owned by the Company the Company Operating Partnership or a Student Housing Subsidiary in a manner which, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect.

              Section 4.15    Environmental Matters.     For purposes of this Agreement, (x) "Environmental Laws" means any applicable Laws of any Governmental Authority, any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization or agency requirements, in each case having the effect of law, relating to the protection of human health, the environment and/or natural resources, including but not limited to those relating to the management, presence, use, generation, processing extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, Release or threat of Release of

Hazardous Materials, (y) "Hazardous Materials" means (A) any petroleum or petroleum products (including crude oil and natural or synthetic gas), radioactive materials, friable asbestos containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls, and (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutant," "contaminant," or words of similar import, or regulated as such, under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act or any other Environmental Law, and (z) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata). Except as set forth in Section 4.15 of the Company Disclosure Schedule:

                             (a)          except for facts or conditions that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company, the Company Operating Partnership and each Student Housing Subsidiary (i) conducts its business and operations in compliance with all applicable Environmental Laws and (ii) has obtained and is in compliance with all consents, registrations, permits, licenses and governmental authorizations required under Environmental Law for its operations as currently conducted ("Environmental Permits");

                             (b)          there is no claim, administrative, judicial or compliance order, complaint, penalty that has not been paid or other legal proceeding pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law or relating to mold, fungi or mycotoxins;

                             (c)           to the Knowledge of the Company, the Company has not received in writing notice of a claim, investigation, litigation, proceeding, notice of violation, complaint or request for information, which is pending and unresolved, to the effect that the Company is liable to a third party, including a Governmental Authority, as a result of a Release or threatened Release of a Hazardous Material into the environment at any property owned, leased or operated by the Company or any of its Subsidiaries, or with respect to any transportation or arrangement for transportation of Hazardous Materials by the Company or any of its Subsidiaries to any other property;

                             (d)          neither the Company nor any of its Subsidiaries is required under any Environmental Law to obtain the consent or approval of any environmental Governmental Authority in connection with the execution and delivery of this Agreement;

                             (e)         to the Knowledge of the Company, there has been no Release or threatened Release of Hazardous Material by the Company or any of its Subsidiaries in violation of any Environmental Law on any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries and which currently requires investigation or remediation under applicable Environmental Laws;

                             (f)           to the Knowledge of the Company, no Hazardous Materials are migrating onto any property currently owned, leased or operated by the Company or any of its Subsidiaries in a manner, or creating a condition, that currently requires investigation or remediation under applicable Environmental Laws; and

                             (g)          true and correct copies of all Phase 1 and Phase 2 environmental assessment reports in the possession of the Company, and relating to environmental conditions in, on or about any current or former Company Properties, have been made available to the Parent Parties.

              Section 4.16    Properties.

                             (a)          Except as disclosed in Section 4.16(a) of the Company Disclosure Schedule, the Company Operating Partnership or a Student Housing Subsidiary owns fee simple title to, or a valid leasehold interest in, each of the student housing real properties identified in Section 4.16(a) of the Company Disclosure Schedule (each property so owned, a "Company Property" and collectively, the "Company Properties"), which are all of the student housing real estate properties owned or leased by them or in which any of them own a direct or indirect interest, in each case (except as provided below in Section 4.16(b)) free and clear of Liens, mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title ("Encumbrances").

                             (b)         The Company Properties are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for (A) Encumbrances and Property Restrictions set forth in Section 4.16(b) of the Company Disclosure Schedule, (B) Property Restrictions imposed or promulgated by Law or any Governmental Authority or included in any Company space lease with respect to real property, including zoning regulations, provided that they do not materially adversely affect the currently intended use of any Company Property, (C) Encumbrances and Property Restrictions disclosed on existing title policies or existing surveys (in either case copies of such title policies or surveys have been delivered or made available to Parent), and (D) mechanics', carriers', workmen's, repairmen's and materialmen's liens and other Liens, Property Restrictions and other limitations of any kind, if any, which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (c)           Section 4.16(c) of the Company Disclosure Schedule lists as of the date hereof each ground lease, air rights lease or other similar lease pursuant to which the Company or any of the Student Housing Subsidiaries is a lessee (individually, a "Ground Lease" and collectively, "Ground Leases"), and each lease in effect as of the date hereof and to which the Company or any of the Student Housing Subsidiaries is a party as landlord with respect to each of the applicable Company Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other documents related thereto, the "Company Leases") other than residential leases. Each such Ground Lease or Company Lease in effect on the date hereof or on the Closing Date is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessor or lessee thereunder. Except which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any Ground Lease or Company Lease in effect on the date hereof or on the Closing Date. No option has been exercised under any of such Ground Leases or Company Leases, except options whose exercise has been evidenced by a written document as described in Section 4.16(c) of the Company Disclosure Schedule. The Company Parties have made available to the Parent Parties a correct and complete copy of each Ground Lease and Company Lease and all material amendments thereto.

                             (d)         The Company has made available to the Parent Parties (i) all existing policies of title insurance obtained by the Company, the Company Operating Partnership or the applicable Student Housing Subsidiary insuring title to any of the Company Properties (each, a "Company Title Insurance Policy"), and (ii) all existing surveys of the Company Properties. To the Knowledge of the Company, no material claim has been made against any Company Title Insurance Policy and each Company Title Insurance Policy is in full force and effect as of the date hereof and will be in effect as of the Closing Date.

                             (e)          Neither the Company, the Company Operating Partnership nor any Subsidiary of the Company has received any written notice from any Governmental Authority that any of the

Company Properties are in violation of any existing Laws, rules, regulations, ordinances or orders of applicable federal, state, city or other governmental authorities which would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (f)           Except as set forth in Section 4.16(f) of the Company Disclosure Schedule, none of the Company, the Company Operating Partnership or any Subsidiary of the Company has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened in writing with respect to any of the Company Properties which would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (g)          None of the Company, the Company Operating Partnership or any Student Housing Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company, the Company Operating Partnership or any wholly owned Student Housing Subsidiary.

              Section 4.17    Insurance.     The Company, the Company Operating Partnership and the Student Housing Subsidiaries own or hold policies of insurance with reputable providers that provide coverage in the amounts and against the risks that in the good faith judgment of the Company are reasonable for the business of the Company, the Company Operating Partnership and the Student Housing Subsidiaries (taking into account the cost and availability of such insurance). With respect to each insurance policy owned or held by the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect: (i) such policy is valid and binding on the Company or a Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and, except for any policy that has expired in accordance with its terms, is in full force and effect, (ii) there is no default under any such policy by the Company, the Company Operating Partnership or any Student Housing Subsidiary or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, the Company Operating Partnership or any Student Housing Subsidiary or, to the Knowledge of the Company, by any other party thereto, (iii) to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation and (iv) to the Knowledge of the Company, no notice of cancellation or termination has been received other than in connection with ordinary renewals. There is no claim by the Company, the Company Operating Partnership or any Student Housing Subsidiary pending under any such policies that (a) has been denied or, to the Knowledge of the Company, is disputed by the insurer and (b) would constitute, individually or in the aggregate, a Company Material Adverse Effect.

              Section 4.18    Opinion of Financial Advisor.     The Company Board has received an opinion of Wachovia Capital Markets, LLC ("Wachovia Securities") to the effect that, as of the date of such opinion, the Company Common Share Merger Consideration, taken together with the payment of the Distribution Amount (as defined in Section 6.01(b)(i)), is fair, from a financial point of view, to holders of Company Common Shares and LP Units (taking into account, in the case of holders of LP Units, only the Company Common Share Merger Consideration that would be received by such holders if, prior to the REIT Merger Effective Time, they converted their LP Units into Company Common Shares).

              Section 4.19    Vote Required.     The affirmative vote of the holders of the Company Common Shares entitled to cast at least two-thirds of the votes entitled to be cast on the matter and the consent of the General Partner as general partner of the Company Operating Partnership are the only votes or consents required of the holders of any class or series of the Company Common Shares or other securities of or equity interests in the Company Parties required to approve this Agreement and to approve and consummate the Mergers and the other Contemplated Transactions.

              Section 4.20    Brokers.     Except as set forth in Section 4.20 of the Company Disclosure Schedule, and except for the fees and expenses payable to Wachovia Securities, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, the Company has delivered to the Parent Parties a true, correct and complete copy of all agreements between the Company and Wachovia Securities under which Wachovia Securities could be entitled to any payment relating to the Mergers or such other transactions.

              Section 4.21    Material Contracts.

                             (a)         All of the Material Contracts of the Company as in effect as of the date of this Agreement are listed on Section 4.21(a) and Section 4.25 of the Company Disclosure Schedule or have been filed as exhibits to a Company SEC Document. The Company has made available to Parent (including by filing with the SEC) true and complete copies of each Material Contract as in effect as of the date hereof. All Material Contracts are valid, binding and enforceable and in full force and effect with respect to the Company and its Subsidiaries, and to the Knowledge of the Company, with respect to each other party to any such Material Contract, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, and except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles.

                             (b)          Except as set forth in Section 4.21(b) of the Company Disclosure Schedule, (A) none of the Company, the Company Operating Partnership or any Student Housing Subsidiary is in default (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause a default) under any Material Contract to which it is a party or by which it or any of its properties or assets are bound in effect and (B) to the Knowledge of the Company, there are no defaults (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such default) with respect to any third party to any such Material Contract, except in either the case of clause (A) or (B) for those defaults that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

                             (c)           To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (A) has terminated or given a notice of termination of any Material Contract in effect on the date hereof or the Closing Date or any part thereof or (B) has received any notice of termination of any such Material Contract or any part thereof.

                             (d)         For purposes of this Agreement, "Material Contracts" shall mean the following contracts or agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company, the Company Operating Partnership (but excluding the Military Housing Subsidiaries) or any Student Housing Subsidiary is a party affecting the obligations of any party thereunder) to which the Company, the Company Operating Partnership or any Student Housing Subsidiary is a party or by which any of their respective properties or assets are bound: (I) any agreement for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell or dispose of, by merger, purchase or sale of assets or stock, in each case relating to any Company Property (or material interest therein or portion thereof) or any other real property; (II) any loan or credit agreement, letter of credit, indenture, note, bond, debenture, mortgage, guarantee or any other document, agreement or instrument evidencing indebtedness to any Person, or any guaranty thereof, in excess of $1,000,000; (III) (1) all agreements for the provision of utilities, cable television or internet services for Company Properties that have a remaining term in excess of thirty (30) days or are not cancelable (without penalty, cost or other liability) within thirty (30) days, and (2) all other agreements for the provision of services for, or the management, maintenance, replacement or repair of, all or portion of any Company Properties that have a remaining term in excess of ninety (90) days or are not cancelable (without penalty, cost or other liability) within ninety (90) days and are reasonably likely to result in expenses to the Company in excess of $50,000 in any fiscal year (and the parties acknowledge and agree that although Section 4.21(a) of the Company Disclosure Schedule contains a list of agreements for the provision of landscaping, snow removal, cleaning, security, pool service, trash removal, or other similar services entered into by a Company Property, unless such agreements otherwise have such term, are not cancelable or are reasonably likely to result in such expense, no such agreement is a Material Contract); (IV) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which the Company, the Company Operating Partnership or any Student Housing Subsidiary is a party or an obligor with respect thereto; (V) each other contract (including, without limitation, any brokerage agreements) entered into by the Company, the Company Operating Partnership or any Student Housing Subsidiary that may result in total payments by or liability of the Company the Company Operating Partnership or any Student Housing Subsidiary in excess of $1,000,000; (VI) any other agreements filed or required to be filed as exhibits to the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (VII) any partnership, limited liability company or joint venture agreement with any third party; (VIII) any contract that purports to limit, curtail or restrict in any material respect the ability of the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries to engage in any line of business, compete in any business or with any Person or compete in any geographical area, with respect to any line of business in which the Company, the Company Operating Partnership or any of the Student Housing Subsidiaries is currently engaged; and (IX) the Ground Leases and any master lease.

              Section 4.22    Inapplicability of Takeover Statutes and Certain Charter and Bylaw Provisions.     The Company has taken all appropriate and necessary actions to exempt the REIT Merger, the Partnership Merger, this Agreement and the Contemplated Transactions from the restrictions of Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law, as applicable to a Maryland real estate investment trust, and Title 8 and any other state antitakeover Laws. The Company and the Company Board have taken all appropriate and necessary actions to cause the REIT Merger, the Partnership Merger, this Agreement and the Contemplated Transactions to comply with or be exempted from any provision contained in the Company Charter, Company Bylaws or in the comparable organizational document of any Subsidiary of the Company that would otherwise prohibit, hinder or delay such transactions and render any and all limitations on ownership of (1) the Company Common Shares as set forth in the Company Charter and (2) the limited partner interests in the Company Operating Partnership as set forth in the Company Operating Partnership Agreement, including the ownership limit set forth in the Company Charter inapplicable to the REIT Merger, Partnership Merger, this Agreement and the Contemplated Transactions.

              Section 4.23    Information Supplied.     None of the information supplied or to be supplied by, or on behalf of, the Company for inclusion or incorporation by reference in the Registration Statement and Proxy Statement will, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the shareholders of the Company and at the time of the Company Shareholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, Parent or Parent Subsidiary for inclusions or incorporation by reference in the Registration Statement and Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

              Section 4.24    Shareholders' Rights Agreement.     Neither the Company nor any of its Subsidiaries has adopted, or intends to adopt, a shareholders' rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, Common Shares or any other equity or debt securities of the Company or any of its Subsidiaries.

              Section 4.25    Transactions with Affiliates.     Except as set forth in Section 4.25 of the Company Disclosure Schedule (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other Affiliate of the Company or any of its Subsidiaries or any entity in which, to the knowledge of the Company, any such director, officer or other Affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons), has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any of its Subsidiaries.

              Section 4.26    Employee Loans.     There are no outstanding loans made by the Company or any of its Subsidiaries to any of its respective employees, officers, trustees or directors.

              Section 4.27    Investment Company Act of 1940.     None of the Company or any of its Subsidiaries is, or at the REIT Merger Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

              Section 4.28    Fidelity Contribution Agreement.     The Company has disclosed and made available to Parent all agreements, arrangements or understandings (whether written or oral) made by the Company or its Subsidiaries related to the Fidelity Contribution Agreement. As of the date of this Agreement, the Company has no reason to believe that any of the conditions relating to the closing of the transactions contemplated by the Fidelity Contribution Agreement will not be satisfied immediately prior to the REIT Merger Effective Time.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

              Except as disclosed in the Parent Disclosure Schedule or as and to the extent set forth in the Parent's Form 10-K for the fiscal year ended December 31, 2006, filed March 16, 2007 or in any other SEC Report filed after March 16, 2007 and publicly available prior to the date of this Agreement (other than, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Parent Parties jointly and severally represent and warrant to the Company Parties as follows:

              Section 5.01    Organization, Standing and Corporate Power of Parent.

                             (a)          Parent is a corporation duly formed, validly existing and in good standing under the Laws of the State of Maryland and has all of the requisite power, authority and necessary government approvals or licenses to own, lease and operate its properties, and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Parent has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Parent has heretofore made available to the Company complete and correct copies of Parent's Articles of Amendment and Restatement (the "Parent Charter"), and Bylaws, as amended through the date hereof (the "Parent Bylaws"). The Parent Charter and the Parent Bylaws are each in full force and effect.

                             (b)         The minute books of the Company and each of its Subsidiaries for which minute books are maintained for the period since January 1, 2005 have been made available to Parent, accurately reflect in all material respects all action of the shareholders and directors and any committees of the Parent Board and each of the Subsidiaries of Parent and all actions of the partners and members of each of such Subsidiaries taken during such period.

              Section 5.02    Parent Subsidiaries; Interests in Other Persons.

                             (a)          Each Subsidiary of Parent, including the Parent Operating Partnership, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all of the requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. All outstanding equity interests in each Parent Subsidiary have been duly authorized and are validly issued, fully paid and (except for general partnership interests) non-assessable, and are not subject to any preemptive rights and are owned by Parent or a Subsidiary of Parent (except for limited partnership units in the Parent Operating Partnership identified as being owned by a Person other than Parent in the Parent Operating Partnership Agreement and equity interests in joint ventures identified as being owned by a Person other than Parent in the partnership, limited liability company or joint venture agreement thereof) and are so owned free and clear of Liens except any Liens that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. There are no outstanding options, warrants or other rights to acquire ownership interests from any Parent Subsidiary. Parent has heretofore made available to the Company complete and correct copies of the Parent Operating Partnership Agreement as amended to the date hereof and as in full force and effect.

                             (b)          Except for the stock of, or other equity interests in, the Subsidiaries of Parent disclosed in Section 5.02(b) of the Parent Disclosure Schedule, and the joint venture and other interests disclosed in Section 5.02(b) of the Parent Disclosure Schedule (the "Parent Joint Venture Interests"), neither Parent nor any of the Parent Subsidiaries owns any stock or other ownership or equity or debt interest in any Person. Neither Parent nor any of its Subsidiaries has violated any provision of any organizational documents, partnership, limited liability company or joint venture agreement governing or otherwise relating to its rights in any Parent Joint Venture Interest that, individually or in the aggregate, would reasonably be likely to have a Parent Material Adverse Effect.

              Section 5.03    Capital Structure.

                  (a)    Shares.

                  (i)  The authorized shares of capital stock of Parent consist of an aggregate of 800,000,000 Parent Common Shares, and 200,000,000 shares of preferred stock, $0.01 par value per share ("Parent Preferred Shares").

                 (ii)  As of the date of this Agreement, 27,328,869 Parent Common Shares are issued and outstanding (including an aggregate of 31,675 vested shares of restricted stock granted under Company's 2004 Incentive Award Plan (the "Parent Option Plan")), no shares of Parent Preferred Shares are issued and outstanding and no other series of shares of capital stock of Parent are issued and outstanding.

                (iii)  As of the date of this Agreement, 576,206 Parent Common Shares were reserved and available for issuance pursuant to the Parent Option Plan.

                (iv)  As of the date of this Agreement, 1,542,854 Parent Common Shares were reserved and available for issuance upon the conversion of limited partner units in the Parent Operating Partnership.

                 (v)  As of the date of this Agreement, 22,815 restricted stock units have been granted under the Parent Option Plan.

                (vi)  Except as described in this Section 5.03, there are issued and outstanding or reserved for issuance: (1) no shares or other equity securities of Parent; (2) no restricted Parent Common Shares or performance stock awards relating to the equity interests of Parent; and (3) no securities of Parent or any Parent Subsidiary or securities or assets of any other entity convertible into or exchangeable for stock or other equity securities of Parent or any Parent Subsidiary. All outstanding shares of Parent are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

                  (b)    Partnership Units.

                  (i)  As of the date of this Agreement, (1) 12,222 units of general partner interest in the Parent Operating Partnership, (2) 28,744,538 common units of limited partner interest in the Parent Operating Partnership (including 27,316,647 units held by Parent and an aggregate of 236,300 Partnership Interest Units granted under the Parent Option Plan) and (3) 114,963 Series A Preferred Units of limited partner interest in the Parent Operating Partnership are validly issued and outstanding. All such partnership interests are duly authorized, validly issued and are not subject to preemptive rights and any capital contributions required to be made by the holders thereof have been made.

                 (ii)  American Campus Communities Holdings LLC is the sole general partner of the Parent Operating Partnership and holds 100% of the outstanding general partnership interest in the Parent Operating Partnership.

                (iii)  Each limited partnership interest held by a limited partner of the Parent Operating Partnership may, under the circumstances and subject to the conditions set forth in the Parent Operating Partnership Agreement, be converted to Parent Common Shares on a one-for-one basis. As of the date of this Agreement, to the Knowledge of

        Parent, no notice has been received by Parent or the Parent Operating Partnership of the exercise of any of the rights set forth in this paragraph (iii), which remain outstanding on the date hereof.

              Section 5.04    Authority; No Violations; Consents and Approval.

                             (a)         The Parent Board has, by unanimous vote approved the REIT Merger and the Partnership Merger. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the Contemplated Transactions to which it is a party, subject, solely with respect to the consummation of the REIT Merger, to the acceptance for record of the Maryland Articles of Merger by the SDAT. American Campus Communities Holdings LLC, on behalf of the Parent Operating Partnership, has all requisite power and authority to enter into this Agreement and the Parent Operating Partnership has all requisite partnership power and authority to consummate the Partnership Merger. Each of REIT Merger Sub and Partnership Merger Sub has all requisite power and authority to enter into this Agreement and all requisite power and authority to consummate the Merger to which it is a party. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, trust or other organizational action on the part of the Company, American Campus Communities Holdings LLC, on behalf of the Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub. This Agreement has been duly executed and delivered by the Company, American Campus Communities Holdings LLC, on behalf of the Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub, and assuming due execution and delivery by each of the Company, the Company Operating Partnership and the Delaware Company, constitutes the legal, valid and binding obligation of each of the Parent Parties, enforceable against each of the Parent Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                             (b)          Except as set forth in Section 5.04(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by each of the Parent Parties does not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase under, result in the triggering of any payment or creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, require the consent or approval of any third party or otherwise result in a default to Parent or any of its Subsidiaries under, any provision of (A) the Parent Charter or the Parent Bylaws or any provision of the comparable charter or organizational documents of any of the Subsidiaries of Parent, (B) loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or to which their respective properties or assets are bound, or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.04(c) are duly and timely obtained or made, any Law or order binding upon Parent or any of the Parent Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, losses, violations, defaults, rights or Liens that would not reasonably be expected to materially impair or delay the ability of any of the Parent Parties to perform its obligations under this Agreement or prevent the consummation by any of the Parent Parties of any of the transactions contemplated hereby.

                             (c)           No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Authority, is required by or on behalf of Parent or any of the Parent Subsidiaries in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the transactions contemplated hereby, except for: (A) the filing with the SEC of (1) the Registration Statement for the Parent Common

Shares to be issued pursuant to Section 3.01(c)(i) and (2) the Other Filings; (B) the filing of the Maryland Articles of Merger with, and the acceptance for record of the Maryland Articles of Merger by, the SDAT and the filing of the Delaware Merger Certificate with the DSOS; (C) the filing of the Partnership Merger Certificate with the DSOS; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws in connection with the issuance of the Parent Common Shares pursuant to this Agreement and the approval of listing of such Parent Common Shares on the NYSE; (E) compliance with the rules and regulations of the NYSE; and (F) the filing, if necessary, of a premerger notification and report form by the Company under the HSR Act; except where the failure to obtain any such consents, approvals, orders, authorizations, declarations, filings, notices or permits would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

              Section 5.05    SEC Documents.

                             (a)          Parent has made available to the Company (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by Parent with the SEC since January 1, 2005 and prior to or on the Closing Date (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was or will be if filed after the date hereof, required to file with the SEC since January 1, 2005 through the Closing Date pursuant to the federal securities laws and the SEC rules and regulations thereunder. Except as set forth in Section 5.05 of the Parent Disclosure Schedule, as of their respective dates, the Parent SEC Documents complied, or will comply if filed after the date hereof, in all material respects with the requirements of the Securities Act, the Exchange Act and SOX and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, in each case as in effect at such time, and none of the Parent SEC Documents contained, or will contain if filed after the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Parent SEC Documents filed and publicly available prior to the date of this Agreement. Except as set forth in Section 5.05 of the Parent Disclosure Schedule, the consolidated financial statements of Parent (including the notes thereto) included or incorporated by reference in the Parent SEC Documents complied, or will comply if filed after the date hereof, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were or will be if filed after the date hereof prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly, or will fairly if filed after the date hereof, present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material in amount or effect), in each case as in effect at such time, the assets, liabilities and the consolidated financial position of Parent and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations, stockholders' equity and cash flows of Parent and its Subsidiaries taken as a whole, for the periods presented therein. No Subsidiary of Parent (including the Parent Operating Partnership) is subject to the periodic reporting requirements of the Exchange Act.

                             (b)         The management of Parent has (i) implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including the consolidated Subsidiaries of Parent, are known to the management of Parent, and (ii) has disclosed, based on its most recent evaluation, to Parent's outside auditors and the audit committee of Parent Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in Parent's or any of its Subsidiaries' internal controls over financial reporting.

                             (c)           Parent has not identified any material weaknesses in the design or operation of Parent's internal control over financial reporting. To the Knowledge of Parent, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX when next due.

              Section 5.06    Absence of Certain Changes or Events.     Since September 30, 2007, Parent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and none of Parent or its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of Section 6.02. Since September 30, 2007, there has not been a Parent Material Adverse Effect.

              Section 5.07    No Undisclosed Material Liabilities.     There are no liabilities of Parent or any of its Subsidiaries of any type whatsoever, whether or not accrued and whether or not contingent or absolute, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed in or reserved against or provided for on the face of the balance sheet (or disclosed in the notes thereto) in the most recent consolidated financial statements of Parent included in the Parent SEC Documents filed prior to the date hereof, (ii) liabilities incurred in the ordinary course of business consistent with past practice subsequent to September 30, 2007 as would not, individually or in the aggregate have a Parent Material Adverse Effect, and (iii) liabilities incurred on behalf of the Parent or any of its Subsidiaries in connection with this Agreement and the Contemplated Transactions.

              Section 5.08    No Default.     Neither Parent nor any of its Subsidiaries is or has been in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of (i) any term, condition or provision of the Parent Charter or the Parent Bylaws or the comparable charter or organizational documents of any of Parent's Subsidiaries, (ii) any term, condition or provision of any loan or credit agreement or any note, or any bond, mortgage, indenture, lease, agreement, instrument, permit, franchise or license or other instrument to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound (the "Parent Applicable Documents"), or (iii) any Law or order applicable to or binding upon Parent or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), for defaults or violations which, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect, including any defaults or violations that have been waived or otherwise cured in accordance with the terms of the Parent Applicable Documents.

              Section 5.09    Compliance with Applicable Laws.     Parent and its Subsidiaries hold all Permits, except where the failure so to hold would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has been operated at all times in compliance with all Laws applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or its Subsidiaries is bound or affected, except for such failures as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received written notification of violation of, and to the Knowledge of Parent, no claim exists alleging the violation of, any applicable Law of any Governmental Authority, except for violations and notices that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. No investigation or review by any Governmental Authority with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, is threatened, other than those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

              Section 5.10    Litigation.     Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (a) there is no claim, investigation, litigation, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective property or assets and (b) none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of Mergers, (ii) otherwise prevent or materially delay performance by any of the Parent Parties of any of its obligations under this Agreement or (iii) reasonably be likely to have a Parent Material Adverse Effect.

              Section 5.11    Taxes.

                             (a)          Each of Parent and its Subsidiaries has timely filed or has had timely filed on its behalf all Tax Returns required to be filed by it or on its behalf (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so or otherwise permitted by Law in each jurisdiction in which it is required to do so, based on its assets and/or operations). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. Each of Parent and its Subsidiaries has paid (or Parent has paid on behalf of such Subsidiary), within the time and in the manner prescribed by Law, all Taxes that are due and payable. Parent has incurred no liability for any Taxes under Sections 857, 860(c) or 4981 of the Code, including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code and the excise tax on redetermined rents, redetermined deductions, and excess interest under Section 857(b)(7) of the Code; and neither Parent nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer or similar Taxes arising in connection with the purchase or sale of property. No deficiencies for Taxes have been asserted or assessed in writing by a Governmental Authority against Parent or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending. No claim is pending or proposed by any Governmental Authority in any jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns that Parent or any Parent Subsidiary is or may be subject to taxation by such jurisdiction, nor to the Knowledge of the Parent are there any facts that could reasonably be expected to give rise to such a claim.

                             (b)          Parent (A) for each taxable period beginning with its date of formation through its most recent taxable year ended on or before the date hereof, has been subject to taxation as a REIT and has satisfied the requirements of Sections 856 through 860 of the Code to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from the end of its most recent taxable year ended before the date hereof through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to its status as a REIT, and no such challenge is pending, or to Parent's Knowledge, threatened and (D) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT. Each Subsidiary of Parent which files Tax Returns as a partnership or is a disregarded entity for U.S. federal income tax purposes has since its formation or acquisition by Parent been classified for U.S. federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. Each Subsidiary of Parent which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. No Subsidiary of Parent is classified as or files Tax Returns as a REIT under Sections 856 through 860 of the Code.

                             (c)           All Taxes which Parent or any of its Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities. There are no Liens for Taxes upon the assets of Parent or its Subsidiaries except for statutory Liens for Taxes not yet due.

                             (d)          Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect or as set forth in Section 5.11(d) of the Parent Disclosure Schedule, (A) there are no audits by or contests with any taxing authority currently being conducted with regard to Taxes or Tax Returns of Parent or any of its Subsidiaries; (B) there are no audits pending with or proposed in writing by any taxing authority with respect to any Taxes or Tax Returns; (C) neither Parent nor any of its Subsidiaries is a party to any litigation or administrative proceeding relating to any Taxes; and (D) neither Parent nor any of its Subsidiaries has requested, received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any Taxes.

                             (e)          Neither Parent nor any of its Subsidiaries are a party to any Tax allocation or sharing agreement.

                             (f)           Neither Parent nor any of its Subsidiaries have any material liability for the Taxes of any Person other than Parent and the Parent Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (B) as a transferee or successor.

              Section 5.12    Pension and Benefit Plans; ERISA.

                             (a)          Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, each Parent Plan complies and has been administered in form and in operation, in all material respects, with all applicable requirements of Law and their terms and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                             (b)          Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, there no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Parent, threatened involving any Parent Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                             (c)           Neither the execution and delivery of this Agreement nor the consummation of Contemplated Transactions will (either alone or in conjunction with any other event) (x) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, trustee, director or other service provider of the Parent, its Subsidiaries or any Parent Party, whether pursuant to any Parent Plan or otherwise or (y) result in any payment which would not be deductible under Section 280G of the Code.

              Section 5.13    No Vote Required.     Other than the consent of American Campus Communities Holdings LLC as general partner of the Parent Operating Partnership, no votes or consents are required of the holders of any class or series of the Parent Common Shares or other securities of or equity interests in Parent, the Parent Operating Partnership or any other Parent Party are required to approve this Agreement and to approve and consummate the Mergers.

              Section 5.14    Brokers.     Except for the fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

              Section 5.15    Material Contracts.

                             (a)         All of the Parent Material Contracts as in effect as of the date of this Agreement are listed on Section 5.15(a) of the Parent Disclosure Schedule or have been filed as exhibits to a Parent SEC Document. Parent has made available to the Company (including by filing with the SEC) true and complete copies of each Parent Material Contract as in effect as of the date hereof. All Parent Material Contracts are valid, binding and enforceable and in full force and effect with respect to Parent and its Subsidiaries, and to the Knowledge of Parent, with respect to each other party to any such Parent Material Contract, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, and except, in each case, to the extent that enforcement of rights and remedies created by any Parent Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles.

                             (b)         (A)  None of Parent or any of its Subsidiaries is in default (nor, to the Knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice or both would cause a default) under any Parent Material Contract to which it is a party or by which it or any of its properties or assets are bound and (B) to the Knowledge of Parent, there are no defaults (nor, to the Knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice or both would cause such default) with respect to any third party to any Parent Material Contract, except in either the case of clause (A) or (B) for those defaults that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

                             (c)           To the Knowledge of Parent, except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries (A) has terminated or given a notice of termination of any Parent Material Contract or any part thereof or (B) has received any notice of termination of a Parent Material Contract or any part thereof.

                             (d)         For purposes of this Agreement, "Parent Material Contracts" shall mean any agreements filed or required to be filed as exhibits to the Parent SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

              Section 5.16    Certain Parent Charter and Bylaw Provisions.     The payment of the Share Consideration shall not violate any provision contained in the Parent Charter, Parent Bylaws or in the comparable organizational document of any Parent Subsidiary, including the ownership limit set forth in the Parent Charter.

              Section 5.17    Information Supplied.     None of the information supplied or to be supplied by, or on behalf of, Parent for inclusion or incorporation by reference in the Registration Statement or Proxy Statement (or any amendment or supplement thereto) will, at the date the Proxy Statement is first mailed to the shareholders of the Company and at the time of the Company Shareholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, the Company or any of its Subsidiaries for inclusions or incorporation by reference in the Proxy Statement.

              Section 5.18    Financing.     Parent has delivered to the Company a complete and correct copy of an executed commitment letter (the "Commitment Letter") from KeyBank National Association to provide Parent with at least $200,000,000 in debt financing (the "Debt Financing"). On the Closing Date, Parent will have available to it sufficient funds to permit the Parent Parties to pay the aggregate

Parent Cash Consideration, the aggregate Partnership Cash Consideration and to pay all related fees and expenses. The Commitment Letter has not been amended or modified prior to the date of this Agreement. As of the date of this Agreement, the Commitment Letter is in full force and effect and is a legal, valid and binding obligation of the Parent Parties and, to the Knowledge of Parent, the other parties thereto. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent Parties under any term or condition of the Commitment Letter. As of the date of this Agreement, there are no conditions relating to the funding of the full amount of the Debt Financing, other than as set forth in the Commitment Letter. As of the date of this Agreement, the Parent Parties have no reason to believe that any of the conditions relating to the funding of the full amount of the Debt Financing will not be satisfied on or prior to the Closing Date. Parent has fully paid any and all commitment fees or other fees required by the Commitment Letter to be paid on or prior to the date of this Agreement and shall in the future pay any such fees as they become due.

              Section 5.19    Investment Company Act of 1940.     None of Parent or any of its Subsidiaries is, or at the REIT Merger Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

              Section 5.20    Fidelity Contribution Agreement.     Parent has disclosed and made available to the Company all agreements, arrangements or understandings (whether written or oral) made by Parent or any of its Subsidiaries related to the Fidelity Contribution Agreement. As of the date hereof, the Fidelity Contribution Agreement is in full force and effect and is a legal, valid and binding obligation of Parent, the Parent Operating Partnership and, to the Knowledge of Parent, the other parties thereto. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or the Parent Operating Partnership under any term or condition of the Fidelity Contribution Agreement. As of the date of this Agreement, Parent has no reason to believe that any of the conditions relating to the closing of the transactions contemplated by the Fidelity Contribution Agreement will not be satisfied immediately prior to the REIT Merger Effective Time.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGERS

              Section 6.01    Conduct of Business by the Company.

                             (a)          Except as expressly contemplated or permitted by this Agreement or consented to in writing by Parent during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, the Company (i) shall, and shall cause each of the Company Operating Partnership and each of the Student Housing Subsidiaries to, carry on its businesses in the usual, regular and ordinary course consistent with past practice and, to the extent consistent with the foregoing, use its commercially reasonable efforts to preserve intact their respective current business organizations, ongoing businesses and relationships with customers, suppliers, lessors and others having business dealings with it and to keep available the services of their present officers and employees, (ii) shall continue to completion the special capital projects described in Section 6.01 of the Company Disclosure Schedule in accordance with the description set forth therein and Section 6.01(b)(v), (iii) shall maintain the status of the Company as a REIT and the status of the Company Operating Partnership as a partnership (and not an association or publicly traded partnership) within the meaning of the Code, (iv) shall use commercially reasonable efforts to, and shall cause the Company Operating Partnership and each of the Student Housing Subsidiaries to use commercially reasonable efforts to comply with, all applicable Laws wherever their respective businesses are conducted, including the timely filing of reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act and (v) shall not knowingly take any other action that would reasonably be anticipated to prevent or delay the consummation of the Mergers or the Contemplated Transactions.

                             (b)          Without limiting the foregoing, except as set forth in Section 6.01 of the Company Disclosure Schedule or with respect to any actions contemplated by, or necessary under, Exhibit G and/or Exhibit I, expressly contemplated or permitted by this Agreement, or consented to in writing by Parent, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, the Company Parties shall not and shall cause the other Subsidiaries of the Company not to:

                  (i)  (A) declare, set aside for payment or pay any dividends on, or make any other distributions (whether in cash, shares or property) in respect of, any of the Company's equity securities or the partnership interests, shares, stock or other equity interests in any Subsidiary of the Company, other than (i) regular, cash distributions at a rate not in excess of $0.165 per share of Company Common Shares, declared and paid quarterly in accordance with the historic practice of the Company, provided that the Company shall not declare, set aside or pay its regular, cash distribution in respect of any fiscal quarter after the first fiscal quarter of 2008, it being agreed that the Company may pay in the second fiscal quarter of 2008 the cash distribution in respect of the first fiscal quarter of 2008, (ii) corresponding distributions payable to each holder of LP Units and GP Units, (iii) the CPM TRS Distribution, (v) a distribution to the holders of LP Units and GP Units of the entire amount of the net proceeds (including the interest, if any, earned thereon) resulting from the Interest Sale, the Asset Sales, if any (as set forth on Exhibit G), and a corresponding distribution to the holders of Company Common Shares (the amount per Company Common Share and per LP Unit of such distributions, the "Distribution Amount") and (iv) dividends or distributions, declared, set aside or paid by any wholly owned Subsidiary of the Company to the Company or any of its Subsidiaries that is, directly or indirectly, wholly owned by the Company and provided, that the Company may make dividend payments it is required to make by the Code required to maintain REIT status and those that are sufficient to eliminate any U.S. federal income tax liability otherwise payable, (B) split, combine or reclassify any shares, stock, partnership interests or other equity interests or issue or authorize the issuance of any securities in substitution for such shares, stock, partnership interests or other equity interests or (C) purchase, redeem (except for the redemption of LP Units for Company Common Shares in accordance with the Company Operating Partnership Agreement) or otherwise acquire any Company Common Shares, stock, other equity interests or securities of the Company or the partnership interests, stock, other equity interests or securities of any Subsidiary of the Company or any options, warrants or rights to acquire, or security convertible into, Company Common Shares, stock, other equity interest or securities of the Company or the partnership interests, stock or other equity interests in any Subsidiary of the Company;

                 (ii)  other than issuances in respect of the redemption of LP Units for Company Common Shares in accordance with the Company Operating Partnership Agreement, authorize for issuance, issue, deliver, sell, grant or agree to issue, deliver, sell or grant, any Company Common Shares, shares of stock, units, interests, any other voting or redeemable or convertible securities (including LP Units or other partnership interests), options, warrants or stock based performance units of the Company or its Subsidiaries, or pledge or otherwise encumber shares of capital stock or securities in the Company or any of its Subsidiaries;

                (iii)  amend any term of any outstanding security of the Company or its Subsidiaries, the Company Charter or the Company Bylaws, or any other comparable charter or organizational documents, or limited partnership or limited liability company agreements or similar documents, of the Company Operating Partnership or any Student Housing Subsidiary;

                (iv)  (A) merge or consolidate with any Person, except as provided in Section 7.04, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in or assets of, any Person or any division or business thereof;

                 (v)  make, undertake or enter into commitments obligating the Company, the Company Operating Partnership or any Student Housing Subsidiary to make, any capital expenditures in excess of 105% of the total amounts set forth as capital expenditures or development costs in the Company's 2007 capital budget included in Section 6.01(b)(v) of the Company Disclosure Schedule (the "Budget"), except capital expenditures in the ordinary course of business and consistent with past practice necessary to repair and/or prevent damage to any of the properties of the Company or any of its Subsidiaries as is necessary in the event of an emergency situation, in which event the Company shall provide written notice thereof to Parent within two (2) Business Days thereafter;

                (vi)  incur any indebtedness, except for purposes of (A) funding expenditures pursuant to the Budget, (B) funding other transactions permitted by this Section 6.01, (C) working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted pursuant to Section 6.01(b)(i)), (D) for purposes of making payments to holders of any indebtedness existing as of the date of this Agreement and (E) to pay any transaction expenses incurred in connection with the Contemplated Transactions;

               (vii)  mortgage, pledge or otherwise encumber any assets or securities of the Company, the Company Operating Partnership or any Student Housing Subsidiary, or create or suffer any Lien thereon;

              (viii)  prepay, refinance or amend any existing indebtedness;

                (ix)  sell, lease (other than leases as landlord in the ordinary course of business) or otherwise dispose of any of the Company Properties, including by the disposition or issuance of equity securities in an entity that owns a Company Property, except the Contemplated Transactions;

                 (x)  sell, lease, or otherwise dispose of any of its personal property or assets, except dispositions of obsolete personal property or in connection with sales of any Company Properties as permitted under Section 6.01(b)(ix);

                (xi)  make any loans, capital contributions or investments in any other Person, other than in the ordinary course of business consistent with past practice;

               (xii)  make or rescind any election relating to Taxes (except (i) any such election required by Law, (ii) any such election expressly provided for in this Agreement, (iii) an election for or on behalf of the Company Operating Partnership or any of its Subsidiaries under Section 754 of the Code, (iv) any other election regarding Taxes made in the ordinary course of the Company's business that could not reasonably be expected to have a material adverse effect on the Company and any Subsidiary of the Company or any Parent Party upon or following the REIT Merger Effective Time or

        (v) necessary to preserve the Company's status as a REIT or the partnership status of the Company Operating Partnership or the status of any other Subsidiary of the Company which files Tax Returns as a partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, provided that in such events, the Company shall promptly notify Parent of such election and shall not fail to make such election in a timely manner); provided that nothing in this Agreement shall preclude the Company from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code;

              (xiii)  (A) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (B) make a change with respect to any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP, (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, other than settlements or compromises (I) relating to an increase in the payment of real property Taxes or sales Taxes in an amount not to exceed $1,000,000, individually or in the aggregate, or (II) that do not result in a Tax liability of the Company, the Company Operating Partnership or any Student Housing Subsidiary that materially exceeds the amount reserved, in accordance with GAAP, with respect to such claim, action, or other proceeding, or (III) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable Law or GAAP (in which case, the Company shall promptly inform Parent of such changes);

              (xiv)  except as required by applicable Law or any Company Employee Benefit Plan in effect as of the date of this Agreement, (A) amend, modify, alter or terminate any such Company Employee Benefit Plan (other than immaterial amendments, modifications, alterations or terminations that have no economic effect), (B) adopt any new employee benefit plan, incentive plan, severance plan or agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be a Company Employee Benefit Plan if it had been in existence on the date hereof (other than the renewal or continuation of any existing Company Employee Benefit Plan that is expiring in accordance with its terms on terms that are substantially similar to such existing Company Employee Benefit Plan), (C) except as set forth in Section 4.12 of the Company Disclosure Schedule, increase the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former trustee, director, officer, employee or consultant, (D) grant or pay any severance, change of control or termination pay or termination benefits to, or increase in any manner the severance, change of control or termination pay or termination benefits of, any current or former trustee, director, officer, employee or consultant of the Company or any of its Subsidiaries, except the retention bonuses in the amounts set forth in Section 4.12 of the Company Disclosure Schedule, (E) grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or termination benefits or enter into or otherwise amend or alter any employment, loan, retention, consulting, indemnification, termination, change of control, severance, incentive plan, equity award or similar agreement or arrangement with any employee, (F) establish, pay, agree to grant or increase any stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement or (G) hire new employees, except for replacement hires below the level of vice president, or enter into any new employment agreement with any permitted new hire, or grant any severance, change of control or termination pay or termination benefits to any permitted new hire other than severance and retention arrangements in an aggregate amount not to exceed $100,000;

               (xv)  waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any shareholder derivative or class action claims, other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid, in settlement or compromise, does not exceed $500,000 in the aggregate, which settlement or compromise provides for a complete release of the Company and each of its applicable Subsidiaries for all claims and which do not provide for any admission of liability by the Company or any of its Subsidiaries or impose any obligation or restriction on the Parent Parties, the Surviving Entity, the Surviving Partnership or any of their Subsidiaries after the REIT Merger Effective Time;

              (xvi)  waive compliance in any material respect with, amend or terminate the terms of or breaches under, or assign any rights or claims under, any Material Contract;

             (xvii)  except with Parent's prior written consent, which shall not be unreasonably withheld or delayed, enter into any Material Contract, terminate, or modify or amend in any material respect, any Material Contract to which the Company or any of the Student Housing Subsidiaries is a party; and

            (xviii)  modify, amend or change any existing Tax Protection Agreement in a manner that would adversely affect the Company, the Company Operating Partnership, any Student Housing Subsidiary, the Surviving Entity, the Surviving Partnership, Parent or any Subsidiary of Parent, or enter into any new Tax Protection Agreement;

              (xix)  deliver a response to any buy/sell or other similar notices in respect of the joint venture assets of the Student Housing Subsidiaries;

               (xx)  except as provided in Section 7.04, authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Student Housing Subsidiaries (other than the Contemplated Transactions);

              (xxi)  fail to pay all premiums due and payable for material insurance policies and/or fail to keep material insurance policies in full force and effect;

             (xxii)  fail to perform its obligations under any agreement relating to any outstanding indebtedness of the Company, the Company Operating Partnership or any Student Housing Subsidiary such that any such failure would result in an event of default under any such agreement (in each case after giving effect to any applicable waivers); or

            (xxiii)  agree in writing to take any action inconsistent with any of the foregoing.

              Section 6.02    Conduct of Business by Parent Pending the Mergers.

                             (a)          Except as expressly contemplated or permitted by this Agreement or consented to in writing by the Company during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, Parent and Operating Partnership shall use their commercially reasonable efforts to, and shall cause each of the other Subsidiaries of Parent to use its commercially reasonable efforts to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and, to the extent consistent with the foregoing, use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, preserve their relationships with customers, suppliers and others having business dealings with them and maintain the status of Parent as a REIT within the meaning of the Code.

                             (b)          During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, Parent and the Parent Operating Partnership shall not and shall cause the other Subsidiaries of Parent not to: (x) engage in any transaction (other than the Contemplated Transactions) that would (i) require the approval of the stockholders of Parent, (ii) require Parent to include the information relating to such transaction in the pro forma financial statements that are required to be contained in the Registration Statement (the "Pro Formas") or (iii) require Parent to amend or restate the Pro Formas in any material manner; (y) engage in any material securities offering, or acquisition of the business, assets or capital stock of any entity by Parent or any Parent Subsidiary, in any event that would reasonably be likely to cause a material delay in the consummation of the Mergers or the Contemplated Transactions; or (z) knowingly take any other action that would reasonably be likely to prevent or delay the consummation of the Mergers or the Contemplated Transactions.

ARTICLE VII
ADDITIONAL AGREEMENTS

              Section 7.01    Proxy Statement; Registration Statement; Other Filings.     As promptly as reasonably practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Registration Statement. Each of the Company and Parent shall, or shall cause their respective affiliates to, prepare and file with the SEC all Other Filings that are required to be filed by such party in connection with the Mergers and the Contemplated Transactions. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Registration Statement or, to the extent applicable, the Other Filings, or that is customarily included in registration statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Registration Statement or the Other Filings, and shall use its reasonable best efforts to cause the definitive Registration Statement to be cleared by the SEC and mailed to the Company's shareholders as promptly as reasonably practicable following clearance by the SEC. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Mergers and the Company shall furnish all information concerning the Company and the holders of the Company Common Shares as may be reasonably requested in connection with any such action. Each of the Company and Parent shall promptly (and in no event later than one (1) Business Day after receipt) notify the other party upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Other Filings and shall provide the other party with copies of all correspondence between the Company or Parent (as applicable) and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Registration Statement or the Other Filings. If at any time prior to the Company Shareholder Meeting, any information relating to the Company, Parent, or any of their respective Affiliates, officers or directors, shall be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Registration Statement or the Other Filings, so that the Registration Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to the filing of the preliminary Registration Statement or the filing and mailing of the final Registration Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall provide the other party a reasonable opportunity to review and comment on such document or response.

              Section 7.02    Company Shareholder Meeting.     The Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournments or postponements thereof, the "Company Shareholder Meeting"), as promptly as practicable after the date that the Registration Statement is declared effective by the SEC, for the purpose of voting upon the approval of the REIT Merger (the "Company Shareholder Approval"). Except as may be permitted by Section 7.04, the Company Board shall recommend to holders of the Company Common Shares that they approve the REIT Merger (the "Company Board Recommendation") and shall include the Company Board Recommendation in the Registration Statement. Subject to Section 7.04, the Company will use reasonable commercial efforts to solicit from its shareholders proxies in favor of the approval of the REIT Merger.

              Section 7.03    Access to Information; Confidentiality.

                             (a)          From the date hereof until the REIT Merger Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of the Company's and its Subsidiaries' directors, officers, employees and agents to, afford to Parent and to the directors, officers, employees, and agents of Parent access upon reasonable notice and at reasonable times without undue interruption (and will request the same from the Company's auditors, attorneys, financial advisors and lenders) to (a) the properties, books, records and contracts of the Company and the its Subsidiaries and (b) the officers and employees of the Company and its Subsidiaries; provided, however, that Parent shall obtain the Company's consent, which consent shall not be unreasonably withheld, to a schedule of properties to be visited and officers and employees to be accessed prior to any such visits or access. The Company shall furnish Parent such financial, operating and other data and information as Parent may reasonably request. Parent shall indemnify and hold the Company and its Subsidiaries harmless from and against any and all losses or damages incurred by the Company or its Subsidiaries as a result of the Parent's or the Parent representatives' inspection of the Company Properties, provided, however that the Parent's indemnification obligations hereunder shall not include any obligation whatsoever with respect to any such losses or damages (including claims that any Company Property has declined in value) arising out of, resulting from or incurred in connection with the discovery of any existing condition at a Company Property. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access or disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement (provided that the Company and its Subsidiaries shall use reasonable best efforts to obtain consent from the applicable third party or enter into a customary joint defense agreement to enable the disclosure of such information).

                             (b)          Prior to the REIT Merger Effective Time, all information obtained by Parent pursuant to this Section 7.03 and pursuant to the confidentiality agreement, dated October 4, 2007 (the "Company Confidentiality Agreement"), between Parent and the Company, shall be kept confidential in accordance with the Company Confidentiality Agreement. Prior to the REIT Merger Effective Time, all information obtained by the Company pursuant to the confidentiality agreement, dated January 18, 2008 (the "Parent Confidentiality Agreement"), between Parent and the Company, shall be kept confidential in accordance with the Parent Confidentiality Agreement.

                             (c)           No investigation pursuant to this Section 7.03 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

              Section 7.04    No Solicitation of Transactions.

                             (a)          From the date of this Agreement until the earlier of the REIT Merger Effective Time and the termination of this Agreement pursuant to Section 9.01(a), the Company Parties shall not, and shall not authorize or permit any of their Subsidiaries, or any of its or their officers, trustees, directors, partners, Affiliates or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries (collectively, the "Representatives"), directly or indirectly, to (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries, proposals or offers or any other efforts or attempts that constitute or that reasonably may be expected to lead to, any Acquisition Proposal or (ii) initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to an Acquisition Proposal) regarding, or that reasonably may be expected to lead to, an Acquisition Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar binding agreement relating to an Acquisition Proposal or requiring the Company to terminate this Agreement (an "Acquisition Agreement"), except as permitted by Section 7.04(d) (except for a confidentiality agreement in compliance with Section 7.04(b)).

                             (b)         Any other provision of this Agreement notwithstanding, at any time prior to the receipt of the Company Shareholder Approval, if the Company receives a bona fide written Acquisition Proposal from a third party (which was not solicited, initiated, knowingly encouraged or knowingly facilitated in violation of Section 7.04(a)) after the date hereof, the Company (x) may furnish, or cause to be furnished, non-public information with respect to the Company and the Subsidiaries of the Company to the Person who made such Acquisition Proposal and to its financing sources and Persons or entities working in concert with it (collectively, a "Third Party"), and (y) may participate in discussions and negotiations regarding such Acquisition Proposal, if, in the case of either clause (x) or (y), (A) prior to taking such action, the Company enters into a confidentiality agreement with the Person who made such Acquisition Proposal with confidentiality provisions no less favorable to such Third Party than the Company Confidentiality Agreement is to Parent, (B) the Company Board determines in good faith, after consultation with its outside legal counsel and independent financial advisors, that such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal and (C) concurrently with furnishing or causing to be furnished non-public information with respect to the Company and the Subsidiaries of the Company to a Third Party, the Company furnishes or causes to be furnished such information to Parent to the extent not previously provided. The Company Parties shall not, and shall cause each of the Company's Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company Parties from providing such information to Parent.

                             (c)           The Company Parties shall provide prompt (within twenty-four (24) hours following receipt thereof) oral and written notice to Parent of (i) the receipt of any Acquisition Proposal, or any material modification or amendment to any Acquisition Proposal, by any Company Party, any Subsidiary of the Company or any Representative, (ii) a summary of the material terms and conditions of such Acquisition Proposal, and (iii) the identity of such Person or entity making any such Acquisition Proposal. The Company Parties shall keep Parent reasonably informed on a current basis, to the extent reasonably practicable, but in any event as promptly as practicable, of the status and material details (including any change to the material terms and conditions) of any such Acquisition Proposal. The Company Parties shall not, and shall cause each of the Company's Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company Parties from providing such information to Parent.

                             (d)          Subject to this Section 7.04(d) and to Section 9.01(e), neither the Company Board nor any committee of the Company Board may (i) withdraw, qualify or modify or propose publicly to withdraw, qualify or modify, in each case, in a manner adverse to Parent, the Company Board Recommendation, or the approval or recommendation of any committee of the Company Board of the Mergers (ii) approve or recommend, or propose publicly to approve or recommend an Acquisition Proposal (any action described in clauses (i) or (ii) being referred to as an "Adverse Recommendation Change", it being agreed that the taking of any of the actions contemplated by Section 7.04(b), (c) or (f) shall not constitute, or be deemed to constitute, an Adverse Recommendation Change) or (iii) authorize or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement (other than a confidentiality agreement in compliance with Section 7.04(b)). Notwithstanding the foregoing, at any time prior to receipt of the Company Shareholder Approval, the Company Board or a committee of the Company Board may (1) make an Adverse Recommendation Change for reasons not related to the receipt of an Acquisition Proposal if the Company Board determines in good faith after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the trustees' duties to the Company or its shareholders under applicable Law or (2) in response to a bona fide written Acquisition Proposal (which was not solicited, initiated, knowingly encouraged or knowingly facilitated in violation of Section 7.04(a)) received after the date hereof, take an action referred to in clause (i), (ii) or (iii) above and, in the case of clause (iii), terminate this Agreement in accordance with Section 9.01(e) if, after consultation with its independent financial advisors and outside legal counsel, the Company Board determines in good faith that such Acquisition Proposal constitutes a Superior Proposal (a "Subsequent Determination"); provided, however, that such actions may only be taken at a time that is after (I) the third (3rd) Business Day following Parent's receipt of written notice from the Company that the Company Board is prepared to take such action, and (II) at the end of such period, the Company Board determines in good faith, after taking into account all amendments or revisions irrevocably committed to by Parent and after consultation with its independent financial advisors and outside legal counsel, that such Acquisition Proposal remains a Superior Proposal relative to the Mergers, as supplemented by any Counterproposal (as defined below). Any such written notice shall specify the material terms and conditions of such applicable Acquisition Proposal, include the most current version of any Acquisition Agreement (including any amendments, supplements or modifications thereto), identify the person making such Acquisition Proposal and state that the Company Board otherwise intends to make a Subsequent Determination (subject to compliance with this Section 7.04(d)). During such three (3) Business Day period, Parent shall be entitled to deliver to the Company a counterproposal to such Acquisition Proposal (a "Counterproposal"). For purposes of clarification, the statement by the Company that it has received an Acquisition Proposal, that the Company Board will consider such Acquisition Proposal and that the Company Board continues to recommend this Agreement pending such consideration shall not be deemed an Adverse Recommendation Change.

                             (e)          Upon execution of this Agreement, the Company, the Company Operating Partnership and the Company's Subsidiaries shall cease immediately and cause to be terminated any and all existing activities, discussions, solicitations or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal by or on behalf of the Company, the Company Operating Partnership or any of the Representatives. The Company shall use its reasonable commercial efforts to cause (including by written request) each Person with whom it has executed a confidentiality agreement within the twelve (12) months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential or other non-public information heretofore furnished to such Person by or on behalf of the Company, the Company Operating Partnership or any of the Representatives.

                             (f)           Any other provision of this Agreement notwithstanding, the Company Board may at any time take and disclose to the holders of Company Common Shares a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, may issue a stop, look and listen announcement and may make any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that neither the Company nor the Company Board shall be permitted to recommend an Acquisition Proposal which is not a Superior Proposal; provided, further, that, for the avoidance of doubt, any public statements by the Company commenting favorably on the merits of an Acquisition Proposal shall be an Adverse Recommendation Change other than (A) a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act, (B) a statement expressly recommending that its shareholders reject an Acquisition Proposal or (C) if the statements are accompanied by an express reaffirmation of the Company Board Recommendation to its shareholders in favor of the REIT Merger.

                             (g)         The Company shall not take any action to exempt any Person (other than Parent or any of its Affiliates and other than in connection with an Acquisition Agreement following a Subsequent Determination) from the restrictions on "control share acquisitions" contained in the Maryland Control Share Acquisition Act, as amended (or any similar provisions of the Maryland REIT Law) or otherwise cause such restrictions not to apply.

              Section 7.05    Employee Benefits Matters.

                             (a)         At the REIT Merger Effective Time, Parent shall cause the Surviving Entity to assume in accordance with their terms the Company's obligations under all employment, severance and termination plans, arrangements, programs, policies, and agreements (including change-in-control provisions) of employees or independent contractors of the Company and its Subsidiaries, in each case that are expressly set forth in Sections 4.12 or 4.13 of the Company Disclosure Schedule (without giving effect to the proviso set forth in the definition of Company Disclosure Schedule) and that exist immediately prior to the execution of this Agreement.

                             (b)         For a period of not less than twelve (12) months after the Closing Date, for each employee of the Company or any of its Subsidiaries who was employed on the Closing Date and remains an employee of the Surviving Entity or its successors or assigns or any of their subsidiaries (collectively, the "Continuing Employees"), Parent shall or shall cause the Surviving Entity to provide compensation and, to the extent set forth in Section 4.12 of the Company Disclosure Schedule (without giving effect to the provision set forth in the definition of Company Disclosure Schedule) benefits (including 401(k), group health, life, disability, and severance plans, but excluding equity compensation or promoted interests or comparable forms of compensation) substantially similar in the aggregate to such Continuing Employee and the employee's dependents and beneficiaries, as appropriate, as Parent or its Subsidiaries provides to its similarly situated other employees; provided, however, that nothing contained in this Section 7.05 or elsewhere in the Agreement (including Section 10.08 hereof) shall be construed to prevent, from and after the REIT Merger Effective Time, the termination of employment of any Continuing Employee or the amendment or termination of any particular Company Employee Benefit Plan in accordance with its terms. To the extent a Continuing Employee becomes eligible to participate in a Parent Plan, such Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Closing Date for purposes of vesting and eligibility (but not accrual of benefits) under such Parent Plan to the same extent as such employee was entitled, before the Closing Date, to credit for such service under the respective Company Employee Benefit Plan (except to the extent such credit would result in the duplication of benefits).

                             (c)           Parent shall (or shall cause the Surviving Entity to) (i) waive any preexisting condition limitations otherwise applicable to the Continuing Employees and their eligible dependents under any Parent Plan that provides health benefits in which the Continuing Employees may be eligible to participate following the Closing Date, other than any limitations that were in effect with respect to such Continuing Employees as of the Closing Date under the analogous Company Employee Benefit Plan, (ii) credit any amount paid with respect to any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Benefit Plan prior to the Closing Date.

                             (d)          Prior to the REIT Merger Effective Time, the Company Board shall take such actions as are necessary to terminate the Company's Deferred Compensation Plans. Such action shall be contingent upon, and effective as of, the REIT Merger Effective Time. At the REIT Merger Effective Time, employees shall be paid the balance of their accounts upon termination of the Company's Deferred Compensation Plans.

                             (e)         The provisions of this Section 7.05 shall survive the Closing and are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or to give to any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.05) under or by reason of any provision of this Agreement (including Section 10.08 hereof). Nothing in this Section 7.05 is intended as or shall be construed to be an amendment to any Company Employee Benefit Plan.

              Section 7.06    Directors' and Officers' Indemnification and Insurance.

                             (a)          Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Charter, the Company Bylaws, the Company Operating Partnership Agreement or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company's Subsidiaries, from and after the REIT Merger Effective Time, Parent, the Parent Operating Partnership, the Surviving Entity and the Surviving Partnership (the "Indemnifying Parties"), jointly and severally, shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the date of the REIT Merger Effective Time serving as a director, officer, trustee, manager, employee, agent, or fiduciary of the Company and acting in its capacity as such or any of its Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security), but subject to (x) receipt of documentation by Parent and Surviving Entity reasonably evidencing the need for such advancement, and (y) Parent's or the Surviving Entity's, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, to repay such Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified); provided, however, that none of the Indemnifying Parties shall be liable for any amounts paid in settlement effected without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; provided, further, that the Indemnifying Parties shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by the Indemnifying Parties of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. The indemnification and advancement obligations of the Indemnifying Parties pursuant to this Section 7.06(a) shall extend to acts or omissions occurring at or before the Partnership Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Mergers and the Contemplated Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent, or fiduciary of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. None of the Indemnifying Parties shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless the Indemnifying Parties agree to honor the indemnification obligations hereunder and unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents thereto. Any Indemnified Party wishing to claim indemnification under this Section 7.06, upon learning of any such Claim, shall promptly notify the Company and, after the REIT Merger Effective Time, the Surviving Entity; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Entity except to the extent, if any, such failure to promptly notify materially and adversely prejudices such party.

              As used in this Section 7.06(a): (x) the term "Claim" means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other Person, that any Indemnified Party in good faith believes might lead to the institution of any Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of its Subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing at or prior to the REIT Merger Effective Time; and (y) the term "Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.06(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party.

                             (b)          Without limiting the foregoing, Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT Merger Effective Time now existing in favor of the current or former directors and officers of the Company or any of its Subsidiaries as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Company's Subsidiaries) shall be assumed by the Surviving Entity in the Merger, without further action, at the REIT Merger Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the REIT Merger Effective Time.

                             (c)           For a period of six (6) years from the REIT Merger Effective Time, the operating agreement of the Surviving Entity shall contain provisions no less favorable with respect to indemnification and limitations on liability of trustees and officers than are set forth in the Company Charter and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the REIT Merger Effective Time without the consent of the such affected indemnitee in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the REIT Merger Effective Time, were Indemnified Parties, unless such modification shall be required by Law and then only to the minimum extent required by Law.

                             (d)          Prior to the REIT Merger Effective Time, the Company shall purchase a "tail" insurance policy (which policy by its express terms shall survive the Mergers), of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the trustees and officers of the Company as the Company's and its Subsidiaries' existing policy or policies, for the benefit of the current and former officers and trustees of the Company and each of its Subsidiaries with a claims period of six (6) years from the REIT Merger Effective Time with respect to directors' and officers' liability insurance for claims arising from facts or events that occurred on or prior to the REIT Merger Effective Time; provided, however, that in no event shall the Company be required to expend pursuant to this Section 7.06(d) more than the amount set forth in Section 7.06(d) of the Company Disclosure Schedule (the "D&O Cap"). In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than the D&O Cap, the Company shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to the D&O Cap. Parent shall, and shall cause the Surviving Entity to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

                             (e)         If the Surviving Entity or any of its respective successors or assigns

                  (i)  consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any persons, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity assume and honor the obligations set forth in this Section 7.06.

                             (f)           Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 7.06.

                             (g)          This Section 7.06 shall survive the consummation of the Mergers and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and shall be binding on the Surviving Entity and its successors and assigns.

                             (h)          Parent shall have the right to be consulted in the defense or settlement of any litigation against the Company, its trustees, directors or officers, or the Company Operating Partnership, relating to the Mergers or the Contemplated Transactions and to be kept reasonably informed of material developments in such litigation.

              Section 7.07    Further Action; Reasonable Commercial Efforts.

                             (a)          Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to this Agreement and the Mergers, if required, and (ii) use its reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers, including using its reasonable commercial efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Mergers and the Contemplated Transactions in order to fulfill the conditions to the Mergers. In the event that any Company Party shall fail to obtain any third party consent described above, the Company Parties shall use their reasonable commercial efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company Parties and the Parent Parties and their respective businesses resulting, or which could reasonably be expected to result, after the REIT Merger Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, (i) unless required by the applicable agreement, without the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) none of the Parent Parties or their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

                             (b)          Without limiting the generality of the foregoing Section 7.07(a), Parent and the Company shall (i) promptly after the date of this Agreement, prepare and file the notification and report, if any, required to be filed under the HSR Act, and (ii) endeavor in good faith to make, or cause to be made, as soon as reasonably practicable thereafter and after consultation with the other parties, an appropriate response to any inquiries or requests received from the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("DOJ") for additional information or documentation and any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Authority in connection with antitrust or competition matters. Each of Parent and the Company shall use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable antitrust Law as soon as practicable. Parent and the Company agree to each pay 50% of any filing fee required to be paid in connection with any filing under the HSR Act. In furtherance and not in limitation of the covenants of the parties contained in the foregoing, if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, on the one hand, and the Company, on the other hand, shall take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the FTC, DOJ, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction may assert under any Law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the Mergers and the Contemplated Transactions so as to enable the Closing to occur as soon as reasonably practicable (and in any event no later than the Drop

Dead Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Subsidiaries or Affiliates or of the Company or its Subsidiaries or Affiliates and (y) otherwise taking or committing to take any actions that, after the Closing Date, would limit Parent's or its Subsidiaries' or Affiliates' freedom of action, or the Company's or its Subsidiaries' or Affiliates' freedom of action, with respect to, or its ability to retain, one or more of its or its Subsidiaries' or Affiliates' business lines, or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the Drop Dead Date; provided, however, that none of Parent or the Company or any of their respective Subsidiaries or Affiliates shall become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Authority to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change its respective assets or businesses unless such requirement, condition, understanding, agreement or order is binding only in the event that the Closing occurs. Notwithstanding the matters covered by this Sections 7.07(b) above, no party hereto shall be required to provide any other party with copies of confidential documents or information included in its filings and submissions under the HSR Act or any other applicable antitrust Law, and a party hereto may request entry into a joint defense agreement as a condition to providing any such materials and that, upon receipt of that request, the parties hereto shall work in good faith to enter into a joint defense agreement to create and preserve attorney-client privilege in a form and substance mutually acceptable to the parties.

                             (c)           Without limiting the generality of the foregoing Section 7.07(a), the Company and the Operating Partnership shall, prior to the earlier of the REIT Merger Effective Time or the Termination Date:

                  (i)  use their reasonable commercial efforts to obtain the Loan Consents in the form reasonably acceptable to Parent; provided that none of the Company or its Subsidiaries shall be required to spend or incur any expense associated therewith; and

                 (ii)  use their reasonable commercial efforts to cause the Settlement Agreement to have been approved by the United States District Court for the Eastern District of Pennsylvania, and make all payments and perform all other material obligations pursuant to that certain Settlement Agreement.

                             (d)         The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.07(a) and (b), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law, the Company Confidentiality Agreement and the Parent Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and, to the extent practicable, neither of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Mergers and the Contemplated Transactions. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority.

                             (e)          Parent acknowledges that the Company may seek certain Loan Consents and in connection therewith Parent agrees to provide, and shall cause its Subsidiaries to provide, all commercially reasonable cooperation in connection with obtaining any such Loan Consents as may reasonably be requested by the Company. Notwithstanding the foregoing, the Parent Parties acknowledge and agree that, except as set forth on Exhibit I, the consummation of the Mergers and the Contemplated Transactions is not conditioned upon the Company obtaining any such Loan Consents.

                             (f)           Each of the parties hereto agrees to cooperate and use its reasonable commercial efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Mergers, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

              Section 7.08    Transfer Taxes.     The Parent Parties and the Company Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents ("Transfer Tax Returns") regarding any real property transfer or gains, sales, use, transfer, documentary, value added, stock transfer, stamp, or other such taxes and any transfer, recording, conveyance registration and other fees and any similar fees and charges (together with any related interest, penalties or additions to Tax, "Transfer Taxes") that become payable in connection with the Mergers and the Contemplated Transactions, and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes. Subject to the local custom and practice of the jurisdiction in which Transfer Taxes are due, the Company Parties and, if applicable, the Parent Parties shall (a) prepare, or cause to be prepared, and shall timely file, or cause to be filed, all Transfer Tax Returns and (b) pay or cause to be paid (or make arrangements for payment of) Transfer Taxes, in accordance with local custom and practice, relating to (i) the Contemplated Transactions, including the Mergers, (ii) the properties sold, contributed to a joint venture or otherwise disposed of upon or prior to the REIT Merger Effective Time, (iii) the properties transferred in connection with the Interest Sale, (iv) transfers of the Disposition Assets upon or prior to the REIT Merger Effective Time, and (v) the properties contributed to the Fidelity Joint Venture, regardless of whether the Transfer Tax arises from the transfer of any such property or an ownership interest in the entity that owns such property (directly or indirectly through one or more Persons). With the exception of the Transfer Taxes set forth in the preceding sentence, from and after the REIT Merger Effective Time, the Surviving Entity shall timely (i) file, or cause to be filed, all Transfer Tax Returns and (ii) pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, all Transfer Taxes.

              Section 7.09    Public Announcements.     The parties hereto agree that no public release or announcement concerning the Mergers or the Contemplated Transactions shall be issued by a party without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed and may be provided by way of e-mail), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable commercial efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of press releases announcing the Merger and the execution of this Agreement.

              Section 7.10    Financing.

                             (a)          Parent shall keep the Company informed on a reasonably current basis and in reasonable detail with respect to all material activity concerning the status of the Debt Financing contemplated by the Commitment Letter and shall give the Company prompt notice of any material change with respect to such Debt Financing. Without limiting the foregoing, Parent agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time prior to the Closing Date (i) the Commitment Letter shall expire or be terminated for any reason, or (ii) any financing source that is a party to the Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent on the terms set forth therein. Parent shall provide the Company promptly (and in any event within two (2) Business Days) with any amendments or alterations to the Commitment Letter.

                             (b)         If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter or the Commitment Letter shall be terminated for any reason, Parent shall use reasonable commercial efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the Mergers and the Contemplated Transactions and pay any related costs and expenses, and, if obtained, will provide the Company with a copy of a new financing commitment.

                             (c)           For the avoidance of doubt, Parent acknowledges and agrees that, notwithstanding anything set forth in this Agreement, the receipt of the Debt Financing or any other replacement financing is not a condition to the obligations of the Parent Parties to consummate the Mergers.

              Section 7.11    Tax Matters.

                             (a)         For federal and applicable state income tax purposes, each of the parties hereto shall report and treat the Merger as a taxable sale by the shareholders of the Company of all of the outstanding Company Common Shares to the Parent Operating Partnership in exchange for the aggregate REIT Merger Consideration to be received by shareholders of the Company.

                             (b)         For federal and applicable state income tax purposes, each of the parties hereto shall report and treat the Partnership Merger as a taxable sale of interests in the Company Operating Partnership to the extent of interests exchanged for cash or Parent Common Shares, and a tax-deferred contribution pursuant to Code Section 721 to the extent of interests exchanged for interests in the Parent Operating Partnership.

                             (c)           During the period from the date of this Agreement to the REIT Merger Effective Time, the Company and its Subsidiaries shall:

                  (i)  properly prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws; and

                 (ii)  timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed.

                             (d)          Parent Operating Partnership shall, to the maximum extent permitted by law, cause the Company to designate any dividends paid by it on or prior to the Closing Date as capital gain dividends for purposes of Code Section 857(b)(3).

              Section 7.12    Stock Exchange Listing.     Parent shall use reasonable commercial efforts to cause the Parent Common Shares to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

              Section 7.13    Section 16 Matters.     Prior to the REIT Merger Effective Time, the Company agrees that its Board of Trustees (or its compensation committee) shall adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Securities Act, the receipt, pursuant to this Agreement, of shares of Parent Common Shares by persons who will be directors or officers of Parent as of the REIT Merger Effective Time.

              Section 7.14    Resignations.     The Company shall cause the officers, trustees and directors of the Company, the Delaware Company, the Company Operating Partnership and each of the Student Housing Subsidiaries to deliver resignations from each such position effective as of the REIT Merger Effective Time.

              Section 7.15    Asset Sales.

                             (a)          Mandatory Sale Efforts.    The Company and the Company Operating Partnership agree to use their commercially reasonable efforts to sell those Company Properties listed on Exhibit G attached hereto (the "Disposition Assets") on the terms and conditions set forth on Exhibit G hereto.

                             (b)          Special Distribution.    Immediately prior to the REIT Merger Effective Time, and subject to the sale of one or more of the Disposition Assets, if any, in accordance with Exhibit G, the Company Board shall authorize, and the Company shall declare, a dividend payable to the holders of record of Company Common Shares on the close of business on the day preceding the Closing Date (and a corresponding distribution by the Company Operating Partnership to the holders of GP Units and LP Units) in accordance with Exhibit G.

              Section 7.16    Interest Sale.

                             (a)         The Company and the Company Operating Partnership shall use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the Interest Sale on substantially the terms and conditions described in the Securities Purchase Agreement, including using commercially reasonable efforts to (i) satisfy on a timely basis all terms, covenants and conditions set forth in the Securities Purchase Agreement; (ii) enforce its rights under the Securities Purchase Agreement; and (iii) consummate the Interest Sale prior to the REIT Merger Effective Time.

                             (b)         The Company shall keep Parent informed on a reasonably current basis and in reasonable detail with respect to all material activity concerning the status of the Interest Sale. The Company shall not amend or alter, or agree to amend or alter, or permit to be amended or altered, the Securities Purchase Agreement in any manner that (i) materially and adversely affects the rights and obligations of the Parent Parties hereunder (ii) subjects any of the Parent Parties to any post-closing liability relating to the Military Housing Subsidiaries to a greater extent than the Securities Purchase Agreement or (iii) would reasonably be likely to cause a delay of the Closing beyond the Drop Dead Date without the prior written consent of Parent.

              Section 7.17    Registration of Shares Underlying the Common Units.     Parent agrees to register the Parent Common Shares that may be issued pursuant to the redemption of Common Units issued to the holders of LP Units that elect to receive the Common Unit consideration on the Registration Statement.

              Section 7.18    Cooperation with Closing of Fidelity Contribution Agreement.     The Company and the Company Operating Partnership each agrees to reasonably cooperate with Parent in order to consummate the transactions contemplated by the Fidelity Contribution Agreement immediately prior to the REIT Merger Effective Time; provided, that the Company receives a written letter from the Parent Parties prior to the consummation of such transactions, in form and substance reasonable satisfactory to the Company, confirming that all of the conditions to the obligations of the Parent Parties to consummate the Mergers set forth in Section 8.02 have been irrevocably satisfied or waived. For the avoidance of doubt, Parent acknowledges that the closing of the transactions contemplated by the Fidelity Contribution Agreement is not a condition to the obligations of the Parent Parties to consummate the Mergers.

              Section 7.19    Affiliates.     The Company shall use its reasonable best efforts to identify those Persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each Company Affiliate to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Shareholder Meeting, a written agreement substantially in the form attached hereto as

Exhibit H to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Shares received in the REIT Merger.

ARTICLE VIII
CONDITIONS TO THE MERGERS

              Section 8.01    Conditions to the Obligations of Each Party.     The obligations of the Company, the Company Operating Partnership, the Delaware Company, Parent, the Parent Operating Partnership, REIT Merger Sub and Partnership Merger Sub to consummate the Mergers are subject to the satisfaction or waiver in writing of the following conditions:

                             (a)         The Company Shareholder Approval shall have been obtained.

                             (b)         The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

                             (c)           The Parent Common Shares issuable to the holders of Company Common Shares and holders of LP Units pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                             (d)         All material approvals, authorizations and consents of any Governmental Authority required to consummate the Mergers shall have been obtained and remain in full force and effect, and all waiting periods (including if applicable under the HSR Act) relating to such approvals, authorizations and consents shall have expired or been terminated.

                             (e)         No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and makes consummation of the Mergers illegal or prohibits consummation of the Mergers; provided, however, that the party claiming such failure of condition shall have used commercially reasonable efforts to prevent the entry of any such injunction or order, including taking such action as is required to comply with Section 7.07, and to appeal as promptly as possible any injunction or other order that may be entered.

                             (f)           The Interest Sale shall have been consummated in accordance with the Securities Purchase Agreement (as amended, subject to compliance with Section 7.17(b)), provided, however, if the Securities Purchase Agreement has been terminated, this closing condition shall be deemed to be satisfied if the Company sells the Military Housing Subsidiaries to a substitute buyer reasonably satisfactory to Parent upon such terms and conditions (other than economic terms) substantially similar to those in the Securities Purchase Agreement (including specifically terms that provide for potential post-closing liability to the Company and the Company Operating Partnership that is no greater than that in the Securities Purchase Agreement).

              Section 8.02    Conditions to the Obligations of the Parent Parties.     The obligations of the Parent Parties to consummate the Mergers are subject to the satisfaction or waiver in writing of the following additional conditions:

                             (a)         The representations and warranties of the Company Parties contained in this Agreement shall be true and correct, except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties (other than with respect to the last sentence of Section 4.06)) would not have, individually or in the aggregate, a Company Material Adverse Effect, in each case as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly are made as of a specific date, in which case such representations and warranties shall be true and correct only on and as of such date). In addition, the representations and warranties set forth in Section 4.03(a) and

Section 4.03(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly are made as of a specific date, in which case such representations and warranties shall be true and correct only on and as of such date). The Company shall have delivered to Parent a certificate, dated the date of the REIT Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in this Section 8.02(a).

                             (b)         The Company shall have performed, in all material respects, all material obligations and complied with, in all material respects, its material agreements and covenants to be performed or complied with by it under this Agreement on or prior to the REIT Merger Effective Time, and the Company shall have delivered to Parent a certificate, dated the date of the REIT Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in this Section 8.02(b).

                             (c)           On the Closing Date, there shall not exist a Change arising after the date of this Agreement that, individually or in the aggregate, constitutes a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company, dated the Closing Date, to the foregoing effect.

                             (d)          Parent shall have received a tax opinion of Reed Smith LLP, dated as of the Closing Date, in the form attached hereto as Exhibit D (such opinion shall be based upon customary assumptions, exceptions and qualifications, and customary representations made by the Company and its Subsidiaries in an officer's certificate in the form attached hereto as an exhibit to such tax opinion), opining that the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company's taxable year ended December 31, 2004 until the Closing.

                             (e)         The consents set forth on Exhibit I shall have been obtained in form and substance reasonably satisfactory to Parent, subject to the terms and conditions set forth on Exhibit I.

                             (f)           The Settlement Agreement, shall have been approved by the United States District Court for the Eastern District of Pennsylvania, and the Company shall have made all payments and performed all other material obligations pursuant to that certain Settlement Agreement.

              Section 8.03    Conditions to the Obligations of the Company Parties.     The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction or waiver in writing of the following additional conditions:

                             (a)         The representations and warranties of the Parent Parties contained in this Agreement shall be true and correct, except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties (other than with respect to the last sentence of Section 5.06)) would not have, individually or in the aggregate, a Parent Material Adverse Effect, in each case as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly are made as of a specific date, in which case such representations and warranties shall be true and correct only on and as of such date. In addition, the representations and warranties set forth in Section 5.03(a) and 5.03(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as the Closing as though made on the Closing Date (except to the extent such representations and warranties expressly are made as of a specific date), in which case such representations and warranties shall be true and correct only on and as of such date). The Company shall have delivered to Parent a certificate, dated the date of the REIT Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in this Section 8.03(a).

                             (b)          Parent shall have performed, in all material respects, all material obligations and complied with, in all material respects, its material agreements and covenants to be performed or complied with by it under this Agreement on or prior to the REIT Merger Effective Time, and Parent shall have delivered to the Company a certificate, dated the date of the REIT Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in this Section 8.03(b).

                             (c)           On the Closing Date, there shall not exist a Change arising after the date of this Agreement that, individually or in the aggregate, constitutes a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an officer of Parent, dated the Closing Date, to the foregoing effect.

                             (d)         The Company shall have received a tax opinion of Locke Lord Bissell & Liddell LLP, reasonably satisfactory to the Company, dated as of the Closing Date, in the form attached hereto as Exhibit E (such opinion shall be based upon customary assumptions, exceptions and qualifications, and customary representations made by Parent and its Subsidiaries in an officer's certificate in the form attached hereto as an exhibit to such tax opinion, which shall have been furnished to and agreed to by counsel to Parent and counsel to the Company), opining that Parent has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with Parent's taxable year ended December 31, 2004 through and including the Closing Date.

ARTICLE IX
TERMINATION AND WAIVER

              Section 9.01    Termination.     This Agreement may be terminated and the Mergers may be abandoned at any time prior to the REIT Merger Effective Time, whether before or after the Company Shareholder Approval is obtained, as follows:

                             (a)         by mutual written consent of Parent and the Company;

                             (b)         by either Parent or the Company, if:

                  (i)  upon a vote at a duly held meeting (after giving effect to any adjournment or postponement thereof) to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained;

                 (ii)  the REIT Merger Effective Time shall not have occurred on or before 11:59 p.m., Eastern Time, July 31, 2008 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the REIT Merger Effective Time to occur on or before such date;

                (iii)  by either Parent or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and makes consummation of the Mergers illegal or otherwise prohibits consummation of the Mergers ("Governmental Order"); provided, however, that the terms of this Section 9.01(b)(iii) shall not be available to any party unless such party shall have used commercially reasonable efforts to oppose any such Governmental Order and to have such Governmental Order vacated or made inapplicable to the Mergers;

                             (c)           by Parent, if none of the Parent Parties is in material breach of its obligations under this Agreement, if (i) any of the representations and warranties of the Company Parties herein are or become untrue or incorrect such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the Drop Dead Date or (ii) there has been a breach on the part of the Company Parties of any of their covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the Drop Dead Date;

                             (d)         by the Company, if none of the Company Parties is in material breach of its obligations under this Agreement, if (i) any of the representations and warranties of the Parent Parties herein are or become untrue or incorrect such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the Drop Dead Date or (ii) there has been a breach on the part of the Parent Parties of any of their covenants or agreements herein such that the condition set forth in Section 8.03(b) would be incapable of being satisfied by the Drop Dead Date;

                             (e)         by the Company, if any Company Party enters into an Acquisition Agreement in accordance with, and subject to the terms and conditions of, Section 7.04(d); provided that for the termination of this Agreement pursuant to this Section 9.01(e) to be effective, the Company shall simultaneously pay the Company Termination Fee and the Parent Expenses;

                             (f)           by Parent, prior to receipt of the Company Shareholder Approval, if (i) an Adverse Recommendation Change shall have occurred, (ii) a Company Party enters into an Acquisition Agreement (other than a confidentiality agreement entered into in compliance with Section 7.04(b)), (iii) a tender offer or exchange offer relating to the Company Common Shares and constituting an Acquisition Proposal shall have been commenced by a Third Party and the Company Board shall not have recommended that the Company's shareholders reject such tender or exchange offer within ten (10) Business Days following commencement thereof (including, for these purposes, by taking no position with respect to the acceptance or rejection of such tender or exchange offer by the Company's shareholders, which shall constitute a failure to recommend rejection of such tender or exchange offer), (iv) the Company shall have breached in any material respect its obligation under Section 7.02 to call or hold the Company Shareholders' Meeting, (v) the Company shall have breached in any material respect its obligations under any provision of Section 7.04(a) (other than as permitted in Section 7.04(b) or (d)), (vi) subject to Section 7.04(d), the Company shall have failed to include in the Proxy Statement distributed to shareholders the Company Board Recommendation or (vii) the Company or the Company Board (or any committee thereof) shall authorize or publicly propose any of the foregoing;

                             (g)         by Parent, if none of the Parent Parties is in material breach of its obligations under this Agreement, if the condition set forth in Section 8.01(f) is not satisfied prior to the REIT Merger Effective Time; or

                             (h)         by the Company, if none of the Company Parties is in material breach of its obligations under this Agreement, if the condition set forth in Section 8.01(f) is not satisfied prior to the REIT Merger Effective Time; provided that for the termination of this Agreement pursuant to this Section 9.01(h) to be effective, the Company shall simultaneously pay the Parent Expenses.

              The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective representatives, whether prior to or after the execution of this Agreement.

              A terminating party shall provide written notice of termination to the other parties specifying with particularity the basis for such termination. If more than one provision in this Section 9.01 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 9.01 for any such termination. Notwithstanding the foregoing,

(i) Parent shall not be entitled to receive more than one Company Termination Fee or more than one payment in respect of the Parent Expenses and shall not be entitled to claim this Agreement was terminated pursuant to more than one provision of this Section 9.01 in determining the amount of payments it is entitled to under Section 9.03 and (ii) the Company shall not be entitled to receive more than one payment in respect of the Company Expenses and shall not be entitled to claim this Agreement was terminated pursuant to more than one provision of this Section 9.01 in determining the amount of payments it is entitled to under Section 9.03.

              Section 9.02    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and of no further force or effect and the Mergers shall be abandoned without any further action on the part of any party hereto, and there shall be no liability under this Agreement on the part of any party hereto except that the provisions of Section 7.03(b), (Access to Information; Confidentiality), this Section 9.02 (Effect of Termination), Section 9.03 (Fees and Expenses) and Article X (General Provisions) shall survive any such termination; provided, however, that, except as provided in Section 9.03, nothing herein shall relieve any party hereto from liability for any fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

              Section 9.03    Fees and Expenses.

                             (a)          Except as otherwise set forth in this Section 9.03, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

                             (b)         The Company Parties agree that if:

                  (i)  this Agreement shall be terminated pursuant to Section 9.01(e) or, 9.01(f), then the Company will pay (to the extent not previously paid by or at the direction of the Company) to Parent, or as directed by Parent, an amount equal to the Company Termination Fee plus the Parent Expenses; provided that, in either case, the applicable amount shall be paid promptly, but in no event later than two (2) Business Days after such termination in the case of termination pursuant to Section 9.01(f) or, in the case of termination pursuant to Section 9.01(e), simultaneously with such termination;

                 (ii)  (A) prior to the Company Shareholders' Meeting, any Qualifying Acquisition Proposal is publicly proposed or publicly disclosed and not withdrawn at or prior to the time of, the Company Shareholders' Meeting, (B) this Agreement is terminated pursuant to Section 9.01(b)(i) or Section 9.01(b)(ii) (and if in the case of a termination pursuant to Section 9.01(b)(ii) the Company Shareholder Approval had not been obtained at the time of termination of this Agreement and Parent did not breach its obligations under Section 7.01 in any material respect) and (C) concurrently with or within twelve (12) months after the date of such termination, any Company Party enters into a definitive agreement with respect to or consummates any Qualifying Acquisition Proposal, then the Company shall, promptly after consummating any such Qualifying Acquisition Proposal (but in no event later than five (5) Business Days following such consummation), pay to Parent the Company Termination Fee plus the Parent Expenses; or

                (iii)  this Agreement shall be terminated pursuant to Section 9.01(b)(i), Section 9.01(c), Section 9.01(g) or Section 9.01(h), then the Company shall pay to Parent, or as directed by Parent, promptly, but in no event later than two (2) Business Days after such termination, an amount equal to the Parent Expenses;

              For purposes of this Agreement, (I) the "Company Termination Fee" shall mean an amount equal to $16,000,000 in cash; (II) the "Parent Expenses" shall mean all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors and investment bankers, incurred by Parent or its Subsidiaries in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, up to an aggregate maximum amount of $7,500,000; and (III) the "Company Expenses" shall mean all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors and investment bankers, incurred by the Company or its Subsidiaries in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, up to an aggregate maximum amount of $7,500,000.

                             (c)           Parent and the Parent Operating Partnership agrees that if this Agreement shall be terminated pursuant to Section 9.01(d), then Parent shall pay to the Company, or as directed by the Company, promptly, but in no event later than two (2) Business Days after such termination, an amount equal to the Company Expenses.

                             (d)          Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails to pay to Parent any amounts due under this Section 9.03, the Company shall reimburse the costs and expenses (including reasonable legal fees and expenses) in connection with any successful action, including the filing of any lawsuit or other legal action taken to collect payment and shall pay interest thereon at the Prime Rate plus 2% per annum accruing from the date such amount should have been paid until payment thereof.

                             (e)          Notwithstanding anything to the contrary set forth in this Agreement, if Parent fails to pay to the Company any amounts due under this Section 9.03, Parent shall reimburse the costs and expenses (including reasonable legal fees and expenses) in connection with any successful action, including the filing of any lawsuit or other legal action taken to collect payment and shall pay interest thereon at the Prime Rate plus 2% per annum accruing from the date such amount should have been paid until payment thereof.

                             (f)           Each of the Company and Parent acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parent Parties hereby expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where the Company Termination Fee is payable in accordance with Section 9.03(b), the payment of the Company Termination Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which the Parent Parties would otherwise be entitled to assert against any of the Company Parties or any of their respective assets, or against any of their respective trustees, directors, officers, employees, partners, managers, members, or shareholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the Parent Parties. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement in circumstances where the Company Termination Fee is payable in accordance with Section 9.03(b), the rights to payment under Section 9.03(b): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for non-payment of the amounts set forth in Section 9.03(b), the Parent Parties hereby agree that, upon any termination of this Agreement in circumstances where the Company Termination Fee is payable in accordance with Section 9.03(b), in no event shall any of the Parent Parties (i) seek to obtain any recovery or judgment against any of the Company Parties or any of their respective assets, or against any of their respective trustees, directors, officers, employees, partners, managers, members or shareholders or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, specific performance and consequential, indirect or punitive damages.

                             (g)         In the event that Parent is obligated to pay the Company Expenses set forth in Section 9.03(c), Parent shall pay to the Company Operating Partnership from the Company Expenses deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Expenses and (ii) the sum of (1) the maximum amount that can be paid to the Company Operating Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Company's independent certified public accountants, plus (2) in the event the Company receives either (A) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described in Section 9.03(h) or (B) an opinion from the Company's outside counsel as described in Section 9.03(h), an amount equal to the Company Expenses less the amount payable under clause (1) above. To secure Parent's obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Company Expenses with an escrow agent selected by Parent and on such terms (subject to Section 9.03(h)) as shall be mutually agreed upon by the Company Operating Partnership, Parent and the escrow agent. The payment or deposit into escrow of the Company Expenses pursuant to Section 9.03(h) shall be made at the time Parent is obligated to pay the Company Operating Partnership such amount pursuant to Section 9.03(c) by wire transfer or bank check.

                             (h)         The escrow agreement shall provide that the Company Expenses in escrow or any portion thereof shall not be released to the Company Operating Partnership unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company Operating Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the Company Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Company Operating Partnership of the Company Expenses would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Company as a REIT), in which case the escrow agent shall release the remainder of the Company Expenses to the Company Operating Partnership. Parent agrees to amend Section 9.03(g) and this Section 9.03(h) at the request of the Company in order to (x) maximize the portion of the Company Expenses that may be distributed to the Company Operating Partnership hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company's chances of securing a favorable ruling described in this Section 9.03(h) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.03(h). The escrow agreement shall also provide that any portion of the Company Expenses held in escrow for five years shall be released by the escrow agent to Parent.

                             (i)           In the event that the Company is obligated to pay the Company Termination Fee and/or the Parent Expenses set forth in Section 9.03(b), the Company shall pay to the Parent Operating Partnership from the Company Termination Fee and/or Parent Expenses (as applicable) deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Fee and/or Parent Expenses (as applicable) and (ii) the sum of (1) the maximum amount that can be paid to the Parent Operating Partnership without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by Parent's independent certified public accountants, plus (2) in the event Parent receives either (A) a letter from Parent's counsel indicating that Parent has received a ruling from the IRS described in Section 9.03(j) or (B) an opinion from Parent's outside counsel as described in Section 9.03(j), an amount equal to the Company Termination Fee or the Parent Expenses (as applicable) less the amount payable under clause (1) above. To secure the Company's obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Fee or Parent Expenses (as applicable) with an escrow agent selected by the Company and on such terms (subject to Section 9.03(j)) as shall be mutually agreed upon by the Parent Operating Partnership, the Company and the escrow agent. The payment or deposit into escrow of the Company Termination Fee or Parent Expenses (as applicable) pursuant to Section 9.03(j) shall be made at the time the Company is obligated to pay the Parent Operating Partnership such amount pursuant to Section 9.03(b) by wire transfer or bank check.

                             (j)           The escrow agreement shall provide that the Company Termination Fee and/or Parent Expenses (as applicable) in escrow or any portion thereof shall not be released to the Parent Operating Partnership unless the escrow agent receives any one or combination of the following: (i) a letter from Parent's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Parent Operating Partnership without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent's accountants revising that amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent's counsel indicating that Parent received a ruling from the IRS holding that the Company Termination Fee or Parent Expenses (as applicable) would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Parent's outside counsel has rendered a legal opinion to the effect that the receipt by the Parent Operating Partnership of the Company Termination Fee or Parent Expenses (as applicable) would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Parent as a REIT), in which case the escrow agent shall release the remainder of the Company Termination Fee or Parent Expenses (as applicable) to the Parent Operating Partnership. The Company agrees to amend Section 9.03(i) and this Section 9.03(j) at the request of Parent in order to (x) maximize the portion of the Company Termination Fee or Parent Expenses (as applicable) that may be distributed to the Parent Operating Partnership hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Parent's chances of securing a favorable ruling described in this Section 9.03(j) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.03(j). The escrow agreement shall also provide that any portion of the Company Termination Fee or Parent Expenses (as applicable) held in escrow for five years shall be released by the escrow agent to the Company.

              Section 9.04    Waiver.     At any time prior to the REIT Merger Effective Time, the Company, on the one hand, and Parent, on the other hand, may (a) extend the time for the performance of any obligation or other act of the Parent Parties or the Company Parties, as the case may be, (b) waive any inaccuracy in the representations and warranties of the Parent Parties or the Company Parties, as the case may be, contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the Parent Parties or the Company Parties, as the case may be, or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent, as applicable. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X
GENERAL PROVISIONS

              Section 10.01    Non-Survival of Representations and Warranties.     The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the

Partnership Merger Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Partnership Merger Effective Time, including without limitation, Article III, Sections 7.05, 7.06 and 7.08.

              Section 10.02    Actions of Company Parties and Parent Parties.

                             (a)         The Company and the Company Operating Partnership hereby agree to cause the Delaware Company to fulfill all of its obligations under this Agreement and that the Company and the Company Operating Partnership are jointly and severally liable for the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations covenants, terms, conditions and undertakings of each of the Company Parties under this Agreement in accordance with the terms hereof.

                             (b)          Parent and the Parent Operating Partnership hereby agree to cause REIT Merger Sub and Partnership Merger Sub to fulfill all of their obligations under this Agreement and that Parent and the Parent Operating Partnership are jointly and severally liable for the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations covenants, terms, conditions and undertakings of each of the Parent Parties under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Partnership Merger Effective Time.

              Section 10.03    Notices.     All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile (providing confirmation of transmission) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses listed below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

if to Parent, the Parent Operating Partnership, REIT Merger Sub or Partnership Merger Sub:

        American Campus Communities, Inc.
        805 Las Cimas Parkway, Suite 400
        Austin, Texas 78746
        Facsimile No: (512) 732-2450
        Attention:  William C. Bayless, Jr.,
                            President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

        Locke Lord Bissell & Liddell LLP
        2200 Ross Avenue, Suite 2200
        Dallas, Texas 75201
        Facsimile No: (214) 740-8800
        Attention:  Bryan L. Goolsby, Esq.
                            Toni Weinstein, Esq.

if to the Company, the Company Operating Partnership or the Delaware Company:

        GMH Communities Trust
        10 Campus Boulevard
        Newtown Square, PA 19073
        Facsimile No: (610) 355-8480
        Attention:  Joseph M. Macchione,
                            EVP and General Counsel

with a copy (which shall not constitute notice) to:

        Goodwin Procter LLP
        Exchange Place
        Boston, MA 02109
        Facsimile No: (617) 523-1231
        Attention:  Gilbert G. Menna, Esq.
                            Suzanne D. Lecaroz, Esq.

and

        Reed Smith LLP
        1650 Market Street
        Philadelphia, PA 19103
        Facsimile No: (215) 851-1420
        Attention:  Ajay Raju, Esq.

              Section 10.04    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

              Section 10.05    Amendment.     This Agreement may be amended by the parties hereto at any time prior to the REIT Merger Effective Time; provided, however, that, after Company Shareholder Approval, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

              Section 10.06    Entire Agreement; Assignment.     This Agreement, the exhibits and schedules hereto, the Company Confidentiality Agreement and the Parent Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. In the event of a conflict between the provisions of this Agreement and the provisions of Exhibit G or Exhibit I, the provisions of Exhibit G or Exhibit I, as the case may be, shall control. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              Section 10.07    Remedies; Specific Performance.

                             (a)          Except as otherwise provided in Section 9.03(f) or elsewhere in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity, and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

                             (b)         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 9.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties hereto or to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

              Section 10.08    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the right of the holders of Company Common Shares or LP Units to receive the consideration provided in Article III and the provisions of Section 7.06 (which, in both cases, are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons; provided, however, that at any time prior to the Closing, the Company Parties shall have the sole right to enforce any rights under this Agreement of the holders of Company Common Shares or LP Units, respectively, against any of the Parent Parties).

              Section 10.09    Governing Law; Forum.     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts between residents of that State and executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Maryland state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

              Section 10.10    Headings.     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              Section 10.11    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              Section 10.12    Waiver of Jury Trial.     Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Mergers or the Contemplated Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, the Mergers and the Contemplated Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.12.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GMH COMMUNITIES TRUST
By:	/s/ GARY M. HOLLOWAY, SR.
Name:	Gary M. Holloway, Sr.
Title:	President and Chief Executive Officer
GMH COMMUNITIES, INC.
By:	/s/ GARY M. HOLLOWAY, SR.
Name:	Gary M. Holloway, Sr.
Title:	President and Chief Executive Officer
GMH COMMUNITIES, LP
By:	GMH Communities GP Trust, its general partner
	By:	/s/ GARY M. HOLLOWAY, SR.
	Name:	Gary M. Holloway, Sr.
	Title:	President and Chief Executive Officer
AMERICAN CAMPUS COMMUNITIES, INC
By:	/s/ WILLIAM C. BAYLESS, JR.
Name:	William C. Bayless, Jr.
Title:	President and Chief Executive Officer
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
By:	American Campus Communities Holdings LLC, its general partner
	By:	/s/ WILLIAM C. BAYLESS, JR.
	Name:	William C. Bayless, Jr.
	Title:	President

AMERICAN CAMPUS ACQUISITION LLC
By:	/s/ WILLIAM C. BAYLESS, JR.
Name:	William C. Bayless, Jr.
Title:	President
AMERICAN CAMPUS ACQUISITION LIMITED PARTNERSHIP
By:	American Campus Communities Acquisition LLC, its general partner
	By:	/s/ WILLIAM C. BAYLESS, JR.
	Name:	William C. Bayless, Jr.
	Title:	President

ANNEX B

[LETTERHEAD OF WACHOVIA SECURITIES]

February 11, 2008

The Board of Trustees
GMH Communities Trust
10 Campus Boulevard
Newtown Square, Pennsylvania 19073

Ladies and Gentlemen:

You have advised Wachovia Capital Markets, LLC ("Wachovia Securities") that GMH Communities Trust, a Maryland real estate investment trust ("GMH"), is entering into an Agreement and Plan of Merger, dated as of February 11, 2008 (the "Merger Agreement"), among American Campus Communities, Inc., a Maryland corporation ("ACC"), and certain of its direct and indirect subsidiaries, on the one hand, and GMH and two of its subsidiaries, GMH Communities LP, a Delaware limited partnership ("GMH OP"), and GMH Communities, Inc., a Delaware corporation, on the other hand. The Merger Agreement provides, among other things, for the mergers of certain subsidiaries of ACC with and into GMH and GMH OP (the "Mergers") pursuant to which each outstanding common share of beneficial interest, par value $0.001 per share, of GMH (collectively, "GMH Common Shares") and each outstanding unit of limited partner interest in GMH OP (collectively, "GMH OP Units"), other than GMH OP Units held by GMH, the general partner of GMH OP and other subsidiaries of GMH (collectively, the "GMH Holders"), will be converted into the right to receive a combination of (i) 0.07642 of a share of the common stock, par value $0.01 per share, of ACC ("ACC Common Stock") and (ii) $3.36 in cash (such number of shares of ACC Common Stock and cash amount, the "Merger Consideration"), subject, in the case of GMH OP Units, to the election of the holders thereof to receive, in lieu of ACC Common Stock, common units in American Campus Operating Partnership LP ("ACC OP Units"). Prior to consummation of the Mergers and as more fully described in the Merger Agreement and the Securities Purchase Agreement, dated as of February 11, 2008 (the "Military Housing Agreement" and, together with the Merger Agreement, the "Agreements"), among GMH, GMH OP and Balfour Beatty, Inc., a subsidiary of Balfour Beatty plc ("Balfour"), GMH and GMH OP will sell to Balfour GMH's military housing business (the "Military Housing Sale") for aggregate cash consideration of $350.0 million, subject to adjustment as set forth in the Military Housing Agreement, and GMH and GMH OP will declare one or more distributions of the net proceeds of the Military Housing Sale to holders of GMH OP Units and one or more corresponding distributions to holders of GMH Common Shares (the "Distributions"), which you have directed us to assume, for purposes of our opinion, will total in the aggregate no less than $4.08 in cash per GMH Common Share or GMH OP Unit (such distribution amount, the "Distribution Amount"). The Merger Agreement further provides that GMH and GMH OP will use commercially reasonable efforts to sell, prior to the consummation of the Mergers, certain other properties owned by GMH OP or its subsidiaries (the "Excluded Properties" and, such sales of the Excluded Properties, the "Excluded Properties Sales").

You have asked Wachovia Securities to advise you with respect to the fairness, from a financial point of view, to the holders of GMH Common Shares and GMH OP Units (other than the GMH Holders) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement, taken together with the payment of the Distribution Amount and taking into account, in the case of such holders of GMH OP Units, only the Merger Consideration (taken together with the payment of the Distribution Amount) that would be received by such holders if, prior to the consummation of the Mergers, they converted their GMH OP Units into GMH Common Shares in accordance with the terms of the limited partnership agreement of GMH OP.

In arriving at our opinion, we have, among other things:

•
Reviewed the Agreements, including the financial terms of the Agreements;

The Board of Trustees
GMH Communities Trust
February 11, 2008

•
Reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K for GMH and ACC for the last three years ended December 31, 2006;

•
Reviewed certain interim reports to shareholders and Quarterly Reports on Form 10-Q for GMH and ACC;

•
Reviewed certain business, financial and other information regarding GMH and ACC that was publicly available;

•
Reviewed certain business, financial and other information regarding GMH that was furnished to us by the management of GMH, including financial forecasts prepared by the management of GMH, and discussed with the management of GMH the operations and prospects of GMH, including the historical financial performance and trends in the results of operations of GMH;

•
Reviewed certain business, financial and other information regarding ACC that was furnished to us by the management of ACC, including financial forecasts prepared by the management of ACC, and discussed with the managements of GMH and ACC the operations and prospects of ACC, including the historical financial performance and trends in the results of operations of ACC;

•
Reviewed reported prices and trading activity for GMH Common Shares and ACC Common Stock;

•
Compared certain financial data for GMH and ACC with similar data regarding certain other publicly traded companies that we deemed relevant;

•
Compared the proposed financial terms of the Agreements with the financial terms of certain other business combinations and transactions that we deemed relevant;

•
Analyzed the net asset value of GMH and ACC based upon financial forecasts and other estimates relating to GMH and ACC prepared by the managements of GMH and ACC and capitalization rates and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

•
Analyzed the estimated present value of the future cash dividends of GMH and ACC based upon financial forecasts and other estimates relating to GMH and ACC prepared by the managements of GMH and ACC and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

•
Reviewed the potential pro forma impact of the Mergers on ACC's forecasted financial statements based upon financial forecasts and other estimates relating to GMH and ACC, including estimated synergies resulting from the Mergers, prepared by the managements of GMH and ACC and other assumptions discussed with and confirmed as reasonable by the managements of GMH and ACC;

•
Participated in discussions and negotiations among representatives of GMH, ACC, Balfour and their respective advisors;

•
Discussed with senior executives of GMH certain strategic alternatives previously considered by a special committee of the Board of Trustees of GMH with respect to GMH, including the results of the process undertaken by GMH in 2006 with respect to the possible sale of all or a portion of GMH and preliminary discussions held by or on behalf of GMH with third parties in connection with such process; and

•
Considered other information such as financial studies, analyses, and investigations, as well as financial and economic and market criteria, that we deemed relevant.

The Board of Trustees
GMH Communities Trust
February 11, 2008

In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, including all accounting, tax and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of the managements of GMH and ACC that they are not aware of any facts or circumstances that would make such information about GMH or ACC inaccurate or misleading. With respect to the financial forecasts and other estimates relating to GMH and ACC, we have been advised and, at the direction of GMH, have assumed that they have been reasonably prepared and reflect the best current estimates, judgments and assumptions of the managements of GMH and ACC, as the case may be, as to the future financial performance of GMH and ACC. We assume no responsibility for, and express no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. In arriving at our opinion, we have not made or been provided with any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of GMH or ACC, including the Excluded Properties. We are not real estate appraisers and express no opinion as to the value of any individual property of GMH or ACC, or the price at which any such property may be transferable, at any time.

In rendering our opinion, we have assumed that the Mergers and related transactions, including the Military Housing Sale and the Distributions, will be consummated in accordance with the terms described in the Agreements and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on GMH, ACC or the Mergers or any related transaction. We have been advised by the managements of GMH and ACC that each of GMH and ACC has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") for federal income tax purposes since its formation as a REIT and have assumed that the Mergers and related transactions will not adversely affect the status or operations of GMH or ACC as a REIT. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to the extent expressly specified herein, and does not address any other terms or aspects of the Mergers or any related transaction, including, without limitation, (i) the form or structure of the Mergers or any tax or accounting aspects thereof, (ii) the form or structure of the Merger Consideration, the relative fairness thereof between the holders of GMH Common Shares and the holders of GMH OP Units or any aspect or implication of the ability of holders of GMH OP Units to elect to receive ACC OP Units, in lieu of ACC Common Stock, in the Mergers, (iii) any aspect or implication of the Military Housing Sale, the Excluded Properties Sales or the Distributions (other than the Distribution Amount to the extent expressly taken into account for purposes of the opinion expressed herein), including the fairness of the consideration to received by GMH and GMH OP in the Military Housing Sale or the Excluded Properties Sales or the allocation between the holders of GMH Common Shares and the holders of GMH OP Units of the Distribution Amount or the distribution of proceeds of the Excluded Properties Sales, or (iv) any arrangements to sell to any holders of GMH Common Shares and/or GMH OP Units any of the Excluded Properties (including the Put Option to Sell Agreement, dated February 11, 2008 (the "Put Agreement"), between GMH OP and Gary M. Holloway, Sr.) or any other agreements, arrangements or understandings entered into in connection with the Mergers, the Military Housing Sale, the Excluded Properties Sales or otherwise. In addition, our opinion does not address

The Board of Trustees
GMH Communities Trust
February 11, 2008

the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the Merger Consideration (taken together with the payment of the Distribution Amount). We were not requested to, and we did not, solicit indications of interest or proposals from third parties with respect to a possible acquisition of all or a portion of GMH. We also were not requested to, and we did not, participate in the negotiation or structuring of any Excluded Properties Sales, including the transactions contemplated by the Put Agreement. Our opinion does not address the relative merits of the Mergers or any related transaction compared with other business strategies or transactions available or that have been or might be considered by the management or the Board of Trustees of GMH regarding GMH, nor does our opinion address the merits of the underlying decision by GMH to enter into the Agreements. We have not considered, nor are we expressing any opinion herein with respect to, the price at which GMH Common Shares may trade following the announcement of the Mergers or the prices at which ACC Common Stock will trade at any time.

The issuance of this opinion was approved by an authorized committee of Wachovia Securities. Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. Wachovia Securities has been engaged to act as financial advisor to GMH in connection with the Mergers and the Military Housing Sale and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and a significant portion of which will be payable upon the consummation of the Mergers and the Military Housing Sale. In addition, GMH has agreed to reimburse certain of Wachovia Securities' expenses and indemnify it against certain liabilities that may arise out of its engagement.

Wachovia Securities and our affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In connection with unrelated matters, Wachovia Securities or our affiliates in the past have provided investment banking and other financial services to GMH OP and certain of its affiliates, for which we and our affiliates have received fees, including having acting in the past as administrative agent for, and lender under, certain credit facilities of GMH OP and certain of its affiliates. We also may provide similar or other such services to, and maintain relationships with, GMH, ACC, Balfour and their respective affiliates in the future. In the ordinary course of our business, we may actively trade or hold the securities of GMH, ACC and Balfour for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the information and use of the Board of Trustees of GMH in connection with its evaluation of the Mergers and the Military Housing Sale and may not be used for any other purpose. Our opinion does not constitute a recommendation to any security holder as to how such holder should vote or act in connection with the Mergers (including, in the case of holders of GMH OP Units, as to whether such holder should elect to receive ACC OP Units, in lieu of ACC Common Stock, in the Mergers) or any other matters.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of GMH Common Shares and GMH OP Units (other than the GMH Holders), taken together with the payment of the Distribution Amount, is fair, from a financial point of view, to such holders (taking into account, in the case of such holders of GMH OP Units, only the Merger Consideration (taken together with the payment of the Distribution Amount) that would be received by such holders if, prior to the consummation of the Mergers, they converted

The Board of Trustees
GMH Communities Trust
February 11, 2008

their GMH OP Units into GMH Common Shares in accordance with the terms of the limited partnership agreement of GMH OP).

Very truly yours,

/s/ Wachovia Capital Markets, LLC

WACHOVIA CAPITAL MARKETS, LLC

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by by1:00 a.m., Central Time, on June 10, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/gct
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

	For	Against	Abstain

1. Proposal to approve the merger of American Campus Acquisition LLC with and into GMH Communities Trust, pursuant to the Agreement and Plan of Merger, dated as of February 11, 2008, as more fully described in the enclosed proxy statement.

	☐	☐	☐

2. Proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the merger.	☐	☐	☐

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS

AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If common shares stand of record in the names of two or more persons, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If common shares are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GMH COMMUNITIES TRUST

Special Meeting of Shareholders — June 10, 2008

Philadelphia Marriott West

111 Crawford Avenue

West Conshohocken, Pennsylvania 19428

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned signatory, or signatories (collectively, the “Shareholders”) hereby constitutes and appoints Gary M. Holloway, Sr. and Joseph M. Macchione, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the common shares of GMH Communities Trust (the “Trust”) which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Shareholders of the Trust to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Tuesday, June 10, 2008 at 11:00 a.m., local time, and at any adjournment, postponement or continuation thereof. The Shareholder hereby acknowledges receipt of the notice of Special Meeting and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted “FOR” each of the proposals as described in the Proxy Statement, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and bylaws of the Trust and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE ONLY IF YOU ARE NOT AUTHORIZING YOUR PROXY BY TELEPHONE OR INTERNET.

If you plan to attend the meeting, please pre-register by notifying Investor Relations at 610-355-8206.